    As filed with the Securities and Exchange Commission on August 16, 2000
                                                          REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                              CNET NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                                     7812                                    13-3696170
(State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
Incorporation or Organization)              Classification Code Number)                   Identification No.)

                                   ---------

                              150 CHESTNUT STREET
                            SAN FRANCISCO, CA 94111
                                 (415) 395-7800
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                   ---------

                                 SHELBY BONNIE
                            CHIEF EXECUTIVE OFFICER
                              CNET NETWORKS, INC.
                              150 CHESTNUT STREET
                            SAN FRANCISCO, CA 94111
                                 (415) 395-7800
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                   ---------

                                   COPIES TO:
     Richard Capelouto, Esq.                         Alan J. Sinsheimer, Esq.
      Daniel Clivner, Esq.                              Sullivan & Cromwell
   Simpson Thacher & Bartlett                            125 Broad Street
      3373 Hillview Avenue                           New York, New York 10004
   Palo Alto, California 94304                            (212) 558-4000
         (650) 251-5000

                                   ---------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                   ---------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                      PROPOSED                PROPOSED
 TITLE OF EACH CLASS              AMOUNT              MAXIMUM                 MAXIMUM               MAXIMUM AMOUNT
 OF SECURITIES TO BE              TO BE            OFFERING PRICE             AGGREGATE             OF REGISTRATION
      REGISTERED              REGISTERED (1)          PER SHARE               PRICE (2)                  FEE (2)
-------------------------     -------------        ---------------         --------------           ---------------
Common Stock, par value
$0.0001 per share.......        52,626,381         Not applicable          Not applicable              $191,045
===================================================================================================================


(1) Based on the maximum number of shares of CNET common stock to be issued in connection with the merger, calculated as the sum of (i) the product of
     (A) 109,628,800, the aggregate number of shares, par value $0.01 per share, of ZD common stock outstanding as of August 9, 2000, assuming exercise of all vested stock options, and (B) 0.3397, the number of shares of common stock of the Registrant issuable in respect of each share of ZD common stock and (ii) the product of (A) 25,936,409, the aggregate number of shares, par value $0.01 per share, of ZDNet common stock outstanding as of August 9, 2000, assuming exercise of all vested stock options, and (B) 0.5932, the number of shares of common stock of the Registrant issuable in respect of each share of ZDNet common stock.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(f) and 457(c) of the Securities Act of 1933, as amended, and based upon (i) the average of the high and low per share prices of ZD common stock as reported on the New York Stock Exchange ($13.40) on August 11, 2000 and (ii) the average of the high and low per share prices of ZDNet common stock as reported on the New York Stock Exchange ($14.60) on August 9, 2000.

                                   ---------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

                 SUBJECT TO COMPLETION -- DATED AUGUST 15, 2000


                                  [CNET LOGO]

                              CNET NETWORKS, INC.
                              150 CHESTNUT STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                                     [DATE]

Dear Stockholder:

         You are cordially invited to attend a special meeting of stockholders of CNET Networks, Inc., which we will hold on _______________, 2000, at 10:00 a.m., local time at 150 Chestnut Street, San Francisco, California.

         At the special meeting, you will be asked to vote on the issuance of CNET common stock under an Agreement and Plan of Merger pursuant to which a wholly owned subsidiary of CNET will merge into Ziff-Davis Inc., with Ziff-Davis continuing as the surviving corporation and becoming a wholly owned subsidiary of CNET. We will continue to be called CNET Networks, Inc. after the merger. You will also be asked to vote for the approval of the CNET 2000 Stock Option Plan.

         CNET's acquisition of Ziff-Davis will create the leading online provider of technology information focused on products and services, with operations in 23 countries and 16 languages. The combined company is projected to be a top-ten web property.

         When the merger is completed, each share of ZD common stock will be converted into 0.3397 of a share of CNET common stock and each share of ZDNet common stock will be converted into 0.5932 of a share of CNET common stock. After the merger, the current stockholders of CNET will own approximately 65% of the combined company.

         ZD common stock is listed on the New York Stock Exchange under the trading symbol "ZD". On _____ __, 2000, ZD common stock closed at $_____ per share. ZDNet common stock is listed on the New York Stock Exchange under the trading symbol "ZDZ". On ___________ __, 2000, ZDNet common stock closed at $_____ per share.

         We cannot complete the merger or adopt the CNET 2000 Stock Option Plan unless holders of a majority of the CNET shares represented in person or by proxy and entitled to vote at the special meeting at which a quorum is present vote for these proposals. Halsey Minor, the Chairman of our Board, and I have agreed to vote our CNET shares, which represent approximately __% of the outstanding CNET common stock, in favor of the issuance of CNET common stock in the merger.

         BEFORE VOTING, YOU SHOULD CAREFULLY REVIEW ALL THE INFORMATION CONTAINED IN THE ATTACHED PROXY STATEMENT/PROSPECTUS AND IN PARTICULAR YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 26.

         After careful consideration, your board of directors has unanimously determined that the merger is in the best interests of CNET and its stockholders. Further, your board of directors has unanimously approved and adopted the CNET 2000 Stock Option Plan. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF CNET SHARES IN THE MERGER AND FOR THE APPROVAL OF THE CNET 2000 STOCK OPTION PLAN.

         Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting, regardless of the number of shares you own.

                                                      Sincerely,


                                                      Shelby Bonnie
                                                      Chief Executive Officer


         Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in this proxy statement/prospectus or the CNET capital stock to be issued in connection with the merger, or determined if this proxy statement/ prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

         THIS PROXY STATEMENT/PROSPECTUS IS DATED _____ __, 2000 AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT _____ __, 2000.

                 SUBJECT TO COMPLETION -- DATED AUGUST 15, 2000

                              CNET NETWORKS, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON _____________, 2000

To the Stockholders of CNET Networks, Inc.:

         A special meeting of stockholders of CNET Networks, Inc. will be held at 150 Chestnut Street, San Francisco, California 94111, on ___________ ___, 2000 at 10:00 a.m. local time, for the following purposes:

         1. To consider and vote upon a proposal to approve the issuance of CNET common stock in connection with an Agreement and Plan of Merger, dated as of July 19, 2000, among TD Merger Sub, Inc. a wholly owned subsidiary of CNET, Ziff-Davis Inc. and CNET under which:

                  o TD Merger Sub will be merged into Ziff-Davis, with Ziff-Davis continuing as the surviving corporation and becoming a subsidiary of CNET;

                  o each issued and outstanding share of ZD common stock will be canceled and converted into the right to receive 0.3397 of a share of CNET common stock; and

                  o each issued and outstanding share of ZDNet common stock will be canceled and converted into the right to receive 0.5932 of a share of CNET common stock.

         2. To consider and vote upon a proposal to approve the CNET Networks, Inc. 2000 Stock Option Plan.

         Our board of directors has unanimously approved the merger agreement and the merger and recommends that you vote FOR approval of the issuance of shares of CNET common stock in the merger. Further, our board of directors has unanimously approved and adopted the CNET 2000 Stock Option Plan and recommends that you vote FOR approval of the CNET 2000 Stock Option Plan. The proposals are described in more detail in the accompanying proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus. A copy of the CNET Networks, Inc. 2000 Stock Option Plan is attached as Annex B to the accompanying proxy statement/prospectus.

         Only stockholders of record at the close of business on _____ __, 2000 are entitled to notice of the special meeting, and to vote at the special meeting and at any adjournments thereof. For ten days prior to the special meeting, a complete list of CNET stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting, during ordinary business hours at the principal executive offices of CNET located in San Francisco, California.

         All CNET stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, I urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying proxy statement/ prospectus at any time before it is voted at the special meeting.

         We cannot complete the merger or adopt the CNET 2000 Stock Option Plan unless holders of a majority of the CNET shares represented in person or by proxy and entitled to vote at the special meeting at which a quorum is present vote for these proposals. Halsey Minor, the Chairman of our Board, and I have agreed to vote the CNET shares we own, which represent approximately __% of the outstanding CNET common stock, in favor of the issuance of CNET common stock in the merger.

                                    By order of the board of directors,


                                    Shelby Bonnie
                                    Chief Executive Officer

San Francisco, California
_____ __, 2000

                      REFERENCE TO ADDITIONAL INFORMATION

         This proxy statement/prospectus "incorporates by reference" important business and financial information about CNET and Ziff-Davis from documents that are not included in or delivered with this proxy statement/prospectus. You may obtain documents incorporated by reference in this proxy statement/prospectus without charge by requesting them in writing or by telephone from the appropriate company at the following addresses:


      CNET Networks, Inc.                                  Ziff-Davis Inc.
      150 Chestnut Street                                28 East 28th Street
San Francisco, California 94111                       New York, New York 10016
     Tel:  (415) 364-8000                               Tel:  (212) 503-3500
  Attn:  Corporate Secretary                         Attn:  Corporate Secretary

         IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY _____, 2000 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

         For a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it, see "Summary of the Proxy Statement/ Prospectus - Where You Can Find More Information" on page 14.

                 SUBJECT TO COMPLETION -- DATED AUGUST 15, 2000

                               [ZIFF-DAVIS LOGO]

                                ZIFF-DAVIS INC.
                              28 EAST 28TH STREET
                            NEW YORK, NEW YORK 10016

                                     [DATE]

Dear Stockholder:

         You are cordially invited to attend a special meeting of the stockholders of Ziff-Davis Inc., which we will hold on ______, 2000, at 1:00 p.m., local time, at 28 East 28th Street, New York, New York.

         At the special meeting, you will be asked to vote on the approval of an Agreement and Plan of Merger pursuant to which a wholly owned subsidiary of CNET will merge into Ziff-Davis, with Ziff-Davis continuing as the surviving corporation and becoming a wholly owned subsidiary of CNET. The combined company will continue to be called CNET Networks, Inc.

         CNET's merger with Ziff-Davis will create the leading online provider of technology information focused on products and services, with operations in 23 countries and 16 languages. The combined company is projected to be a top-ten web property.

         When the merger is completed, each share of ZD common stock will be converted into 0.3397 of a share of CNET common stock and each share of ZDNet common stock will be converted into 0.5932 of a share of CNET common stock. After the merger, Ziff-Davis stockholders will own approximately 35% of the shares of the combined company.

         CNET common stock is listed on NASDAQ under the trading symbol "CNET". On _______, 2000, CNET common stock closed at $_______ per share.

         We cannot complete the merger unless holders of shares of ZD common stock and ZDNet common stock representing a majority of the votes entitled to be cast at the special meeting at which a quorum is present, voting together as a single class, vote to adopt the merger agreement. Softbank America, Inc., which owns ZD common stock entitled to cast a majority of the total votes at the special meeting, has agreed to vote to adopt the merger agreement. Thus, we expect the merger agreement to be adopted by our stockholders regardless of how other stockholders vote.

         BEFORE VOTING, YOU SHOULD CAREFULLY REVIEW ALL THE INFORMATION CONTAINED IN THE ATTACHED PROXY STATEMENT/PROSPECTUS AND IN PARTICULAR YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 26.

         After careful consideration, your board of directors has unanimously determined that the merger is in the best interests of Ziff-Davis and its stockholders. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

         Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting, regardless of the number of shares you own. If you do not vote, it will have the same effect as voting against the merger.


                                          Sincerely,


                                          Eric Hippeau
                                          Chairman, Chief Executive
                                           Officer and Director



         Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in this proxy statement/prospectus or the CNET capital stock to be issued in connection with the merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

         THIS PROXY STATEMENT/PROSPECTUS IS DATED _____ __, 2000 AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT _____ ___, 2000.

                 SUBJECT TO COMPLETION -- DATED AUGUST 15, 2000

                                ZIFF-DAVIS INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON _____________, 2000

To the Stockholders of Ziff-Davis Inc.:

         A special meeting of stockholders of Ziff-Davis Inc. will be held at 28 East 28th Street, New York, New York on _________ ___, 2000 at 1:00 p.m. local time, for the following purposes:

         I     To consider and vote upon a proposal to adopt an Agreement and
Plan of Merger, dated as of July 19, 2000, among CNET Networks, Inc., TD Merger Sub, Inc., a wholly owned subsidiary of CNET, and Ziff-Davis under which:

                o TD Merger Sub will be merged into Ziff-Davis, with Ziff-Davis continuing as the surviving corporation and becoming a wholly-owned subsidiary of CNET;

                o each issued and outstanding share of ZD common stock will be canceled and converted into the right to receive 0.3397 of a share of CNET common stock; and

                o each issued and outstanding share of ZDNet common stock will be canceled and converted into the right to receive
                    0.5932 of a share of CNET common stock.

         II    To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

         Our board of directors has unanimously approved the merger agreement and the merger and recommends that you vote FOR adoption of the merger agreement. The proposal is described in more detail in the accompanying proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus.

         Only stockholders of record at the close of business on _____ __, 2000 are entitled to notice of the special meeting, and to vote at the special meeting and at any adjournments thereof. For ten days prior to the special meeting, a complete list of Ziff-Davis stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting during ordinary business hours at the principal executive offices of Ziff-Davis located in New York, New York.

         Holders of ZD common stock and ZDNet common stock are not entitled to appraisal rights under Section 262 of the Delaware General Corporation Law because the conditions set forth in Section 262 have not been met.

         All Ziff-Davis stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying proxy statement/ prospectus at any time before it is voted at the special meeting. If you fail to return a properly executed proxy card or to vote in person at the special meeting, the effect will be a vote against the proposal to adopt the merger agreement.

         We cannot complete the merger unless holders of shares of ZD common stock and ZDNet common stock representing a majority of the votes entitled to be cast at the special meeting at which a quorum is present, voting together as a single class, vote to adopt the merger agreement. Softbank America, Inc., which owns ZD common stock entitled to cast a majority of the total votes at the special meeting, has agreed to vote to adopt the merger agreement. Thus, we expect the merger agreement to be adopted by our stockholders regardless of how other stockholders vote.

         PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                                       By order of the board of directors,


                                       J. Malcolm Morris
                                       Secretary

New York, New York
____ __, 2000


THE INFORMATION IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. CNET MAY NOT SELL ITS SECURITIES PURSUANT TO THE PROPOSED MERGER UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                                                                                               Page

QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS.........................................................................6
         The Companies............................................................................................6
         Summary of the Merger....................................................................................7
         Summary of the CNET 2000 Stock Option Plan..............................................................13
         Where You Can Find More Information.....................................................................13
         CNET Networks, Inc.
                  Selected Historical Financial Data.............................................................17
         Ziff-Davis Inc.
                  Selected Historical Financial Data.............................................................18
         Selected Unaudited Pro Forma Combined Financial Information.............................................20
         Unaudited Comparative per Share Data....................................................................21
         Comparative per Share Market Price
                  Information....................................................................................23

RISK FACTORS.....................................................................................................25

THE CNET SPECIAL MEETING.........................................................................................45

THE ZIFF-DAVIS SPECIAL MEETING...................................................................................49

PROPOSAL ONE -- THE MERGER AND RELATED MATTERS...................................................................53

THE PROPOSED MERGER..............................................................................................53
         Structure of the merger; merger consideration...........................................................53
         Background of the merger................................................................................54
         Joint reasons for the merger............................................................................60
         CNET's reasons for the merger...........................................................................61
         Recommendation of CNET's board of directors.............................................................63
         Opinion of CNET's financial advisor.....................................................................63
         Ziff-Davis' reasons for the merger......................................................................72
         Recommendation of Ziff-Davis' board of directors........................................................74
         Opinion of Ziff-Davis' financial advisor................................................................74
         Material United States federal income tax consequences..................................................80
         Exchange of Ziff-Davis stock certificates for CNET stock certificates...................................82
         No dividends............................................................................................82
         Regulatory matters......................................................................................83
         Accounting treatment....................................................................................83
         Restrictions on sales of shares by affiliates...........................................................83
         Interests of certain directors, officers and affiliates in the merger...................................84
         Material contacts between Ziff-Davis and CNET...........................................................84
         Indemnification and insurance...........................................................................85
         No appraisal rights.....................................................................................85
         Listing on NASDAQ of CNET common stock to be issued in the merger.......................................86

         Delisting and deregistration of ZD common stock and ZDNet common stock after the merger.........................................................................................86

THE MERGER AGREEMENT.............................................................................................87
         General  ...............................................................................................87
         Representations and warranties..........................................................................87
         Conditions to the completion of the merger..............................................................88
         No solicitation.........................................................................................90
         Termination.............................................................................................91
         Termination fees........................................................................................92
         Conduct of business pending the merger..................................................................95
         Other agreements........................................................................................97
         Amendment; extension and waiver.........................................................................98
         Expenses ...............................................................................................98

AGREEMENTS RELATED TO THE MERGER.................................................................................99
         CNET stockholders' voting agreements....................................................................99
         Softbank voting agreement...............................................................................99
         Softbank stockholder agreement.........................................................................100
         Stockholder agreements of Mr. Bonnie and Mr. Minor.....................................................102
         Affiliate agreement....................................................................................102

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...............................................................103

COMPARISON OF RIGHTS OF HOLDERS OF
         CNET COMMON STOCK AND
         ZIFF-DAVIS COMMON STOCK................................................................................108

PROPOSAL TWO -- APPROVAL OF THE CNET 2000 STOCK OPTION PLAN.....................................................122
         Administration.........................................................................................122
         Eligibility............................................................................................123
         Terms of options.......................................................................................123
         Other stock-based awards...............................................................................123
         Adjustments............................................................................................124
         No right to continued employment.......................................................................125
         Nontransferability of awards...........................................................................125
         Amendments.............................................................................................125
         Certain federal income tax consequences................................................................126
         Interests of certain persons in matters to be acted upon...............................................127

PRINCIPAL STOCKHOLDERS OF CNET NETWORKS, INC....................................................................128

PRINCIPAL STOCKHOLDERS OF ZIFF-DAVIS INC........................................................................129
         Certain Beneficial Owners..............................................................................129
         Management.............................................................................................129

CNET NETWORKS, INC.


EXECUTIVE COMPENSATION..........................................................................................131
         Summary compensation table.............................................................................131
         Director compensation..................................................................................132
         Employment agreements..................................................................................133
         Incentive plan.........................................................................................133
         Compensation Committee interlocks and insider participation............................................133
         Compensation Committee's report on executive compensation..............................................133

SUBMISSION OF STOCKHOLDER PROPOSALS.............................................................................135

EXPERTS  .......................................................................................................135

LEGAL MATTERS...................................................................................................135

RECITALS .......................................................................................................A-1

AGREEMENT.......................................................................................................A-2

ANNEX A (Agreement and Plan of Merger, dated as of July 19, 2000, among the
Registrant, Ziff-Davis Inc, and TD Merger Sub, Inc.)............................................................A-1

ANNEX B (CNET 2000 Stock Option Plan)...........................................................................B-1

ANNEX C (Opinion of Lazard Freres & Co.) .......................................................................C-1

ANNEX D (Opinion of Morgan Stanley & Co. Incorporated)..........................................................D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:       WHAT IS THE MERGER?

A: The merger will combine the business of CNET and Ziff-Davis. Upon consummation of the merger, Ziff-Davis will become a wholly-owned subsidiary of CNET. After the merger, the current stockholders of Ziff-Davis will own approximately 35% of the combined company.

Q:       WHY ARE ZIFF-DAVIS AND CNET PROPOSING THE MERGER?

A: CNET's merger with Ziff-Davis will create the leading online provider of technology information focused on products and services, with operations in 23 countries and 16 languages. The combined company is projected to be a top-ten web property, according to the Media Metrix statistics for May 2000. We believe that the combined company will be uniquely positioned to address the technology information needs of all segments of technology users, from new technology buyers to mainstream computer enthusiasts to active participants in the technology industry. By combining the complementary strengths and management teams of the two leading interactive technology companies, we believe that we will be able to broaden our audience of users, realize opportunities to enhance revenues and content, leverage our respective strengths to enhance revenues and EBITDA, and capitalize on potential business development opportunities. The combination provides the potential for stronger combined operating and financial results than either company could achieve on its own.

Q:       WHAT WILL ZIFF-DAVIS STOCKHOLDERS RECEIVE IN THE MERGER?

A: If we complete the merger, holders of ZD common stock will receive, in exchange for each share of ZD common stock held by them on the date of the merger, 0.3397 of a share of CNET common stock and holders of ZDNet common stock will receive, in exchange for each share of ZDNet common stock held by them on the date of the merger, 0.5932 of a share of CNET common stock. We will make a cash payment in lieu of issuing fractional shares in the merger.

Q:       WILL CNET ISSUE TRACKING STOCK IN THE MERGER?

A: No. CNET will issue only one class of common stock. The shares of both ZD common stock and ZDNet common stock will be canceled and exchanged for shares of CNET common stock.

Q:       WILL ZIFF-DAVIS ELIMINATE ITS TRACKING STOCK STRUCTURE BEFORE THE
         MERGER?

A: No. Ziff-Davis will not eliminate its tracking stock structure prior to completion of the merger. If the merger is abandoned prior to its completion, Ziff-Davis expects to eliminate its tracking stock structure as soon as possible after termination of the merger agreement on the terms described in its proxy statement dated February 7, 2000.

Q: WILL ZIFF-DAVIS STOCKHOLDERS RECOGNIZE A TAXABLE GAIN OR LOSS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES IN THE MERGER?

A: We expect that, if the merger is completed, you would not recognize gain or loss for United States federal income tax purposes, except with respect to the cash, if any, received instead of fractional shares of CNET common stock. However, we strongly encourage you to consult your own tax advisor to determine your particular tax consequences.

         For a more complete description of the tax consequences of the merger, see the section titled "The Proposed Merger - Material United States federal income tax consequences" on page 81.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE MERGER AGREEMENT AND THE MERGER OR THE ISSUANCE OF CNET COMMON STOCK?

A: Yes. In evaluating the merger agreement and the merger or the issuance of CNET common stock, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled "Risk Factors" on page 26.

Q: WHAT VOTE IS REQUIRED BY CNET STOCKHOLDERS TO APPROVE THE ISSUANCE OF CNET COMMON STOCK?

A: The affirmative vote of the holders of a majority of the CNET shares represented in person or by proxy and entitled to vote at the CNET special meeting at which a quorum is present is required to approve the issuance of CNET common stock in the merger. As of the record date, CNET directors and executive officers and their affiliates, including Mr. Bonnie and Mr. Minor, owned approximately __% of the CNET common stock entitled to vote at the CNET special meeting. Mr. Bonnie and Mr. Minor have agreed with Ziff-Davis to vote all of their CNET common stock in favor of the issuance of CNET common stock in the merger. As of the record date, Mr. Bonnie's and Mr. Minor's CNET common stock represented approximately __% of the outstanding CNET common stock.

Q:       WHAT VOTE IS REQUIRED BY ZIFF-DAVIS SHAREHOLDERS TO ADOPT THE MERGER
         AGREEMENT?

A: The affirmative vote of holders of ZD common stock and ZDNet common stock representing a majority of the votes entitled to be cast at the Ziff-Davis special meeting at which a quorum is present, voting together as a single class, is required to adopt the merger agreement. Softbank, which owns ZD common stock entitled to cast a majority of the total votes at the Ziff-Davis special meeting, has agreed with CNET to vote to adopt the merger agreement. Thus, we expect the merger agreement to be adopted by Ziff-Davis stockholders regardless of how other Ziff-Davis stockholders vote.

Q: DOES CNET'S BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE ISSUANCE OF CNET COMMON STOCK IN THE MERGER AND THE APPROVAL OF THE CNET 2000 STOCK OPTION PLAN?

A: Yes. After careful consideration, CNET's board of directors unanimously determined that the merger and adoption of the CNET 2000 Stock Option Plan are in the best interests of CNET and its stockholders and has declared the merger and the CNET 2000 Stock Option Plan advisable. CNET's board of directors unanimously recommends that you vote FOR the issuance of CNET common stock in the merger and FOR the CNET 2000 Stock Option Plan.

Q: DOES ZIFF-DAVIS' BOARD OF DIRECTORS RECOMMEND VOTING FOR ADOPTION OF THE MERGER AGREEMENT?

A: Yes. After careful consideration, Ziff-Davis' board of directors unanimously determined that the merger is in the best interests of Ziff-Davis and its stockholders and has declared the merger advisable. Ziff-Davis' board of directors unanimously recommends that Ziff-Davis stockholders vote FOR adoption of the merger agreement.

Q:       WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger during the fourth calendar quarter of 2000.

         For a description of the conditions to completion of the merger, see the section titled "The Merger Agreement - Conditions to the completion of the merger" on page 90.

Q:       ARE ZIFF-DAVIS STOCKHOLDERS ENTITLED TO APPRAISAL RIGHTS?

A: No. Under Delaware law, holders of Ziff-Davis stock do not have the right to an appraisal of the value of their shares of ZD common stock or ZDNet common stock in connection with the merger. See "The Proposed Merger -- No appraisal rights" on page 86.

Q:       ARE CNET STOCKHOLDERS ENTITLED TO APPRAISAL RIGHTS?

A: No. Under Delaware law, holders of CNET stock do not have the right to an appraisal of the value of their shares of CNET common stock in connection with the merger. See "The Proposed Merger -- No appraisal rights" on page 86.

Q:       WHAT IS THE CNET 2000 STOCK OPTION PLAN?

A: The CNET 2000 Stock Option Plan is designed to make available a sufficient number of shares in order to attract and retain the best available personnel for positions of substantial responsibility and provide incentives to such personnel to promote the success of our business. A total of 5,000,000 shares of common stock have been authorized and reserved for issuance upon exercise of options granted under the CNET 2000 Stock Option Plan.

Q: WHAT VOTE IS REQUIRED BY CNET STOCKHOLDERS TO APPROVE THE CNET 2000 STOCK OPTION PLAN?

A: The affirmative vote of the holders of a majority of the CNET shares represented in person or by proxy and entitled to vote at the CNET special meeting at which a quorum is present is required to approve the CNET 2000 Stock Option Plan. As of the record date, CNET directors and executive officers and their affiliates owned approximately __% of the CNET common stock outstanding.

Q:       WHY IS CNET PROPOSING THE CNET 2000 STOCK OPTION PLAN?

A: At the May 24, 2000 CNET annual meeting, stockholders approved an amendment to the 1997 Stock Option Plan to increase the number of CNET shares available under the plan by 5,000,000. Due to an administrative error in the amendment, the increase was deemed to be void and the plan remains at its previous limit which is insufficient to meet current requirements. In order to ensure that sufficient stock options are available to reward and motivate existing CNET employees and to attract new employees, the CNET board has approved the issuance of 5,000,000 shares of CNET common stock pursuant to the CNET 2000 Stock Option Plan. Further, we are seeking stockholder approval in order to enable grants under the CNET 2000 Stock Option Plan to qualify as incentive stock options and to avoid limitations on tax deductibility of options granted under the plan.

Q: IS THE APPROVAL OF THE ISSUANCE OF CNET COMMON STOCK IN CONNECTION WITH THE MERGER CONDITIONED ON THE APPROVAL OF THE CNET 2000 STOCK OPTION PLAN?

A: No. The approval of the issuance of CNET common stock in the merger and the approval of the CNET 2000 Stock Option Plan are not conditioned on each other. Therefore, a vote for or against one proposal will have no effect on the approval of the other proposal.

Q:       WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/ prospectus, please complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares may be represented at your special meeting.

Q:       SHOULD ZIFF-DAVIS STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No, Ziff-Davis stockholders should not send in their stock certificates. After the merger is completed we will send Ziff-Davis stockholders written instructions for exchanging their Ziff-Davis stock certificates. CNET stockholders will keep their existing stock certificates.

Q:       HOW DO I VOTE?

A: Simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you return your proxy card but do not include instructions on how to vote your proxy, we will vote your shares FOR the proposals being made at your special meeting unless your shares are held in "street name" in a brokerage account. You may also vote by telephone as described on the enclosed proxy card.

         The Ziff-Davis special meeting and the CNET special meeting will take place on _____ __, 2000. You may attend your special meeting and vote your shares in person rather than voting by proxy.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker. If you are a holder of ZD common stock and/or ZDNet common stock and you do not instruct your broker to vote your shares, it will be equivalent to voting against the proposals being made at your special meeting.

         For a more complete description of voting shares held in "street name," see the section titled "The CNET Special Meeting" on page 46 and "The Ziff-Davis Special Meeting" on page 50.

Q:       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: If you want to change your vote, send the secretary of CNET or Ziff-Davis, as relevant, a later-dated, signed proxy card before the special meeting or attend the applicable special meeting and vote in person. You may also revoke your proxy by sending written notice to the relevant secretary before the meeting or by calling the toll free number on the enclosed proxy card and changing your vote.

Q:       WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:


CNET stockholders:                                  Ziff-Davis stockholders:

              [name of agent]                                           [name of agent]
                 [address]                                                 [address]

                    or                                                        or

           CNET Networks, Inc.                                          Ziff-Davis Inc.
           150 Chestnut Street                                        28 East 28th Street
     San Francisco, California 94111                               New York, New York 10016
           Tel: (415) 364-8000                                        Tel: (212) 503-3500
        Attn: Corporate Secretary                                  Attn: Corporate Secretary

         You may also obtain additional information about CNET and Ziff-Davis from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled "Summary of the Proxy Statement/Prospectus - Where You Can Find More Information" on page 14.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

         We are sending this proxy statement/prospectus to CNET and Ziff-Davis stockholders. This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you. To better understand the merger, you should read this entire document carefully, including the Agreement and Plan of Merger attached as Annex A, the opinion of Lazard Freres & Co. ("Lazard") attached as Annex C, the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley") attached as Annex D, and the other documents to which we refer. In addition, we incorporate by reference in this proxy statement/prospectus important business and financial information about CNET and Ziff-Davis. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "- Where You Can Find More Information" on page 14. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

THE COMPANIES

         CNET NETWORKS, INC.
         150 Chestnut Street
         San Francisco, CA 94111
         Tel:  (415) 364-8000

         CNET Networks, Inc. is a global media company, producing a branded Internet network, a computer product database and television and radio programming for both consumers and businesses. Using unbiased content as its platform, CNET has built marketplaces for technology products, and serves millions of users every day. Through its CNET Data Services subsidiary, CNET provides information powering the computer and electronics sales and distribution channels. CNET Data Services licenses its multi-lingual product database to U.S. and European online computer retailers, resellers and e-commerce companies. CNET television programming airs on CNBC and in national syndication, and in nearly 100 countries worldwide. CNET Radio airs in the San Francisco Bay Area on KNEW 910 AM.

         ZIFF-DAVIS INC.
         28 East 28th Street
         New York, NY 10016
         (212) 503-3500

         Ziff-Davis Inc. owns ZDNet, a leading online content site focused on technology products and services. Ziff-Davis currently has two series of common stock: ZDNet common stock and ZD common stock. The ZDNet common stock is intended to track the performance of ZDNet, which is the online business division of Ziff-Davis. The ZD common stock is intended to track the performance of ZD, which is the division of Ziff-Davis that historically engaged in a variety of offline media and marketing businesses. ZD has disposed of substantially all of its businesses, and now owns only Computer Shopper, Smart Planet, an investment in Red Herring Communications Inc. and a retained interest in ZDNet which is currently the equivalent of 60 million shares of ZDNet common stock.

SUMMARY OF THE MERGER (SEE PAGE 54)

         THE MERGER

         In the merger, TD Merger Sub, a newly-formed wholly owned subsidiary of CNET, will merge into Ziff-Davis, and Ziff-Davis will be the surviving corporation. As a result, Ziff-Davis will become a wholly owned subsidiary of CNET. At the effective time of the merger, each share of ZD common stock will be exchanged for 0.3397 of a share of CNET common stock, and each share of ZDNet common stock will be exchanged for 0.5932 of a share of CNET common stock. After the merger, each share of CNET common stock will remain outstanding.

         Holders of ZD common stock and ZDNet common stock will receive cash for any fractional shares they would otherwise be entitled to receive in the merger. The amount of cash paid will be calculated by multiplying the fractional share interest each holder of ZD common stock or ZDNet common stock would otherwise be entitled to receive by the closing price per share of CNET common stock on the trading day following completion of the merger.

         Based on the number of shares of ZD common stock, ZDNet common stock and CNET common stock outstanding on the date of this proxy statement/prospectus, Ziff-Davis stockholders will be entitled to receive shares of CNET common stock representing approximately 35.5% of the total number of shares of CNET common stock outstanding following the merger, based on shares and share equivalents outstanding. On __________ __, 2000, the last trading day before the date of this proxy statement/prospectus, CNET common stock closed at $____ per share on NASDAQ.

         We have attached the merger agreement, which is the legal document that governs the merger, as Annex A to this proxy statement/prospectus. We incorporate the merger agreement by reference into this proxy statement/prospectus. We encourage you to read the merger agreement carefully.

         VOTE REQUIRED FOR APPROVAL OF THE MERGER

         The holders of a majority of the shares of CNET common stock present in person or by proxy and entitled to vote at the special meeting at which a quorum is present must approve the issuance of CNET common stock in the merger. CNET stockholders are entitled to cast one vote per share of CNET common stock owned as of the record date. The approval of the CNET 2000 Stock Option Plan and the approval of the issuance of CNET common stock in the merger are not conditioned on each other. Therefore, a vote for or against one proposal will not have an effect on the approval of the other proposal.

         The holders of shares of ZD common stock and ZDNet common stock representing a majority of the votes entitled to be cast at the special meeting at which a quorum is present in person or by proxy, voting together as a single class, must adopt the merger agreement. Holders of ZD common stock are entitled to cast one vote per share of ZD common stock owned as of the record date. Holders of ZDNet common stock are entitled to cast _____ votes per share of ZDNet common stock owned as of the record date.

         CNET STOCKHOLDER VOTING AGREEMENTS (SEE PAGE 101)

         As more fully described in this proxy statement/prospectus, Shelby Bonnie and Halsey Minor, who on the record date for the CNET special meeting together owned approximately __% of CNET's outstanding common stock, have entered into voting agreements with Ziff-Davis under which they agreed to vote their CNET common stock in favor of the issuance of CNET common stock in the merger.

         We have filed these voting agreements as exhibits to CNET's registration statement for the shares of CNET common stock to be issued in the merger. Please see the section titled "-- Where You Can Find More Information," on page __, for instructions on how to obtain copies of these agreements.

         SOFTBANK VOTING AGREEMENT (SEE PAGE 101)

         As more fully described in this proxy statement/prospectus, Softbank America Inc. ("Softbank"), a principal stockholder of Ziff-Davis that owns approximately 70 million shares of ZD common stock, which at the special meeting will represent approximately __% of the aggregate voting power of all Ziff-Davis capital stock, has entered into a voting agreement with CNET under which Softbank has agreed to vote its shares of ZD common stock in favor of adoption of the merger agreement. Because Softbank owns shares of Ziff-Davis common stock representing a majority of the voting power of ZD capital stock, we expect the merger agreement to be adopted by Ziff-Davis stockholders regardless of how other stockholders vote.

         We have filed this voting agreement as an exhibit to CNET's registration statement for the shares of CNET common stock to be issued in the merger. Please see the section titled "-- Where You Can Find More Information," on page __, for instructions on how to obtain a copy of this agreement.

         CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 90)

         CNET's and Ziff-Davis' obligations to complete the merger are subject to satisfaction or waiver of closing conditions, including the following:

         o Ziff-Davis stockholders must adopt the merger agreement and CNET stockholders must approve the issuance of CNET common stock in the merger

         o the waiting period applicable to the merger under the Hart-Scott-Rodino Act must have expired or been terminated

         o there must not be any injunction or order in effect that makes the merger illegal or otherwise prohibits the completion of the merger

         o the shares of CNET common stock issued in the merger must be approved for listing on NASDAQ, subject to official notice of issuance

         In addition, CNET's and Ziff-Davis' obligation to complete the merger is further subject to the satisfaction or waiver of the following additional conditions:

         o the representations and warranties of the other party in the merger agreement must be true and correct in all material respects

         o the other party must have complied in all material respects with all agreements and covenants in the merger agreement

         o each party must have received an opinion from its tax counsel to the effect that for federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

         o with respect only to CNET's obligation to effect the merger, Ziff-Davis must have delivered to CNET reasonably satisfactory evidence to the effect that the spin-off of Key3Media did not render that entity insolvent

         o each of Ziff-Davis' affiliates must have entered into an affiliate agreement

         If either Ziff-Davis or CNET waives any condition, we will each consider the facts and circumstances at that time and make a determination whether a resolicitation of proxies from its stockholders is necessary or appropriate.

         TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 93)

         CNET and Ziff-Davis have the right to terminate the merger agreement before the merger is completed:

         o        by mutual written consent of CNET and Ziff-Davis

         o by CNET or Ziff-Davis, if the merger has not been completed by January 31, 2001

         o by CNET or Ziff-Davis, if the shareholders of either CNET or Ziff-Davis have not approved the merger proposal at its special meeting

         o by CNET or Ziff-Davis, if (A) any governmental entity enjoins or prohibits completion of the merger or (B) any approval of the merger by the Department of Justice or the Federal Trade Commission is not obtained

         o by CNET or Ziff-Davis, if the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, and such breach has not been or cannot be cured on or before January 31, 2001

         o by CNET, if Ziff-Davis' board fails to make the recommendation to its stockholders to adopt the merger agreement or fails to call the Ziff-Davis special meeting, or to prepare and mail to its stockholders this proxy statement/prospectus

         o by Ziff-Davis, if CNET's board fails to make the recommendation to its stockholders to approve the issuance of CNET common stock or fails to call the CNET special meeting or to prepare and mail to its stockholders this proxy statement/prospectus

         TERMINATION FEES (SEE PAGE 94)

         CNET or Ziff-Davis may be required to pay a termination fee to the other as follows:

         o if the stockholders of Ziff-Davis adopt the merger agreement but the stockholders of CNET do not approve the issuance of CNET common stock in the merger, then CNET must pay Ziff-Davis a termination fee of $60 million and make a $15 million unsecured loan to Ziff-Davis unless Ziff-Davis is in material breach of the merger agreement

         o CNET may be obligated to pay to Ziff-Davis a termination fee of $105 million if the merger agreement is terminated in connection with a proposal for an alternative transaction involving CNET. The payment of the $105 million fee will depend on the particular circumstances of the termination and will be reduced by the amount of any other termination fee paid by CNET to Ziff-Davis

         o if the stockholders of CNET approve the issuance of CNET common stock in the merger but the stockholders of Ziff-Davis do not adopt the merger agreement, then Ziff-Davis must pay CNET a termination fee of $33 million unless CNET is in material breach of the merger agreement

         o Ziff-Davis may be obligated to pay to CNET a termination fee of $58 million if the merger agreement is terminated in connection with a proposal for an alternative transaction involving Ziff-Davis. The payment of the $58 million fee will depend on the particular circumstances of the termination and will be reduced by the amount of any other termination fee paid by Ziff-Davis to CNET

         THE SOFTBANK STOCKHOLDER AGREEMENT (SEE PAGE 102)

         Softbank and CNET entered into a stockholder agreement under which, among other things, Softbank will have the right to designate one member to the board of directors of CNET and will have registration rights with respect to shares of CNET common stock received by Softbank in the merger. The stockholder agreement also imposes certain restrictions on the sale of the CNET common stock to be acquired by Softbank in the merger and limits the ability of Softbank to acquire more than 20% of CNET's common stock or to propose a merger or other business combination of CNET.

         We have filed this stockholder agreement as an exhibit to CNET's registration statement for the shares of CNET common stock to be issued in the merger. Please see the section titled "-- Where You Can Find More Information," on page 14, for instructions on how to obtain a copy of this agreement.

         DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY AFTER THE MERGER (SEE PAGE 85)

         After the merger, the board of directors of CNET will consist of seven members, including five current members of CNET's board of directors, one member of the board designated by Ziff-Davis, and one member selected by Softbank, Ziff-Davis' principal stockholder. We currently expect that Ziff-Davis will designate Daniel Rosensweig and Softbank will designate _____, each of whom is currently a Ziff-Davis director. In connection with the merger, Douglas Woodrum, one of CNET's directors, has agreed to resign from the CNET board of directors.

         After the merger, Shelby Bonnie, the current chief executive officer of CNET, will continue as chief executive officer of CNET and Halsey Minor, the current chairman of the board of directors of CNET, will continue as chairman of the board of directors of CNET. In addition, Daniel Rosensweig, the current chief executive officer of ZDNet and a member of the Ziff-Davis board of directors, will be president of CNET Networks, Inc.

         OPINIONS OF CNET'S AND ZIFF-DAVIS' FINANCIAL ADVISORS (SEE PAGES 64 AND
75)

         In deciding to approve the issuance of CNET common stock in the merger, CNET's board of directors considered the opinion of Lazard, its financial advisor, as to the fairness, from a financial point of view, to the holders of CNET common stock, of the consideration to be paid in the merger. In deciding to adopt the merger agreement, Ziff-Davis' board of directors considered an opinion from Morgan Stanley, its financial advisor, as to the fairness, from a financial point of view, to the holders of ZD common stock and ZDNet common stock, of the consideration to be received by such holders in the merger pursuant to the merger agreement. The written opinions of the financial advisors are attached to this proxy statement/prospectus as Annex C and Annex D, and should be read carefully in their entireties for a description of the assumptions made, matters considered and limitations on the review undertaken. The opinion of Lazard is directed to the CNET board, and the opinion of Morgan Stanley is directed to the Ziff-Davis board. These opinions do not address the prices at which CNET common stock will trade after the proposed merger, nor do they constitute a recommendation as to how any stockholder should vote with respect to any matter relating to the proposed merger.

         MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 81)

         We have structured the merger so that Ziff-Davis stockholders who exchange their ZD common stock and ZDNet common stock for shares of CNET common stock will not recognize gain or loss for United States federal income tax purposes in connection with the merger, except for taxes payable because of cash received by Ziff-Davis stockholders instead of fractional shares.

         ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 84)

         The merger will be accounted for using the purchase method of accounting with CNET having acquired Ziff-Davis.

         INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 85)

         When considering the recommendation of Ziff-Davis' boards of directors, you should be aware that certain Ziff-Davis directors, officers and stockholders have interests in the merger that are different from, or are in addition to, yours. These interests include options held by various executive officers and directors and the acceleration of those options upon completion of the merger, the post-merger membership of two current Ziff-Davis directors on the board of directors of the combined company, and the indemnification of directors and officers of Ziff-Davis against certain liabilities both before and after the merger.

         NO APPRAISAL RIGHTS (SEE PAGE 86)

         Under Delaware law, neither stockholders of CNET nor stockholders of Ziff-Davis are entitled to appraisal rights in connection with the merger.

         RESTRICTIONS ON THE ABILITY TO SELL CNET STOCK (SEE PAGE 84)

         All shares of CNET common stock received by Ziff-Davis stockholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either CNET or Ziff-Davis under the Securities Act of 1933. Shares of CNET held by affiliates may only be sold pursuant to Rule 144 or 145 of the Securities Act or pursuant to a registration statement or an exemption from the requirements of the Securities Act. The sale by Softbank of shares of CNET common stock acquired by Softbank in the merger will be subject to additional restrictions contained in the Softbank stockholder agreement.

         COMPARATIVE MARKET PRICE INFORMATION (SEE PAGE 22)

         CNET common stock is listed on NASDAQ. On July 18, 2000, the last full trading day prior to the public announcement of the proposed merger, CNET's common stock closed at $32.1875 per share. On __________ __, 2000, the last trading day prior to the date of this proxy statement/prospectus, CNET's common stock closed at $______ per share.

         Shares of ZD common stock and ZDNet common stock are listed on the New York Stock Exchange. On July 18, 2000, the last full trading day prior to the public announcement of the proposed merger, ZD common stock closed at $11.375 per share and shares of ZDNet common stock closed at $12.875. On _________ __, 2000, the last trading day prior to the date of this proxy statement/prospectus, ZD common stock closed at $_____ per share and ZDNet common stock closed at $_____ per share.

         Stockholders of both companies should obtain current market quotations.

         REGULATORY APPROVAL (SEE PAGE 84)

         The merger is subject to review by the Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws.

         RECOMMENDATION OF CNET'S BOARD OF DIRECTORS (SEE PAGE 64)

         After careful consideration, CNET's board of directors unanimously determined that the merger is in the best interests of CNET and its stockholders and has declared the merger advisable. CNET's board of directors unanimously recommends that you vote FOR the issuance of CNET common stock in the merger.

         RECOMMENDATION OF ZIFF-DAVIS' BOARD OF DIRECTORS (SEE PAGE 75)

         After careful consideration, Ziff-Davis' board of directors unanimously determined that the merger is in the best interests of Ziff-Davis and its stockholders and has declared the merger advisable. Ziff-Davis' board of directors unanimously recommends that you vote FOR adoption of the merger agreement.

         NASDAQ LISTING

         It is a condition to the closing of the merger that the shares of CNET common stock that will be issued in the merger be authorized for listing on NASDAQ, subject to official notice of issuance.

         SUMMARY OF THE CNET 2000 STOCK OPTION PLAN (SEE PAGE 125)

         CNET stockholders will be asked to approve the adoption of the CNET 2000 Stock Option Plan. This plan authorizes the future grant of options and other incentive compensation rights with respect to up to 5,000,000 shares of common stock of CNET.

         VOTE REQUIRED FOR APPROVAL OF THE CNET 2000 STOCK OPTION PLAN

         The holders of a majority of the shares of CNET common stock represented in person or by proxy and entitled to vote at the CNET special meeting at which a quorum is present must approve the CNET 2000 Stock Option Plan. CNET stockholders are entitled to cast one vote per share of CNET common stock owned as of the record date. The approval of the CNET 2000 Stock Option Plan and the approval of the issuance of CNET common stock in connection with the merger are not conditioned on each other. Therefore, a vote for or against one proposal will not have an effect on the approval of the other proposal.

         RECOMMENDATION OF CNET'S BOARD OF DIRECTORS WITH RESPECT TO THE CNET 2000 STOCK OPTION PLAN

         CNET's board of directors unanimously approved and adopted the CNET 2000 Stock Option Plan and unanimously recommends that you vote FOR the approval of the CNET 2000 Stock Option Plan.

         WHERE YOU CAN FIND MORE INFORMATION

         CNET and Ziff-Davis file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at the following locations:

Public Reference Room     New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center         Citicorp Center Room 1024
Washington, D.C. 20549    Suite 1300                   500 West Madison Street
                          New York, NY 10048           Suite 1400
                                                       Chicago, IL 60661-2511

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. CNET's and Ziff-Davis' SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

         As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their financial condition.

                     CNET SEC FILINGS                                        PERIOD
                     ----------------                                        ------
                    (FILE NO. 0-20939)

Annual Report on Form 10-K................................ Year ended December 31, 1999, as filed
                                                           March 30, 2000

Quarterly Report on Form 10-Q............................. Quarter ended March 31, 2000, as filed May
                                                           15, 2000

Quarterly Report on Form 10-Q............................. Quarter ended June 30, 2000, as filed August
                                                           14, 2000

Current Reports on Form 8-K............................... Filed:

                                                          o         January 24, 2000

                                                          o         March 3, 2000

                                                          o         March 13, 2000

                                                          o         April 27, 2000

                                                          o         July 21, 2000

The description of CNET common stock set
forth in CNET's Registration Statement on
Form 8-A.................................................. Filed July 2, 1996


                  ZIFF-DAVIS SEC FILINGS                                     PERIOD
                  ----------------------                                     ------
                   (FILE NO. 001-14055)

Proxy Statement for the Special Meeting of
Shareholders.............................................. Filed February 9, 2000

Annual Report on Form 10-K................................ Year ended December 31, 1999, as filed April 13, 2000

Quarterly Report on Form 10-Q............................. Quarter ended March 31, 2000, as filed May 15, 2000

Quarterly Report on Form 10-Q............................. Quarter ended June 30, 2000, as filed August 14, 2000

Current Reports on Form 8-K............................... Filed:

                                                          o         April 14, 2000

                                                          o         April 19, 2000

                                                          o         July 21, 2000

         CNET and Ziff-Davis also incorporate by reference into this proxy statement/prospectus additional documents that may be filed with the SEC from the date of this proxy statement/ prospectus to the date of the special meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         CNET has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to CNET and Ziff-Davis has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Ziff-Davis.

         You may have previously received some of the documents incorporated by reference in this proxy statement/prospectus, but you can obtain any of them through us, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this proxy statement/prospectus. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:


          CNET Networks, Inc.                       Ziff-Davis Inc.
          150 Chestnut Street                     28 East 28th Street
    San Francisco, California 94111            New York, New York 10016
         Tel:  (415) 364-8000                    Tel:  (212) 503-3500
      Attn:  Corporate Secretary              Attn:  Corporate Secretary

If you would like to request documents from us, please do so by _____ __, 2000 to receive them before the special meeting.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON ADOPTION OF THE MERGER AGREEMENT OR THE ISSUANCE OF CNET COMMON STOCK IN CONNECTION WITH THE MERGER AND APPROVAL OF THE CNET 2000 STOCK OPTION PLAN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED _____ __, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF CNET COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

INFORMATION ON CNET'S WEB SITE

         Information on any CNET Internet web site or the web site of any subsidiary of CNET is not part of this document, and you should not rely on that information in deciding whether to approve the issuance of CNET common stock in the merger or the CNET 2000 Stock Option Plan unless that information is also in this document or in a document that is incorporated by reference into this document.

INFORMATION ON ZIFF-DAVIS WEB SITES

         Information on any Ziff-Davis Internet web site or the web site of any subsidiary of Ziff-Davis is not part of this document, and you should not rely on that information in deciding whether to adopt the merger agreement unless that information is also in this document or in a document that is incorporated by reference into this document.

                               CNET NETWORKS, INC.
                       SELECTED HISTORICAL FINANCIAL DATA

         In the table below, we provide you with selected historical consolidated financial data of CNET. CNET prepared this information using its consolidated financial statements and for each of the fiscal years in the five-year period ended December 31, 1999 and for the six-month periods ended June 30, 2000 and 1999. CNET derived the consolidated statement of operations data below for each of the five years ended December 31, 1999, and the consolidated balance sheet data at the end of each of the five years ended December 31, 1999, from financial statements audited by KPMG LLP, independent certified public accountants. CNET derived the remaining data from unaudited consolidated financial statements. This information is only a summary and you should read it together with the financial information we incorporate by reference in this proxy statement/prospectus. For copies of the information we incorporate by reference, see "- Where You Can Find More Information" on page 14.


                                           SIX MONTH PERIOD ENDED
                                                   JUNE 30,                         YEAR ENDED DECEMBER 31,
                                          -------------------------  -----------------------------------------------------
                                               2000         1999        1999        1998      1997       1996       1995
                                          ------------   ----------  ----------   --------  --------   --------   --------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:

Total revenues .........................  $     96,605   $   45,628  $  112,345   $ 57,477  $ 33,640   $ 14,830   $  3,500
Gross profit (deficit) .................        63,607       27,797      68,385     27,173     6,923       (503)    (2,133)
Total operating expenses* ..............       151,144       21,712     129,523     24,216    41,061     15,032      6,337
Operating income (loss) ................       (87,537)       6,085     (61,138)     2,957   (34,138)   (15,535)    (8,470)
Total other income (expense) ...........        69,584       24,999     735,361         66     9,410     (1,413)      (137)
Net income (loss) ......................       (48,345)      31,084     416,908      3,023   (24,728)   (16,949)    (8,607)
Basic net income (loss) per share ......  $      (0.59)  $     0.44  $     5.80   $   0.05  $  (0.44)  $  (0.52)  $  (0.23)
Diluted net income (loss) per share ....  $      (0.59)  $     0.40  $     5.05   $   0.04  $  (0.44)  $  (0.52)  $  (0.23)
Shares used in basic per share
  calculation ..........................        81,536       70,556      71,820     65,783    55,819     32,890     37,381
Shares used in diluted per share
  calculation ..........................        81,536       78,534      83,373     71,623    55,819     32,890     37,381

CONSOLIDATED BALANCE SHEET DATA
(AT PERIOD END):

Cash and cash equivalents ..............  $    102,825   $   99,081  $   53,063   $ 51,537  $ 22,554   $ 20,156   $    703
Working capital ........................       376,931      379,175     603,709     59,657    19,431     20,223        719
Total assets ...........................     1,487,883      502,806   1,230,311     88,357    58,262     39,842      4,657
Non-current portion of long-term
  debt .................................       197,257      178,665     179,114        569     2,612        281        467
Stockholders' equity ...................  $  1,127,586   $  250,576  $  705,838   $ 76,473  $ 40,643   $ 33,098   $  2,799

----------

* Operating expenses included unusual items consisting of an expense reversal of $922,000 in 1998 related to a real estate reserve and expenses of $9.0 million in 1997 comprised of warrant compensation expense of $7.0 million, a real estate reserve and a write-off of certain domain names.

      The statement of operations data excluding per share date for 1998 includes the historical financial results of the company and the retroactive effect of material pooling-of-interests transaction.

      The shares used in calculating the basic and diluted net income (loss) per share have been adjusted in prior periods to reflect the Sumo, NetVentures, AuctionGate, and KillerApp pooling-of-interests transactions as outstanding for all periods, and the two-for-one stock splits on March 8, 1999 and May 10, 1999.

                                 ZIFF-DAVIS INC.
                       SELECTED HISTORICAL FINANCIAL DATA

         In the table below, we provide you with selected historical consolidated financial data of Ziff-Davis. Ziff-Davis prepared this information using its consolidated financial statements as of the dates indicated and for each of the fiscal years in the five-year period ended December 31, 1999 and for the six-month periods ended June 30, 2000 and 1999. Ziff-Davis derived the consolidated statement of operations data below for each of the five years ended December 31, 1999, and the consolidated balance sheet data at the end of each of the five years ended December 31, 1999, from financial statements audited by PricewaterhouseCoopers LLP, independent certified public accountants. Ziff-Davis derived the remaining data from unaudited consolidated financial statements. An affiliate of Ziff-Davis Inc. acquired a print publishing business, "ZDI", on February 29, 1996; the data does not include results from the acquired business for periods before the date of acquisition. However, because ZDI represented Ziff-Davis Inc.'s principal operations, the following table also presents selected historical consolidated financial data for ZDI as of and for the year ended December 31, 1995 and as of and for the two month period ended February 28, 1996. The data as of and for the year ended December 31, 1995 and as of and for the two months ended January 28, 1996 was derived from the unaudited consolidated financial statements of ZDI. On May 4, 1998, Ziff-Davis Inc. completed a reorganization described in Note 2 of the notes to the consolidated financial statements of Ziff-Davis Inc. incorporated by reference in this proxy statement/prospectus; results for periods before the reorganization are not directly comparable to results for periods after the reorganization. The selected historical consolidated financial data has been restated to reflect Ziff-Davis Inc.'s market intelligence, education, television and events businesses as discontinued operations. This information is only a summary and you should read it together with the financial information we incorporate by reference in this proxy statement/ prospectus. For copies of the information we incorporate by reference, see "- Where You Can Find More Information" on page 14.


                                                                                                                     ZDI(1)
                                                                                                            -----------------------
                                                                                                              TWO MONTH
                              SIX MONTH PERIOD ENDED                                                        PERIOD ENDED YEAR ENDED
                                     JUNE 30,                         YEAR ENDED DECEMBER 31,                 FEBRUARY    DECEMBER
                             ----------------------- -------------------------------------------------------     28,         31,
                                2000         1999        1999        1998        1997      1996(2)   1995(2)    1996        1995
                             ----------   ---------- -----------  ----------    -------  ---------- -------- ----------  ----------
                              (DOLLARS IN THOUSANDS,                   (DOLLARS IN THOUSANDS,
                            EXCEPT PER SHARE AMOUNTS)                EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
Revenue, net ..............  $  229,140   $  333,978 $   702,458  $  704,058    743,848  $  595,280 $     -- $  108,174  $  667,316
Loss from continuing
   operations before
   tax and extraordinary
   item ...................     (89,398)     (49,377) (1,145,958)   (129,268)   (81,963)    (70,934)      --     (8,132)    (40,250)
Income (loss) from
   continuing operations
   before extraordinary
   item ...................      10,386      (44,389) (1,014,847)    (93,648)   (72,469)    (94,498)      --     (6,082)    (26,002)
Net income (loss) from
   discontinued
   operations .............     109,664        3,472      18,151      15,839      1,290      42,417   10,945      1,535     (12,944)
Net income (loss) .........      96,770      (40,917)   (996,696)    (77,809)   (71,179)    (52,081)  10,945     (4,547)    (38,946)
ZD earnings (loss) per
   basic share (3) ........        0.93        (0.40)      (9.71) $    (0.78)        --          --       --
ZD earnings per
   diluted share ..........        0.91          N/A         N/A         N/A        N/A         N/A      N/A        N/A         N/A
ZDNET earnings (loss)
   per pro forma basic
   share (3) ..............       (0.06)        0.01        0.03          --         --          --       --
ZDNET earnings per
   pro forma diluted
   share (3) ..............         N/A         0.01        0.02          --         --          --       --

CONSOLIDATED BALANCE SHEET
 DATA (AT PERIOD END):
Cash and cash
   equivalents ............      63,616       32,529      10,207      32,566     30,301      29,915       --      13,669     10,083
Working capital............
Total assets ..............   1,165,892    3,459,972   1,987,845   3,433,803  3,546,646   3,584,173  397,881   1,619,905  1,623,906
Non-current portion of
   long-term debt .........         500(4) 1,276,692   1,164,775   1,539,322  2,408,240   2,522,252       --     964,153    964,153
Stockholders' equity ......     909,640    1,581,166     708,265   1,352,598    126,130     447,756  397,881     360,717    365,150


----------

(1) An affiliate of Ziff-Davis Inc. acquired ZDI on February 29, 1996. Because ZDI represented Ziff-Davis Inc.'s principal operations, ZDI data has been presented for periods before this date.

(2) An affiliate of Ziff-Davis Inc. acquired ZDI on February 29, 1996; Ziff-Davis Inc. data does not include results from the acquired business for periods before the date of acquisition.

(3) No historical earnings per share or share data are presented prior to 1998 as Ziff-Davis Inc. does not consider such data meaningful. ZD loss per share for 1998 is presented on a pro forma basis as if the ZD shares issued in connection with the reorganization and initial public offering of Ziff-Davis Inc., which occurred on May 4, 1998, were outstanding as of January 1, 1998. For more information about this reorganization and initial public offering, see note 2 of the notes to the consolidated financial statements appearing in Ziff-Davis Inc.'s 1999 Annual Report on Form 10-K. ZDNet earnings per share for 1999 is presented on a pro forma basis as if the ZDNet shares issued in connection with the ZDNet common stock initial public offering described in note 2 to the notes to such consolidated financial statements, which occurred on March 31, 1999, were outstanding as of January 1, 1999.

(4) In addition, ZD Events owed $150,000 of short-term bank debt at June 30, 2000, which was repaid on August 18, 2000 in connection with the Key3Media spin-off.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         In the table below, we provide you with selected unaudited pro forma combined financial information for CNET as if the following transactions had been completed at the beginning of the applicable period for income statement purposes and on June 30, 2000 for balance sheet purposes:

         o        CNET's acquisition of mySimon

         o the disposition by Ziff-Davis of its market intelligence, education, television and events businesses and most of its print publishing business

         o        the repayment of all Ziff-Davis debt

         o        the merger of TD Merger Sub into Ziff-Davis

For more information about the assumptions made in determining this pro forma information, see the notes to "Unaudited Pro Forma Condensed Consolidated Financial Statements" appearing later in this proxy statement/prospectus.

         This selected unaudited pro forma combined financial information is derived from the more detailed unaudited pro forma financial statements appearing later in this proxy statement/prospectus and should be read together with the separate historical financial statements and accompanying notes of CNET and of Ziff-Davis, which we incorporate by reference in this proxy statement/prospectus. You should not rely on the selected unaudited pro forma financial information as an indication of the results of operations or financial position that CNET would have achieved if the merger had taken place earlier or of the results of operations or financial position of CNET after completion of the merger.

          CNET'S SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                                                                    SIX MONTHS PERIOD
                                                                                          ENDED                  YEAR ENDED
                                                                                      JUNE 30, 2000           DECEMBER 31, 1999
                                                                                    -----------------       ---------------------
                                                                                   (dollars in thousands, except per share amounts)
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
Total revenues.................................................................      $    197,873           $          288,362
Gross profit ..................................................................           128,411                      186,600
Total operating expenses.......................................................           555,131                    1,031,338
Operating loss.................................................................          (426,720)                    (844,738)
Total other income expense.....................................................            69,137                      737,469
Net loss.......................................................................          (387,985)                    (364,584)
Basic net loss per share.......................................................      $      (2.89)          $            (2.83)
Diluted net loss per share.....................................................      $      (2.89)          $            (2.83)
Shares used in basic per share calculation.....................................           134,353                      128,751
Shares used in diluted per share calculation...................................           134,353                      128,751

UNAUDITED PRO FORMA COMBINED BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents......................................................      $    173,941
Working capital................................................................           330,406
Total assets...................................................................         3,339,003
Non-current portion of long-term debt..........................................           197,757
Total stockholders' equity.....................................................         2,796,654

                      UNAUDITED COMPARATIVE PER SHARE DATA

         In the first table below, we provide you with CNET's historical book value and income (loss) per share information as of and for the six months ended June 30, 2000 and the year ended December 31, 1999. In addition, in the column labeled "CNET Pro Forma Excluding Ziff-Davis" we provide CNET pro forma information which assumes that CNET had completed the mySimon acquisition (excluding the impact of the Ziff-Davis merger) as of and for the six months ended June 30, 2000 and for the year ended December 31, 1999. In the column labeled "CNET Pro Forma Including Ziff-Davis," we have assumed that CNET had completed the following transactions at the beginning of the applicable period for income statement purposes and on June 30, 2000 for balance sheet purposes:

         o        CNET's acquisition of mySimon

         o the disposition by Ziff-Davis of its market intelligence, education, television and events businesses and most of its print publishing business

         o        the repayment of all Ziff-Davis debt

         o        the merger of TD Merger Sub into Ziff-Davis

For more information about the assumptions made in determining this pro forma information, see the notes to "Unaudited Pro Forma Condensed Consolidated Financial Statements" appearing later in this proxy statement/prospectus. Following the merger, Ziff-Davis will be a subsidiary of CNET.

         In the second table below, we provide you with pro forma book value and income (loss) per share information for the ZD common stock and the ZDNet common stock as of and for the six months ended June 30, 2000 and the year ended December 31, 1999. In the columns labeled "ZD Pro Forma" and "ZDNet Pro Forma" we have assumed that Ziff-Davis had completed the disposition of its market intelligence, education, television and events business and most of its print publishing business, and that Ziff-Davis had repaid most of its debt, at the beginning of the applicable period for income statement purposes and as of June 30, 2000 for balance sheet purposes. The column labeled "ZD Pro Forma Equivalent" presents the per share data set forth in the column labeled "CNET Pro Forma Including Ziff-Davis" multiplied by 0.3397 and the column labeled "ZDNet Pro Forma Equivalent" presents the per share data set forth in the column labeled "CNET Pro Forma Including Ziff-Davis" multiplied by 0.5932.

         It is important that when you read this information, you also should read the selected pro forma condensed financial information of CNET, as well as the consolidated financial statements and accompanying notes of each of CNET and Ziff-Davis included in the documents that are described under "- Where You Can Find More Information" and incorporated in this proxy statement/prospectus by reference. You should not rely on the unaudited comparative per share data as an indication of the results of operations or the financial position that would have been achieved if the proposed CNET/Ziff-Davis merger had taken place earlier, or as an indication of the results of operations or financial position of CNET after the completion of the proposed transaction.

                                                                                 CNET              CNET
                                                                               PRO-FORMA        PRO-FORMA
                                                                  CNET         EXCLUDING        INCLUDING
                                                               HISTORICAL      ZIFF-DAVIS       ZIFF-DAVIS
                                                              ------------     ----------       ----------
Book value per common share:
  June 30, 2000.............................................. $  13.09          $  13.09         $  21.13
  December 31, 1999..........................................     9.55             16.36            23.33

Income (loss) per common share:
  Basic:
    Six months ended June 30, 2000........................... $  (0.59)            (1.33)           (2.89)
    Year ended December 31, 1999............................. $   5.80              2.18            (2.83)
  Diluted:
    Six months ended June 30, 2000........................... $  (0.59)            (1.33)           (2.89)
    Year ended December 31, 1999............................. $   5.05              1.91            (2.83)

                                                                           ZD                              ZDNET
                                                          ZD           PRO FORMA            ZDNET        PRO FORMA
                                                      PRO FORMA        EQUIVALENT         PRO FORMA      EQUIVALENT
                                                     ------------     ------------       -----------    ------------
Book value per common share:
  June 30, 2000.....................................   $ 2.70           $ 7.18              $ 17.46        $12.53
  December 31, 1999.................................     1.46             7.93                11.02         13.84

Income (loss) per common share:
  Basic:
    Six months ended June 30, 2000..................    (0.11)           (0.98)               (0.69)         (1.71)
    Year ended December 31, 1999....................    (0.10)           (0.96)               (0.74)         (1.68)
  Diluted:
    Six months ended June 30, 2000..................    (0.11)           (0.98)               (0.69)         (1.71)
    Year ended December 31, 1999....................    (0.10)           (0.96)               (0.74)         (1.68)

                       COMPARATIVE PER SHARE MARKET PRICE
                                  INFORMATION

         Shares of CNET's common stock are listed on NASDAQ. Shares of ZD common stock and ZDNet common stock are listed on the New York Stock Exchange. Public trading of CNET's common stock commenced on July 8, 1996. Public trading of ZD common stock commenced on May 4, 1998 and of ZDNet stock commenced on March 31, 1999.

         The following table sets forth, for the fiscal quarters indicated, the high and low sales prices for a share of:

         o        CNET's common stock as reported on NASDAQ

         o ZD common stock and ZDNet common stock as reported on the New York Stock Exchange Composite Transaction Tape

                                                   CNET                      ZD                    ZDNET
                                               COMMON STOCK             COMMON STOCK            COMMON STOCK
                                             -----------------      ------------------      ------------------
                                              HIGH       LOW         HIGH        LOW         HIGH        LOW
                                             ------     ------      ------      ------      ------      ------
1998
First Quarter............................    10.03      5.84        --          --          --          --
Second Quarter...........................    17.75      6.31        19          12 13/16    --          --
Third Quarter............................    18.63      7.75        16 3/8       5 3/8      --          --
Fourth Quarter...........................    16.50      7.25        23 15/16     3 5/8      --          --

1999
First Quarter............................    61.69      12.00       29          15 13/16    40          29
Second Quarter...........................    79.75      38.63       25 5/16     11          55 1/2      16 5/8
Third Quarter............................    57.50      27.50       19 1/8      13 3/4      26 5/8      13 3/8
Fourth Quarter...........................    79.88      43.25       19 1/2      14 5/16     25 11/16    18

2000
First Quarter............................    75         45.25       21 1/4      14 13/16    34 9/16     19 7/8
Second Quarter...........................    51.56      22.50       15 7/16      8 1/8      22 1/8       8 7/8

         The following table sets forth the closing prices per share of CNET's common stock as reported on NASDAQ, and the closing prices per share of ZD common stock and ZDNet common stock as reported on the New York Stock Exchange, on:

         o July 18, 2000, the last full trading day prior to the public announcement of the proposed merger

         o __________ ___, 2000, the last full trading day for which closing prices were available prior to the printing of this proxy statement/prospectus

         The closing price per share of ZD common stock for July 18, 2000 has been reduced by $____, the value of the August 18, 2000 Key3Media spin-off and cash dividend. The reduction for the spin-off was computed based on the closing price of the Key3Media stock on the first day of trading.

         The following table also sets forth the equivalent prices per share of ZD common stock and ZDNet common stock. The equivalent price per share of ZD common stock is equal to the closing price of a share of CNET common stock on the applicable date multiplied by 0.3397, the number of shares of CNET common stock to be issued in the merger in exchange for each share of ZD common stock. The equivalent price per share of ZDNet common stock is equal to the closing price of a share of CNET common stock on the applicable date multiplied by 0.5932, the number of shares of CNET common stock to be issued in the merger in exchange for each share of ZDNet common stock. These equivalent per share prices reflect the market value of CNET common stock that Ziff-Davis stockholders would receive for each share of ZD common stock or ZDNet common stock, as the case may be, if the merger were completed on the specified dates. Because the market price of CNET common stock may increase or decrease before the merger is completed, Ziff- Davis stockholders are urged to obtain current market quotations.

                                                                         EQUIVALENT PRICE                   EQUIVALENT PRICE
                                               CNET             ZD        PER SHARE OF ZD       ZDNET      PER SHARE OF ZDNET
DATE                                        COMMON STOCK   COMMON STOCK    COMMON STOCK      COMMON STOCK     COMMON STOCK
----------------------------------------    ------------   ------------    ------------      ------------     ------------


July 18, 2000............................  $   32.1875      ________(1)       10.9350            12.875          19.0936
_______ __, 2000.........................



----------

(1) Actual closing price on July 18, 2000 was $11.375, but this number has been reduced in the table by $___, the value of the August 18, 2000 Key3Media spin-off and cash dividend.

         Each of CNET's and Ziff-Davis' fiscal year ends on December 31 of each year. Dividends have never been paid with respect to CNET common stock or with respect to ZDNet common stock. The only dividends paid with respect to ZD common stock were the August 18, 2000 Key3Media spin-off and cash dividend.

                                  RISK FACTORS

         The proposed merger involves a high degree of risk. By voting in favor of the merger, current Ziff-Davis stockholders will be choosing to invest in CNET common stock, and current CNET stockholders will face dilution of their ownership interest in CNET. An investment in CNET common stock involves a high degree of risk. In addition to the other information contained in this proxy statement/prospectus or incorporated by reference, you should carefully consider the following risk factors in deciding whether to vote for the merger or for the issuance of CNET common stock in connection with the merger.

                 GENERAL RISKS RELATING TO THE PROPOSED MERGER.

ZIFF-DAVIS AND CNET MAY NOT ACHIEVE THE BENEFITS THEY EXPECT FROM THE MERGER WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON THE COMBINED COMPANY'S BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS AND/OR COULD RESULT IN LOSS OF KEY PERSONNEL.

         The combined company will need to overcome significant issues in order to realize any benefits or synergies from the merger, including the timely, efficient and successful execution of a number of post-merger events, including:

         o        integrating the operations of the two companies

         o        retaining and assimilating the key personnel of each company

         o retaining existing advertisers on both companies' Internet sites and attracting additional advertisers

         o developing new Internet sites and services that benefit from the assets and resources of both companies

         o        retaining strategic partners of each company

         o creating uniform standards, controls, procedures, policies and information systems

         The successful execution of these post-merger events will involve considerable risk and may not be successful. These risks include:

         o the potential disruption of the combined company's ongoing business and distraction of its management

         o the difficulty of incorporating acquired technology and rights into the combined company's Internet sites and services

         o unanticipated expenses and potential delays related to integration of technology and other resources of the two companies

         o the impairment of relationships with employees and advertisers as a result of any integration of new management personnel

         o the possibility that businesses that have advertised on both CNET's and Ziff-Davis' Internet sites may reduce their advertising purchases from the combined company

         o potential unknown liabilities associated with the merger and the recent disposition of Ziff-Davis' non-Internet operations

         The combined company may not succeed in addressing these risks or any other problems encountered in connection with the merger.

ZIFF-DAVIS STOCKHOLDERS WILL RECEIVE A FIXED NUMBER OF SHARES OF CNET COMMON STOCK DESPITE CHANGES IN MARKET VALUE OF CNET COMMON STOCK.

         Upon completion of the merger, each share of ZD common stock will be exchanged for 0.3397 of a share of CNET common stock, and each share of ZDNet common stock will be exchanged for 0.5932 of a share of CNET common stock. We will not adjust the exchange ratios for changes in the market price of CNET common stock. In addition, neither Ziff-Davis nor CNET may terminate the merger agreement or "walk away" from the merger solely because of changes in the market price of CNET common stock. As a result, the specific dollar value of CNET common stock that Ziff-Davis stockholders will receive and that CNET stockholders will retain upon completion of the merger will depend on the market value of CNET common stock when the merger is completed and may increase or decrease from the date you submit your proxy. The share prices of CNET common stock, ZD common stock and ZDNet common stock are subject to the general price fluctuations in the market for publicly-traded equity securities and have experienced significant volatility. We urge you to obtain recent market quotations for CNET common stock, ZD common stock and ZDNet common stock. We cannot predict or give you any assurances as to the market price of CNET common stock at any time before or after the completion of the merger.

THE MERGER COULD ADVERSELY AFFECT COMBINED FINANCIAL RESULTS.

         Ziff-Davis and CNET expect to incur direct transaction costs of approximately $17.5 million in connection with the merger. If the benefits of the merger do not exceed the associated costs, including any dilution to CNET's stockholders resulting from the issuance of shares in connection with the merger, the combined company's financial results, including earnings per share, could be materially and adversely affected.

         CNET will account for the merger using the purchase method of accounting. After the completion of the merger, the results of operations of Ziff-Davis will be included in the consolidated financial statements of CNET. The purchase price will be allocated to Ziff-Davis' assets and liabilities based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over the fair value of the net tangible assets of Ziff-Davis acquired will be recorded as goodwill and other intangible assets and will be amortized by charges against results of operations under generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized. However, it is expected that the amortization associated with the merger will be approximately $535 million per year, which will have a material adverse effect on CNET's results of operations.

THE MARKET PRICE OF THE COMBINED COMPANY'S COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER.

         The market price of the combined company's common stock may decline as a result of the merger for a number of reasons including if:

         o        the integration of Ziff-Davis and CNET is unsuccessful

         o the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by the combined company or by financial or industry analysts

         o the effect of the merger on the combined company's financial results is not consistent with the expectations of the combined company or of financial or industry analysts

ZIFF-DAVIS' OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER.

         The directors and officers of Ziff-Davis participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from yours including the following:

         o Current Ziff-Davis directors and officers will have all of the Ziff-Davis options granted to them prior to July 1, 2000 fully accelerated upon completion of the merger

         o CNET has agreed to indemnify each present and former Ziff-Davis officer and director against liabilities arising out of such person's services as an officer or director. CNET will maintain officers' and directors' liability insurance to cover any such liabilities for the next six years

         o Ziff-Davis and CNET have agreed that Ziff-Davis shall be entitled to designate one individual to the combined company's board of directors, and Softbank, a principal stockholder of Ziff-Davis, will also have the right to designate one member to the CNET board of directors. CNET has agreed to increase the size of its board by one directorship to seven and Douglas Woodrum, a current CNET director, has agreed to resign from CNET's board

         o Ziff-Davis and CNET have agreed that Daniel Rosensweig, ZDNet's chief executive officer, will be president of the combined company

         For the above reasons, the directors and officers of Ziff-Davis could be more likely to vote to adopt the merger agreement than if they did not hold these interests. Ziff-Davis stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT ZIFF-DAVIS' AND/OR CNET'S STOCK PRICE, FUTURE BUSINESS AND OPERATIONS.

         If the merger is not completed for any reason, Ziff-Davis and CNET may be subject to a number of material risks, including the following:

         o if the stockholders of Ziff-Davis approve the merger agreement but the stockholders of CNET do not approve the issuance of CNET common stock in the merger, then CNET must pay Ziff-Davis a termination fee of $60 million and make a $15 million loan to Ziff-Davis unless Ziff-Davis is in material breach of the merger agreement

         o CNET may be obligated to pay to Ziff-Davis a termination fee of $105 million if the merger agreement is terminated in connection with a proposal for an alternative transaction involving CNET. The payment of the $105 million fee will depend on the particular circumstances of the termination and such fee will be reduced by the amount of any other termination fee paid by CNET to Ziff-Davis

         o if the stockholders of CNET approve the issuance of CNET common stock in the merger but the stockholders of Ziff-Davis do not approve the merger agreement, then Ziff-Davis must pay CNET a termination fee of $33 million unless CNET is in material breach of the merger agreement

         o Ziff-Davis may be obligated to pay to CNET a termination fee of $58 million if the merger agreement is terminated in connection with a proposal for an alternative transaction involving Ziff-Davis. The payment of the $58 million fee will depend on the particular circumstances of the termination and such fee will be reduced by any other termination fee paid by Ziff-Davis to CNET

         o costs related to the merger, such as legal, accounting, financial advisor and printing fees, must be paid even if the merger is not completed

         In addition, Ziff-Davis' and/or CNET's advertisers and strategic partners, in response to the announcement of the merger, may delay or defer decisions, which could have a material adverse effect on the business of the relevant company, regardless of whether the merger is ultimately completed. Similarly, current and prospective Ziff-Davis and/or CNET employees may experience uncertainty about their future roles with the combined company. This may adversely affect Ziff-Davis' and/or CNET's ability to attract and retain key management, sales, marketing and technical personnel. In addition, covenants in the merger agreement may impede the ability of Ziff-Davis to make acquisitions or complete other transactions that are not in the ordinary course pending completion of the merger, and if the merger is terminated this may put Ziff-Davis at a competitive disadvantage to CNET. Further, if the merger is terminated and either company's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner on terms as attractive as those provided for in the merger agreement. In addition, while the merger agreement is in effect and subject to very narrowly defined exceptions, each party is prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any third party.

REGULATORY AGENCIES MAY IMPOSE CONDITIONS ON CONSENTS RELATING TO THE MERGER.

         A condition to completing the merger is the termination or expiration of the waiting period under the Hart-Scott-Rodino Act. We cannot assure you that the Department of Justice or the Federal Trade Commission will not try to prevent the merger or seek to impose restrictions or conditions on the combined company as a condition of their not challenging the merger. Depending on the nature of any restrictions or conditions, these restrictions or conditions may jeopardize or delay completion of the merger, or lessen the anticipated benefits of the merger.

                     RISKS RELATING TO THE COMBINED COMPANY

CNET AND ZDNET HAVE LIMITED OPERATING HISTORIES AND HISTORIES OF NET LOSSES, WHICH MAKE YOUR EVALUATION OF THE COMBINED COMPANY DIFFICULT AND WILL AFFECT MANY ASPECTS OF THE COMBINED COMPANY'S BUSINESS, AND WE CANNOT ASSURE THAT THE COMBINED COMPANY WILL REPORT NET INCOME IN THE FUTURE.

         CNET and ZDNet each have a limited operating history. The combined company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in developing industries, particularly companies in the relatively new and rapidly evolving market for Internet products, content and services. These risks include:

         o        an evolving and unpredictable business model

         o        uncertain acceptance of new services

         o        competition

         o        management of growth

         We cannot assure you that the combined company will succeed in addressing these risks. If the combined company fails to do so, its revenues and operating results could be materially reduced.

         Ziff-Davis has operated as a standalone company only since May 1998. In addition, a significant part of its infrastructure has been transferred along with the non-Internet businesses disposed of as part of its restructuring. Ziff-Davis' success and the success of the combined company will depend on management's ability to manage the combined company with the resources available to it.

         Additionally, the combined company's limited operating history, the evolving nature of the Internet and the emerging nature of the markets in which it competes makes prediction of future operating results difficult or impossible. We cannot assure you that the combined company's revenues will increase or even continue at their current level or that it will maintain operating profitability or generate cash from operations in future periods. CNET and ZDNet have each incurred significant operating losses since inception. The combined company may incur additional losses in the future. In view of the rapidly evolving nature of the combined company's business and the limited operating history of CNET and the newly restructured Ziff-Davis, the period-to-period comparisons of operating results are not necessarily meaningful and you should not rely on them as indicating what the combined company's future performance will be.

         We expect that the combined company will continue to incur significant sales and marketing, product development and administrative expenses, as well as significant amortization of goodwill created in the merger. As a result, the combined company will need to generate significant revenue to maintain profitability before amortization of goodwill, and it is unlikely to generate profits after inclusion of the goodwill amortization until the goodwill is fully amortized. The combined company cannot be certain that it will achieve, sustain or increase profitability in the future, with or without goodwill amortization. Any failure to significantly increase its revenue as the combined company implements its product and distribution strategies would materially adversely affect the combined company's business, operating results and financial condition.

THE RECENT DISPOSITIONS OF ZIFF-DAVIS' NON-INTERNET BUSINESSES MAY ADVERSELY AFFECT THE COMBINED COMPANY'S FUTURE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS.

It is possible that the dispositions of Ziff-Davis' non-Internet businesses as part of its recent restructuring may materially and adversely affect the combined company's future business, financial condition, results of operations and prospects in a number of ways, including the following:

         o the remaining Ziff-Davis businesses will no longer be able to leverage the Ziff-Davis brand and cross-market across all of the platforms that were formerly part of the company

         o ZDNet historically has relied on content that it licenses from ZD Publishing on an exclusive basis online. Under the agreement for the sale of ZD Publishing, ZDNet has retained the rights to this content online only through April 5, 2005 and those rights will remain exclusive to ZDNet only through April 5, 2003. After the three year exclusivity period expires, the entity that bought ZD Publishing will be free to use the content to compete with Ziff-Davis' ZDNet division on the Internet, and after four years the buyer will be free to license it to other online competitors

         o the buyer of ZD Publishing acquired the "Ziff-Davis" brand name and is receiving a license for the "ZD" brand name, in each case, for use in print publishing and its future actions may adversely affect the ZD brand

         o Ziff-Davis' costs of services may increase significantly due to the loss of certain large volume discounts or other special pricing arrangements it received before it disposed of its non-Internet businesses

         o Ziff-Davis has retained certain tax and other liabilities relating to its former non-Internet businesses and may also be liable for certain contingent liabilities relating to such businesses. While Ziff-Davis believes that it has established adequate reserves for such liabilities, since contingent liabilities are inherently uncertain and it is possible that such liabilities could be materially greater than expected and have a material adverse effect on the combined company's financial condition and results of operations.

THE COMBINED COMPANY MAY EXPERIENCE FLUCTUATIONS IN OPERATING RESULTS AND MAY NOT BE ABLE TO ADJUST SPENDING IN TIME TO COMPENSATE FOR ANY UNEXPECTED REVENUE SHORTFALL.

         The combined company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside its control. The combined company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to planned expenditures could materially reduce the combined company's operating results and materially and adversely affect its financial condition.

         Factors that may adversely affect operating results include:

         o        demand for Internet advertising

         o the addition or loss of advertisers, and the advertising budgeting cycles of individual advertisers

         o the level of traffic on the Internet and the combined company's network of Internet channels in particular

         o        seasonal trends in Internet use and advertising

         o the amount and timing of capital expenditures and other costs, including marketing costs, relating to the combined company's Internet, television and radio operations and costs relating to the expansion of the combined company's operations and the introduction of new sites and services

         o        competition

         o the combined company's ability to manage effectively its development of new business segments and markets

         o the combined company's ability to successfully manage the integration of operations and technology acquisitions and other business combinations

         o the combined company's ability to upgrade and develop its systems and infrastructure

         o technical difficulties, system downtime, Internet brownouts or denial of service or other similar attacks

         o general economic conditions and economic conditions specific to the Internet and Internet media

         Due to all of the foregoing factors, the combined company's operating results may fall below its expectations or the expectations of securities analysts or investors. If this happens, the trading price of the combined company's common stock would likely be materially and adversely affected.

THE COMBINED COMPANY'S INTERNET, TELEVISION AND RADIO CONTENT AND SERVICES MAY NOT BE ACCEPTED, WHICH COULD ADVERSELY AFFECT ITS PROFITABILITY.

         The combined company's future success depends upon its ability to deliver original and compelling content and services that attract and retain users. We cannot assure you that the combined company's content and services will be attractive to a sufficient number of users to generate revenues sufficient to sustain operations. Costs related to developing new content and services are expensed as they are incurred, while revenue related to new content and services typically builds over time. As a result, the combined company's profitability from year to year may be materially and adversely affected by the number and timing of new launches. In addition, we cannot assure you that any new content or services will be developed in a timely or cost-effective manner.

         The successful development and production of content is subject to numerous uncertainties, including the ability to:

         o anticipate and successfully respond to rapidly changing consumer tastes and preferences

         o        obtain favorable distribution rights

         o        fund new program development

         o attract and retain qualified editors, producers, writers, technical personnel and television and radio hosts

         If the combined company is unable to develop content and services that allow it to attract, retain and expand a loyal user base that is attractive to advertisers and sellers of technology products, the combined company will be unable to generate revenue.

COMPETITION IS INTENSE AND IS EXPECTED TO INCREASE SIGNIFICANTLY. THE COMBINED COMPANY'S FAILURE TO COMPETE SUCCESSFULLY COULD ADVERSELY AFFECT ITS PROSPECTS AND FINANCIAL RESULTS.

         The market for Internet content and services is new, intensely competitive and rapidly evolving and we expect the competition to increase significantly. It is not difficult to enter this market and current and new competitors can launch new Internet sites at relatively low cost. The combined company will derive its revenue primarily from advertising, for which it competes with various media including newspapers, television, radio and various Internet sites that offer consumers information similar to that to be provided by the combined company. We cannot assure you that the combined company will compete successfully with current or future competitors. Moreover, increased competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our future revenue and profits.

         If the combined company does not compete successfully for new users and advertisers, its financial results may be materially and adversely affected.

TO REMAIN COMPETITIVE, THE COMBINED COMPANY MUST EXPAND ITS OPERATIONS. FAILURE TO EFFECTIVELY MANAGE GROWTH COULD RESULT IN THE COMBINED COMPANY'S INABILITY TO SUPPORT AND MAINTAIN ITS OPERATIONS.

         Each of CNET and Ziff-Davis have rapidly and significantly expanded their operations. We anticipate that further expansion of the combined company's operations may be required in order to address potential market opportunities. This rapid growth has placed, and we expect it to continue to place, a significant strain on our management, operational and financial resources. We cannot assure you that:

         o CNET's and Ziff-Davis' current personnel, systems, procedures and controls will be adequate to support the combined company's future operations

         o management will be able to identify, hire, train, motivate or manage required personnel

         o management will be able to successfully identify and exploit existing and potential market opportunities

         In addition, the combined company could experience a materially negative impact on earnings as a results of expenses associated with growing its operations, whether through internal development or through acquisitions.

IF THE COMBINED COMPANY IS UNABLE TO CONTINUE LICENSING THE CNET DATA SERVICES TRANSACTIVE PRODUCTS DATABASE IT COULD FAIL TO ACHIEVE EXPECTATIONS FOR REVENUE GROWTH.

         CNET receives license fees for the license of the CNET Data Services transactive product database to manufacturers, distributors and resellers of computer products. The combined company's ability to meet expectations for revenue growth may depend in part upon its ability to continue to license this product to new customers. If the combined company is unable to attract new customers for this product, it could fail to achieve revenue growth expectations.

IF THE COMBINED COMPANY'S INTERNET USER BASE DOES NOT CONTINUE TO GROW, IT MAY FAIL TO ACHIEVE EXPECTATIONS FOR REVENUE GROWTH.

         The rapid growth in the use of and interest in the Internet is a recent phenomenon. We cannot assure you that acceptance and use of the Internet will continue to develop or that the combined company will be able to attract a sufficient number of users to support growth expectations for its business.

         We also cannot assure you that the Internet infrastructure will be able to support the demands placed upon it by:

         o        an increase in the number of users

         o        an increase in frequency of use

         o        an increase in bandwidth requirements of users

         If use of the Internet does not continue to grow or grows more slowly than expected, if the combined company does not attract more users despite Internet growth, or if the Internet infrastructure does not effectively support growth that may occur, the combined company's revenues and financial condition would be materially and adversely affected.

THE COMBINED COMPANY WILL DEPEND ON ADVERTISING AS A PRINCIPAL SOURCE OF ITS REVENUE. THE COMBINED COMPANY'S FINANCIAL RESULTS WILL BE ADVERSELY AFFECTED IF IT FAILS TO SUSTAIN ADVERTISING REVENUES OR LEAD FEES.

         CNET's and Ziff-Davis' revenues through December 31, 1999 were derived in large part from the sale of advertising and other fees, such as lead fees, from sellers of technology products on their Internet channels and from advertising and license fees from producing television programs. It is expected that the combined company will derive its revenue in a similar manner. Most of the combined company's advertising contracts will be subject to termination by the customer at any time on very short notice or it may be difficult to obtain performance from advertisers who have longer term contracts. If the combined company loses advertising customers, fails to attract new customers or is forced to reduce advertising rates in order to retain or attract customers, its revenues and financial condition will be materially and adversely affected.

The combined company's ability to generate advertising revenue will depend on several factors, including;

         o the continued development of the Internet as an advertising medium

         o        the pricing of advertising on other Internet sites

         o the amount of traffic on the combined company's network of sites

         o        pricing pressures, delays and new product launches

         o the combined company's ability to achieve, demonstrate and maintain attractive user demographics

         o the combined company's ability to develop and retain a skilled advertising sales force.

THE COMBINED COMPANY WILL DEPEND ON, AND RECEIVE A SIGNIFICANT PERCENTAGE OF ITS REVENUE FROM, A LIMITED NUMBER OF ADVERTISERS.

         A relatively small number of advertisers contribute a significant percentage of the combined company's pro forma revenue. Top advertising clients, and other advertising clients, may not continue to use the combined company's services to the same extent, or at all, in the future. A significant reduction in advertising by one or more of the combined company's largest advertisers could have a material adverse effect on the combined company's profits and liquidity.

THE COMBINED COMPANY'S ADVERTISING AND OTHER OPERATING REVENUES MAY BE SUBJECT TO SEASONALITY AND CYCLICALITY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS REVENUES AND OPERATING RESULTS.

         We believe that advertising sales in traditional media, such as television, are generally lower in the first and third calendar quarters of each year than in other quarters and that advertising expenditures fluctuate significantly with economic cycles. Depending on the extent to which the Internet is accepted as an advertising medium, seasonality and cyclicality in the level of advertising expenditures generally could become more pronounced for Internet advertising. Seasonality and cyclicality in advertising expenditures generally, or with respect to Internet-based advertising specifically, could have a material adverse effect on the combined company's business, prospects, financial condition and operating results because advertising expenditures will account for substantially all of the combined company's revenues.

         The combined company may also experience seasonality in its operating results, particularly in connection with its shopping services, which may reflect seasonal trends in the retail industry. The level of consumer retail spending generally decreases in the first and third calendar quarters.

INABILITY TO ATTRACT AND RETAIN KEY PERSONNEL COULD ADVERSELY AFFECT THE COMBINED COMPANY'S ABILITY TO OPERATE.

         The combined company's success depends to a large extent on the continued services of Halsey M. Minor, Shelby W. Bonnie, Dan Rosensweig and the other members of CNET's and Ziff-

Davis' senior management team. In particular, the loss of the services of Mr. Minor or Mr. Bonnie, CNET's founders, could have an adverse effect on the combined company due to their crucial role in its strategic development. The combined company's success is also dependent on our ability to identify, attract, retain and motivate other highly skilled officers, key employees and personnel in a very competitive job environment. CNET and Ziff-Davis do not have long-term employment agreements with any of their key personnel and do not maintain "key person" life insurance policies on any of their officers or other employees. The production of our Internet, television and radio content and services requires highly skilled writers and editors and personnel with sophisticated technical expertise. CNET and Ziff-Davis have encountered difficulties in attracting qualified software developers for their Internet channels and related technologies and we cannot assure you that we will be able to attract or retain such personnel. If the combined company does not attract, retain and motivate the necessary technical, managerial, editorial and sales personnel, there could be a material adverse effect on its business and operating results.

THE COMBINED COMPANY MAY NEED TO SPEND SIGNIFICANTLY MORE MONEY ON ADVERTISING IN THE FUTURE.

         We cannot assure you that our advertising campaigns, or any other advertising campaign the combined company may launch in the future, will be effective. To remain competitive, the combined company may need to spend significantly more money on advertising in the future and such additional costs could materially and adversely affect the combined company's profits.

IF THE COMBINED COMPANY DOES NOT RESPOND ADEQUATELY TO THE INDUSTRY'S EVOLVING TECHNOLOGY STANDARDS OR DOES NOT CONTINUE TO MEET THE SOPHISTICATED NEEDS OF ITS CUSTOMERS, SALES OF ITS PRODUCTS AND SERVICES MAY DECLINE.

         The market for Internet products and services is characterized by:

         o        rapid technological developments

         o        frequent new product introductions

         o        evolving industry standards

         The emerging character of these products and services and their rapid evolution requires that the combined company continually improve the performance, features and reliability of its network infrastructure and Internet content, particularly in response to competitive offerings and changing customer demands. We cannot assure you that the combined company will be successful in responding quickly, cost effectively or adequately to these developments. In addition, the widespread adoption of new Internet technologies or standards could require the combined company to make substantial expenditures to modify or adapt its Internet channels and services and could fundamentally affect the character, viability and frequency of Internet-based advertising. Finally, technologies adopted by the combined company could fail to perform according to expectations, resulting in system performance problems and increased costs. Any of these events could have a material adverse effect on the combined company's financial condition and operating results.

THE COMBINED COMPANY WILL DEPEND ON ARRANGEMENTS WITH THIRD PARTIES FOR INTERNET TRAFFIC TO ITS SITES AND ITS FAILURE TO DEVELOP AND MAINTAIN RELATIONSHIPS WITH THIRD PARTIES COULD ADVERSELY AFFECT THE COMBINED COMPANY'S FINANCIAL CONDITION.

         Both CNET and Ziff-Davis rely on the cooperation of owners and operators of other Internet sites with whom they have syndication and other arrangements to generate traffic for their Internet sites. The combined company's ability to advertise on other Internet sites and the willingness of the owners of these sites to direct users to the combined company's Internet channels through hypertext links will continue to be critical to the success of the combined company's Internet operations. If the combined company is unable to develop and maintain satisfactory relationships with such third parties on acceptable commercial terms, or if the combined company's competitors are better able to capitalize on these relationships, the combined company's financial condition and operating results will be materially and adversely affected.

THE COMBINED COMPANY MAY HAVE DIFFICULTIES WITH ITS ACQUISITIONS AND INVESTMENTS, WHICH COULD ADVERSELY AFFECT ITS GROWTH AND FINANCIAL CONDITION.

         From time to time, the combined company may consider new business opportunities and ventures, including acquisitions, in a broad range of areas. Any decision by the combined company to pursue a significant business expansion or new business opportunity would be accompanied by risks, including, among others:

         o requiring the combined company to invest a substantial amount of capital, which could have a material adverse effect on its financial condition and its ability to implement its existing business strategy

         o requiring the combined company to issue additional equity interests, which would be dilutive to its current stockholders

         o placing additional, substantial burdens on the combined company's management personnel and our financial and operational systems

         o the difficulty of assimilating the operations, technology and personnel of the combined companies

         o        the potential disruption of our ongoing business

         o the possible inability to retain key technical and managerial personnel

         o additional expenses associated with amortization of goodwill and other purchased intangible assets

         o additional operating losses and expenses associated with the activities and expansion of acquired businesses

         o the possible impairment of relationships with existing employees and advertising customers

         In addition, we cannot assure you that the combined company will be successful in overcoming these risks or any other problems encountered in connection with any transaction or that any transaction will be profitable.

THE COMBINED COMPANY PLANS TO EXPAND ITS INTERNATIONAL OPERATIONS AND MAY ENCOUNTER A NUMBER OF PROBLEMS DOING SO. THERE ARE ALSO A NUMBER OF RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS THAT COULD ADVERSELY AFFECT THE COMBINED COMPANY'S BUSINESS.

         EXPANSION OF INTERNATIONAL OPERATIONS. One component of the combined company's growth strategy will be to further expand into international markets. The combined company's international operations will be expanded into markets where technology and online industries are less well developed than in the U.S., which may adversely affect the combined company's results of operations.

         RISK OF INTERNATIONAL OPERATIONS. There are certain risks inherent in doing business in international markets, such as the following:

         o        uncertainty of product acceptance by different cultures

         o        unforseen changes in regulatory requirements

         o        difficulties in staffing and managing multinational operations

         o        state-imposed restrictions on the repatriation of funds

         o        currency fluctuations

         o difficulties in finding appropriate foreign licensees or joint venture partners

         o        potential adverse tax consequences

There is a risk that such factors will have an adverse effect on the combined company's ability to successfully operate internationally and on its profits and liquidity.

THE COMBINED COMPANY MAY NOT BE ABLE TO ACQUIRE OR MAINTAIN DOMAIN NAMES, WHICH COULD ADVERSELY AFFECT ITS ABILITY TO OPERATE ITS ONLINE SITES.

         CNET and Ziff-Davis currently hold various Web domain names relating to their brand and sites. The acquisition and maintenance of domain names generally is regulated by government agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. We cannot assure you that the combined company will be able to acquire or maintain relevant domain names in all countries where it will conduct business. Any inability to acquire or maintain domain names could have a material adverse effect on the combined company's business.

CHANGES IN REGULATIONS COULD ADVERSELY AFFECT THE WAY THAT THE COMBINED COMPANY OPERATES.

         It is possible that new laws and regulations in the U.S. and elsewhere will be adopted covering issues affecting the combined company's business, including:

         o        privacy

         o        copyrights, trademarks and domain names

         o        obscene or indecent communications

         o pricing, characteristics and quality of Internet products and services

         Increased government regulation, or the application of existing laws to online activities, could:

         o        decrease the growth of the Internet

         o        reduce the combined company's revenues

         o        increase the combined company's operating expenses

         o        expose the combined company to significant liabilities

Any of these occurrences could have a material adverse effect on the combined company's profits and liquidity.

         We cannot be sure what effect any future material noncompliance by the combined company with these laws and regulations or any material changes in these laws and regulations could have on the combined company's business.

THE COMBINED COMPANY MAY HAVE CAPACITY CONSTRAINTS AND MAY BE SUBJECT TO SYSTEM DISRUPTIONS, WHICH COULD ADVERSELY AFFECT ITS REVENUES.

         The combined company's ability to attract and maintain relationships with users, advertisers, merchants and strategic partners will depend on the satisfactory performance, reliability and availability of its Internet channels and network infrastructure. The combined company's Internet advertising revenues will relate directly to the number of advertisements delivered to its users. System interruptions or delays that result in the unavailability of Internet channels or slower response times for users would reduce the number of advertisements and sales leads delivered to such users and reduce the attractiveness of the combined company's Internet channels to users, strategic partners and advertisers or reduce the number of impressions delivered and thereby reduce revenue. CNET and Ziff-Davis have experienced periodic system interruptions in the past and the combined company will continue to suffer future interruptions from time to time. System interruptions or slower response times could have a material adverse effect on the combined company's revenues and financial condition.

         The combined company's Internet, television and radio systems and operations will be vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, computer hacking and other events beyond the combined company's control. Most of CNET's servers and television production equipment are currently located in the Bay Area of California, an area that is susceptible to earthquakes. CNET and Ziff-Davis have experienced system downtime for limited periods due to power loss and telecommunications failures, and such interruptions in service by the combined company may materially and adversely affect the combined company's operations in the future. The combined company will also rely on web browsers and online service providers to provide Internet access to its sites. The combined company will have only a limited amount of redundant facilities or systems, no formal disaster recovery plan and will not carry sufficient business interruption insurance nor earthquake insurance to compensate for losses that may occur. Any losses or damages incurred could have a material adverse effect on the combined company's financial condition.

THE COMBINED COMPANY'S BUSINESS WILL INVOLVE RISKS OF LIABILITY CLAIMS FOR INTERNET, TELEVISION AND RADIO CONTENT OR TECHNOLOGY, WHICH COULD RESULT IN SIGNIFICANT COSTS.

         As a publisher and a distributor of content over the Internet, television and radio, the combined company may face potential liability for:

         o        defamation

         o        negligence

         o        copyright, patent or trademark infringement

         o other claims based on the nature and content of the materials published or distributed

         These types of claims have been brought, sometimes successfully, against online services and publishers of television and radio content. In addition, the combined company could be exposed to liability in connection with material indexed or offered on the combined company's Internet sites or for information collected from and about its users. There has been a recent increase in the granting and attempted enforcement of business process patents that cover practices that may be widely employed in the Internet industry. If the combined company is found to violate any such patent and it is unable to enter into a license agreement on reasonable turns, its ability to offer services could be materially and adversely affected. We cannot assure you that third parties or users will not bring claims against the combined company relating to proprietary rights or use of personal information. Although the combined company will carry general liability insurance, its insurance may not cover potential claims of defamation, negligence and similar claims, and it may or may not apply to a particular claim or be adequate to reimburse the combined company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the combined company's financial condition.

THE COMBINED COMPANY'S NETWORKS MAY BE VULNERABLE TO UNAUTHORIZED PERSONS ACCESSING ITS SYSTEMS, WHICH COULD DISRUPT ITS OPERATIONS AND RESULT IN THE THEFT OF ITS PROPRIETARY INFORMATION.

         A party who is able to circumvent the combined company's security measures could misappropriate proprietary information or cause interruptions or malfunctions in its Internet operations. The combined company may be required to expend significant capital and resources to protect against the threat of security breaches or to alleviate problems caused by breaches in security. For example, so-called "spiders" have and can be used in efforts to copy the combined company's databases, including the combined company's database of technology products and prices.

         Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet, particularly as a means of conducting commercial transactions. To the extent that the combined company's activities or the activities of third party contractors involve the storage and transmission of proprietary information, such as computer software or credit card numbers, security breaches could expose the combined company to a risk of loss or litigation and possible liability. We cannot assure you that contractual provisions attempting to limit the combined company's liability in these areas will be successful or enforceable, or that other parties will accept such contractual provisions as part of the combined company's agreements.

THE COMBINED COMPANY WILL DEPEND ON LICENSED TECHNOLOGY FROM THIRD PARTIES AND ITS FAILURE TO MAINTAIN THESE ARRANGEMENTS COULD ADVERSELY AFFECT ITS OPERATIONS.

         CNET and Ziff-Davis rely on technology licensed from third parties for use in operating and managing their Internet sites and providing related services to users and advertisers. The combined company's ability to generate revenue from Internet commerce may also depend on data encryption and authentication technologies that it may be required to license from third parties. We cannot assure you that these third party technology licenses will be available at all or will continue to be available to the combined company on acceptable commercial terms or that they will operate as intended.

CNET'S DEBT OBLIGATIONS EXPOSE THE COMBINED COMPANY TO RISKS THAT COULD ADVERSELY AFFECT ITS FINANCIAL CONDITION.

         CNET's debt outstanding at June 30, 2000 was approximately $184.9 million. CNET may incur substantial additional debt in the future. The level of CNET's indebtedness, among other things, could:

         o make it difficult for the combined company to make payments on its debt as described below

         o make it difficult for the combined company to obtain any necessary financing in the future for working capital, capital expenditures, debt service, acquisitions or general corporate purposes

         o limit the combined company's flexibility in planning for or reacting to changes in its business

         o        reduce funds available to use for our operations

         o impair our ability to incur additional debt because of financial and other restrictive covenants o make the combined company more vulnerable in the event of a downturn in its business or an increase in interest rates

         If the combined company experiences a decline in revenues due to any of the factors described in this Risk Factors section or otherwise, it could have difficulty paying interest and other amounts due on its indebtedness. If the combined company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if it fails to comply with the various requirements of its indebtedness, the combined company would be in default, which would permit the holders of its indebtedness to accelerate the maturity of the indebtedness and could cause defaults under its other indebtedness. Any default under its indebtedness could have a material adverse effect on the combined company's financial condition.

THE PRICE OF CNET COMMON STOCK IS SUBJECT TO WIDE FLUCTUATION.

         The trading price of CNET common stock is subject to wide fluctuations. Trading prices of CNET common stock may fluctuate in response to a number of events and factors, including:

         o        quarterly variations in operating results

         o        announcements of innovations

         o new products, strategic developments or business combinations by CNET or its competitors

         o        changes in CNET's expected operating expense levels or losses

         o changes in financial estimates and recommendations of securities analysis

         o the operating and securities price performance of other companies that investors may deem comparable to CNET

         o        news reports relating to trends in the Internet

         o        other events or factors

         In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of these companies. These broad market and industry fluctuations may adversely affect the trading price of CNET common stock.

         These fluctuations may make it more difficult to use stock as currency to make acquisitions that might otherwise be advantageous, or to use stock options as a means to attract and retain employees.

CNET HAS A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SOLD, WHICH COULD AFFECT THE TRADING PRICE OF CNET COMMON STOCK.

         CNET has a substantial number of shares of common stock subject to stock options, and CNET's notes may be converted into shares of CNET common stock. In addition, as of the record date for the CNET special meeting, CNET has over ____ shares of authorized but unissued shares of CNET common stock that are available for future sale. We cannot predict the effect, if any, that future sales of shares of CNET common stock or notes, or the availability of shares of CNET common stock or notes for future sale, will have on the market price of CNET's common stock. In addition, after 180 days from the closing of the merger, Softbank will have a right, pursuant to registration rights granted under the stockholder agreement, to require the combined company to register for public sale CNET common stock owned by Softbank. In addition, our founding stockholders might sell shares of CNET common stock from time to time. Sales of substantial amounts of CNET common stock, including shares issued in connection with acquisitions, upon the exercise of stock options or warrants or the conversion of debt securities, or the perception that such sales could occur, may adversely affect prevailing market prices for CNET's common stock.

PROVISIONS OF CNET'S CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW COULD DETER TAKEOVER ATTEMPTS.

         Some provisions in CNET's certificate of incorporation and bylaws could delay, prevent or make more difficult a merger, tender offer, proxy contest or change of control. CNET's stockholders might view any transaction of this type as being in their best interest since the transaction could result in a higher stock price than the current market price for our common stock. Among other things, CNET's certificate of incorporation and bylaws:

         o authorize its board of directors to issue preferred stock with the terms of each series to be fixed by our board of directors

         o divide CNET's board of directors into three classes so that only approximately one-third of the total number of directors is elected each year

         o        permit directors to be removed only for cause

         o specify advance notice requirements for stockholder proposals and director nominations

In addition, with some exceptions, the Delaware General Corporation Law restricts or delays mergers and other business combinations between CNET and any stockholder that acquires 15% or more of CNET's voting stock.

THERE ARE SEVERAL LAWSUITS IN WHICH CNET OR ZIFF-DAVIS ARE A DEFENDANT WHICH COULD MATERIALLY AND ADVERSELY AFFECT THE BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMBINED COMPANY.

         In August 1999, the Simon Property Group filed a complaint against mySimon, Inc., which became CNET's subsidiary on February 29, 2000. The Simon Property Group is a real estate investment trust that owns and develops mall properties nationwide. The complaint, which was filed in the Southern District of Indiana at Indianapolis, alleges that our "mySimon" mark infringes the Simon Property Group's "SIMON" mark. In October 1999, the Simon Property Group moved for a temporary restraining order in the matter, which was denied. Discovery has been completed and a jury trial has been set for August 21, 2000. Although CNET believes that an unfavorable outcome in this case is unlikely, it is impossible to predict the actual outcome. If the court were to determine that the mySimon mark infringes the Simon Property Group mark and were to require CNET to discontinue use of the mark and/or to pay significant damages to Simon Property Group, there could be a material adverse effect on the business, financial condition and results of operations of the combined company.

         In connection with the initial public offering of ZD common stock on April 28, 1998 and the repricing of certain stock options, Ziff-Davis has been named as a defendant in several lawsuits. While Ziff-Davis believes there are substantial defenses to all claims, we cannot assure you that Ziff-Davis will prevail. Defense costs and/or settlement costs relating to these actions could be substantial, and the defense of these actions may divert management's attention and resources. If the plaintiffs prevail in these actions, any judgments awarded by the courts could have a material adverse effect on the combined company's financial condition. For more information regarding the lawsuits in which Ziff-Davis is a defendant, see Note 18 of the notes to Ziff-Davis' consolidated financial statements, which are included in its 1999 Annual Report on Form 10-K.

OWNERSHIP OF THE CNET COMMON STOCK WILL BE CONCENTRATED IN A SMALL GROUP OF SHAREHOLDERS WHOSE INTERESTS MAY DIFFER FROM THOSE OF OTHER STOCKHOLDERS.

         After the merger, Softbank, Halsey Minor, the chairman of CNET, and Shelby Bonnie, the chief executive office of CNET, will together control approximately ___% of the outstanding common stock of the combined company. The concentration of ownership of the common stock of the combined company may delay, prevent or deter a change in control, could deprive other stockholders of an opportunity to receive a premium for their common stock as part of a sale of the combined company or its assets and may adversely affect the market price of CNET common stock. Also, these stockholders can exert significant control over actions requiring the approval of a majority of the voting stock, including amendments to our charter. Commercial and other transactions between the combined company, on the one hand, and the directors, officers and major stockholders of the combined company and their affiliates, on the other, create potential for, or could result in, conflicting interests. We intend that the combined company enter into all related party transactions on an arm's length basis (measured against terms that would be offered by an unaffiliated third party).

         In addition, after 180 days from the closing of the merger, Softbank will have a right, pursuant to registration rights granted under the stockholder agreement, to require the combined company to register for public sale CNET common stock owned by Softbank. Also, Halsey Minor and Shelby Bonnie might sell shares of CNET common stock from time to time.

                           FORWARD-LOOKING STATEMENTS

         This proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing products, benefits from new technology, plans and objectives of management, markets for Ziff-Davis' and CNET's stock, and other matters. Statements in this document that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

         These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this proxy statement/prospectus, are estimates reflecting the best judgment of the senior management of CNET and Ziff-Davis, respectively. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/ prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

         o the effects of vigorous competition in the markets in which CNET and Ziff-Davis operate, including the potential for additional competition from major Internet service providers and the content consumers that are currently customers of Ziff- Davis and CNET

         o the ability to enter into agreements, and the cost of entering new territories necessary, to provide nationwide services

         o changes in technology that may increase the number of competitors CNET or Ziff-Davis faces or require significant capital expenditures to provide competitive services

         o general economic or business conditions that may be less favorable than expected, resulting in, among other things, lower than expected revenues

         o costs or difficulties related to the integration of the businesses of CNET and Ziff-Davis that may be greater than expected

         o legislative or regulatory changes that may adversely affect the businesses in which CNET and Ziff-Davis are engaged

         o        adverse changes in the securities markets

         o the other risk factors described under "Risk Factors" in this proxy statement/prospectus and

         o other factors, including, but not limited to, economic, key employee, competitive, regulatory, governmental and technological factors, which may affect CNET or Ziff-Davis

         When we use the words "estimate," "project," "intend," "expect," "believe" and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents we incorporate by reference in this proxy statement/prospectus. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                            THE CNET SPECIAL MEETING

         We are furnishing this proxy statement/prospectus to stockholders of CNET as part of the solicitation of proxies by CNET's board of directors. The CNET board will use the proxies at the CNET special meeting and at any adjournment or postponement thereof. We are first mailing this proxy statement/prospectus and the accompanying form of proxy to CNET stockholders on or about _______, 2000.

         DATE, TIME AND PLACE

         We will hold the CNET special meeting on __________________, 2000, at 10:00 a.m., local time, at 150 Chestnut Street, San Francisco, California.

         PURPOSE OF CNET SPECIAL MEETING

         At the CNET special meeting, we are asking holders of CNET common stock to (1) approve the issuance of CNET common stock in a merger pursuant to which a newly formed, wholly owned CNET subsidiary will merge into Ziff-Davis, with Ziff-Davis continuing as the surviving corporation and becoming a wholly owned subsidiary of CNET, and (2) approve the CNET 2000 Stock Option Plan.

         RECORD DATE AND OUTSTANDING SHARES

         Only holders of record of CNET common stock at the close of business on __________ __, 2000, the CNET record date, are entitled to notice of and to vote at the CNET special meeting. On the CNET record date, there were approximately ______ shares of CNET common stock issued and outstanding and held by approximately ______ holders of record.

         PERSON MAKING THE SOLICITATION

         The proxy accompanying this proxy statement/prospectus is solicited on behalf of the CNET board of directors for use at the CNET special meeting.

         QUORUM AND VOTING REQUIRED

         At the CNET special meeting, holders of CNET common stock on the CNET record date will be entitled to one vote per share of common stock on the proposals to approve the issuance of shares of CNET common stock in the merger and to approve the CNET 2000 Stock Option Plan.

         A quorum of stockholders is necessary to hold a valid meeting. Attendance at the meeting in person or by proxy of a majority of the outstanding CNET common stock is required for a quorum to be present. If a quorum is not present at the CNET special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Abstentions and "broker non-votes" count as being present and are included to establish a quorum. A "broker non-vote" occurs when a broker is not permitted to vote because the broker has not received instructions from the beneficial owner of the shares.

         The issuance of shares of CNET common stock in the merger and the approval of the CNET 2000 Stock Option Plan requires the affirmative vote of a majority of the CNET shares represented in person or by proxy and entitled to vote at the special meeting.

         As of the CNET record date, directors and executive officers of CNET beneficially owned an aggregate of approximately ___% of the outstanding shares of CNET common stock. Halsey Minor, the chairman of CNET's board, and Shelby Bonnie, CNET's chief executive officer, have entered into voting agreements with Ziff-Davis that obligate them to vote all the shares of CNET common stock that they own in favor of the issuance of shares of CNET common stock in the merger. Together, Mr. Minor and Mr. Bonnie owned approximately _____% of CNET's common stock outstanding as of the record date.

         VOTING OF PROXIES

         All shares represented by properly executed proxies received in time for the CNET special meeting (and not revoked) will be voted at the CNET special meeting in the manner specified by the grantors of those proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the approval of the issuance of CNET common stock in connection with the merger and FOR the approval of the CNET 2000 Stock Option Plan.

         If you are a record holder of shares of CNET common stock, in order for your shares to be included in the vote, you must vote your shares by one of the following means:

         o     in person

         o by proxy by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope

         o by telephone by following the instructions printed on the enclosed proxy card

         Shares of CNET common stock represented at the CNET special meeting but not voting, including shares of CNET common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the CNET special meeting to determine the presence or absence of a quorum for the transaction of all business.

         Only shares affirmatively voted for approval of the issuance of shares of CNET common stock in the merger and for approval of the CNET 2000 Stock Option Plan, including properly executed proxies that do not contain voting instructions, will be counted as votes in favor of the approval of the issuance of such shares of CNET common stock and the approval of the CNET 2000 Stock Option Plan. Brokers who hold shares of CNET common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers.

         The persons named as proxies by CNET stockholders may propose and vote for one or more adjournments of the CNET special meeting, including adjournments to permit further solicitations of proxies. Proxies voted against the proposal to issue CNET common stock in the merger will not be voted in favor of any such adjournment or postponement.

         EXPENSES; SOLICITATION OF PROXIES

         CNET will mail a copy of this proxy statement/prospectus to each holder of record of CNET common stock on the CNET record date.

         CNET will pay the expenses of soliciting proxies to be voted at the meeting, except that Ziff-Davis will share equally the expenses incurred in connection with filing and printing this proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, CNET will request brokers, custodians, nominees and other record holders of CNET common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of CNET common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, CNET will reimburse such holders for their reasonable expenses.

         In addition to solicitation by mail, directors, officers and key employees of CNET may solicit proxies in person or by telephone, telegram or other means of communication. These persons will not receive additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

         _______ will assist in the solicitation of proxies by CNET. CNET will pay ______ fees estimated at $_____, plus reimbursement of out-of-pocket expenses, and will indemnify ______ against any losses arising out of its proxy soliciting services on behalf of CNET.

         PROXIES; REVOCABILITY

         The proxy accompanying this proxy statement/prospectus is solicited on behalf of the CNET board of directors for use at the CNET special meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to CNET. You may also vote by telephone, as described in the enclosed proxy card. All properly signed proxies that CNET receives prior to the vote at the meeting that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the issuance of CNET common stock in the merger and the CNET 2000 Stock Option Plan. You may revoke your proxy at any time before it is exercised by taking any of the following actions:

         o delivering a written notice to the secretary of CNET by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked

         o signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting

         o attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares

         o calling the toll-free number on the enclosed proxy and changing your vote, even if you did not previously vote by telephone

         CNET's board of directors does not know of any matter that is not referred to in this proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

         NO APPRAISAL RIGHTS

         Appraisal rights are not available to holders of CNET common stock.

         RECOMMENDATION OF CNET'S BOARD OF DIRECTORS

         CNET's board of directors has adopted the merger agreement and approved the issuance of CNET common stock in the merger, and has determined that the merger is in the best interests of CNET and its stockholders. Further, CNET's board of directors has adopted the CNET 2000 Stock Option Plan. The CNET board of directors recommends that CNET stockholders vote FOR the issuance of shares of CNET common stock in the merger and that CNET stockholders vote FOR approval of the CNET 2000 Stock Option Plan.

         To assure that your shares of CNET common stock are represented at the CNET special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may also vote by telephone, as described on the enclosed proxy card. You may revoke your proxy at any time before it is voted.

                         THE ZIFF-DAVIS SPECIAL MEETING

         We are furnishing this proxy statement/prospectus to stockholders of Ziff-Davis Inc. as part of the solicitation of proxies by the Ziff-Davis board of directors. Ziff-Davis' board will use the proxies at the Ziff-Davis special meeting and at any adjournment or postponement thereof. We are first mailing this proxy statement/prospectus and the accompanying form of proxy to Ziff-Davis stockholders on or about _______, 2000.

         DATE, TIME AND PLACE

         We will hold the Ziff-Davis special meeting on _________, ________, 2000, at 1:00 p.m., local time, at 28 East 28th Street, New York, New York.

         PURPOSE OF ZIFF-DAVIS SPECIAL MEETING

         At the special meeting, we are asking holders of ZD common stock and ZDNet common stock to adopt the merger agreement pursuant to which a newly formed, wholly owned subsidiary of CNET will merge into Ziff-Davis, with Ziff-Davis continuing as the surviving corporation and becoming a wholly owned subsidiary of CNET.

         RECORD DATE AND OUTSTANDING SHARES

         Only holders of record of ZD common stock and ZDNet common stock at the close of business on _________ __, 2000, the Ziff-Davis record date, are entitled to notice of and to vote at the Ziff-Davis special meeting. On the Ziff-Davis record date, approximately ______ shares of ZD common stock were issued and outstanding and held by approximately ______ holders of record and approximately _____ shares of ZDNet common stock were issued and outstanding and held by approximately ______ holders of record.

         PERSON MAKING THE SOLICITATION

         The proxy accompanying this proxy statement/prospectus is solicited on behalf of the Ziff-Davis board of directors for use at the Ziff-Davis special meeting.

         QUORUM AND VOTING REQUIRED

         At the Ziff-Davis special meeting, holders of record of ZD common stock on the Ziff-Davis record date will be entitled to cast one vote per share of ZD common stock owned as of the record date on the proposal to adopt the merger agreement. At the Ziff-Davis special meeting, holders of ZDNet common stock on the Ziff-Davis record date will be entitled to cast ____ votes per share of ZDNet common stock owned as of the record date, which is a number of votes per share calculated in accordance with the Amended and Restated Certificate of Incorporation of Ziff-Davis to equal the average market value of a share of ZDNet common stock divided by the average market value of a share of ZD common stock during the 20 consecutive trading day period ending on (and including) the fifth trading day before the Ziff-Davis record date.

         A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Ziff-Davis special meeting if shares representing a majority of the votes entitled to be cast are represented in person or by proxy. If a quorum is not present at the Ziff-Davis special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Abstentions and "broker non-votes" count as being present to establish a quorum. A "broker non-vote" occurs when a broker is not permitted to vote because the broker does not have instructions from the beneficial owner of the shares.

         As of August 8, 2000, directors and executive officers of Ziff-Davis as a group beneficially owned an aggregate of approximately [24.0]% of the outstanding shares of Ziff-Davis. Softbank, which owns Ziff-Davis common stock entitled to cast a majority of the total votes at the Ziff-Davis special meeting, has agreed to vote in favor of the adoption of the merger agreement. Thus, we expect that the merger agreement will be adopted by Ziff-Davis stockholders regardless of how other Ziff-Davis stockholders vote.

         The adoption of the merger agreement requires the affirmative vote of holders of shares representing a majority of the total voting power of ZD common stock and ZDNet common stock entitled to vote at the special meeting, voting together as a single group. IF A ZIFF-DAVIS STOCKHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE (EITHER IN PERSON OR BY PROXY), IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT. THE SHARES OF ZD COMMON STOCK WHICH ARE SUBJECT TO THE VOTING AGREEMENT ENTERED INTO BY SOFTBANK WILL BE SUFFICIENT TO ADOPT THE MERGER AGREEMENT AT THE SPECIAL MEETING.

         VOTING OF PROXIES

         All shares represented by properly executed proxies received in time for the Ziff-Davis special meeting (and not revoked) will be voted at the Ziff-Davis special meeting in the manner specified by the grantors of those proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement, and the proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

         If you are a record holder of shares of ZD common stock and/or ZDNet common stock, in order for your shares to be included in the vote, you must vote your shares by one of the following means:

         o     in person

         o by proxy by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope

         o by telephone by following the instructions printed on the enclosed proxy card

         Shares of ZD common stock and ZDNet common stock represented at the Ziff-Davis special meeting but not voted, including shares of ZD common stock and ZDNet common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Ziff-Davis special meeting to determine the presence or absence of a quorum for the transaction of all business.

         Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as votes in favor of the adoption of the merger agreement. Brokers who hold shares of ZD common stock and/or ZDNet common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. These non-voted shares are referred to as "broker non-votes" and have the same effect as a vote against the approval of the merger agreement.

         The persons named as proxies by a Ziff-Davis stockholder may propose and vote for one or more adjournments of the Ziff-Davis special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

         Ziff-Davis does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the Ziff-Davis special meeting. If, however, Ziff-Davis' board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

         EXPENSES; SOLICITATION OF PROXIES

         Ziff-Davis will mail a copy of this proxy statement/prospectus to each holder of record of ZD common stock and/or ZDNet common stock on the Ziff-Davis record date.

         Ziff-Davis will pay the expenses of soliciting proxies to be voted at the meeting, except that CNET will share equally the expenses incurred in connection with filing and printing this proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, Ziff-Davis will request brokers, custodians, nominees and other record holders of ZD common stock and/or ZDNet common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of ZD common stock and/or ZDNet common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, Ziff-Davis will reimburse such holders for their reasonable expenses.

         In addition to solicitation by mail, directors, officers and key employees of Ziff-Davis may solicit proxies in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

         _______ will assist in the solicitation of proxies by Ziff-Davis. Ziff-Davis will pay ______'s fees estimated at $_____, plus reimbursement of out-of-pocket expenses, and will indemnify ________ against any losses arising out of its proxy soliciting services on behalf of Ziff-Davis.

         Ziff-Davis stockholders should not send stock certificates with their proxy cards. A transmittal form with instructions for the surrender of ZD common stock and/or ZDNet common stock certificates will be mailed to Ziff-Davis stockholders as soon as is practicable after the completion of the merger.

         PROXIES; REVOCABILITY

         The proxy accompanying this proxy statement/prospectus is solicited on behalf of the Ziff-Davis board of directors for use at the Ziff-Davis special meeting. Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to Ziff-Davis. You may also vote by telephone, as described in the enclosed proxy card. All properly signed proxies that Ziff-Davis receives prior to the vote at the meeting that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to adopt the merger agreement. You may revoke your proxy at any time before it is exercised by taking any of the following actions:

         o delivering a written notice to the secretary of Ziff-Davis by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked

         o signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting

         o attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares

         o calling the toll-free number on the enclosed proxy and changing your vote, even if you did not previously vote by telephone

         Ziff-Davis' board of directors does not know of any matter that is not referred to in this proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

         NO APPRAISAL RIGHTS

         Appraisal rights are not available to holders of ZD common stock or ZDNet common stock.

         DIRECTORS OF THE SURVIVING CORPORATION

         Upon completion of the merger, Shelby Bonnie, Daniel Rosensweig and Richard Marino will be the sole directors of Ziff-Davis. Shelby Bonnie is currently the Chief Executive Officer of CNET, and Richard Marino is currently CNET's President. Daniel Rosenswig is currently the Chief Executive Officer of ZDNet.

         After the merger, CNET's board of directors will be increased by one directorship and will consist of seven directors. In addition, Douglas Woodrum, one of CNET's current directors, will resign from the board. The two vacancies created on CNET's board will be filled by one designee of Ziff-Davis and by one designee of Softbank.

         RECOMMENDATION OF ZIFF-DAVIS' BOARD OF DIRECTORS

         Ziff-Davis' board of directors has approved the merger agreement, and has determined that the merger is in the best interests of Ziff-Davis and its stockholders. The Ziff-Davis board of directors recommends that Ziff-Davis stockholders vote FOR adoption of the merger agreement.

         To assure that your shares of ZD common stock and ZDNet common stock are represented at the Ziff-Davis special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may also vote by telephone, as described on the enclose proxy card. You may revoke your proxy at any time before it is voted.

PROPOSAL ONE -- THE MERGER AND RELATED MATTERS

                               THE PROPOSED MERGER

STRUCTURE OF THE MERGER; MERGER CONSIDERATION

         THE MERGER

         In accordance with the merger agreement and Delaware law, TD Merger Sub will be merged with and into Ziff-Davis. As a result of the merger, the separate corporate existence of TD Merger Sub will cease and Ziff-Davis will survive the merger as a wholly owned subsidiary of CNET.

         MERGER CONSIDERATION

         In the merger, Ziff-Davis stockholders will receive 0.3397 of a share of CNET common stock for each share of ZD common stock they hold and 0.5932 of a share of CNET common stock for each share of ZDNet common stock they hold. The number of shares of CNET common stock that Ziff-Davis stockholders will receive in the merger will be appropriately adjusted for any stock splits, combinations and other similar events that occur between the date of the merger agreement and the completion of the merger. We will not issue fractional shares of CNET common stock in the merger. Instead, each Ziff-Davis stockholder otherwise entitled to a fractional share will receive cash, without interest, in lieu of a fraction of a share of CNET common stock. Specifically, the exchange agent in the merger will, as promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, notify CNET of such amount, and CNET will deposit such amount with the exchange agent and will cause the exchange agent to forward payments to the owners of fractional interests.

         EFFECTIVE TIME OF THE MERGER

         The merger will become effective when a certificate of merger is filed with the Delaware Secretary of State or at a later time as may be specified in the certificate of merger. The effective time of the merger will occur as soon as practicable after the last of the conditions in the merger agreement has been satisfied or waived. We expect the merger to occur in the fourth quarter of 2000. However, because the merger is subject to governmental approvals and other customary conditions, we cannot predict the exact timing.

         TREATMENT OF ZIFF-DAVIS STOCK OPTIONS

         At the effective time of the merger, each outstanding Ziff-Davis stock option will cease to represent a right to acquire shares of ZD common stock or ZDNet common stock, as the case may be, and will be converted into (i) in the case of an option to purchase shares of ZD common stock, an option to purchase a number of shares of CNET common stock equal to the number of shares of ZD common stock subject to such option times 0.3397, at a per share exercise price equal to the per share exercise price of such option divided by 0.3397, and (ii) in the case of an option to purchase shares of ZDNet common stock, an option to purchase a number of shares of CNET common stock equal to the number of shares of ZDNet common stock subject to such option times 0.5932, at a per share exercise price equal to the per share exercise price of such option divided by 0.5932.

BACKGROUND OF THE MERGER

         CNET continually evaluates opportunities that could help it improve its service offerings, gain new users of its services and expand the scale of its operations. Accordingly, CNET representatives and its financial and legal advisors met with Ziff-Davis representatives and its financial and legal advisors in December 1998 for extremely preliminary discussions about the possibility of engaging in a transaction that would combine the CNET and ZDNet online businesses. No specific proposals were made and these discussions never evolved beyond the preliminary stage.

         In mid-1999, Ziff-Davis retained Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Sullivan & Cromwell to help it explore strategic alternatives to maximize stockholder value. As a result of this exploration, Ziff-Davis determined to dispose of substantially all of its non-Internet assets and eliminate its tracking stock structure.

         Separately, members of CNET's senior management followed the Ziff-Davis announcements concerning the disposition of Ziff-Davis' non-Internet assets. In September 1999 Shelby Bonnie, CNET's Chief Executive Officer, and Halsey Minor, the Chairman of CNET's board of directors, met with representatives of Lazard to discuss the actions announced by Ziff-Davis. At such meeting, the representatives of Lazard reviewed the non-Internet businesses of Ziff-Davis and discussed the potential values for such businesses and the possible process and timing relating to their sale.

         During the Ziff-Davis restructuring process, CNET and Lazard periodically communicated to Ziff-Davis and Morgan Stanley that CNET might have an interest in pursuing a transaction that would result in a combination of Ziff-Davis' online assets with CNET.

         On January 18, 2000 representatives of Lazard reviewed with Mr. Bonnie the announced results of Ziff-Davis' disposition process and plan to eliminate Ziff-Davis' tracking stock structure. On February 28, 2000, Mr. Bonnie met again with representatives of Lazard. At that meeting such representatives analyzed and compared the recently announced fourth quarter financial results of Ziff-Davis and CNET and discussed their view of the potential synergies that could be achieved by combining Ziff-Davis with CNET.

         On March 15, 2000, representatives of Lazard met with Mr. Bonnie, Douglas Woodrum, CNET's Chief Financial Officer, and Richard Marino, CNET's President. At that meeting, Lazard reviewed the strategic rationale for considering an acquisition of Ziff-Davis, including their view of potential synergies from combining the two companies. Lazard also reviewed a preliminary financial analysis related to such a transaction.

         By April 2000, Ziff-Davis had completed the sale of its market intelligence, television and education businesses and most of its print publishing business. In addition, Ziff-Davis had announced that it intended to recapitalize and spin off its trade show and conference business (now known as Key3Media) to the holders of ZD common stock and simultaneously pay those holders a cash dividend. In this document, we sometimes refer to those transactions as the Key3Media spin-off and cash dividend.

         In late May, as Ziff-Davis neared completion of the disposition of its non-Internet businesses, Mr. Bonnie met with Daniel Rosensweig, ZDNet's Chief Executive Officer. At that meeting, Messrs. Bonnie and Rosensweig discussed the business and operations of their two companies and the potential synergies and other benefits that might result from a combination of CNET and Ziff-Davis. Messrs. Bonnie and Rosensweig also discussed the potential process for considering a transaction between the two companies but did not discuss any specific terms.

         During the three week period after the May meeting of Messrs. Bonnie and Rosensweig, members of CNET's senior management and Lazard prepared a more comprehensive financial analysis of an acquisition of Ziff-Davis and a more detailed review of the strategic rationale and potential synergies and other benefits and potential risks that might result from such a transaction. During the week of June 11, 2000, CNET engaged Simpson Thacher & Bartlett as its legal counsel in connection with the proposed transaction.

         On June 28, 2000, CNET and Ziff-Davis executed a confidentiality agreement in connection with the ongoing discussions.

         At a meeting of the CNET board of directors on June 21, 2000, Mr. Bonnie briefed the board on his discussions with Mr. Rosensweig. In addition, Mr. Bonnie, Mr. Marino, Sharon Le Duy, CNET's Vice President -- Legal and Business Affairs, April Walden, Associate Vice President -- Investor Relations, and representatives of Lazard reviewed the strategic rationale, potential synergies and other benefits and potential risks associated with an acquisition of Ziff-Davis. Lazard also reviewed a preliminary financial analysis related to the proposed transaction. Following discussion, the CNET board authorized senior management and its advisors to indicate to Ziff-Davis that CNET was interested in discussing a potential stock-for-stock acquisition of Ziff-Davis in which Ziff-Davis' stockholders would own 30-33% of the combined company. Prior to completion of such transaction, Ziff-Davis would be permitted to spin-off Key3Media and, subject to receipt of sufficient cash from Key3Media, pay the previously contemplated cash dividend of $2.50 per share of ZD common stock.

         Following the June 21,2000, meeting of the CNET board, Mr. Bonnie called Mr. Rosensweig and Lazard spoke with representatives of Morgan Stanley. Both Mr. Rosensweig and representatives of Morgan Stanley stated that while Ziff-Davis would not be prepared to enter into a transaction at the valuation level proposed by CNET, Ziff-Davis was prepared to allow CNET to conduct a more thorough due diligence review of Ziff-Davis and to further evaluate the potential synergies and other benefits that might result from combining the two companies.

         On June 28, 2000, Mr. Bonnie, Mr. Marino, Mr. Woodrum, Ms. Le Duy, Ms. Walden, and representatives of Lazard met in New York City with Mr. Rosensweig, Lauren Bonfield, Vice President -- General Counsel of ZDNet, Masimo DeNadai, Vice President -- Business Operations of ZDNet, and representatives of Morgan Stanley. At that meeting, the participants discussed each of CNET's and Ziff-Davis' operations, financial results, contingent liabilities and prospects as well as the potential synergies and other benefits that could result from a merger of the two companies. During the week of July 3, 2000, CNET and its counsel began to prepare a draft of the merger agreement and the other documents required for the transaction and each party and its legal and financial advisors continued their due diligence review of the other party. On July 6, 2000, CNET's and Ziff-Davis' legal and financial advisors discussed the structural alternatives for the potential transaction being discussed and agreed that any acquisition of Ziff-Davis would be pursuant to a merger of a subsidiary of CNET into Ziff-Davis. Members of senior management of the two companies met again in New York City on July 7, 2000, to conduct further due diligence and analyze the potential synergies and benefits from the proposed transaction.

         On July 9, 2000, Mr. Bonnie met with Eric Hippeau, the Chairman of Ziff-Davis and an officer of Softbank, to discuss the potential transaction.

         During the week of July 9, 2000, CNET and Ziff-Davis continued their due diligence of each other and began to negotiate the terms of the merger agreement, the Softbank stockholder agreement and the other agreements relating to the merger. The parties remained significantly apart on a number of issues, particularly the exchange ratios, the circumstances under which a termination fee would be payable, the amount of any termination fee and the various agreements that CNET sought from Softbank. CNET's board of directors met again on July 12, 2000, and was updated on the status of negotiations between the parties, the due diligence review of Ziff-Davis conducted by CNET's management and its legal and financial advisors, management's and Lazard's analyses of the potential synergies and benefits from the proposed transaction and Lazard's financial analyses. After discussion, the CNET board authorized CNET's management to indicate to Ziff-Davis that CNET would consider an acquisition in which Ziff-Davis' stockholders would own 35% of the combined company, subject to satisfactory completion of CNET's due diligence review of Ziff-Davis, and negotiation of a satisfactory merger agreement and other documents.

         During the period from July 13, 2000 through July 18, 2000, CNET and Ziff-Davis continued their due diligence reviews and negotiated the terms of the merger agreement and related documents. During this period CNET and Softbank also negotiated the terms of the Softbank stockholder agreement. On the afternoon of July 18, 2000, the parties reached agreement on the remaining issues, including the restrictions to be imposed on Ziff-Davis' operations prior to completion of the merger, the circumstances under which a termination fee would become payable and the amount of such fee and the rights and restrictions of Softbank arising from its ownership of CNET common stock.

         Also on the afternoon of July 18, 2000, the parties decided that, if they agreed to a merger, the holders of Ziff-Davis stock and options would receive 35.5% of the stock of the combined company. In making this calculation, the parties agreed to count CNET options (including options to be issued in exchange for Ziff-Davis options) as share equivalents under the treasury method based on the then current price for the shares of CNET common stock.

         In order to implement this decision, the parties then decided that, if they agreed to a merger, each share of ZD common stock should convert into
0.3397 of a share of CNET common stock and each share of ZDNet common stock should convert into 0.5932 of a share of CNET common stock. We call the relationship between the exchange ratio for the shares of ZD common stock and the exchange ratio for the shares of ZDNet common stock the ZD/ZDNet equivalency ratio, and in this case that ratio turned out to be approximately 0.57.

         The parties and their advisors arrived at this ZD/ZDNet equivalency ratio using a methodology similar to the methodology described in the Ziff-Davis proxy statement dated February 7, 2000 for determining an equivalency ratio for purposes of eliminating the Ziff-Davis tracking stock structure. Broadly speaking, the parties hypothetically transferred the remaining assets and liabilities of the ZD division (other than the assets and cash that Ziff-Davis planned to transfer to holders of shares of ZD common stock as part of the Key3Media spin-off and cash dividend) to the ZDNet division in return for a hypothetical increase in ZD's retained interest in shares of ZDNet common stock. After giving effect to that hypothetical transfer, ZD's only remaining asset would be its increased retained interest in shares of ZDNet common stock. For this reason, each share of ZD common stock would be hypothetically equivalent to:

               o the number of shares of ZDNet common stock in ZD's increased retained interest, divided by

               o the number of shares (and share equivalents) of ZD common stock then outstanding.

               The actual calculation worked as follows:

         o First, Ziff-Davis estimated the net value of ZD's remaining assets and liabilities at $55 million.

               o This estimate INCLUDED Computer Shopper, Smart Planet, an investment in Red Herring Communications Inc. and various other assets and liabilities.

               o This estimate EXCLUDED stock option liabilities as well as all of the assets and cash that Ziff-Davis planned to transfer to holders of shares of ZD common stock as part of the Key3Media spin-off and cash dividend.

         o Ziff-Davis then subtracted from this $55 million estimate about $12.8 million to reflect the amount by which the options to purchase ZDNet common stock that had been granted to ZD employees were in-the-money (based on the price for a share of ZDNet common stock implied by the merger), resulting in an estimated net value of about $43.2 million.

               o This amount was subtracted because ZD was responsible for compensating ZDNet for any options to purchase ZDNet common stock granted to ZD employees.

               o The parties assumed that the price of a share of ZDNet common stock implied by the merger equaled the per share closing price of the CNET common stock on July 18, 2000 ($32.1875) times the ZDNet common stock exchange ratio of 0.5932, or $19.08.

         o The parties then hypothetically transferred those remaining ZD assets and liabilities to ZDNet in return for a hypothetical increase in ZD's retained interest in shares of ZDNet common stock.

               o The parties calculated the hypothetical increase in ZD's retained interest in shares of ZDNet common stock by dividing the $43.2 million estimated net value of the transferred assets and liabilities by the price of a share of ZDNet common stock implied by the merger (again, $19.08).

               o The hypothetical increase amounted to about 2.3 million shares of ZDNet common stock, and as a result, the number of retained interest shares hypothetically increased from 60 million to about 62.3 million.

         o Next the parties estimated the value of the Key3Media spin-off and cash dividend at $5.50 per share of ZD common stock and used that estimated value, as well as the post-spin-off, post-dividend price of a share of ZD common stock implied by the merger, to estimate the expected adjustment to the options to purchase ZD common stock that would be triggered by that spin-off and dividend.

               o The parties assumed that the post-spin-off, post-dividend price of a share of ZD common stock implied by the merger equaled the per share closing price of the CNET common stock on July 18, 2000 ($32.1875) times the exchange ratio for the ZD common stock of 0.3397, or $10.94.

         o The parties then calculated at about 108.7 million the number of shares (and share equivalents) of ZD common stock that would be outstanding after giving effect to the expected adjustment to the options to purchase ZD common stock that would be triggered by the Key3Media spin-off and cash dividend.

               o For this purpose, the parties counted the adjusted options to purchase ZD common stock as share equivalents under the treasury method based on the post-spin-off, post-dividend price for a share of ZD common stock implied by the merger (again, $10.94).

         o Finally, the parties calculated the ZD/ZDNet equivalency ratio by dividing ZD's hypothetical increased retained interest of about
               62.3 million shares by the number of post-spin-off, post-dividend shares (and share equivalents) of ZD common stock then outstanding of about 108.7 million. The result was approximately 0.57.

         Because the determination of the appropriate ZD/ZDNet equivalency ratio involves a conflict between the interests of the holders of shares of ZD common stock and the holders of shares of ZDNet common stock, Jonathon Lazarus acted as a one-man special committee of the Ziff-Davis board of directors to review the methodology and calculation of that ratio and make a recommendation to the full board. Mr. Lazarus is the only Ziff-Davis director who is not part of management and has no material ties to Softbank, which owns a majority of the shares of ZD common stock. The special committee engaged Hambrecht & Quist as financial advisors and Preston Gates & Ellis LLP as legal advisors to assist it in its work. The special committee met frequently with its financial and legal advisors as well as members of management of Ziff-Davis and Ziff-Davis' financial and legal advisors to perform this function. The special committee, with the help of its advisors, carefully considered the methodology for the calculation described above and the inputs to that calculation (including the estimated value of ZD's remaining assets and liabilities and the estimated value of the Key3Media spin-off and cash dividend). The special committee reported its findings to the board of directors of Ziff-Davis at the July 17, 2000 and July 18, 2000 meetings of the Ziff-Davis board of directors referred to below and recommended that the board adopt the methodology and calculation described above. The Ziff-Davis board of directors followed the special committee's recommendation in all respects.

         On July 18, 2000, the CNET board of directors met beginning at 4:00 p.m. San Francisco time at the offices of CNET. At this meeting, a representative of Simpson Thacher & Bartlett discussed the board's fiduciary duties when considering the proposed merger and reviewed the material terms of the merger agreement, the Softbank stockholder agreement and related documents. Representatives of Lazard presented to CNET's board a summary of its financial analyses related to the proposed transaction. In addition, Lazard delivered its opinion that the consideration to be paid was fair, from a financial point of view, to CNET. Upon completing its deliberations, the CNET board by unanimous vote of those present approved the merger agreement and the related agreements and the transactions contemplated by those agreements, declared then advisable and in the best interests of CNET and its stockholders and resolved to recommend that CNET's stockholders approve the issuance of CNET common stock in the merger.

         On July 17, 2000 and again on July 18, 2000, the Ziff-Davis board met to discuss the merger proposal. At these meetings, a representative of Sullivan & Cromwell discussed the board's fiduciary duties when considering the proposed merger and reviewed the material terms of the merger agreement and the other transaction documents. Members of management presented their views as to the prospects for the combined company as well as their views about strategic alternatives to the merger, including the possibility of remaining independent and the possibility of a merger with another company. Representatives of Morgan Stanley presented to the board a summary of its financial analysis related to the proposed merger and delivered its opinion that the consideration to be received by the holders of ZD common stock and ZDNet common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Upon completing its deliberations, the Ziff-Davis board, by unanimous vote of those present, approved the merger agreement, declared it advisable and in the best interests of Ziff-Davis and its stockholders and resolved to recommend that the Ziff-Davis stockholders adopt the merger agreement.

         On the early morning of July 19, 2000, Ziff-Davis and CNET entered into a definitive merger agreement pursuant to which a subsidiary of CNET will merge into Ziff-Davis, with Ziff-Davis as the surviving entity. As a result of the merger, each share of ZD common stock will convert into 0.3397 of a share of CNET common stock and each share of ZDNet common stock will convert into 0.5932 of a share of CNET common stock. The merger supersedes an alternative transaction for eliminating Ziff-Davis' tracking stock structure described by the Ziff-Davis proxy statement dated February 7, 2000.

         Before the market opened on July 19, 2000, the parties issued a joint press release announcing the transaction.

         The merger agreement specifically authorized Ziff-Davis to complete the Key3Media spin-off and pay a cash dividend within specified parameters. On August 18, 2000, Ziff-Davis completed the Key3Media spin-off and paid a cash dividend of $2.50 per share of ZD common stock, as permitted by the merger agreement.

JOINT REASONS FOR THE MERGER

         CNET's merger with Ziff-Davis will create the leading online provider of technology information and related services. We believe that the following strengths of the combined company will make it uniquely positioned to address the technology information needs of all segments of technology users as well as participants in the technology product supply channel:

         o 16.6 million monthly unique users, making it the eighth largest web property according to Media Metrix statistics published in May 2000
         o a global presence, with operations in 23 countries and 16 languages
         o established brand names in CNET and ZDNet that we believe are known and trusted for providing technology advice
         o multiple platforms to distribute our information including online and through wireless devices, television, radio and print
         o management teams with many years of experience in the technology industry

         The combination provides the potential for stronger combined operating and financial results than either company could achieve on its own.

         The combined company will be a leading online provider of technology information, with approximately:

         o    30,000,000 page views per day
         o    20,000,000 subscriptions to different e-mail lists
         o    300,000 products with information, pricing and availability
         o    20,000 expert reviews of technology products
         o    80 technology related news stories each day

         The following are key specific reasons why we believe the merger will be beneficial to stockholders of the combined company:

         CREATE OPERATING SYNERGIES AND NEW BUSINESS OPPORTUNITIES. We believe that the combined company will benefit from operating synergies as well as new business development opportunities. The following are representative of the potential revenue growth opportunities and cost synergies from the combination:

         o the largely unduplicated user and advertiser bases of CNET and ZDNet create revenue opportunities and synergies, such as providing companies with "one-stop" shopping for their online, print and broadcast media advertising campaigns directed at all segments of the technology user audience

         o the increased scale of the combined company will enable it to further the development of existing businesses, such as CNET's IT supply channel services, and will enhance new business development opportunities

         o cost synergies in areas such as selling, general and administrative expenses and advertising expenses, are expected to result from economies of scale and cross promotion opportunities, and lower the cost of future growth

CNET'S REASONS FOR THE MERGER

         In connection with its approval of the merger, its determination that the merger is fair to and in the best interest of CNET's stockholders and its recommendation that stockholders approve the issuance of the CNET common stock in the merger, the board of directors of CNET consulted with its legal advisors, including its Vice President - Legal and Business Affairs and representatives of Simpson Thacher & Bartlett, outside counsel on the transaction, regarding the duties of the members of the board, as well as with members of management and Lazard, its financial advisor. The CNET board also considered the following material information and factors in reaching its determination to approve the merger, to conclude that the merger is fair to and in the best interests of CNET's stockholders, and to recommend that stockholders approve the issuance of shares of CNET common stock in connection with the merger:

         o     the reasons described under "--Joint Reasons for the Merger;"

         o the exchange ratio being used in the merger and the continuing approximately 65% ownership interest in CNET by CNET stockholders resulting from the merger and the history of the negotiations between CNET and Ziff-Davis

         o presentations by senior members of CNET's management regarding the strategic advantages of combining with Ziff-Davis, operational aspects of the transaction, and the results of management's operational and legal due diligence review

         o historical information concerning CNET's and Ziff-Davis' respective businesses, financial performance and condition, operations, technology, management, competitive position and stock performance, including reports concerning results of operations during the most recent fiscal quarter for each company as filed with the SEC

         o CNET management's view as to the financial condition, results of operations and businesses of CNET and Ziff-Davis before and after giving effect to the merger based on management's due diligence and publicly available earnings estimates

         o the strategic fit of CNET and Ziff-Davis, including the belief that the merger has the potential to enhance stockholder value through synergies resulting from combining the two companies's complementary strengths and assets, including additional opportunities for e-commerce and advertising revenues, growth in subscribers, cross promotion and operating efficiencies

         o the opportunities and alternatives available to CNET if the merger were not undertaken, including pursuing an acquisition of or business combination or joint venture with entities other than CNET and the conclusion that a combination with Ziff-Davis is expected to result in greater benefits than the alternatives

         o the analyses and presentations of Lazard on the financial aspects of the merger, and their written opinion to the effect that, as of July 18, 2000, and based on and subject to the various considerations set forth in its opinion, the consideration to be paid was fair from a financial point of view to CNET

         o the terms and conditions of the merger agreement, including the fact the exchange ratios are fixed, the agreement of Softbank to vote in favor of the merger, the conditions to consummation of the merger, the limitations on the interim business operations of CNET and Ziff-Davis, the right of the parties to the merger agreement, under certain circumstances, to respond to, evaluate and negotiate with respect to other business combination proposals, and the circumstances under which the merger agreement could be terminated and the size and impact of termination fees associated with a termination, as well as the advice of CNET's financial and legal advisors that these provisions were reasonable in the context of the transaction

         o the corporate governance arrangements established for the transaction, including the board composition, continuity of CNET senior management and the rights granted to Softbank under the terms of the stockholders agreement between CNET and Softbank

         o the fact that the merger likely will be completed, including the fact that Softbank has agreed to vote its shares in favor of the merger and the likelihood that the merger will receive the necessary regulatory approvals

         o the expected tax-free treatment of the merger for U.S. federal income tax purposes

         o the interests of the officers and directors of CNET and Ziff-Davis in the merger, including the matters described under " -- Interests of certain, directors, officers and affiliates in the merger," and the impact of the merger on CNET's stockholders, customers and employees

         The CNET board also considered the potential adverse consequences of other factors on the proposed merger, including:

         o the accounting treatment of the transaction as a purchase transaction, including the negative effect on future earnings per share that will result from amortizing goodwill and other intangibles that will be recorded on the financial statements of CNET

         o the challenges of combining the businesses, assets and workforces of two independent companies and the risks of not achieving the expected operating efficiencies or growth

         o the risk of contingent liabilities associated with the businesses previously owned by Ziff-Davis

         o the risk of management and employee disruption associated with the merger, including the risk of diverting management focus and resources from other strategic opportunities while working to implement the merger and the risk that despite the efforts of the management of the combined company, key technical, sales and management personnel might choose not to remain employed by the combined company

         o the risk that, despite the efforts of Ziff-Davis and CNET, key management and technical personnel might not continue with the combined company

         o the risk that the merger may not be consummated, even if approved by CNET's and Ziff-Davis' stockholders

         o the risks that the benefits sought to be achieved by the merger will not be realized

         o     the other risks described under "Risk Factors"

         The discussion of the information and factors considered by CNET is not intended to be exhaustive, but includes the material factors considered. The CNET board did not assign particular weight or rank to the factors it considered in approving the merger. In considering the factors described above, individual members of the CNET board may have given different weight to various factors. The CNET board considered all of these factors as a whole, and concluded that, on balance, the potential benefits of the merger to CNET and its stockholders outweighed the risks.

RECOMMENDATION OF CNET'S BOARD OF DIRECTORS

         After careful consideration, CNET's board of directors unanimously determined that the merger is in the best interests of CNET and its stockholders and declared the merger advisable. CNET's board of directors unanimously approved the merger agreement and unanimously recommends that CNET stockholders vote in favor of the issuance of CNET common stock in the merger.

OPINION OF CNET'S FINANCIAL ADVISOR

                  On July 18, 2000, Lazard delivered its oral opinion to the CNET board of directors to the effect that, as of the date of its opinion, based upon and subject to the various assumptions and limitations set forth in the opinion, the consideration being paid by CNET in the merger was fair to CNET from a financial point of view. Lazard subsequently confirmed its opinion in writing as of that date.

                  A copy of the full text of the opinion of Lazard, dated July 18, 2000, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement/prospectus as Annex C. This summary discussion of Lazard's opinion is qualified in its entirety by reference to the full text of the opinion. The engagement of Lazard and its opinion are solely for the benefit of the CNET board of directors in connection with the CNET board of directors' consideration of the merger. Lazard's opinion is directed only to the fairness to CNET, from a financial point of view, of the consideration being paid by CNET, and does not address any other aspect of the merger. The opinion is not intended to, and does not, constitute a recommendation to any holder of CNET's common stock as to how any such holder should vote in connection with the merger. Holders of CNET's common stock are urged to read the opinion of Lazard carefully and in its entirety.

         In connection with its opinion, dated July 18, 2000, to the CNET board of directors, Lazard:

         o reviewed the financial terms and conditions of the draft merger agreement as of July 18, 2000, the terms and conditions of draft stockholders agreements as of July 18, 2000 between CNET and Softbank, as a stockholder of Ziff-Davis, and between Ziff-Davis and certain stockholders of CNET, and the terms and conditions of the draft voting agreement between Softbank and CNET as of July 18, 2000

         o analyzed certain historical business and financial information relating to CNET and Ziff-Davis

         o reviewed various publicly available forecasts prepared by nationally recognized research analysts who report on CNET and Ziff-Davis and various financial projections provided to Lazard by CNET and Ziff-Davis relating to their respective businesses

         o held discussions with members of senior management of CNET and Ziff-Davis with respect to the businesses and prospects of CNET and Ziff-Davis, respectively, and the strategic objectives of each

         o reviewed public information with respect to certain other companies Lazard deemed to be generally comparable to those of CNET and Ziff-Davis

         o reviewed the financial terms of certain business combinations involving companies Lazard deemed to be generally comparable to those of CNET and Ziff-Davis, and in other industries generally

         o reviewed the historical stock prices and trading volumes of CNET common stock, Ziff-Davis common stock and ZDNet common stock

         o conducted other financial studies, analyses and investigations as Lazard deemed appropriate

         Lazard relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for any independent verification of that information or any independent valuation or appraisal of any of the assets or liabilities of CNET or Ziff-Davis, or concerning the solvency or fair value of either CNET or Ziff-Davis. With the consent of CNET, Lazard relied upon publicly available forecasts prepared by nationally recognized research analysts who report on CNET and Ziff-Davis and relied on the statements of the managements of

CNET and Ziff-Davis that those forecasts were consistent with the currently available estimates and judgments of the managements of CNET and Ziff-Davis as to the future financial performance of CNET and Ziff-Davis. With respect to the preliminary projections provided to Lazard by CNET and Ziff-Davis, Lazard assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CNET and Ziff-Davis as to the future financial performance of CNET and Ziff-Davis. Lazard assumed no responsibility for, and expressed no view as to, such forecasts or the assumptions on which they were based.

         The opinion of Lazard was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, July 18, 2000. In rendering its opinion, Lazard did not express any opinion as to the prices at which any securities of either CNET or Ziff-Davis could actually trade at any time or as to the relative merits of the merger or any other business strategies that the companies might have considered.

         In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver of any material term or condition by CNET and that obtaining the necessary regulatory approvals, if any, for the merger would not have an adverse effect on CNET. Lazard also assumed that the definitive merger agreement would not differ in any material respects from the draft furnished to it. Lazard also assumed that the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

         The following is a summary of the material financial and comparative analyses performed by Lazard in connection with providing its opinion to the CNET board of directors and reviewing that opinion with the board at the July 18 board of directors meeting. Unless otherwise indicated, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or about July 18, 2000 and is not necessarily indicative of current market conditions. In addition, all future estimates of revenues, growth and earnings are based on publicly available forecasts prepared by nationally recognized research analysts who report on CNET and Ziff-Davis, and all such estimates for Ziff-Davis, and all historical financial information for Ziff-Davis, relate solely to the online activities of ZDNet and do not include the impact of Ziff Davis's investments in Computer Shopper, Smart Planet or Red Herring unless otherwise indicated. You should understand that the order of analyses (and results of those analyses) described below is not intended to indicate any relative importance given to those analyses by Lazard. The summary of financial analyses includes information presented in tabular format, which should be read together with the text that accompanies those tables.

                  SUMMARY OF PROPOSED TRANSACTION. Lazard reviewed the proposed terms of the merger, including the structure, the exchange ratios, the implied per share value of ZD common stock and ZDNet common stock, approximate relative ownership composition, board composition and the accounting and tax treatment of the merger. Lazard noted that, based upon the exchange ratios and CNET's closing stock price on the Nasdaq National Market of $32.19 on July 18, 2000, the implied value per share of ZD common stock was approximately $10.93 and the implied value per share of ZDNet common stock was approximately $19.09. Lazard further noted that, based upon the exchange ratios and the July 18 closing price, CNET stockholders would own approximately 64.5% of the combined company and Ziff-Davis stockholders would own approximately 35.5% (including 17.1% to be held by Softbank based on Softbank's current ownership of Ziff-Davis) of the combined company on a fully diluted basis (counting options under the treasury method) following the merger.

                  Lazard also noted that pursuant to the merger agreement CNET would expand its board of directors to include one director selected by Softbank and reasonably acceptable to CNET and another selected by Ziff-Davis and reasonably acceptable to CNET. Lazard further noted that, in connection with entering into the merger agreement, Softbank, CNET and certain stockholders of CNET had entered into voting and shareholder agreements relating to voting on the merger, and to Softbank's ability to increase its percentage ownership of CNET following the merger.

                  Finally, Lazard reviewed the breakup fee payable by CNET under certain circumstances, the January 31, 2001 termination date, the accounting and tax treatment of the merger and the conditions to the parties' respective obligations to effect the merger, including the condition to CNET's obligation that Ziff-Davis complete the recapitalization and spin-off of its trade show and conference subsidiary.

                   HISTORICAL TRADING ANALYSIS. Lazard reviewed the closing prices per share of CNET common stock and ZDNet common stock for each trading day from January 10, 2000 through July 18, 2000. Lazard also calculated the implied exchange ratio of ZDNet common stock based on the closing prices per share of ZDNet common stock relative to the closing prices per share of CNET common stock for each trading day over the same period. The results of the implied exchange ratio analysis are as follows:


                                                               IMPLIED                                  PREMIUM
                                                              EXCHANGE                              (DISCOUNT) TO
                                                               RATIO            DATE                    MARKET
                                                              ---------         ----                -------------
Low                                                            0.283        May 31, 2000                107.3%
Median                                                         0.442                                     32.7%
High                                                           0.673      February 9, 2000              (12.9%)
Average for 30 Trading Days ending July 18, 2000               0.421                                     39.4%
Average for 60 Trading Days ending July 18, 2000               0.384                                     52.7%
Average for 90 Trading Days ending July 18, 2000               0.412                                     42.3%
Current                                                        0.400        July 18, 2000                46.7%


         PRO FORMA ANALYSIS. Based upon the fully diluted number of shares of CNET common stock, ZD common stock and ZDNet common stock, the closing stock prices of CNET, ZD and ZDNet, CNET and Ziff-Davis net debt (or cash and cash equivalents) and certain assumptions regarding the value of CNET and Ziff-Davis investments, Lazard derived enterprise values for CNET and Ziff-Davis, as well as for the combined company on a pro forma basis. The enterprise values determined under that analysis were $2.494 billion for CNET, $1.005 billion for Ziff-Davis and $3.499 billion for the combined company on a pro forma basis. The pro forma value calculation did not take into consideration qualitative factors such as market conditions, potential investor reaction to the merger, potential operating synergies or any other factors not expressly described above.

         CURRENT PRICE VALUATIONS. Based on publicly available forecasts prepared by nationally recognized analysts who report on CNET and ZDNet and the enterprise values determined under Lazard's pro forma analysis, Lazard compared certain stand-alone financial and other data for CNET and Ziff-Davis. The results of that analysis were as follows:

                                                                     CNET                ZDNET
                                                                   ---------            --------
ENTERPRISE VALUE (DOLLARS IN MILLIONS)                             $   2,494            $  1,055

Enterprise Value/Revenue for:
    LQA*                                                                13.7x                7.0x
    2000 Estimated                                                      11.6x                6.1x
    2001 Estimated                                                       7.9x                4.6x
Enterprise Value/EBITDA** for:
    LQA*                                                               160.8x               56.2x
    2000 Estimated                                                      91.3x               35.4x
    2001 Estimated                                                      31.1x               17.7x

Enterprise Value/Unique Visitor***                                 $     268            $     98

Projected Revenue Growth:
     2000 Estimated vs. 1999 Actual                                     88.8%               58.1%
     2001 Estimated vs. 2000 Estimated                                  46.4%               33.2%

----------

* As used in this description of Lazard's opinion and CNET's board presentation, "LQA" means the results for the last quarter annualized (i.e., results for the most recent fiscal quarter multiplied by four).
** As used in this description of Lazard's opinion and CNET's board presentation, "EBITDA" means earnings before interest expense,income tax, depreciation and amortization.
*** As used in this description of Lazard's opinion and CNET's board presentation, "Unique Visitors" means the total number of different individuals that accessed the content of the Internet sites of the applicable company during the month of March, 2000, as estimated by the applicable company.

                  CONTRIBUTION ANALYSIS. Lazard analyzed the relative contributions by CNET and ZDNet to certain pro forma financial and other data of the combined company. Lazard's analysis revealed the following regarding the relative contributions of CNET and ZDNet to the pro forma results of the combined company's revenues, EBITDA, unique visitors and daily pageviews:

                                                                                 RELATIVE CONTRIBUTION
                                                                                 ---------------------
PRO FORMA                                                                        CNET             ZDNET
------------------------                                                         -----            -----
REVENUES:
    1999 Actual                                                                  52.3%            47.7%
    LQA                                                                          55.8%            44.2%
    2000 Estimated                                                               56.7%            43.3%
    2001 Estimated                                                               59.0%            41.0%
EBITDA:
    LQA                                                                          46.4%            53.6%
    2000 Estimated                                                               49.0%            51.0%
    2001 Estimated                                                               58.6%            41.4%

UNIQUE VISITORS                                                                  47.6%            52.4%

DAILY PAGEVIEWS*                                                                 54.1%            45.9%

MARKET VALUE (MILLIONS):
    30 Day Average                                                               63.5%            36.5%
    60 Day Average                                                               66.6%            33.4%
    90 Day Average                                                               66.2%            33.8%
    Current (July 18)                                                            64.5%            35.6%

IMPLIED PRO FORMA FULLY DILUTED OWNERSHIP                                        64.5%            35.5%

----------

* As used in this description of Lazard's opinion and CNET's board presentation, "daily pageviews" means the average number of total pages of content downloaded on a daily basis over the three month period ending March 31, 2000, as reported by the applicable company.

COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. Lazard reviewed selected publicly available financial and other data of certain companies that it deemed reasonably comparable to ZDNet and compared the enterprise value of those companies and ZDNet as multiples of revenue and in terms of dollars per unique visitor. The results of that analysis were as follows:

                                                ENTERPRISE VALUE
                                   ---------------------------------------------
                                             REVENUE
                                   ---------------------------     DOLLARS PER
                                    LQA       2000E      2001E    UNIQUE VISITOR
                                   -----     -------     -----    --------------
Lycos                              17.6x      14.6x      10.5x      $  198
LookSmart                          24.7x      20.6x      12.5x      $  242
Go-com                              4.8x       4.3x       3.3x      $  212
Go2Net                             22.2x      18.2x        NA       $  483
Ticketmaster Online                 9.1x       8.6x       6.3x      $  467
Citysearch
Goto.com                           11.6x       9.5x        NA       $  110
Internet.Com                       15.1x      12.9x       8.5x      $  681
Ask Jeeves                          7.9x       5.5x       2.5x      $   64
About.com                           6.0x       4.1x        NA       $   38
Marketwatch.Com                     6.4x       6.0x       4.2x      $   78
SportsLine                          2.9x       2.6x       1.9x      $1,009
Women.Com Networks                  3.0x       2.7x       2.0x      $   50
iVillage                            1.5x       1.3x       0.8x      $   27
Earthweb                            2.9x       2.1x       1.3x          NA
Thestreet.Com                       3.1x       2.2x       1.1x      $   54

Average                             9.3x       7.7x       4.6x      $  265

ZDNet*                             14.7x       9.3x       7.0x      $  150

----------

* Using an implied enterprise value based on the July 18, 2000 closing stock price of CNET, the ZDNet Exchange Ratio and the fully diluted number of ZDNet shares outstanding as of July 18, 2000.

SELECTED PRECEDENT TRANSACTIONS ANALYSIS. Lazard reviewed selected publicly available financial and other data for five merger transactions that it deemed reasonably comparable to the merger and compared the transaction value of those combinations and ZDNet as a multiple of revenue and in terms of dollars per unique visitor and pageviews. The results of that analysis are as follows:

                                                                        TRANSACTION VALUE/TARGET
                                                      ----------------------------------------------------------
                                                      TRANSACTION                                       MONTHLY
TRANSACTION (ACQUIROR/TARGET)                            VALUE*       LQA REVENUE   UNIQUE VISITORS    PAGEVIEWS
----------------------------                          -----------     -----------   ---------------    ---------
Terra Networks/Lycos                                   $ 12,707          31.5x           $ 337           $ 3.53
CMGI/Alta Vista                                        $  2,252          29.4x           $ 261           $14.91
Yahoo!/GeoCities                                       $  4,345         144.3x           $ 229           $ 4.31
AtHome/Excite                                          $  6,425          36.5x           $ 387           $ 6.67
America Online/Netscape                                $  4,393           6.8x           $ 259           $ 8.08
Mean                                                         --          54.3x           $ 284           $ 8.50
CNET/ZDNet*                                            $  1,534          10.7x           $ 150           $10.16

----------

* The transaction value for the CNET/ZDNet transaction is based on the July 18, 2000 closing stock price of CNET, the ZDNet Exchange Ratio and the fully diluted number of ZDNet shares outstanding as of July 18, 2000.

         PREMIUMS PAID ANALYSIS. Lazard reviewed publicly available information regarding the premiums paid in eight selected acquisition transactions in the web portal and content industry during 1998, 1999 and 2000. The transactions that Lazard reviewed included (acquiror/target): Terra Networks/Lycos, MedicaLogic/Medscape Inc., VA Linux Systems/Andover.net Inc., Multex.com/Market Guide Inc., Yahoo!/Broadcast.Com Inc., Yahoo!/GeoCities, At Home/Excite Inc., America Online/Netscape Communications. The following table shows the low, median, mean and high premiums to the target's closing stock price on the day prior to announcement, the week prior to announcement and four weeks prior to announcement relative to the comparable information for the proposed CNET/Ziff-Davis transaction:

                                                 PREMIUM TO TARGET CLOSING STOCK
                                                  PRICE PRIOR TO ANNOUNCEMENT:
                                        --------------------------------------------
                                        ONE DAY          ONE WEEK         FOUR WEEKS
                                        -------          --------         ----------
Low                                      26.8%             39.2%             45.5%
Median                                   56.3%             68.3%             98.5%
Mean                                     60.0%             73.9%            110.3%
High                                    120.8%            138.9%            250.9%

ZDNet                                    34.0%             75.6%             61.1%


         PRO FORMA ACCRETION/(DILUTION) ANALYSIS. Lazard analyzed the pro forma impact of the merger on CNET's pro forma estimated 2001 per share EBITDA based upon a range of potential merger synergies. Lazard also computed implied pro forma share prices of the combined company across the same range of potential merger synergies and a range of theoretical trading multiples of estimated 2001 EBITDA to those prices.

         OTHER ANALYSES. Lazard also performed such other analyses as it deemed appropriate, including, among others, an analysis of the implied enterprise value of ZDNet as a percentage of the theoretical enterprise value of CNET's technology business and an analysis of the impact of the trading value of the Ziff-Davis trade show and conference business subsidiary being spun-off prior to the merger on the number of outstanding ZD options and the resulting impact on the pro forma fully diluted ownership of CNET.

         The summary set forth above does not purport to be a complete description of the analyses performed by Lazard, although it is a summary of the material financial and comparative analyses performed by Lazard in arriving at its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above without considering the analyses as a whole could create an incomplete or misleading view of the process underlying the opinion of Lazard. In arriving at its opinion, Lazard considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to CNET, Ziff-Davis or the transactions contemplated by the merger agreement. The analyses were prepared solely for the purpose of Lazard providing its opinion to the CNET board of directors in connection with the CNET board of directors' consideration of the merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in these analyses. You should understand that estimates of values and forecast of future results contained in the analyses, whether publicly available or provided by the managements of CNET and Ziff-Davis, were based upon numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CNET and Ziff-Davis, and are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

         In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters. Because those analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their advisors, none of CNET, Ziff-Davis, Lazard or any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses.

         As described above, the opinion and presentation of Lazard to the CNET board of directors was only one of many factors taken into consideration by the CNET board of directors in making its determination to approve the merger agreement. Consequently, the analyses described above should not be viewed as determinative of the CNET board of directors opinion with respect to the value of Ziff-Davis or the merger.

         Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and securities services. Lazard was selected to act as investment banker to the CNET board of directors because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions.

         Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard provides a full range of financial advisory and securities services and, in the ordinary course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of CNET and Ziff-Davis for its own account and for the accounts of its customers.

         CNET agreed to pay Lazard a transaction fee in connection with its services as CNET's financial advisor, a substantial portion of which is contingent upon the completion of the merger. CNET also agreed to reimburse Lazard for its reasonable out-of-pocket expenses (including attorneys' fees) and to indemnify Lazard and certain related parties against certain liabilities that may arise out of the rendering of the opinion, including certain liabilities under the U.S. federal securities laws.

ZIFF-DAVIS REASONS FOR THE MERGER

         In connection with its approval of the merger agreement, its determination that the merger and the merger agreement are advisable, fair to and in the best interest of Ziff-Davis and its stockholders and its recommendation that Ziff-Davis stockholders adopt the merger agreement, the board of directors of Ziff-Davis consulted with members of management and financial and legal advisors and considered the following material items:

         o the Ziff-Davis board's belief about the potential of the combined company, as described under "--Joint Reasons for the Merger"

         o the Ziff-Davis board's belief that the merger offered better short and long-term value for the Ziff-Davis stockholders than any of the available alternatives, including the possibility of remaining independent or the possibility of a merger with another company

         o information concerning Ziff-Davis' and CNET's respective businesses, prospects, strategic business plans, financial condition, results of operations, technology positions, managements and competitive positions

         o the results of the due diligence investigation conducted by Ziff-Davis management, financial advisors and legal advisors

         o current financial market conditions and historical stock market prices, volatility and trading information

         o the exchange ratio for each of the ZD common stock and the ZDNet common stock, and the resulting percentage ownership interest that the Ziff-Davis stockholders would have in the combined company (in light of the businesses being contributed to the combined company)

         o the fact that, based on the pre-announcement price per share for the CNET common stock and the exchange ratios for the ZD common stock and ZDNet common stock, those exchange ratios represented a substantial premium to the pre-announcement price per share of ZD common stock and ZDNet common stock

         o the belief of the Ziff-Davis board and the special committee of that board, after consulting with their financial and legal advisors, that the methodology used to calculate the relationship between the exchange ratio for the ZD common stock and the exchange ratio for the ZDNet common stock (as described under "-- Background of the Merger") is fair to the holders of ZD common stock and holders of ZDNet common stock

         o the fact that the proposed Key3Media spin-off and cash dividend would be completed as planned

         o the impact of the merger on the stockholders, customers and employees of Ziff-Davis

         o the analyses and presentation of Morgan Stanley and its opinion to the effect that, as of July 18, 2000, and based on and subject to the various considerations set forth in its opinion, the consideration to be received by the holders of shares of ZD common stock and ZDNet common stock pursuant to the merger agreement was fair from a financial point of view to such holders

         o the terms and conditions of the merger agreement and related documents, including the fact the exchange ratios are fixed, the agreements of Softbank, Mr. Bonnie and Mr. Minor to vote in favor of the issuance of CNET common stock in the merger, the conditions to consummation of the merger, the limitations on the interim business operations of CNET and Ziff-Davis, the circumstances under which CNET would have the right to respond to, evaluate and negotiate with respect to other business combination proposals, the circumstances under which the merger agreement could be terminated and the size and impact of termination fees associated with a termination

         o the corporate governance arrangements established for the transaction, including the board composition, and the rights granted to Softbank under the terms of the stockholder agreement between CNET and Softbank

         o the fact that merger likely will be completed, including the fact that each of Softbank, Mr. Bonnie and Mr. Minor each has agreed to vote its shares in favor of the merger and the likelihood that the merger will receive the necessary regulatory approvals

         o the expected tax-free treatment of the merger for U.S. federal income tax purposes

         The Ziff-Davis board also considered a number of potentially negative factors in its deliberations concerning the merger, including:

         o the risk that, because the exchange ratios under the merger agreement will not be adjusted for changes in the market price of CNET common stock, the per share values of the consideration to be received by Ziff-Davis stockholders might be significantly less than the per share values implied by the exchange ratios immediately prior to the announcement of the merger

         o the risk of management and employee disruption associated with the merger and integrating the operations of the companies

         o the risk that, despite the efforts of Ziff-Davis and CNET, key management and technical personnel might not continue with the combined company

         o the fact that, because Softbank has agreed to vote for the merger but there is no controlling stockholder of CNET to enter into a similar agreement, the Ziff-Davis stockholder approval is assured while the CNET stockholder approval is not

         o the potential adverse impact of the public announcement of the merger on Ziff-Davis' ability to attract and retain customers and employees and, more generally, on Ziff-Davis' overall competitive position, particularly if the merger does not occur

         o the potential loss of business opportunities for Ziff-Davis as a result of covenants in the merger agreement, particularly if the merger does not occur

         o the risks that the benefits sought to be achieved by the merger will not be realized

         o the loss of control over the future operations of Ziff-Davis following the merger

         o the impact of the loss of Ziff-Davis' status as an independent company on its stockholders and employees

         o     the other risks described under "Risk Factors"

         The foregoing discussion of the items that the Ziff-Davis board considered is not intended to be exhaustive, but includes all material items that the Ziff-Davis board considered. In view of the complexity and wide variety of factors, both positive and negative, that the Ziff-Davis board considered, the Ziff-Davis board did not find it practical to quantify, rank or otherwise weight the factors considered. In considering the various factors, individual members of the Ziff-Davis board considered all of these factors as a whole, and concluded that, on balance, the positive factors outweighed the negative ones.

RECOMMENDATION OF ZIFF-DAVIS' BOARD OF DIRECTORS

         After careful consideration, Ziff-Davis' board of directors unanimously determined that the merger is in the best interests of Ziff-Davis and its stockholders and has declared the merger advisable. Ziff-Davis' board unanimously approved the merger agreement and unanimously recommends that Ziff-Davis' stockholders vote for adoption of the merger agreement.

         In considering the recommendation of Ziff-Davis' board of directors relating to the merger agreement, Ziff-Davis stockholders should be aware that some of its directors and officers have interests in the merger that are different from, or are in addition to, the interests of Ziff-Davis stockholders generally. Please see the section titled "- Interests of certain directors, officers and affiliates in the merger" below for additional information regarding these interests.

OPINION OF ZIFF-DAVIS' FINANCIAL ADVISOR

         Under an engagement letter dated July 14, 1999, and subsequently amended on March 29, 2000 and July 18, 2000, Ziff-Davis retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. The Ziff-Davis board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Ziff-Davis.

At the meeting of the Ziff-Davis board of directors on July 18, 2000, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of July 18, 2000, based upon and subject to the various considerations set forth in the opinion, the consideration to be received by holders of shares of Ziff-Davis common stock and ZDNet common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

         THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY, DATED AS OF JULY 18, 2000, IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS. THE OPINION SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. WE URGE YOU TO READ THE ENTIRE OPINION CAREFULLY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE ZIFF-DAVIS BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED PURSUANT TO THE MERGER AGREEMENT BY THE HOLDERS OF SHARES OF ZD COMMON STOCK AND ZDNET COMMON STOCK AS OF THE DATE OF THE OPINION. IT DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ZD COMMON STOCK OR ZDNET COMMON STOCK AS TO HOW TO VOTE AT THE ZIFF-DAVIS SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

         In connection with rendering its opinion, Morgan Stanley, among other things:

         o reviewed certain publicly available financial statements and other information of Ziff-Davis, ZDNet and CNET

         o reviewed certain internal financial statements and other financial and operating data concerning Ziff-Davis and ZDNet prepared by the management of Ziff-Davis

         o reviewed certain publicly available financial projections for ZDNet and CNET contained in certain securities analysts' research reports that were recommended for review by the managements of Ziff-Davis and CNET, respectively

         o discussed the past and current operations and financial condition and the prospects of Ziff-Davis and ZDNet, including information relating to the strategic, financial and operational benefits anticipated from the merger, with senior executives of Ziff-Davis and ZDNet

         o discussed the past and current operations and financial condition and the prospects of CNET, including information relating to the strategic, financial and operational benefits anticipated from the merger, with senior executives of CNET

         o reviewed the reported prices and trading activity for the ZD common stock, the ZDNet common stock and the CNET common stock

         o compared the financial performance of ZDNet and CNET and the prices and trading activity of the ZDNet common stock and CNET common stock with that of certain other comparable publicly-traded companies and their securities

         o reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions

         o participated in discussions and negotiations among representatives of Ziff-Davis and CNET and their financial and legal advisors

         o     reviewed the merger agreement and certain related documents

         o considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate

         Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. Morgan Stanley was not provided with projections or forecasts of future financial performance of ZDNet or CNET. Instead, for purposes of its analysis, Morgan Stanley relied, with the consent Ziff-Davis, on the estimates of certain securities analysts' research reports that were recommended for review by the managements of Ziff-Davis and CNET, respectively. Morgan Stanley relied upon the assessment by the managements of Ziff-Davis and CNET of their ability to retain key employees of Ziff-Davis. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Ziff-Davis and CNET of: (i) the strategic, financial and other benefits expected to result from the merger; (ii) the timing and risks associated with the integration of ZDNet and CNET; and (iii) the validity of, and risks associated with, ZDNet's and CNET's existing and future technologies, services or business models. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities or technology of Ziff-Davis or ZDNet, nor has Morgan Stanley been furnished with any such appraisals. Morgan Stanley assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived from the merger. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including that
(i) the Spin-Off and the Cash Dividend (each as defined in the merger agreement) will be consummated prior to the merger and (ii) the merger will be treated as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986. With Ziff-Davis' consent, Morgan Stanley assumed for purposes of considering the relationship between the exchange ratio for the ZD common stock and the exchange ratio for the ZDNet common stock that the net value of all of the assets and liabilities of the ZD division of Ziff-Davis (excluding ZD's retained interest in ZDNet and the impact of stock options) was equal to $55 million (i.e., the amount determined by the Ziff-Davis board of directors and the special committee of the Ziff-Davis board of directors). With Ziff-Davis' consent, Morgan Stanley also assumed that there would be no tax consequences to holders of shares of Ziff-Davis common stock and ZDNet common stock in connection with the merger. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, July 18, 2000.

         The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated July 18, 2000. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

         EXCHANGE RATIO PREMIUM ANALYSIS. Morgan Stanley reviewed the ratios of the closing prices of ZDNet common stock divided by the corresponding closing prices of CNET common stock over various periods ending July 17, 2000. These ratios are referred to as period average ZDNet exchange ratios. Morgan Stanley examined the premiums represented by the exchange ratios set forth in the merger agreement over the averages of these period average ZDNet exchange ratios, and found them to be as follows:

                                                                            PERIOD         TRANSACTION PREMIUM TO
                                PERIOD ENDING                           AVERAGE ZDNET          PERIOD AVERAGE
                                JULY 17, 2000                          EXCHANGE RATIO       ZDNET EXCHANGE RATIO
                           -------------------------------             --------------      ---------------------
                           Since ZDNet IPO (March 31, 1999)               0.4475x                   33%
                           Last one year                                  0.4266x                   39%
                           Last six months                                0.4450x                   33%
                           Last three months                              0.3839x                   54%
                           Last one month                                 0.4352x                   36%
                           Current (July 14, 2000)                        0.4551x                   30%


         PRECEDENT TRANSACTION ANALYSIS. Morgan Stanley reviewed 29 Internet-related merger transactions similar to the merger and with an aggregate value greater than $100 million since January 1999 and compared the premiums paid in these precedent transactions with the premium to the price of the ZDNet common stock implied by the merger. These transactions were: (acquiree/acquiror) ISOCOR/Critical Path, Spyglass/OpenTV, Time Warner/AOL, Verio/NTT Corporation, Exactis.com/24-7 Media, Lycos/Terra Networks, Excite/@Home Corporation, Geocities/Yahoo, Network Solutions/Verisign, Shopping.com/Compaq Computer, N2K/CDNow, Telebanc Financial/E*Trade Group, Active Software/webMethods, MEDE America/Healtheon, Ondisplay/Vignette, Market Guide/Multex.com, Flycast/CMGI, Abacus Direct/DoubleClick, Earthlink/Mindspring, INTERVU Inc./Akamai Technologies, Jupiter/Media Metrix, Homegrocer.com/Webvan, Moviefone Inc./AOL, Broadcast.com Inc./Yahoo, AdForce/CMGI, iMall, Inc./Excite@Home Corporation, Onsale/Egghead.com, NetGravity/DoubleClick, and Mapquest/AOL. Morgan Stanley noted that the median premium paid in these Internet-related precedent transactions was 35.1%, with a high of 132.4% and a low of (16.1)%. Morgan Stanley noted that the price per share of ZDNet common stock implied by the
0.5932 exchange ratio and a CNET trading price of $31.31 (July 14, 2000) was $18.57. This figure represents a 30.3% premium to the price per share of ZDNet common stock of $14.25 on July 14, 2000 (three trading days prior to announcement). Morgan Stanley also noted that the price per share of ZDNet common stock implied by the 0.5932 exchange ratio and a CNET trading price of $32.19 (July 18, 2000) was $19.09, representing a 48.3% premium to the price per share of ZDNet common stock of $12.88 on July 18, 2000 (last day prior to announcement). Morgan Stanley noted that the premium implied by the merger to the price per share of ZDNet common stock as of July 14, 2000 was within the range of the premiums paid in the Internet related precedent transactions but below the median premium paid in such Internet related transactions, and the premium implied by the merger to the price per share of ZDNet common stock as of July 18, 2000 was within that same range but above such median premium.

         In addition, Morgan Stanley compared the premium implied by the merger to the price per share of ZDNet common stock as of June 14, 2000 (30 calendar days prior to the time of the analysis and 35 calendar days prior to announcement) to those premiums paid in 13 precedent vertical consolidation transactions. These transactions include: (acquiror/acquiree)

Vivendi/Seagram, SantaFe Snyder/Devon, Daimler-Benz/Chrysler, Baker Hughes/Western Atlas, AT&T/TCI, Burlington Resources/LL&E, Berkshire Hathaway/General Re, Exxon/Mobil, AIG/SunAmerica, BP/Amoco, Haliburton/Dresser, BancOne/First Chicago, and Boeing/McDonnell Douglas. Morgan Stanley noted that the median premium paid to the thirty-day prior price in these vertical consolidation precedent transactions was 27.2%, with a high of 53.5% and a low of 10.8%. Morgan Stanley noted that the above referenced $18.57 price per share of ZDNet common stock implied by the merger as of July 14, 2000 represented a premium of 42.0% to the price per share of ZDNet common stock of $13.00 as of June 14, 2000 (30 calendar days prior to the time of the analysis and 35 calendar days prior to announcement). Morgan Stanley noted that the premium implied by the merger to the price per share of ZDNet common stock as of June 14, 2000 was at the high end of the range of the premiums paid in the vertical consolidation precedent transactions and above the median premium paid in such vertical consolidation transactions.

         No company or transaction utilized as a comparison in the precedent transaction analysis is identical to Ziff Davis, CNET or the merger. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Ziff Davis or CNET, such as the impact of competition on Ziff Davis, CNET or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Ziff Davis, CNET or the industry or the financial markets in general. Mathematical analyses such as determining the average or median is not in itself a meaningful method of using comparable transaction data.

         EQUITY RESEARCH ANALYST PRICE TARGETS ANALYSIS. Morgan Stanley noted that there are ten equity research analysts from major financial institutions that publish research reports on CNET and there are seven equity research analysts from major financial institutions who publish research reports on ZDNet. Morgan Stanley noted that the average of the most recent price targets published for CNET was $70 per share and the average of the most recent price targets published for the ZDNet common stock was $37 per share. Morgan Stanley noted that the pro forma ZDNet ownership in the combined company implied by the ratio of the two average price targets per share is 32.6% and that this is below the 35.5% Ziff-Davis pro forma ownership agreed upon in the merger. With respect to three specific equity research analysts who publish price targets for both companies, Morgan Stanley further noted that the implied ZDNet ownership levels utilizing the price targets for each company published by the same equity research analyst range from a low of 24.2% to a high of 35.7%.

         RELATIVE CONTRIBUTION ANALYSIS. Morgan Stanley compared ZDNet's and CNET's respective percentage contribution to the combined company using revenues and EBITDA, or earnings before interest, taxes, deductions or amortization, over various applicable periods based on projections utilized for purposes of this analysis (and adjusting for other assets of Ziff-Davis and CNET). Morgan Stanley noted that ZDNet's implied pro forma ownership percentage is 39.7% and 37.7% using estimated revenues for 2000 and 2001, respectively, and 43.9% using estimated EBITDA for 2001. Morgan Stanley noted that the pro forma Ziff-Davis ownership of the combined company of 35.5% agreed upon in the merger was less than most of the implied pro forma ownership percentages calculated by Morgan Stanley based on the relative contribution analyses. However, Morgan Stanley noted that CNET's financial statistics are expected to grow at a more rapid rate than ZDNet, thus decreasing the ZDNet implied ownership from near term


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levels, and that CNET is valued at a higher multiple of revenues and EBITDA in the public equity markets than ZDNet.

         CORE BUSINESS PARITY ANALYSIS. Morgan Stanley analyzed the implied pro forma ZDNet ownership in the combined entity by assuming a level of parity for the core CNET Internet business and ZDNet's business as a whole. Morgan Stanley calculated the core Internet business value of CNET by subtracting from CNET's total equity value the assumed value of the mySimon, Television & Radio, and CNET Data Services businesses and the value of cash and cash equivalents and investments in private and public securities. Assuming that this is the value which is most comparable to ZDNet's business, Morgan Stanley calculated the implied ownership assuming that the ratio of CNET to ZDNet's core Internet business is from 60%/40% to 55%/45% and adjusting for the above mentioned CNET other assets and other assets owned by Ziff-Davis. Morgan Stanley noted that the implied ZDNet ownership under this analysis is 32.0% and 36.3% assuming that the ratio of CNET to ZDNet's core Internet business is 60%/40% and 55%/45%, respectively.

         In connection with the review of the merger by the Ziff-Davis board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Ziff-Davis and CNET. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Ziff-Davis and CNET. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

         Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the consideration pursuant to the merger agreement from a financial point of view to holders of shares of ZD common stock and ZDNet common stock and in connection with the delivery of its opinion to the Ziff-Davis board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of ZD common stock, ZDNet common stock or CNET common stock might actually trade.

         The consideration pursuant to the merger agreement was determined through arm's length negotiations between Ziff-Davis and CNET and was approved by the Ziff-Davis board of directors and a special committee of the Ziff-Davis board of directors. Morgan Stanley provided advice to Ziff-Davis during these negotiations. Morgan Stanley did not, however, recommend any specific level of consideration to Ziff-Davis or that any specific level of consideration constituted the only appropriate consideration for the merger.


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


         Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services to Ziff-Davis and CNET and have received customary fees for the rendering of these services. In the ordinary course of business, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account, for the accounts of its investment funds and other clients under management of Morgan Stanley or for the account of customers in the equity and other securities of Ziff-Davis, CNET or any other parties involved in the merger.

         Under the engagement letter, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and Ziff-Davis agreed to pay Morgan Stanley a fee of $6.0 million upon consummation of the merger. Ziff-Davis has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Ziff-Davis has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a description of the material United States federal income tax consequences of the merger. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion is not a comprehensive description of all of the tax consequences that may be relevant to you. For example, we have not described tax consequences that arise from rules that apply generally to all taxpayers or to some classes of taxpayers. We have also not described tax consequences that we assume to be generally known by investors. This discussion is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

         This discussion assumes that you hold your shares of ZD common stock or ZDNet common stock as a capital asset and does not address the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not present a description of the United States federal income tax laws applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

         o     a bank

         o     a tax-exempt organization

         o     an S corporation or other pass-through entity

         o     an insurance company


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


         o     a dealer in securities or foreign currencies

         o a trader in securities that elects to use a mark to market method of accounting for federal income tax purposes

         o a Ziff-Davis stockholder who received your ZD common stock or ZDNet common stock through the exercise of employee stock options or otherwise as compensation

         o     not a U.S. person

         o a Ziff-Davis stockholder who holds ZD common stock or ZDNet common stock as part of a hedge, straddle or conversion transaction

         It is a condition to the merger that each of CNET and Ziff-Davis receive an opinion from its tax counsel that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The opinions will be based on customary assumptions and factual representations and will assume that the merger will be completed according to the terms of the merger agreement. The following discussion of United States federal income tax consequences of the merger assumes that, if completed, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for United States federal income tax purposes. Accordingly, if we complete the merger:

         o you will not recognize gain or loss when you exchange your ZD common stock or ZDNet common stock solely for CNET common stock

         o you will generally recognize capital gain or loss on any cash received in lieu of a fractional share of CNET common stock equal to the difference between the amount of cash received and the basis allocated to such fractional share

         o the aggregate tax basis of CNET common stock you receive will be the same as the aggregate tax basis of the ZD common stock or ZDNet common stock you surrender in exchange, decreased by the tax basis allocated to any fractional share interest exchanged for cash

         o the holding period of CNET common stock you receive will include the holding period of shares of Ziff-Davis or ZDNet common stock you surrender in the exchange and

         o you may be required to retain records and file with your United States federal income tax return a statement setting forth facts relating to the merger

         CNET and Ziff-Davis have not and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described above. The IRS has announced that it will not issue advance rulings on the classification of an instrument similar to the ZDNet common stock. In addition, there are no court decisions or other authorities bearing directly on the classification of instruments with characteristics similar to those of ZDNet common stock.

         BACKUP WITHHOLDING. If you are a noncorporate holder of ZD common stock or ZDNet common stock you may be subject to backup withholding at a 31% rate on any cash payments received in lieu of a fractional share interest in CNET common stock. You will not be subject to backup withholding, however, if you:

         o furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger

         o provide a certification of foreign status on Form W-8 or a successor form

         o     are otherwise exempt from backup withholding

         Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

         TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. WE ENCOURAGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGE IN THE TAX LAWS.

EXCHANGE OF ZIFF-DAVIS STOCK CERTIFICATES FOR CNET STOCK CERTIFICATES

         When the merger is completed, CNET's exchange agent will mail to Ziff-Davis stockholders a letter of transmittal and instructions for use in surrendering ZD common stock certificates and ZDNet common stock certificates in exchange for CNET stock certificates. When Ziff-Davis stockholders deliver their ZD common stock certificates and ZDNet common stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, the ZD common stock certificates and ZDNet common stock certificates will be canceled and holders of ZD stock common certificates and ZDNet common stock certificates will receive the number of shares of CNET common stock and any cash payment in lieu of fractional shares that they are entitled to receive under the merger agreement.

         Holders of ZD common stock and ZDNet common stock should not submit their stock certificates for exchange until they receive the transmittal instructions and a letter of transmittal from the exchange agent.

NO DIVIDENDS

         Until they have exchanged their certificates for CNET stock certificates, Ziff-Davis stockholders are not entitled to receive any dividends or other distributions on CNET common stock.

         Subject to applicable laws, promptly following the surrender of ZD common stock certificates and ZDNet common stock certificates, Ziff-Davis stockholders will be paid the amount


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of any dividends or other distributions declared on shares of CNET common stock held of record after the effective date of the merger, without interest.

         CNET will only issue CNET stock certificates or checks in lieu of fractional shares to the person in whose name the surrendered ZD common stock certificate or ZDNet common stock certificate is registered. If Ziff-Davis stockholders wish to have their certificates issued in the name of a transferee that has not been recorded in the transfer records of Ziff-Davis, they must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that any applicable stock transfer taxes have been paid.

REGULATORY MATTERS

         HSR ACT AND ANTITRUST

         The merger is subject to the requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated under that act by the Federal Trade Commission, which prevent some transactions from being completed until required information and materials are furnished to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and the waiting periods end or expire. On August 1, 2000, we filed the requisite Pre-Merger Notification and Report Forms with the U.S. Federal Trade Commission and the U.S. Department of Justice. The Antitrust Division of the Department of Justice, the Federal Trade Commission and others may challenge the merger on antitrust grounds either before or after expiration of the applicable waiting periods. Accordingly, at any time before or after the completion of the merger, the Antitrust Division of the Department of Justice, the Federal Trade Commission or others could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not prevail.

ACCOUNTING TREATMENT

         The merger will be accounted for under the purchase method of accounting, with CNET treated as the acquiror. As a result, CNET will record the assets and liabilities of Ziff-Davis at their estimated fair values and will record as goodwill the excess of the purchase price over the estimated fair values. From the date of the merger, the operating results of Ziff-Davis will be combined with the results of CNET. See "Selected Unaudited Pro Forma Condensed Consolidated Financial Information".

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES

         The shares of CNET common stock to be issued in the merger will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares of CNET common stock issued to any person who is an affiliate of Ziff-Davis. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Ziff-Davis and may include some of their respective officers and directors, as well as their respective principal stockholders. Affiliates may not sell their shares of CNET common stock acquired in the merger except pursuant to (i) an effective registration statement under the Securities Act covering the resale of those shares, (ii) an exemption under


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


paragraph (d) of Rule 145 under the Securities Act or (iii) any other applicable exemption under the Securities Act.

         As an inducement to CNET to enter into the merger agreement, Ziff-Davis has agreed to use its reasonable best efforts to cause its affiliates to execute affiliate agreements not less than 30 days prior to the closing of the merger. Pursuant to these affiliate agreements, CNET will be entitled to place appropriate legends on the certificates evidencing any CNET common stock to be received by these persons, or entities, and to issue stop transfer instructions to the transfer agent for the CNET common stock received by the affiliates. Further, these individuals have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of CNET common stock to be received by them in the merger.

INTERESTS OF CERTAIN DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER

         When considering the recommendation of Ziff-Davis' boards of directors, you should be aware that certain Ziff-Davis directors, officers and stockholders have interests in the merger that are different from, or are in addition to, yours. These interests include options held by various executive officers and directors and the acceleration of those options upon completion of the merger, the post-merger membership of two current Ziff-Davis directors on the board of directors of CNET, and the indemnification of directors and officers of Ziff-Davis against certain liabilities both before and after the merger.

         Ziff-Davis and CNET have agreed that Ziff-Davis shall be entitled to designate one individual to the combined company's board of directors, and Softbank, a principal stockholder of Ziff-Davis, will also have the right to designate one member to the CNET board of directors. CNET has agreed to increase the size of its board by one directorship and Douglas Woodrum, a current CNET director has agreed to resign from CNET's board.

         Ziff-Davis and CNET have agreed that Daniel Rosensweig, president and chief executive officer of ZDNet, will be president of the combined company.

         STOCK OPTIONS

         Ziff-Davis' directors and employees hold options to purchase ZD common stock and ZDNet common stock. As described above under "The Proposed Merger - Treatment of Ziff-Davis Stock Options", at the effective time of the merger, each outstanding Ziff-Davis stock option will be converted into an option to purchase shares of CNET common stock.

         As a result of completing the merger, all unvested outstanding options to purchase shares of ZD common stock and ZDNet common stock that were granted before July 1, 2000 will vest and become fully exercisable. As of _______, 2000, employees and directors of Ziff-Davis collectively hold unvested options to purchase an aggregate of __ shares of ZD common stock and ______ shares of ZDNet common stock.

MATERIAL CONTACTS BETWEEN ZIFF-DAVIS AND CNET

         As of the date of this proxy statement/prospectus, neither Ziff-Davis nor CNET is aware of any past, present or proposed material relationship between Ziff-Davis or its directors, executive


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officers or affiliates, on the one hand, and CNET or its directors, executive officers or affiliates, on the other hand, except as contemplated by the merger, since the beginning of 1996.

INDEMNIFICATION AND INSURANCE

The merger agreement provides that, following the merger:

         o CNET will indemnify and hold harmless, and advance expenses, including fees of counsel to Ziff-Davis' present and former officers and directors, against all liabilities for acts or omissions in those capacities occurring at or prior to the completion of the merger, to the fullest extent permitted under applicable law.

         o For at least six years after the merger is completed, CNET will maintain in effect Ziff-Davis' existing officers' and directors' liability insurance, or to provide insurance containing terms and conditions which are not materially less advantageous, covering matters or events occurring prior to completion of the merger. However, CNET is not required to pay an annual premium for this insurance in excess of $750,000.

NO APPRAISAL RIGHTS

         Appraisal rights under Delaware law are not available to stockholders of a Delaware corporation if:

         o the securities of the corporation are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

         o in the case of stockholders of the corporation who are required to take consideration different from that previously held by them, such stockholders accept in exchange for their stock (a) stock in the surviving corporation and (b) cash in lieu of fractional shares

         Ziff-Davis' stockholders will not have appraisal rights under Delaware law with respect to the merger because:

         o     ZD common stock and ZDNet common stock are traded on the NYSE

         o Ziff-Davis stockholders are being offered only shares of common stock of CNET, and cash in lieu of fractional shares

         CNET's stockholders will not have appraisal rights under Delaware law with respect to the merger because:

         o     CNET's common stock is traded on NASDAQ

         o CNET stockholders will continue to hold their shares after the merger

LISTING ON NASDAQ OF CNET COMMON STOCK TO BE ISSUED IN THE MERGER

         CNET has agreed to cause the shares of common stock to be issued in the merger to be approved for listing on NASDAQ, subject to official notice of issuance prior to the effective time of the merger.

DELISTING AND DEREGISTRATION OF ZD COMMON STOCK AND ZDNET COMMON STOCK AFTER THE MERGER

         If the merger is completed, ZD common stock and ZDNet common stock will be delisted from the NYSE and will no longer be registered under the Securities and Exchange Act of 1934.

                              THE MERGER AGREEMENT

         The following description summarizes the material provisions of the merger agreement. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A and incorporated by reference to this proxy statement/prospectus.

GENERAL

         The merger agreement provides that TD Merger Sub, Inc., a wholly owned subsidiary of CNET, will merge with and into Ziff-Davis. Ziff-Davis will survive the merger as a wholly owned subsidiary of CNET.

         The closing of the merger will occur on the second business day after the last of the conditions to the merger have been satisfied or waived, or at another time as Ziff-Davis and CNET agree. As soon as practicable after the closing, Ziff-Davis and CNET will deliver certificates of merger to the Secretary of State of the State of Delaware for filing. The merger will become effective upon the filing of these certificates or at another time as CNET, TD Merger Sub and Ziff-Davis agree. Although no assurances can be given, we currently expect that the closing of the merger will take place in the fourth calendar quarter of 2000. However, because the merger is subject to governmental approvals and other customary conditions, we cannot predict the exact timing.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains customary representations and warranties of Ziff-Davis and CNET relating to, among other things:

         o     corporate organization and power and similar corporate matters

         o     subsidiaries

         o     capital structure

         o authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities or third parties relating to, the merger agreement and related matters

         o the absence of any conflicts or violations of each party's governing documents or agreements as a result of the merger or the merger agreement

         o documents filed with the Securities and Exchange Commission, the accuracy of information contained in those documents and the absence of undisclosed liabilities

         o the accuracy of information supplied in connection with this proxy statement/prospectus and the registration statement of which it is a part

         o the approval of the merger and related matters by the boards of directors of CNET, TD Merger Sub and Ziff-Davis


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         o     absence of material changes or events

         o     compliance with applicable laws

         o     filing of tax returns and payment of taxes

         o     required stockholder votes

         o the engagement and payment of fees of brokers, investment bankers, finders and financial advisors

         o     the receipt of fairness opinions from financial advisors

         o     intellectual property

         o     pending litigation

         The merger agreement also contains customary representations and warranties exclusive to Ziff-Davis relating to, among other things:

         o the disclosure to CNET of and validity of material contracts to which Ziff-Davis or its subsidiaries are a party and the absence of conflicts between such contracts and the merger

         o     employee benefits and related matters

         o     maintenance of insurance

         o     ownership and condition of material properties and assets

         o     disclosure to CNET of affiliate transactions

         o the terms on which Ziff-Davis has disposed of its non-Internet businesses and related matters

         o the valuation methodology used to establish the relationship between the exchange ratios for ZD common stock and ZDNet common stock

         The representations and warranties made by the parties to the merger agreement will not survive the merger, but their accuracy forms the basis of one of the conditions to the obligations of CNET and Ziff-Davis to complete the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

         Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include the following:

         o holders of shares of CNET common stock representing a majority of the votes present and entitled to vote at the CNET special meeting at which a quorum is present having approved the issuance of CNET common stock pursuant to the merger

         o holders of shares of ZD common stock and ZDNet common stock representing a majority of all the votes entitled to be cast at the Ziff-Davis special meeting at which a quorum is present having voted, together as a single class, to adopt the merger agreement

         o the waiting period applicable to the merger under the Hart-Scott-Rodino Act having expired or having been terminated

         o no laws being adopted or promulgated and no temporary restraining order, preliminary or permanent injunction or other order issued by any court or other governmental entity of competent jurisdiction being in effect that makes the merger illegal or otherwise prohibits the consummation of the merger

         o the shares of CNET common stock to be issued in the merger and such other shares of CNET common stock to be reserved for issuance in connection with the merger having been approved for listing on NASDAQ, subject to official notice of issuance and

         o the registration statement on Form S-4, of which this proxy statement/prospectus is a part, having been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 and not having been the subject of any stop order and no proceedings seeking a stop order having been initiated or threatened

         In addition, each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

         o the representations and warranties of the other party set forth in the merger agreement that are qualified as to material adverse effect (as defined in the merger agreement) being true and correct with the same force and effect as if made on the date of the merger agreement and on the date on which the merger is to be completed or, if such representations and warranties expressly relate to an earlier date, then as of that earlier date

         o the representations and warranties of the other party set forth in the merger agreement that are not qualified as to material adverse effect being true and correct in all respects on the date of the merger agreement and on the date on which the merger is to be completed or, if such representations and warranties expressly relate to an earlier date, then as of that earlier date, except where the failure of these representations and warranties (other than Ziff-Davis' representation and warranty as to its capital structure, which shall be true and correct in all material respects) to be true and correct, individually or in the aggregate, does not have, and is not reasonably expected to have, a material adverse effect on the party making the representations and warranties, and the party making the representations and warranties having provided to the other party a certificate of a senior executive and a senior financial officer to that effect

         o the other party to the merger agreement having performed or complied in all material respects with all material agreements and covenants required to be performed or complied with by it on or before the date on which the merger is to be completed, and that party having provided to the other party a certificate of a senior executive and a senior financial officer to that effect

         o with respect only to CNET's obligation to effect the merger, CNET having received from Simpson Thacher & Bartlett, counsel to CNET, on the date on which the merger is to be completed, a written opinion to the effect that, for federal income tax purposes, the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code

         o with respect only to Ziff-Davis' obligation to effect the merger, Ziff-Davis having received from Sullivan & Cromwell, counsel to Ziff-Davis, on the date on which the merger is to be completed, a written opinion to the effect that, for federal income tax purposes, the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code

         o with respect only to Ziff-Davis' obligation to effect the merger, the conditions set forth in the merger agreement regarding additional conditions to obligations of CNET to consummate the merger having been satisfied or waived by CNET

         Each of the conditions listed in the previous two paragraphs is waivable by the party or parties whose obligations to complete the merger are so conditioned, except to the extent the condition must be satisfied in order to comply with applicable law.

         The merger agreement provides that a "material adverse effect" means, when used with respect to Ziff-Davis or CNET, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, financial condition or results of operation of such entity and its subsidiaries taken as a whole or (ii) the ability of such entity to consummate the transactions contemplated by the merger agreement.

NO SOLICITATION

         In the merger agreement, each of Ziff-Davis and CNET has agreed that it will not, nor will it permit any of its subsidiaries nor any of the officers and directors of it or its subsidiaries to, and it shall direct and use its reasonable best efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly through another person:

         o solicit, initiate, encourage or knowingly facilitate an acquisition proposal (as defined in the merger agreement)

         o have a discussion with or provide confidential information or engage in negotiations regarding an acquisition proposal

         o     approve or recommend or publicly propose an acquisition proposal

         o approve, recommend, propose or enter into a letter of intent or similar arrangement relating to an acquisition proposal

The foregoing restrictions will not restrict CNET's or Ziff-Davis' board of director's ability to comply with applicable securities laws.

         An "acquisition proposal" includes:

         o a transaction to effect a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Ziff-Davis or CNET or any of either company's significant subsidiaries

         o any purchase or sale of 20% or more of the consolidated assets of either CNET or Ziff-Davis and their subsidiaries, taken as a whole

         o any purchase or sale of, or tender or exchange offer for, the equity securities of such party that, if consummated, would result in any person (or the stockholders of such person) beneficially owning securities that represent 20% or more of the total voting power of Ziff-Davis or CNET (or of the surviving parent entity in such transaction) or any of their significant subsidiaries

         Further, each of CNET and Ziff-Davis or their respective board of directors will be permitted to (i) have a discussion with or provide confidential information or engage in negotiations regarding an acquisition proposal, (ii) approve or recommend or publicly propose an acquisition proposal or (iii) approve or recommend, or propose to approve or recommend an acquisition proposal to the extent that: (x) such acquisition proposal was not solicited by such party and such party's board of directors, after consultation with outside counsel, concludes that such action is necessary in order for it to comply with its fiduciary obligations; (y) provides notice to the other party to this merger of any inquiries, proposals or offers received before furnishing any information or data, including the name of the third party and the material terms and conditions of such inquiries, proposals or offers and (z) obtains a customary confidentiality agreement covering any nonpublic information to be disclosed to the third party.

         The merger agreement also provides that each party will promptly advise the other of the status and terms of any competing proposal or any inquiry or request for information relating to that competing proposal and the status and terms of any such discussions or negotiations.

         In addition, CNET may pursue a transaction that its board concludes will not materially delay or interfere with the consummation of the proposed CNET/Ziff-Davis merger, which does not require rescission of the merger agreement and where the other party to the proposed transaction expressly supports the proposed CNET/Ziff-Davis merger.

TERMINATION

         The merger agreement may be terminated at any time before the completion of the merger, whether before or after the stockholder approvals have been obtained at the special meetings:

         o     by mutual written consent of CNET and Ziff-Davis


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         o     by CNET or Ziff-Davis, if the merger has not been completed by
               January 31, 2001; but this right to terminate the merger agreement will not be available to any party whose failure to fulfill its obligations under the merger agreement is the reason that the merger cannot be completed by January 31, 2001

         o by CNET or Ziff-Davis, if the shareholders of CNET have not approved the issuance of CNET common stock in the merger or if the shareholders of Ziff-Davis have not approved the merger agreement, in each case at the applicable shareholders meeting or at any adjournment or postponement of the applicable meeting

         o by CNET or Ziff-Davis, if (A) any governmental entity issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action has become final and nonappealable, or (B) any governmental entity has failed to issue an order, decree or ruling or take any other action, in each case which is necessary to fulfill the conditions to the merger with respect to the HSR Act, approval of shares for listing on NASDAQ and the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable. The right to terminate the merger agreement under this provision will not be available to any party whose failure to comply with its obligations under the merger agreement has caused or resulted in such action or inaction

         o by CNET or Ziff-Davis, if the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, and such breach has not been or cannot be cured on or before January 31, 2001

         o by CNET, if Ziff-Davis' board has failed to make the recommendation to its stockholders for adoption of the merger agreement or materially breached its obligations under the merger agreement by failing to call the Ziff-Davis special meeting of stockholders, or to prepare and mail to its stockholders this proxy statement/prospectus

         o by Ziff-Davis, if CNET's board has failed to make the recommendation to its stockholders of the approval of the issuance of CNET common stock or materially breached its obligations under the merger agreement by failing to call the CNET special meeting of stockholders or to prepare and mail to its stockholders this proxy statement/prospectus

TERMINATION FEES

         FEES PAYABLE BY ZIFF-DAVIS

         If the merger agreement is terminated by CNET because any of the following events occurs, Ziff-Davis will pay CNET a termination fee of $58 million:


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         o     the Ziff-Davis board of directors fails to recommend the merger to its stockholders

         o Ziff-Davis materially breaches its obligation by failing to call the Ziff-Davis special meeting of stockholders

         o Ziff-Davis fails to prepare and mail to its stockholders this proxy statement/prospectus

         Ziff-Davis will also pay CNET a termination fee of $58 million if either party terminates the merger agreement because the merger is not consummated by January 31, 2001 and the Ziff-Davis stockholders meeting has not been held by that date or if Ziff-Davis' stockholders do not approve the merger agreement and:

         o prior to the termination of the merger agreement, a third party has publicly announced an intention to:

               - acquire or purchase more than 20% of the consolidated assets of Ziff-Davis,

               - initiate any tender offer or exchange offer that would result in any person or group beneficially owning 20% or more of Ziff-Davis, or

               - solicit, initiate, encourage or knowingly facilitate an alternative transaction with Ziff-Davis and

         o within 12 months following the termination of the merger agreement one of the following transactions is consummated or Ziff-Davis enters into a definitive agreement providing for one of the following transactions:

               -    a merger or similar transaction involving Ziff-Davis,

               - a sale of assets of Ziff-Davis representing more than 40% of the consolidated assets of Ziff-Davis just prior to the proposed sale, or

               - a tender offer or exchange offer by any person or group that would result in the beneficial ownership or a right to acquire beneficial ownership of more than 40% of the voting power of Ziff-Davis

         If the merger agreement is terminated by CNET or Ziff-Davis because Ziff-Davis' shareholders fail to adopt the merger agreement, Ziff-Davis will pay CNET $33 million, provided that the $58 million termination fee described above has not been paid.

         FEES PAYABLE BY CNET

         If the merger agreement is terminated by Ziff-Davis because any of the following events occurs, CNET will pay Ziff-Davis a termination fee of $105 million:

         o the CNET board of directors fails to recommend the issuance of CNET common stock to its stockholders


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         o     CNET materially breaches its obligation by reason of a failure to call the CNET special meeting of stockholders or

         o CNET fails to prepare and mail to its stockholders this proxy statement/prospectus. CNET will also pay to Ziff-Davis a termination fee of $105 million if either party terminates the merger agreement because the merger is not consummated by January 31, 2001 or if CNET's stockholders do not approve the issuance of CNET common stock in the merger and:

         o prior to the termination of the merger agreement, a third party has publicly announced an intention to:

               - acquire or purchase more than 20% of the consolidated assets of CNET,

               - initiate any tender offer or exchange offer that would result in any person or group beneficially owning 20% or more of CNET, or

               - solicit, initiate, encourage or knowingly facilitate an alternative transaction with CNET and

         o within 12 months following the termination of the merger agreement one of the following transactions is consummated or CNET enters into a definitive agreement providing for one of the following transactions:

               -    a merger or similar transaction involving CNET,

               - a sale of assets of CNET representing more than 40% of the consolidated assets of CNET just prior to the proposed sale, or

               - a tender offer or exchange offer by any person or group that would result in the beneficial ownership or a right to acquire beneficial ownership of more than 40% of the voting power of CNET

         CNET may, however, pursue a transaction that its board concludes will not materially delay or interfere with the consummation of the proposed CNET/Ziff-Davis merger, which does not require rescission of the merger agreement and where the other party to the proposed transaction expressly supports the proposed CNET/Ziff-Davis merger.

         If the merger agreement is terminated by CNET or Ziff-Davis because CNET's shareholders fail to approve the issuance of CNET common stock in the merger, CNET will pay Ziff-Davis $60 million. In addition, CNET will make an unsecured loan to Ziff-Davis in the principal amount of $15 million if CNET's shareholders fail to approve the issuance of common stock in the merger. Such loan will be due and payable in full at the option of Ziff-Davis in cash or Ziff-Davis common stock on the earlier of the second anniversary of the making of the loan or the consummation by any person of an acquisition proposal with respect to Ziff-Davis. CNET will not make such payment or loan if CNET pays Ziff-Davis a termination fee for another reason. In addition, this fee will only be paid if Ziff-Davis' shareholders approve the merger agreement and Ziff-Davis is not in material breach of the merger agreement.


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CONDUCT OF BUSINESS PENDING THE MERGER

         Both CNET and Ziff-Davis agreed that they will:

         o     confer on a reasonable basis with the other

         o report to the other to the extent permitted by law or regulation or any applicable confidentiality agreement on operational matters

         o     file all reports required to be filed with the SEC and

         o if requested by the other party and to the extent permitted by law or regulation or any applicable confidentiality agreement, deliver to the other party copies of all reports, announcements and publications promptly after such request.

         CNET agreed that it will:

         o carry on its business diligently and consistent with past practice

         o preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings

         o maintain for a period of one year, starting upon the completion of the merger, employment compensation and benefit plans that will provide benefits to each employee of Ziff-Davis who continues employment with CNET after the merger that are no less favorable than those provided to similarly situated CNET employees

         CNET also agreed that it would conduct its business in compliance with certain specific restrictions relating to:

         o     dividends or other distributions

         o any split, combination or reclassification of any of its capital stock

         o its ability to repurchase, redeem or otherwise acquire any shares of its capital stock

         o     any modification of its charter documents and bylaws

         o any merger, consolidation or similar transaction with another entity or the acquisition of assets or other entities

         o     actions jeopardizing the tax-free status of the merger

         o     income tax elections that would be material to CNET

         Ziff-Davis agreed that it will:

         o carry on its business diligently and consistent with past practice, except with respect to the transactions in connection with the Key3Media spin-off and cash dividend

         o use its reasonable best efforts to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings, to the extent necessary to prevent any material impairment of its business

         o use its reasonable best efforts to retain the services of its officers, key employees and consultants, to the extent necessary to prevent any material impairment of its business

         Ziff-Davis agreed that it would conduct its business in compliance with certain specific restrictions relating to:

         o     entrance into a new material line of business

         o commitment to any capital expenditures, obligations or liabilities

         o dividends or other distributions or changes in share capital, other than the transactions in connection with the Key3Media spin-off

         o any split, combination or reclassification of any of its capital stock

         o its ability to repurchase, redeem or otherwise acquire any shares of its capital stock

         o the issuance of securities, other than in connection with previously-issued and certain newly-issued options, issuances by a wholly owned subsidiary to such subsidiary's parent or another wholly owned subsidiary, or the Key3Media spin-off

         o     any modification of charter documents and bylaws

         o any merger, consolidation or similar transaction with another entity or the acquisition of assets of other entities

         o the sale, lease and disposition of assets, except for the transactions in connection with the Key3Media spin-off and the cash dividends, and for sales in the ordinary course of business

         o     the incurrence or guarantee of indebtedness

         o     actions jeopardizing the tax-free status of the merger

         o compensation of any executive officer or employee of Ziff-Davis or any subsidiary of Ziff-Davis

         o     actions affecting accounting methods and tax elections

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         o     the entrance into agreements which grant of exclusive rights to third parties or which could reasonably be expected to limit or restrict CNET or any of its affiliates from engaging or competing in any line of business or in any geographic area

         o     settlement of material claims

         o actions jeopardizing the validity of the representations and warranties pertaining to Key3Media

OTHER AGREEMENTS

         Each of CNET and Ziff-Davis has agreed to use its reasonable best efforts to:

         o take all actions and do all things necessary, proper or advisable under applicable laws and regulations to complete the merger

         o obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any governmental entity that are reasonably necessary to complete the merger

         o cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party

         o promptly inform the other party of any communication received from or given by such party to the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any transactions contemplated by the merger agreement

         o consult with each other in advance of any meeting or conference with the DOJ, FTC or other governmental entity to the extent practicable and to the extent permitted by the DOJ, FTC or other governmental entity

         o contest and resist any administrative or judicial action or proceeding, including any proceeding by a private party, that is instituted, or threatened to be instituted, challenging any transaction contemplated by the merger agreement or any statute, rule, regulation, executive order, decree, injunction or administrative order that is enacted, entered, promulgated or enforced by a governmental entity which would make the merger illegal or would otherwise prohibit or materially impair or delay the completion of the merger and

         o if any state takeover statute or similar statute becomes applicable to this merger, ensure that the merger and other transactions contemplated by the merger agreement are consummated as promptly as practicable on the terms contemplated by the merger or otherwise minimize the effect of such statute or regulation would have on the merger.

AMENDMENT; EXTENSION AND WAIVER

         Subject to applicable law:

         o the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been approved by the CNET and Ziff-Davis shareholders, no amendment which by law or in accordance with the rules of the NASDAQ or the New York Stock Exchange requires further approval by CNET or Ziff-Davis shareholders shall be made without such further approval

         o at any time prior to the completion of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of any of the obligations or acts of the other party to the merger agreement, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any related document and waive compliance with any agreement or condition in the merger agreement

EXPENSES

         Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, except that (i) Ziff-Davis will pay any and all property or transfer taxes imposed in connection with the merger upon consummation of the merger and (ii) CNET and Ziff-Davis will share equally the expenses incurred in connection with filing, printing and mailing of this proxy statement/prospectus and the registration statement of which it is a part.

                        AGREEMENTS RELATED TO THE MERGER

         This section of the proxy statement/prospectus describes certain agreements related to the merger agreement, including the CNET stockholders' voting agreements, the Ziff-Davis stockholder voting agreement and the stockholder agreement among CNET, Softbank America, Inc., which we refer to as Softbank, and Softbank Corp. While we believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you.

CNET STOCKHOLDERS VOTING AGREEMENTS

         As an inducement for Ziff-Davis to enter into the merger agreement, each of Shelby Bonnie and Halsey Minor have entered into voting agreements with Ziff-Davis. By entering into voting agreements, each of these CNET stockholders has agreed to vote his shares of CNET common stock in favor of the issuance of CNET common stock in the merger. Each stockholder has also granted Ziff-Davis a proxy (in case that stockholder fails for any reason to vote his shares in favor of the merger) with the limited right to vote the shares of CNET common stock owned by such stockholder (including any additional shares of CNET common stock acquired after the date of the voting agreements), in favor of the approval of the issuance of CNET common stock in the merger, of which this proxy statement/prospectus is a part.

         As of July 19, 2000, these stockholders together owned 18,667,336 shares of CNET common stock, all of which shares, representing approximately 23% of the outstanding CNET common stock, are subject to the voting agreements. None of the CNET stockholders who are parties to the voting agreements were paid additional consideration in connection with the voting agreements.

         Pursuant to the voting agreements, each of these stockholders agrees not to sell the CNET common stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless the transfer is in accordance with the voting agreement and each person to whom any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement. The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger.

         We have filed these voting agreements as exhibits to CNET's registration statement for the shares of CNET common stock to be issued in the merger, of which this proxy statement/prospectus is a part. Please see the section titled "Summary of the Proxy Statement/Prospectus -- Where You Can Find More Information," on page 14, for instructions on how to obtain copies of these agreements.

SOFTBANK VOTING AGREEMENT

         As an inducement for CNET to enter into the merger agreement, CNET and Softbank entered into a voting agreement in which Softbank agreed to vote its shares of ZD common stock in favor of the merger agreement and the merger. Softbank also granted CNET a proxy with the limited right to vote the shares of ZD common stock beneficially owned by Softbank if Softbank fails for any reason to vote its shares (including any additional shares of ZD common stock acquired after the date of the voting agreement) in favor of the approval of the merger agreement.

         As of July 19, 2000, Softbank beneficially owned 71,619,355 shares of ZD common stock, all of which shares, representing approximately 69.10% of the outstanding ZD common stock and __% of the aggregate voting power of all Ziff-Davis capital stock entitled to vote at the Ziff-Davis special meeting, are subject to the voting agreement. The votes represented by the Softbank shares will be sufficient to constitute a quorum and to adopt the merger agreement at the special meeting regardless of the votes cast by any other stockholder of Ziff-Davis. Softbank was not paid additional consideration in connection with the voting agreement.

         Pursuant to the voting agreement, Softbank agreed not to sell the ZD common stock and options owned, controlled or acquired, either directly or indirectly, by it until the earlier of the termination of the merger agreement or the completion of the merger, unless the transfer is in accordance with the voting agreement and each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement. The voting agreement will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger.

         We have filed the Softbank voting agreement as an exhibit to CNET's registration statement for the shares of CNET common stock to be issued in the merger, of which this proxy statement/prospectus is a part. Please see the section titled "Summary of the Proxy Statement/Prospectus -- Where You Can Find More Information," on page 14, for instructions on how to obtain copies of these agreements.

SOFTBANK STOCKHOLDER AGREEMENT

         As an inducement for CNET to enter into the merger agreement, CNET, Softbank and Softbank Corp. entered into a stockholder agreement. The following description summarizes the material provisions of the Softbank stockholder agreement. We have filed the Softbank stockholder agreement as an exhibit to CNET's registration statement for the shares of CNET common stock to be issued in the merger, of which this proxy statement/prospectus is a part. Please see the section titled "Summary of the Proxy Statement/Prospectus -- Where You Can Find More Information," on page 14, for instructions on how to obtain a copy of this agreement.

         BOARD OF DIRECTORS OF CNET

         At the closing of the merger, CNET will appoint to its board of directors one nominee of Softbank. As long as Softbank and its subsidiaries own at least 7.5% of CNET's voting stock, to the extent that any designee of Softbank to the CNET board of directors is up for election or a designee of Softbank is not then serving on the CNET board of directors, Softbank will have a right to designate one member of the management slate nominated by CNET for election as directors. CNET must provide the Softbank designee with the same support as CNET provides to other persons nominated for election as directors as part of the management slate. Any person designated by Softbank for election as a CNET director will be subject to the reasonable approval of a majority of the members of the CNET board of directors. As long as Softbank has the right to designate at least one nominee to the CNET board of directors, each committee of the CNET board of directors (other than the audit and compensation committees and any committee established due to a Softbank conflict of interest) shall at all times include at least one Softbank designee.

         VOTING OF CNET SHARES BY SOFTBANK

         As long as Softbank can designate a nominee for election as a CNET director, Softbank will vote all of the shares of CNET owned by Softbank at Softbank's discretion either (i) for the entire slate of directors proposed by CNET's board of directors or (ii) in the same proportion as all votes cast by disinterested stockholders on such matters.

         STANDSTILL AGREEMENT

         Subject to certain exceptions, during the standstill period described below Softbank Corp. and its subsidiaries are restricted from:

         o offering to acquire any businesses or assets of CNET having a fair market value in excess of 10% of CNET assets

         o        owning more than 20% of CNET's common stock

         o making or participating in any solicitation of proxies to vote CNET voting securities

         o joining a group with respect to the ownership or voting of any CNET voting securities, other than a group that consists solely of Softbank, Softbank Corp. and their direct and indirect subsidiaries

         o financing any third party's purchase of voting securities of CNET

         o proposing or assisting any person in connection with a merger or other change of control transaction relating to CNET

         o nominating any person as a director (other than the director nominee to which it is entitled) or proposing any matter to be voted on by the stockholders of CNET

         o soliciting, initiating or encouraging any affiliate of Softbank to take any action that Softbank is prohibited from taking

         The standstill period is the period ending on the earliest of the following:

         o        the four year anniversary of the effective date of the merger

         o a change of control of CNET occurs or CNET enters into a definitive agreement providing for a change in control of CNET

         o a third party tender offer is commenced for a majority of CNET's common stock, other than an offer by Softbank or its affiliates

         o        Softbank owns less than 7.5% of CNET's voting securities

         The standstill period is subject to reinstatement if the circumstances relating to a change in control of CNET or a third party tender offer are no longer present and certain other conditions are satisfied.

         TRANSFER RESTRICTIONS

         During the one-hundred eighty day period after the merger, Softbank may not transfer any CNET common stock owned by it or enter into any hedging transaction relating to such stock other than transfers:

         o to a subsidiary of Softbank or Softbank Corp. that agrees to be bound by the Softbank stockholder agreement
         o        with the consent of CNET

         o pursuant to a third party tender offer that is either recommended by the CNET board or is not prohibited by any CNET stockholder rights plan
         o pursuant to a merger, consolidation or reorganization to which CNET is a party

         During the period commencing on the 180-day anniversary of the merger and ending on the earlier of the four year anniversary of the merger, or the date on which Softbank owns less than 7.5% of CNET's voting securities, Softbank may not transfer CNET common stock owned by it other than transfers:

         o to a subsidiary of Softbank Corp. that agrees to be bound by the Softbank stockholder agreement
         o        with the consent of CNET
         o pursuant to a third party tender offer that is either recommended by the CNET board or is not prohibited by any CNET stockholder rights plan
         o pursuant to a merger, consolidation or reorganization to which CNET is a party
         o in an underwritten public offering o pursuant to Rule 144 or Rule 145 under the Securities Act of 1933 as long as such transfers are not made to any person that would own more than 7.5% of CNET's common stock. In addition, the amount of all such transfers in any three month period cannot exceed 2.5% of the shares of CNET common stock outstanding at the beginning of that period
         o in private sales not made through any securities exchange, as long as the purchaser is not acquiring the shares for resale and will not own more than 7.5% of CNET's common stock

         REGISTRATION RIGHTS

         Commencing on the six month anniversary of the merger and subject to certain restrictions, Softbank may make up to four demands for registration under the Securities Act of its shares of CNET common stock for sale in underwritten offerings. In addition, subject to customary limitations, Softbank will have the right to require that their shares be included in other underwritten offerings of CNET common stock. CNET will pay all expenses related to any such registration other than underwriting discounts and commissions and transfer taxes, if any. CNET will also indemnify Softbank against various liabilities associated with such registration.

STOCKHOLDER AGREEMENTS OF MR. BONNIE AND MR. MINOR

         As an inducement for Ziff-Davis to enter into the Merger Agreement, each of Mr. Bonnie and Mr. Minor entered into a stockholder agreement with Softbank in which they agreed to vote in favor of any nominee for election as a director of CNET that is nominated by Softbank pursuant to the Softbank stockholder agreement.

AFFILIATE AGREEMENT

         As a condition to CNET's obligation to complete the merger, each of Ziff-Davis' affiliates must execute an affiliate agreement. Under this type of affiliate agreement, CNET will be entitled to place appropriate legends on the certificates evidencing any CNET common stock to be received by these persons and to issue stop transfer instructions to the transfer agent for CNET common stock. Further, these persons have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act of 1933 on shares of CNET common stock to be received by them in the merger. Ziff-Davis has agreed to use its reasonable best efforts to cause its affiliates to execute affiliate agreements not less than 30 days prior to the closing of the merger.

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          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The unaudited pro forma condensed combined financial information for CNET set forth below gives effect to the acquisitions of MySimon Inc. and Ziff-Davis.

     The columns labeled "CNET and MySimon pro forma" give pro forma effect to the CNET acquisition of MySimon on February 29, 2000. The columns labeled "Ziff-Davis pro forma" give pro forma effect to the sale of its market intelligence business in the fourth quarter of 1999, the sale of its education, television and print publishing businesses (except for Computer Shopper, Smart Planet and an investment in Red Herring Communications, Inc.), the repayment of all but $500,000 of Ziff-Davis' debt in the first six months of 2000, and the Key3Media spin-off and cash dividend paid on August 18, 2000. The unaudited pro forma condensed combined balance sheet as of June 30, 2000 gives pro forma effect to the CNET acquisition of Ziff-Davis and certain post June 30, 2000 transactions as if they had occurred on June 30, 2000. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 gives pro forma effect to the CNET acquisition of Ziff-Davis and certain post December 31, 1999 transactions as if they had occurred immediately prior to January 1, 2000. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives pro forma effect to the CNET acquisition of Ziff-Davis and all of the previously mentioned transactions as if they had occurred immediately prior to January 1, 1999. These statements, including the notes thereto, should be read in conjunction with the Form 8-K's filed by CNET and Ziff-Davis on ____________ and ___________, respectively, and the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for CNET and Ziff-Davis, all of which we incorporate by reference in this proxy statement/prospectus. For copies of the information we incorporate by reference, see "Summary of Proxy Statement/Prospectus - Where You Can Find More Information on page ___.

     The pro forma condensed combined financial information does not purport to represent what the consolidated results of operations or financial condition of CNET would actually have been if the MySimon and Ziff-Davis acquisitions had in fact occurred on such dates or the future consolidated results of operations or financial condition of CNET.

                               CNET NETWORKS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           (UNAUDITED - IN THOUSANDS)
                                  JUNE 30, 2000

                                                                                                  PRO FORMA
                                                                                                 CNET/ZIFF-
                                                                                                    DAVIS
                                                                                ZIFF-DAVIS       ACQUISITION
                                    ASSETS                        CNET           PRO FORMA       ADJUSTMENTS          PRO FORMA
                                                               -----------      -----------      -----------         -----------
Current Assets:
 Cash and cash equivalents                                     $   102,825      $    71,116      $        --         $   173,941
 Investments in marketable debt securities                         126,237               --               --             126,237
 Investments in marketable equity securities                       259,421            7,653               --             267,074
 Accounts receivable, net                                           29,349           45,906               --              75,255
 Prepaid expenses and other current assets                          22,139           14,148           (3,796)(a)          32,491
                                                               -----------      -----------      -----------         -----------
  Total current assets                                             539,971          138,823           (3,796)            674,998

Investments in marketable debt securities                          108,904               --               --             108,904
Investments in marketable equity securities                         15,704               --               --              15,704
Property and equipment, net                                         42,619            9,853               --              52,472
Goodwill and other intangible assets                               685,015          175,808        1,429,190 (a)       2,290,013
Other assets                                                        95,670           68,758           32,484 (a)         196,912
                                                               -----------      -----------      -----------         -----------
  Total assets                                                 $ 1,487,883      $   393,242      $ 1,457,878         $ 3,339,003
                                                               ===========      ===========      ===========         ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
 Accounts payable                                              $    10,737      $     3,569      $        --         $    14,306
 Accrued liabilities                                                30,833           89,158           75,800 (a)         195,791
 Due to affiliates and management                                       --           13,025               --              13,025
 Current portion of long-term debt                                   6,389               --               --               6,389
 Tax related liabilities                                           115,081               --               --             115,081
                                                               -----------      -----------      -----------         -----------
  Total current liabilities                                        163,040          105,752           75,800             344,592
Long-term debt                                                     197,257              500               --             197,757

Stockholders' equity:
 CNET-Common stock                                                       9               --                5 (a)              14
 ZD common stock                                                        --            1,061           (1,061)(a)              --
 ZDNet common stock                                                     --              165             (165)(a)              --
 Additional paid-in capital                                        922,843        1,416,604          252,459 (a)       2,541,906
 Other comprehensive income, net of tax                            (89,697)           1,032           (1,032)(a)         (89,697)
 Retained earnings (deficit)                                       317,406       (1,118,897)       1,118,897 (a)         317,406
 Treasury stock, at cost                                           (22,975)              --               --             (22,975)
 Deferred compensation                                                  --          (12,975)          12,975 (b)              --
                                                               -----------      -----------      -----------         -----------
  Total stockholders' equity                                     1,127,586          286,990        1,382,078           2,796,654
                                                               -----------      -----------      -----------         -----------
  Total liabilities and stockholders' equity                   $ 1,487,883      $   393,242      $ 1,457,878         $ 3,339,003
                                                               ===========      ===========      ===========         ===========

                               CNET NETWORKS, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)
                         SIX MONTHS ENDED JUNE 30, 2000


                                                                                     PRO FORMA
                                                                                     CNET/ZIFF-
                                                          CNET AND                     DAVIS
                                                           MYSIMON    ZIFF-DAVIS    ACQUISITION
                                                          PRO FORMA    PRO FORMA    ADJUSTMENTS     PRO FORMA
Revenues:
 Internet                                                  $ 92,338    $  76,213    $        --     $ 168,551
 Publishing                                                      --       23,995             --        23,995
 Broadcast                                                    5,327           --                        5,327
                                                          ---------    ---------    -----------     ---------
    Total revenues                                           97,665      100,208             --       197,873
                                                          ---------    ---------    -----------     ---------

Cost of revenues:
 Internet                                                    27,084       24,297             --        51,381
 Publishing                                                      --       13,266             --        13,266
 Broadcast                                                    4,815           --             --         4,815
                                                          ---------    ---------    -----------     ---------
    Total cost of revenues                                   31,899       37,563             --        69,462
                                                          ---------    ---------    -----------     ---------
    Gross profit                                             65,766       62,645             --       128,411
                                                          ---------    ---------    -----------     ---------
Operating expenses:
 Other operating expenses                                    60,449       56,524                      116,973
 Stock-based compensation                                        --        3,002         (3,002)(b)        --
 Depreciation and amortization of property and equipment      2,973        1,765             --         4,738
 Amortization of goodwill and intangible assets             150,074       15,846        267,500 (c)   433,420
                                                          ---------    ---------    -----------     ---------
    Total operating expenses                                213,496       77,137        264,498       555,131
                                                          ---------    ---------    -----------     ---------
    Operating loss                                         (147,730)     (14,492)      (264,498)     (426,720)
Other income (expense):                                          --
 Gain (loss) on investments                                  69,584           --             --        69,584
 Other income (expense), net                                     96       (1,323)            --        (1,227)
 Minority interest                                               --          780             --           780
                                                          ---------    ---------    -----------     ---------
    Total other income (expense)                             69,680         (543)            --        69,137
                                                          ---------    ---------    -----------     ---------
Loss before income taxes                                    (78,050)     (15,035)      (264,498)     (357,583)
Income tax benefit (expense)                                (30,402)       3,648         (3,648)(d)   (30,402)
                                                          ---------    ---------    -----------     ---------
  Net loss                                                $(108,452)   $ (11,387)   $  (268,146)    $(387,985)
                                                          =========    =========    ===========     =========


Basic net loss per share                                  $   (1.33)                                $   (2.89)
                                                          =========                                 =========
Diluted net loss per share                                $   (1.33)                                $   (2.89)
                                                          =========                                 =========
Shares used in calculating basic per share data              81,536                                   134,353
                                                          =========                                 =========
Shares used in calculating diluted per share data            81,536                                   134,353
                                                          =========                                 =========

                               CNET NETWORKS, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1999


                                                                                       PRO FORMA
                                                                                       CNET/ZIFF-
                                                           CNET AND                      DAVIS
                                                            MYSIMON     ZIFF-DAVIS    ACQUISITION
                                                           PRO FORMA     PRO FORMA     ADJUSTMENTS       PRO FORMA
Revenues:
  Internet                                                $   106,570    $   107,317    $        --     $   213,887
  Publishing                                                       --         67,017             --          67,017
  Broadcast                                                     7,458             --             --           7,458
                                                          -----------    -----------    -----------     -----------
    Total revenues                                            114,028        174,334             --         288,362
                                                          -----------    -----------    -----------     -----------

Cost of revenues:
  Internet                                                     33,756         35,531             --          69,287
  Publishing                                                       --         24,654             --          24,654
  Broadcast                                                     7,821             --             --           7,821
                                                          -----------    -----------    -----------     -----------
    Total cost of revenues                                     41,577         60,185             --         101,762
                                                          -----------    -----------    -----------     -----------
    Gross profit                                               72,451        114,149             --         186,600
                                                          -----------    -----------    -----------     -----------
Operating expenses:
  Other operating expenses                                    126,057        102,194             --         228,251
  Stock-based compensation                                         --          4,535         (4,535)(b)          --
  Depreciation and amortization of property and equipment       7,874         10,406             --          18,280
  Amortization of goodwill and other intangible assets        236,800         13,008        534,999 (c)     784,807
                                                          -----------    -----------    -----------     -----------
    Total operating expenses                                  370,731        130,143        530,464       1,031,338
                                                          -----------    -----------    -----------     -----------
    Operating loss                                           (298,280)       (15,994)      (530,464)       (844,738)
  Other income (expense):
  Gain (loss) on investments                                  734,138             --             --         734,138
  Interest income (expense), net                                1,742          1,472             --           3,214
  Minority interest                                                --            117             --             117
                                                          -----------    -----------    -----------     -----------
    Total other income                                        735,880          1,589             --         737,469
                                                          -----------    -----------    -----------     -----------
Income (loss) before income taxes                             437,600        (14,405)      (530,464)       (107,269)
Income tax benefit (expense)                                 (257,315)         4,295         (4,295)(d)    (257,315)
                                                          -----------    -----------    -----------     -----------
  Net income (loss)                                       $   180,285    $   (10,110)   $  (534,759)    $  (364,584)
                                                          ===========    ===========    ===========     ===========


Basic net income (loss) per share                         $      2.18                                   $     (2.83)
                                                          ===========                                   ===========
Diluted net income (loss) per share                       $      1.91                                   $     (2.83)
                                                          ===========                                   ===========
Shares used in calculating basic per share data                82,545                                       128,751
                                                          ===========                                   ===========
Shares used in calculating diluted per share data              94,332                                       128,751
                                                          ===========                                   ===========

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Basis of Presentation

     The unaudited pro forma condensed combined balance sheet as of June 30, 2000 gives pro forma effect to the CNET acquisition of Ziff-Davis and the post June 30, 2000 transactions referred to in the next paragraph as if they had occurred on June 30, 2000. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000 gives pro forma effect to the CNET acquisition of Ziff-Davis and the post December 31, 1999 transactions referred to in the next paragraph as if they had occurred immediately prior to January 1, 2000. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives pro forma effect to the CNET acquisition of Ziff-Davis and the transactions referred to in the next paragraph as if they had occurred immediately prior to January 1, 1999. These statements, including the notes thereto, should be read in conjunction with the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for CNET and Ziff-Davis, which we incorporate by reference in this proxy statement/prospectus. For copies of the information we incorporate by reference, see "Summary of Proxy Statement/Prospectus - Where You Can Find More Information" on page 14.

     The columns labeled "CNET and mySimon pro forma" in the statements set forth above are derived from unaudited pro forma combined financial statements of CNET filed on August 14, 2000 in a CNET Form 8-K and incorporated herein by reference. The columns labeled "Ziff-Davis pro forma" in the statements set forth above are derived from unaudited pro forma consolidated financial statements of Ziff-Davis filed on August 14, 2000 in a Ziff-Davis Form 8-K and incorporated herein by reference. The CNET and MySimon pro forma columns give pro forma effect to the CNET acquisition of MySimon on February 29, 2000 in a manner described in more detail in the CNET Form 8-K. The Ziff-Davis pro forma columns give pro forma effect to the sale of its market intelligence business in the fourth quarter of 1999, the sale of its education, television and print publishing businesses (except for Computer Shopper, Smart Planet and an investment in Red Herring Communications Inc.), the repayment of all but $500,000 of Ziff-Davis' debt in the first six months of 2000 and the Key3Media spin-off and cash dividend paid on August 18, 2000, in each case in a manner described in more detail in the Ziff-Davis Form 8-K.

     The CNET and mySimon pro forma columns do not give effect to CNET's acquisitions of Apollo Solutions Inc., Winfiles.com, GDT, Nordby International, SavvySearch Limited, MSSI, and Digital Media Services, Inc. because, both individually and in aggregate, they are immaterial.


     Certain CNET and Ziff-Davis pro forma amounts have been reclassified to conform with CNET's expected presentation upon consummation of the proposed merger.

     CNET expects that it may incur additional costs to integrate the merged entities over the course of the next several years. Such costs have not been considered in the pro forma financial statements and will be recorded as operating expenses if and when they are determined.

     These statements are not necessarily indicative of CNET's actual financial position or results of operations as of the date or for the periods indicated or the financial position or results of operations that CNET would have experienced if the transactions for which the statements give pro forma effect had in fact occurred at the times assumed. Also, the statements do not purport to represent CNET's future financial position or results of operations.

(2) Pro Forma Adjustments

     (a) Reflects the issuance of shares of CNET common stock in the merger, and allocation of the purchase price to the assets and liabilities acquired and elimination of Ziff-Davis' common stock, other comprehensive deficit and retained deficit. The purchase price was allocated based on the estimated fair value of the assets and liabilities acquired in the merger. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. The preliminary allocation is as follows (in thousands):

Purchase price                                          $1,696,568
Assets acquired
         Cash                            $   71,116
         Accounts receivable, net            45,906
         Property and equipment, net          9,853
         Other assets                       119,247
                                         ----------
                                            246,122
Liabilities assumed                         154,552
                                         ----------     ----------

Net assets acquired                                         91,570
                                                        ----------

Goodwill and other intangible assets                    $1,604,998
                                                        ==========

     The purchase price reflects the 46,205,000 shares of CNET's common stock expected to be issued in the merger, the fair value of options to purchase 8,291,000 shares of CNET's common stock that will be exchanged in the merger for outstanding Ziff-Davis stock options, and an estimated $27.5 million in merger-related transaction and anticipated direct costs.

     (b) Reflects the elimination of deferred stock-based compensation.

     (c) Reflects amortization of increased goodwill and other intangible assets during the period.

     (d) Reflects an adjustment to tax expense.

(3) Pro forma net income (loss) per share

     The pro forma basic and diluted net income (loss) per share calculation assumes that the 10,725,927 and 46,205,000 shares of CNET common stock issued in the mySimon and Ziff-Davis acquisitions, respectively, were outstanding for the entire year in 1999 and for the six-month period ended June 30, 2000. The options issued in connection with these acquisitions are not included in the per share calculation because their effect is anti-dilutive.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                             CNET COMMON STOCK AND
                            ZIFF-DAVIS COMMON STOCK

         This section of the proxy statement/prospectus describes certain differences between CNET common stock, on the one hand, and ZD common stock and ZDNet common stock, on the other hand. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to both CNET and Ziff-Davis stockholders, including the certificate of incorporation and bylaws of CNET and the certificate of incorporation and bylaws of Ziff-Davis. CNET and Ziff-Davis stockholders should read this entire document and the other documents referred to carefully for a more complete understanding of the differences between CNET common stock and ZD common stock and ZDNet common stock.

         Ziff-Davis' certificate of incorporation and bylaws currently govern the rights of stockholders of Ziff-Davis. After the completion of the merger, ZD common stockholders and ZDNet common stockholders will become stockholders of CNET. As a result, former Ziff-Davis stockholders' rights will be governed by CNET's certificate of incorporation and bylaws. The following table summarizes certain differences between the rights of CNET stockholders and Ziff-Davis stockholders under the certificate of incorporation and bylaws of CNET and of Ziff-Davis.



                                         CNET (Delaware)                        Ziff-Davis (Delaware)
                                         ---------------                        ---------------------
COMMON STOCK....................... One class issued and                      Two classes of common stock:
                                    outstanding. Holders have one
                                    vote per share on all matters             o ZD common stock
                                    submitted to a vote of                    o ZDNet common stock
                                    stockholders, including election
                                    of directors. Holders do not              ZDNet common stock is intended to
                                    have cumulative voting rights.            reflect the performance of ZDNet,
                                                                              Ziff- Davis' online business
                                                                              division. The ZD common stock is
                                                                              intended to track the performance of
                                                                              ZD, which is the division of
                                                                              Ziff-Davis that historically engaged
                                                                              in a variety of non-online media and
                                                                              marketing businesses. ZD has disposed
                                                                              of substantially all of its
                                                                              businesses, and now owns only
                                                                              Computer Shopper, Smart Planet, an
                                                                              investment in Red Herring
                                                                              Communications Inc. and a retained
                                                                              interest in ZDNet that is currently
                                                                              the equivalent of 60 million ZDNet
                                                                              shares.

                                                                              At every meeting of the stockholders,
                                                                              the holders of ZD common stock and
                                                                              the holders of ZDNet common stock
                                                                              vote together as a class on all
                                                                              matters as to which common
                                                                              stockholders generally are entitled
                                                                              to vote, unless a separate vote is
                                                                              required by applicable law. On all
                                                                              matters for which no separate vote is
                                                                              required, holders of ZD common stock
                                                                              are entitled to one vote for each
                                                                              share of stock held and holders of
                                                                              ZDNet common stock are entitled to a
                                                                              number of votes per share equal to
                                                                              the average market value of a share
                                                                              of ZDNet common stock divided by the
                                                                              average market value of a share of ZD
                                                                              common stock during the twenty
                                                                              consecutive trading day
                                                                              period ending on (and
                                                                              including) the fifth trading day
                                                                              before the applicable record date.



                                         CNET (Delaware)                        Ziff-Davis (Delaware)
                                         ---------------                        ---------------------
DIVIDENDS.......................... Holders of CNET common                   Holders of ZD common stock and ZDNet
                                    stock are entitled to dividends          common stock receive dividends if, as
                                    or other distributions when, as          and when the board declares them out
                                    and if declared by the board of          of legally available funds, and the
                                    directors. The right of the board        board may declare dividends in equal
                                    of directors to declare dividends        or unequal amounts on each series (or
                                    is subject to the rights of              may declare dividends on one series
                                    holders of preferred stock and           and not the other), but the dividends
                                    the availability of funds.               on ZD common stock and the ZDNet
                                                                             common stock cannot be greater than
                                                                             the amount that the corresponding
                                                                             Ziff-Davis divisions could pay if
                                                                             those divisions were separate
                                                                             corporations.

SALE OF ALL OR                      CNET is not permitted to sell            If Ziff-Davis disposes of all or
SUBSTANTIALLY                       all or substantially all of its          substantially all of the assets of
ALL ASSETS......................... assets unless it receives                its ZD division, it is required to
                                    stockholder approval to do so.           distribute to holders of its ZD
                                                                             common stock their proportionate
                                                                             interest in the net proceeds or issue
                                                                             ZDNet common stock for ZD common
                                                                             stock at a 10% premium. Similarly, if
                                                                             Ziff- Davis disposes of all or
                                                                             substantially all of the assets of
                                                                             its ZDNet division, it is required to
                                                                             distribute to holders of ZDNet common
                                                                             stock their proportionate interest in
                                                                             the net proceeds or issue ZD common
                                                                             stock for ZDNet common stock at a 10%
                                                                             premium. In addition, Ziff-Davis is
                                                                             not permitted to sell all or
                                                                             substantially all of the assets of
                                                                             Ziff-Davis Inc. unless it receives
                                                                             stockholder approval to do so.



                                         CNET (Delaware)                        Ziff-Davis (Delaware)
                                         ---------------                        ---------------------
OPTIONAL EXCHANGE.................. The CNET certificate of                   Ziff-Davis is permitted in certain
                                    incorporation does not contain            circumstances to exchange ZD common
                                    an analogous provision.                   stock for ZDNet common stock or vice
                                                                              versa, to redeem ZD common stock in
                                                                              return for stock of a subsidiary
                                                                              holding all of the assets and
                                                                              liabilities of the ZD division or to
                                                                              redeem ZDNet common stock in return
                                                                              for the stock of a subsidiary holding
                                                                              all of the assets and liabilities of
                                                                              ZDNet.

LIQUIDATION........................ CNET's certificate of                     If Ziff-Davis liquidates, holders of
                                    incorporation does not contain            ZD common stock and ZDNet common
                                    a provision for liquidation.              stock will share in the assets
                                                                              remaining after satisfaction in full
                                                                              of the prior rights of creditors and
                                                                              payment of the aggregate liquidation
                                                                              preference for all outstanding shares
                                                                              of preferred stock, pro rata in
                                                                              relation to the aggregate market
                                                                              value of their holdings over a
                                                                              specified averaging period prior to
                                                                              announcement of the liquidation.

PREFERRED STOCK.................... The CNET certificate of                   Ziff-Davis preferred stock may
                                    incorporation authorizes the              be issued from time to time in
                                    board to issue preferred stock in         one or more series. Ziff-Davis'
                                    one or more series and to set             board of directors is authorized
                                    the designations and powers,              to fix the designations and the
                                    liquidation preferences,                  powers, preferences and rights,
                                    conversion and other rights,              and the qualifications,
                                    qualifications, voting power,             limitations and restrictions of
                                    limitations and restrictions, and         each series of preferred stock.
                                    the terms of redemption of                The Ziff-Davis certificate of
                                    preferred stock. The CNET                 incorporation authorizes the
                                    certificate of incorporation              board to issue up to
                                    authorizes the board to issue up          10,000,000 shares of preferred
                                    to 5,000,000 shares of preferred          stock. Ziff-Davis does not
                                    stock. CNET does not currently            currently have any shares of
                                    have any shares of preferred              preferred stock outstanding.
                                    stock outstanding.



                                         CNET (Delaware)                        Ziff-Davis (Delaware)
                                         ---------------                        ---------------------
PREEMPTIVE AND
PREFERENTIAL RIGHTS................ CNET stockholders do not have             Ziff-Davis' certificate of
                                    preemptive or preferential rights         incorporation does not contain
                                    to purchase or subscribe for              a provision for preemptive and
                                    additional shares of any class of         preferential rights.
                                    CNET capital stock. The board
                                    of directors may issue shares of
                                    any class of stock, or any notes,
                                    debentures, bonds or other
                                    securities convertible into or
                                    warrants, rights or options to
                                    purchase shares of any class of
                                    stock, without offering any
                                    shares of any class, to the
                                    existing holders.

SPECIAL MEETING OF
STOCKHOLDERS....................... Under Delaware law, a special             Ziff-Davis' bylaws authorize
                                    meeting of stockholders may be            only the chairman or vice
                                    called by the board of directors          president of the board of
                                    or any other person authorized            directors, the president or the
                                    to do so in the certificate of            board of directors to call a
                                    incorporation or the bylaws.              special meeting of
                                    CNET's certificate of                     stockholders. Any power of
                                    incorporation and bylaws                  stockholders to call a special
                                    authorize only the chief                  meeting is explicitly denied.
                                    executive officer or a majority
                                    of the members of the board to
                                    call a special meeting of
                                    stockholders.


                                           CNET (Delaware)                      Ziff-Davis (Delaware)
                                           ---------------                      ---------------------
ACTION BY WRITTEN CONSENT IN LIEU
OF A STOCKHOLDERS' MEETING.......    Under Delaware law, stockholders may    Under Delaware law, stockholders may
                                     take action by written consent in       take action by written consent in
                                     lieu of voting at a meeting. Delaware   lieu of voting at a meeting. Delaware
                                     law allows corporations to eliminate    law allows corporations to eliminate
                                     this provision from its certificate     this provision from its certificate
                                     of incorporation. CNET's certificate    of incorporation. Ziff-Davis'
                                     of incorporation does not eliminate     certificate of incorporation
                                     the ability of a stockholder to act     eliminates the ability of a
                                     by written consent. CNET's bylaws       stockholder to act by written
                                     allow for any action that may be        consent. Any action required or
                                     taken at any annual or special          permitted to be taken by the
                                     meeting of stockholders to be taken     stockholders of Ziff-Davis must be
                                     without a meeting, without prior        taken at a duly called annual or
                                     notice and without a vote, if CNET      special meeting of such holders.
                                     obtains the written consent of a
                                     majority of the holders of
                                     outstanding stock that would be
                                     entitled to vote at a duly convened
                                     meeting.

VOTING BY WRITTEN
BALLOT...........................    Under Delaware law, the right to vote   Under Delaware law, the right to vote
                                     by written ballot may be restricted     by written ballot may be restricted
                                     if the certificate of incorporation     if the certificate of incorporation
                                     so provides. CNET's certificate of      so provides. Ziff-Davis' certificate
                                     incorporation does not allow holders    of incorporation does not allow
                                     the right to vote by written ballot.    holders the right to vote by written
                                                                             ballot.

RECORD DATE FOR DETERMINING
STOCKHOLDERS.....................
                                     CNET's bylaws provide that the board    Ziff-Davis' bylaws provide that the
                                     of directors may fix a record date      board of directors may fix a record
                                     that is not more than 60 days nor       date that is not more than 60 days
                                     less than 10 days before the date of    nor less than 10 days before the date
                                     the meeting. If the board does not      of the meeting. If the board does not
                                     fix a record date, then the record      fix a record date, then the record
                                     date to determine the stockholders      date to determine the stockholders
                                     entitled to receive notice of the       entitled to receive notice of the
                                     meeting will be the close of business   meeting will be the close of business
                                     on the day preceding the day the        on the day preceding the day the
                                     notice is given, or, if the             notice is given, or, if the
                                     stockholders waive notice, the close    stockholders waive notice, the close
                                     of business on the day preceding the    of business on the day preceding the
                                     date of the meeting. A determination    date of the meeting. A determination
                                     of stockholders of record entitled to   of stockholders of record entitled to
                                     notice or to vote at a meeting also     notice or to vote at a meeting also
                                     applies to any adjournment of the       applies to any adjournment of the
                                     meeting, unless the board of            meeting, unless the board of
                                     directors fixes a new date.             directors fixes a new date.



                                           CNET (Delaware)                      Ziff-Davis (Delaware)
                                           ---------------                      ---------------------
                                     The bylaws also provide that the        The record date to determine the
                                     record date for determining the         stockholders entitled to receive a
                                     stockholders entitled to consent to     dividend payment or other
                                     corporate action without a              distribution of rights or for any
                                     stockholder meeting will be no more     other action, is a date that is not
                                     than 10 days prior to the date the      more than 60 days prior to any such
                                     subject action is taken. If the board   action.
                                     does not fix a record date, the
                                     record date to determine stockholders   If the board does not fix a record
                                     entitled to vote without a              date for the payment of a dividend,
                                     stockholder meeting is the first date   the record date is the day on which
                                     on which CNET receives a signed         the board of directors adopts the
                                     written consent setting forth the       resolution relating to the subject
                                     action taken or proposed to be taken.   matter.

                                     If a record date is not set as
                                     described above and a statute requires
                                     prior action by the board, the record
                                     date for determining stockholders
                                     entitled to consent to corporate
                                     action in writing is the close of
                                     business on the date the board adopts
                                     the resolution taking such action.

                                     The record date to determine the
                                     stockholders entitled to receive a
                                     dividend payment or other distribution
                                     of rights or for any other action, is
                                     a date that is not more than 60 days
                                     prior to any such action.

                                           CNET (Delaware)                      Ziff-Davis (Delaware)
                                           ---------------                      ---------------------

ADVANCE NOTICE PROVISIONS FOR
BOARD NOMINATIONS AND OTHER
STOCKHOLDER BUSINESS -- ANNUAL
MEETINGS.........................    Any stockholder that beneficially has   The Ziff-Davis bylaws provide
                                     owned for at least one year at least    stockholders may nominate persons for
                                     $1,000 of CNET securities entitled to   election to the board of directors
                                     vote at an annual meeting may request   and propose business at an annual or
                                     consideration of a matter to be         special meeting of stockholders only
                                     submitted to a vote at a duly           by giving advance notice to the
                                     convened annual meeting if the          secretary of Ziff-Davis not less than
                                     secretary of CNET receives written      60 days nor more than 90 days prior
                                     notice that complies with federal       to the date set for the meeting.
                                     securities laws, by certified mail      However, if the date of the meeting
                                     from the stockholder, no later than     is first publicly announced less than
                                     120 days in advance of the date set     70 days prior to the date of the
                                     for CNET's annual meeting as            meeting, the stockholder will be
                                     disclosed in the prior year's proxy     required to give notice within 10
                                     statement.                              days after the public announcement.

                                                                             If a stockholder wants to nominate a
                                                                             person for election to the board, the
                                                                             stockholder must submit a notice that
                                                                             sets forth the name, principal
                                                                             business or occupation during the past
                                                                             five years, and any affiliation with
                                                                             or material interest in Ziff-Davis or
                                                                             any transaction involving Ziff-Davis.

                                                                             If a stockholder wants to propose
                                                                             other business, the stockholder must
                                                                             provide a description of such
                                                                             business, the reasons for conducting
                                                                             such business at the meeting and any
                                                                             material interest the stockholder may
                                                                             have in bringing the matter before the
                                                                             meeting.


                                           CNET (Delaware)                      Ziff-Davis (Delaware)
                                           ---------------                      ---------------------
ADVANCE NOTICE PROVISIONS FOR
BOARD NOMINATION AND OTHER
STOCKHOLDER BUSINESS -- SPECIAL
MEETINGS.........................    CNET's bylaws provide that at special   The same provisions apply as for
                                     meetings of stockholders the only       annual meetings.
                                     business that can be conducted will
                                     be the items of business set forth in
                                     the notice of special meeting.

NUMBER OF DIRECTORS..............    CNET's bylaws provide that the board    The Ziff-Davis bylaws provide that
                                     of directors shall be fixed by          the board of directors shall be fixed
                                     resolution of the board. Any decrease   by resolution of the board but in any
                                     in the number of directors will not     case must consist of at least one
                                     shorten the term of any incumbent       director. Any decrease in the number
                                     director. Any new directorship          of directors will not shorten the
                                     resulting from an increase in the       term of any incumbent director. Any
                                     number of directors is to be            new directorship resulting from an
                                     apportioned by the board among the      increase in the number of directors
                                     three classes of directors so as to     is to be apportioned by the board
                                     maintain such classes as nearly equal   among the three classes of directors
                                     in number as possible.                  so as to maintain such classes as
                                                                             nearly equal in number as possible.


CLASSIFIED BOARD.................    Delaware law provides that a            Delaware law provides that a
                                     corporation's board of directors may    corporation's board of directors may
                                     be divided into various classes with    be divided into various classes with
                                     staggered terms of office. CNET's       staggered terms of office.
                                     certificate of incorporation provides   Ziff-Davis' certificate of
                                     for a classified board of directors,    incorporation provides for a
                                     with the board divided into three       classified board of directors, with
                                     classes. Each class of directors        the board divided into three classes.
                                     shall have as close as possible to      Each class of directors shall have as
                                     the same number of directors.           close as possible to the same number
                                                                             of directors.



                                         CNET (Delaware)                        Ziff-Davis (Delaware)
                                         ---------------                        ---------------------
REMOVAL OF DIRECTORS............... CNET's certificate of                     Ziff-Davis' certificate of
                                    incorporation provides for the            incorporation provides for the
                                    removal of a director only upon           removal of a director only upon
                                    showing cause and only by the             showing cause, provided that a
                                    affirmative vote of a majority of         director who is also an officer
                                    the stockholders then entitled to         of Ziff-Davis will resign or be
                                    vote in the election of directors.        removed upon termination of
                                                                              employment as an officer. The article
                                                                              in the certificate of incorporation
                                                                              governing the removal of directors
                                                                              may only be amended, modified or
                                                                              repealed by the affirmative vote of
                                                                              at least 80% of the outstanding
                                                                              shares of capital stock of Ziff-Davis
                                                                              entitled to vote in the election of
                                                                              directors.

BOARD OF DIRECTOR
VACANCIES.......................... Under Delaware law, vacancies             Under Delaware law,
                                    and newly created directorships           vacancies and newly created
                                    may be filled by a majority of            directorships may be filled by
                                    the directors then in office, even        a majority of the directors then
                                    if less than a quorum, unless the         in office, even if less than a
                                    certificate of incorporation or           quorum, unless the certificate
                                    bylaws provide otherwise.                 of incorporation or bylaws
                                    CNET's bylaws provide that                provide otherwise. Ziff-Davis'
                                    whenever a vacancy occurs or              bylaws provide that if a
                                    the number of directors is                vacancy occurs or the number
                                    increased, a majority of the              of directors is increased, the
                                    remaining directors may choose            directorship may be filled only
                                    a successor to fill the new               by the vote of the remaining
                                    directorship who will hold                directors of the class in which
                                    office for the unexpired term of          the vacancy occurs, or by a
                                    the director in respect of which          majority of the directors in the
                                    such vacancy occurred and in              other classes if no directors of
                                    the case of a new directorship,           the class remain, or by the
                                    until the next annual meeting of          stockholders at an annual
                                    the stockholders at which                 stockholders' meeting. Any
                                    members of the director's class           director elected or appointed to
                                    are elected.                              fill a vacancy will hold office
                                                                              until the next election of the
                                                                              class of directors.


                                             CNET (Delaware)                     Ziff-Davis (Delaware)
                                             --------------                      --------------------
NOTICE OF SPECIAL MEETINGS OF THE
BOARD OF DIRECTORS  ...............  CNET's bylaws provide that special      Ziff-Davis' bylaws provide that
                                     meetings of the board of directors      special meetings of the board of
                                     may be called by the President or the   directors may be called by the
                                     Chairman of the board on 24 hours       Chairman or the Vice Chairman of the
                                     notice to each director delivered       board or by any 2 directors, upon
                                     personally or by mail, telegram or      reasonable notice to each other
                                     telecopier. Special meetings may also   director by the person or persons
                                     be called by the President or the       calling the meeting.
                                     Secretary of the board upon written
                                     request of one director.


INDEMNIFICATION ...................  The CNET certificate of incorporation   The Ziff-Davis bylaws provide for
                                     and bylaws provide that the agents,     indemnification of its directors,
                                     directors and officers shall be         officers and employees, to the
                                     indemnified to the fullest extent       fullest extent authorized by law,
                                     authorized by law against any action,   against any action, proceeding or
                                     proceeding or suit brought against      suit brought against such a person by
                                     such a person by reason of the fact     reason of the fact that he or she (i)
                                     that he or she (i) is or was an agent   is or was an agent of Ziff-Davis;
                                     of CNET; (ii) was a director or         (ii) was a director or officer of a
                                     officer of a corporation that was a     corporation that was a predecessor
                                     predecessor corporation of CNET or of   corporation of Ziff-Davis or of
                                     another enterprise at the request of    another enterprise at the request of
                                     such predecessor corporation; or        such predecessor corporation; or
                                     (iii) serves or served at any other     (iii) serves or served at any other
                                     enterprise at the request of CNET.      enterprise at the request of
                                                                             Ziff-Davis.

                                     The CNET certificate of                 The bylaws allow Ziff-Davis to
                                     incorporation authorizes CNET to        maintain insurance, at its expense,
                                     maintain insurance, at its expense,     to protect itself and any director,
                                     to protect itself and any director,     officer, employee or agent of
                                     officer, employee or agent of CNET      Ziff-Davis against any expense,
                                     against any expense, liability or       liability or loss under the
                                     loss.                                   Delaware General Corporation Law.


                                             CNET (Delaware)                     Ziff-Davis (Delaware)
                                             --------------                      --------------------
LIMITATIONS ON LIABILITY             The CNET certificate of incorporation   The Ziff-Davis certificate of
                                     limits, to the fullest extent           incorporation provides that a
                                     permitted by Delaware law, the          director shall not be liable to
                                     personal liability of a director of     Ziff-Davis or its stockholders for
                                     CNET to CNET or its stockholders as a   monetary damages for breach of a
                                     director for monetary damages for       fiduciary duty as a director, to the
                                     breach of a fiduciary duty as a         fullest extent permitted by Delaware
                                     director. Under Delaware law, such      law. Under Delaware law, such
                                     provision may not eliminate or limit    provision may not eliminate or limit
                                     director monetary liability for:        director monetary liability for:

                                     o  breaches of the director's           o  breaches of the director's
                                        duty of loyalty to CNET or its          duty of loyalty to Ziff-Davis or its
                                        stockholders;                           stockholders;

                                     o  acts or omissions not in             o  acts or omissions not in
                                        good faith or involving intentional     good faith or involving intentional
                                        misconduct or knowing violations of     misconduct or knowing violations of
                                        law;                                    law;

                                     o  payment of unlawful                  o  payment of unlawful
                                        dividends or unlawful stock             dividends or unlawful stock
                                        repurchases or redemptions; or          repurchases or redemptions; or

                                     o  any transaction in which the         o  any transaction in which the
                                        director received improper personal     director received improper personal
                                        benefit.                                benefit.

                                                                             Ziff-Davis' certificate of
                                                                             incorporation provides that if
                                                                             Delaware law is amended to further
                                                                             limit the liability of a director, the
                                                                             director will not be liable to the
                                                                             fullest extent permitted by the
                                                                             amended law.



                                            CNET (Delaware)                        Ziff-Davis (Delaware)
                                            ---------------                        ---------------------
STOCKHOLDER APPROVAL OF
CERTAIN BUSINESS
COMBINATIONS....................... Under Delaware law, "business                   Same.
                                    combinations" by corporations
                                    with "interested stockholders",
                                    or certain stockholders that own
                                    more than 15% of the
                                    corporation's outstanding voting
                                    stock, are subject to a
                                    moratorium of three years unless
                                    specified conditions are met.
                                    The prohibited transactions
                                    include a merger with,
                                    disposition of assets to, or the
                                    issuance of stock to, the
                                    interested stockholder, or
                                    certain transactions that have the
                                    effect of increasing the
                                    proportionate share of the
                                    outstanding securities held by
                                    the interested stockholder.
                                    Under Delaware law, an
                                    interested stockholder may
                                    avoid the prohibition against
                                    effecting certain significant
                                    transactions with the
                                    corporation if the board of
                                    directors, prior to the time such
                                    stockholder becomes an
                                    interested stockholder, approves
                                    such transaction or the
                                    transaction by which such
                                    stockholder becomes an
                                    interested stockholder or if at or
                                    subsequent to such time the
                                    board of directors and at least
                                    66 2/3% of the stockholders other
                                    than the interested stockholders
                                    approve such transaction. These
                                    provisions of Delaware law
                                    apply to a Delaware
                                    corporation unless the
                                    corporation "opts out" of the
                                    provisions in its certificate of
                                    incorporation or bylaws. CNET
                                    has not opted out of these
                                    provisions in its certificate of
                                    incorporation or bylaws and
                                    consequently is subject to these
                                    provisions.


                                          CNET (Delaware)                     Ziff-Davis (Delaware)
                                          ---------------                     ---------------------
APPRAISAL RIGHTS................... Such rights are not available             Same.
                                    with respect to a merger or
                                    consolidation by a corporation
                                    the shares of which are either
                                    listed on a national securities
                                    exchange or held of record by
                                    more than 2,000 stockholders if
                                    such stockholders are required
                                    to receive only shares of the
                                    surviving corporation, shares of
                                    any other corporation which are
                                    either listed on a national
                                    securities exchange or held of
                                    record by more than 2,000
                                    holders, cash in lieu of
                                    fractional shares or a
                                    combination of the foregoing.

STOCKHOLDER DERIVATIVE
SUITS.............................. Under Delaware law, a                     Same.
                                    stockholder may only bring a
                                    derivative action on behalf of
                                    the corporation if the
                                    stockholder was a stockholder
                                    at the time of the transaction in
                                    question or his or her stock
                                    thereafter devolved upon him or
                                    her by operation of law.

LISTING............................ CNET common stock is listed               ZD common stock is listed on
                                    on NASDAQ under the symbol                The New York Stock Exchange
                                    "CNET".                                   under the symbol "ZD"


                                                                              ZDNet common stock is listed on The
                                                                              New York Stock Exchange under the
                                                                              symbol "ZDZ"

PROPOSAL TWO -- APPROVAL OF THE CNET 2000 STOCK OPTION PLAN

GENERAL INFORMATION

         At the May 24, 2000 annual meeting, stockholders approved an amendment to CNET's 1997 Stock Option Plan to increase the number of available shares by 5,000,000. Due to an administrative error in the amendment, the increase was deemed to be void and the plan remains at its previous limit, which is insufficient to meet current requirements. In order to ensure that sufficient stock options are available to reward and motivate existing employees and to attract new employees and in order to have a sufficient number of shares available after the merger to accommodate key Ziff-Davis employees, the CNET board has approved the issuance of 5,000,000 shares pursuant to the CNET 2000 Stock Option Plan (the "2000 Plan") in lieu of the increase under the 1997 Plan. Without stockholder approval, any grants under the 2000 Plan would not be eligible for treatment as Incentive Stock Options ("ISOs"). In addition, without stockholder approval, grants under the 2000 Plan would lose the benefit of the "qualified performance based compensation" rule which allows us to obtain full tax deductibility with respect to options granted to certain executive officers. Therefore, the board believes that the approval of the 2000 Plan is in our best interests and in the best interests of CNET's stockholders and is seeking stockholder approval of the 2000 Plan.

         The 2000 Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

         The total number of shares which may be issued under the 2000 Plan is 5,000,000. Under the 2000 Plan, a maximum of 800,000 shares may be granted in options during a calendar year to any participant. The shares may consist, in whole or in part, of unissued shares or treasury shares. Shares that are subject to awards which terminate or lapse may be granted again under the 2000 Plan.

         The principal features of the 2000 Plan are summarized below, but this summary is only an overview and you should refer to the 2000 Plan for complete information. We have attached the 2000 Plan as Annex B to this proxy statement/prospectus.

ADMINISTRATION

         The 2000 Plan will be administered and interpreted by a Committee of CNET's board of directors. Currently this is CNET's Compensation Committee. The Compensation Committee may delegate its duties and powers to any subcommittee consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

         The Compensation Committee has the authority to interpret the 2000 Plan. The Compensation Committee may also adopt, amend or rescind any rules and regulations it considers to be helpful or necessary to carry out the purpose of the 2000 Plan. Any interpretation of the 2000 Plan and any award by the Compensation Committee is final. The Compensation Committee will require payment if, under federal, state or local tax laws, the participant owes any taxes due to the exercise or settlement of an award.

ELIGIBILITY

         Employees, directors or consultants selected by the Compensation Committee ("participants") are eligible to participate in the 2000 Plan. The Compensation Committee will determine the number of shares of CNET common stock that are covered by awards granted to a participant. No award may be granted under the 2000 Plan after the tenth anniversary of the effective date of the 2000 Plan.

TERMS OF OPTIONS

         The Compensation Committee has the responsibility to determine the terms and conditions of each option granted under the 2000 Plan. The options may be non-qualified, incentive or other stock options and their terms and conditions are set forth in the related award agreements. Stock options granted under the 2000 Plan are subject to the terms and conditions in the 2000 Plan, and to any other terms and conditions that the Compensation Committee may determine, including the following:

         o the exercise price of each option will be determined by the Compensation Committee. The minimum exercise price will be the fair market value of the shares subject to the option on the date that the option is granted

         o options granted under the 2000 Plan will be exercisable as determined by the Compensation Committee. However, an option may not be exercised more than ten years after it was granted, except in the case of CNET Europe, S.A., in which case options may be exercised up to 15 years from the date of grant


         o an option may be exercised for all or, from time-to-time, any part of the shares to which it relates. The exercise date of an option is the later of the date the notice of exercise of an option is received by CNET and, if applicable, the date payment is received by CNET pursuant to clause (i), (ii),
                  (iii) or (iv) in the following sentence. The purchase price for the CNET common stock purchased upon exercise of an option is to be paid in full to CNET at the time of exercise. Payment may be made (i) in cash; (ii) in CNET common stock; (iii) partly in cash and partly in CNET common stock or (iv) by instructing a stockbroker to deliver to CNET an amount equal to the option price.

         The Compensation Committee may grant ISOs which comply with Section 422 of the Internal Revenue Code. Participants who own more than 10% of the total voting power of all classes of stock of CNET or any affiliate may not be granted ISOs unless the option price for such ISO is at least 110% of the ISO's fair market value and the ISO terminates no later than the day preceding the fifth anniversary of the day on which such ISO was granted. If a participant disposes of shares acquired upon the exercise of an ISO within two years after the grant of such ISO or within one year after such shares were transferred to the participant, such participant must notify CNET of the disposition and of the amount realized upon disposition.

OTHER STOCK-BASED AWARDS

         GENERALLY. The Compensation Committee has the sole discretion to grant any of the following awards:

         o        CNET common stock

         o        restricted shares and

         o awards valued in reference to the fair market value of CNET common stock

         The Compensation Committee may determine the terms and conditions of all stock-based awards including:

         o        the form of the award

         o the right and manner in which a participant can receive an award

         o        the timing of the award

         o        to whom an award will be granted and

         o        the amount of an award

         PERFORMANCE-BASED AWARDS. These stock-based awards may be granted in a manner which is deductible by CNET under Section 162(m) of the Internal Revenue Code. A "performance-based award" is based on the participant's reaching certain written performance goals set by the Compensation Committee. Performance goals are based on certain financial criteria, such as net income, stock price and return on stockholders' equity, as described in the 2000 Plan. These criteria may relate to CNET, its affiliates, divisions or units, or any combination thereof, as determined by the Compensation Committee. The maximum amount of a performance- based award will be 800,000 shares annually for any participant. The Compensation Committee will determine whether particular performance goals have been met and will certify the amount of the performance-based award. No performance-based award will be paid without the certification of the Compensation Committee. At the discretion of the Compensation Committee, the amount paid may be less than the amount determined by the performance goal formula. The amount of the performance-based award will be paid at a time determined by the Compensation Committee; however, to the extent permitted by the Compensation Committee and consistent with Section 162(m) of the Internal Revenue Code, a participant may choose to defer payment of a performance- based award.

ADJUSTMENTS

         If, after the effective date of the 2000 Plan, there is any change in the outstanding shares of CNET's common stock due to any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, other corporate exchange, any distribution to stockholders of shares other than regular cash dividends or any similar event, the Compensation Committee, in its sole discretion and without liability to any person, may adjust:

         o the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2000 Plan or pursuant to outstanding awards

         o        the option price or

         o        any other affected terms of such awards

         CHANGE IN CONTROL. If there is a "change in control" (as defined below) of CNET, the Compensation Committee has sole discretion to take such actions, if any, as it deems necessary or desirable with respect to any award, such as (i) the acceleration of an award, (ii) the payment of cash in exchange for the cancellation of an award and/or (iii) requiring the issuance of substitute awards to substantially preserve the value of any affected award, as of the date of the change of control.

         A "change in control" of CNET generally is deemed to occur if:

         o any person becomes the owner of 50% of the voting power of CNET's voting securities

         o during any twenty-four month period the majority of the membership of the board of directors changes without approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved;

         o the consummation of a merger or consolidation with another company where CNET's voting securities outstanding prior to the transaction do not represent more than 50% of voting power of CNET or the surviving entity; or

         o CNET undergoes a complete liquidation or sale or disposition of all or substantially all of CNET's assets.

NO RIGHT TO CONTINUED EMPLOYMENT

         Receiving grants of awards under the 2000 Plan does not give a participant any right to continued employment with CNET or with any of its subsidiaries. Also, receiving grants of awards under the 2000 Plan does not limit the right of CNET or any of its affiliates to terminate the employment of a participant with CNET or with any of its affiliates.

NONTRANSFERABILITY OF AWARDS

         Unless otherwise determined by the Compensation Committee, awards may be transferred only by the laws of descent and distribution. During a participant's lifetime, the participant is the only person who may exercise an award. In certain circumstances, this section may be waived by the Compensation Committee.

AMENDMENTS

         The CNET board may amend, alter or discontinue the 2000 Plan from time-to-time as it sees fit, except that:

         o shareholder approval is required if such action increases the maximum number of shares which may be issued under the 2000 Plan

         o without the consent of a participant, no amendment will be allowed if it diminishes rights of a participant under an award and

         o the Compensation Committee may amend the 2000 Plan in any way it sees fit in order for the awards to comply with the Internal Revenue Code or other applicable law

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain United States federal income tax rules with respect to the 2000 Plan and the awards granted thereunder. This summary is not intended to be a complete description of all possible tax consequences of the 2000 Plan and the awards, and participants will be urged to consult their own tax advisor concerning the federal, state, local and other tax implications of the 2000 Plan and of the awards granted thereunder.

         INCENTIVE STOCK OPTIONS ("ISOS"). Under present law, participants will not realize taxable income upon either the grant or the exercise of an ISO, and CNET will not receive an income tax deduction at either time, if participants do not sell the Shares acquired by exercising an ISO within either:

         o        two years after the date of grant of an ISO or

         o        one year after the date of exercise of an ISO

a subsequent sale will be taxed as mid-term or long-term capital gain or loss. If, within either of the above periods, a participant disposes of the shares acquired by exercising an ISO, a participant will, generally, realize as ordinary income an amount equal to the lesser of:

         o        the gain realized on such disposition or

         o the excess of the fair market value of the shares on the date of exercise over the exercise price

In this instance, CNET generally would be entitled to an income tax deduction equal to the amount recognized as ordinary income, subject to compliance with
Section 162(m) of the Internal Revenue Code. Any gain in excess of such amount that a participant realizes as ordinary income will be taxed as a short-term or long-term capital gain (depending on the holding period).

         NONQUALIFIED STOCK OPTIONS ("NQSOS"). Under present law, a participant will not realize taxable income upon the grant of a NQSO and CNET will not receive an income tax deduction at such time. Upon exercise of a NQSO, a participant will generally realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Upon sale of the shares, a participant will recognize short-term or long-term capital gain depending upon how long the participant held the shares. The Company is generally allowed an income tax deduction equal to the amount recognized as ordinary income, subject, where applicable, to compliance with Section 162(m) of the Internal Revenue Code.

         OTHER AWARDS. Amounts received upon the grant of other awards are ordinarily taxed at ordinary rates when received. However, if the other awards consist of property subject to a substantial risk of forfeiture the amounts generally will not be taxed until the substantial risk of forfeiture lapses or until an election is made under Section 83(b) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, CNET is generally allowed an income tax deduction equal to the amount recognized as ordinary income.

         COMPLIANCE WITH SECTION 162(m). The 2000 Plan should allow certain ISOs, NQSOs and performance-based awards granted under the 2000 Plan to be treated as qualified performance- based compensation under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee may, from time-to-time, award compensation that is not deductible under Section 162(m) of the Internal Revenue Code.

         THE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES UPON THE PARTICIPANTS IN THE CNET 2000 STOCK OPTION PLAN CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS DOES NOT PURPORT TO BE COMPLETE.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         In considering whether to vote for approval of the 2000 Plan, stockholders should be aware that each of our directors and executive officers will be eligible for option grants under the 2000 Plan. If the proposal is not approved, options granted under the 2000 Plan will not be eligible for ISO treatment, which will have negative tax consequences to the recipients of such options.

                 PRINCIPAL STOCKHOLDERS OF CNET NETWORKS, INC.

         The following table shows the number of shares of common stock beneficially owned (as of August 8, 2000 (the latest practical date on which information was available prior to the date of mailing of this proxy statement/prospectus) by:

         - each person who we know beneficially owns more than 5% of the common stock;

         -        each director;

         - each executive officer named in the Summary Compensation Table on page ; and --

         -        the directors and executive officers as a group.

         Unless otherwise indicated below, the address for each listed director and executive officer is CNET Networks, Inc., 150 Chestnut Street, San Francisco, California 94111.



                                                                       AMOUNT AND
                                                                        NATURE-OF           PERCENT OF
                                                                       BENEFICIAL           OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                  OWNERSHIP(1)            SHARES
------------------------------------                                  ------------          -----------
Halsey M. Minor .................................................       9,575,46(2)            11.3%
Shelby W. Bonnie ................................................     10,123,284(3)            11.9
Eric Robison ....................................................         15,472(4)               *
John C. "Bud" Colligan ..........................................        115,416(5)               *
Mitchell Kertzman ...............................................         24,216(6)               *
Richard J. Marino ...............................................        112,499(7)               *
Douglas N. Woodrum ..............................................        395,200(8)               *
Gilder Gagnon Howe & Co. LLC ....................................      8,216,451(9)             9.7
All executive officers and directors as a group (7 persons) .....     20,361,418(10)           24.0


----------

*        Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentages for each person are based on the 84,676,456 shares outstanding at , 2000, plus the total number of outstanding options or warrants held by such person that are exercisable within 60 days of such date. Shares issuable upon exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2) Also includes 996,664 shares subject to options that are exercisable within 60 days. Excludes 337,952 shares held in trust for the benefit of Mr. Minor's descendants as to which he disclaims beneficial ownership.


(3) Includes 29,740 shares held by a trust of which Mr. Bonnie is a beneficiary, and 25,000 shares subject to options that are exercisable within 60 days.

(4) Consists of shares subject to options that are exercisable within 60 days.

(5) Consists of shares subject to options that are exercisable within 60 days.

(6) Consists of shares subject to options that are exercisable within 60 days.

(7) Consists of shares subject to options that are exercisable within 60 days.

(8) Includes 328,440 shares subject to options that are exercisable within 60 days.

(9) The address for Gilder Gagnon Howe & Co. LLC is 1775 Broadway, 26th Floor, New York, New York 10019.

(10) Includes a total of 1,505,208 shares subject to options that are exercisable within 60 days.

                    PRINCIPAL STOCKHOLDERS OF ZIFF-DAVIS INC.

CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to the beneficial ownership of ZD common stock as of August 8, 2000 (the latest practical date on which the information was available prior to the date of this proxy statement/prospectus) by each person or entity which beneficially owns more than five percent of the outstanding shares of the ZD common stock of Ziff-Davis. As of August 8, 2000 (the latest practical date on which the information was available prior to the date of this proxy statement/prospectus) no person or entity beneficially owned more than five percent of the outstanding shares of ZDNet common stock.


                                                NUMBER OF SHARES
                                                  OF ZD COMMON       PERCENT OF
BENEFICIAL OWNER                                     STOCK           CLASS (1)
----------------                                ----------------     ----------
Softbank America Inc.(2) ...................      71,489,737           67.0%
Softbank Holdings Inc.(3) ..................      71,493,382           67.0%
Softbank Corp.(4) ..........................      71,493,382           67.0%
Masayoshi Son(5) ...........................      71,493,382           67.0%

----------

(1) The percentage of ownership is based on 106,690,876 shares of ZD stock outstanding as of August 8, 2000.

(2) Softbank America Inc.'s address is 10 Langley Road, Suite 403, Newton Center, MA 02459.

(3) Includes shares owned by Softbank America Inc. and 645 shares owned by Softbank Kingston Inc., all of which may be deemed to be beneficially owned by Softbank Holdings Inc. Softbank Holdings Inc.'s address is 10 Langley Road, Suite 403, Newton Center, MA 02459.

(4) Includes shares owned by Softbank America Inc. and Softbank Kingston Inc., all of which may be deemed to be beneficially owned by Softbank Corp. Softbank Corp.'s address is 24-1 Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan.

(5) Includes shares owned by Softbank America Inc. and Softbank Kingston Inc., all of which may be deemed to be beneficially owned by Mr. Son (who owns 37.86% of Softbank Corp. and is its President). Mr. Son's address is c/o Softbank Corp., 24-1 Nihonbashi-Hakozakicho, Chuo-Ku, Tokyo 103, Japan.

         As a result of its beneficial ownership of common stock, Softbank is able to significantly influence matters affecting Ziff-Davis. Softbank is able to elect all members of the board of directors and to control those actions that require the approval of holders of a majority of the voting stock of Ziff-Davis, including amendments to Ziff-Davis' charter and approval of any business combinations, including the merger.

MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership (1) of ZD common stock and ZDNet common stock as of August 8, 2000 and (2) of the common stock of SOFTBANK Corp. as of August 8, 2000, in each case by (x) each person who was an executive officer of Ziff-Davis as of December 31, 1999, (y) each director of Ziff-Davis and (z) all such executive officers and directors of Ziff-Davis as a group.

                                                                                             NUMBER OF
                                                                    NUMBER OF                SHARES OF
                                        NUMBER OF                   SHARES OF               COMMON STOCK
                                       SHARES-OF-ZD  PERCENT OF   ZDNET COMMON  PERCENT OF  OF SOFTBANK   PERCENT OF CLASS
BENEFICIAL OWNER                       COMMON STOCK   CLASS(1)        STOCK      CLASS(1)     CORP.(2)           (1)
-------------------------------------  ------------  ----------   ------------  ----------  ------------  ----------------
Eric Hippeau(3)(10)..................     288,101         *%         267,500       1.57         183,222           * %
Jason E. Chudnofsky(3)(10)...........     150,125         *           44,500          *          43,043           *
Timothy C. O'Brien(3)(10)............     [      ]        *           [     ]         *         [      ]          *
Michael S. Perlis(4)(10).............           0         *           15,000          *               0           *
Terri S. Holbrooke(4)(10)............     [      ]        *           [     ]         *         [      ]          *

Daniel L. Rosensweig(3)..............     100,600         *          765,625       4.51                           *
Masayoshi Son(5).....................  71,493,382     67.01                0          *     125,126,244       37.80
Ronald D. Fisher(6)..................     105,000         *           17,575          *         631,038           *
Jonathan D. Lazarus(7)...............      43,921         *           19,608          *               0           *
Jerry Yang(8)........................      23,221         *           12,108          *               0           *
James J. Spanfeller, Jr.(9)(10)......     [      ]        *           [     ]         *         [      ]          *
Jack Dolce(9)(10)....................     [      ]        *           [     ]         *               0           *
Officers and directors as a group....     [      ]  [      ]          [     ]     10.78         [      ]    [      ]

-----------
* Less than one percent.

(1) The percentage of ownership is based on (a) 106,690,876 shares of ZD common stock outstanding as of August 8, 2000; (b) 16,977,063 shares of ZDNet common stock outstanding as of August 8, 2000 and (c) 331,035,292 shares of common stock of Softbank Corp. outstanding as of July 31, 2000. Shares of common stock subject to options which are currently exercisable or exercisable within 60 days of the date referenced above are deemed outstanding for computing the percentages of the person holding such options, but are not deemed outstanding for computing the percentages of any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) Includes options granted in 1996 and 1997 to purchase common stock of Softbank Corp. under the Softbank Group Executive Stock Option Plans. Reflects a 3 for 1 stock split in 2000.

(3)  Both a director and an executive officer.

(4)  An executive officer.

(5) Includes shares owned by Softbank America Inc. and Softbank Kingston Inc., all of which may be deemed to be beneficially owned by Mr. Son.

(6)  Includes shares owned by 1995 Fisher Family Trust.

(7) Includes shares owned by Lazarus Family Investments LLC, all of which may be deemed to be beneficially owned by Jonathan D. Lazarus, a member of such LLC.

(8)  Including shares owned by Red Husky Foundation.

(9)  An officer of Ziff-Davis.

(10) No longer employed by Ziff-Davis Inc.

                               CNET NETWORKS, INC.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the compensation paid by CNET to its chief executive officer and to each other executive officer of CNET who received at least $100,000 in salary and bonus during 1999.

                                                          ANNUAL               LONG TERM
                                                     COMPENSATION (1)     COMPENSATION AWARDS
                                                    --------------------  -------------------
                                                                               SECURITIES
                                          FISCAL                               UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITIONS               YEAR       SALARY     BONUS         OPTIONS (#)     COMPENSATION
---------------------------------------  --------   ---------   -------   -------------------  ------------

Halsey M. Minor........................     1999     $ 225,000         0          400,000             0
  Chairman of the Board                     1998       194,000         0        1,200,000             0
                                            1997       175,000         0                0             0
Shelby W. Bonnie.......................     1999       160,000         0          100,000             0
  Chief Executive Officer                   1998       160,000         0                0             0
                                            1997       160,000         0                0             0
Richard J. Marino......................     1999       193,868   246,538          450,000             0
  President and Chief Operating Officer(2)  1998            --        --               --            --
                                            1997            --        --               --            --
Douglas N. Woodrum.....................     1999       250,000    75,000           60,000             0
  Executive Vice President and              1998       250,000         0                0            --
  Chief Financial Officer(3)                1997            --        --          740,000            --

----------

(1) The aggregate value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive officer.

(2)  Mr. Marino joined CNET in May 1999.

(3)  Mr. Woodrum joined CNET in December 1997.

         During 1999, options to purchase an aggregate of 5,061,920 shares of common stock at fair market value on the date of grant were granted under our stock options plans. The following table provides information regarding stock options granted during 1999 to persons listed in the Summary Compensation Table.

                             OPTIONS GRANTED IN 1999

                                            INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF STOCK
                                  NUMBER OF        % OF TOTAL                                   PRICE APPRECIATION FOR OPTION
                                 SECURITIES      OPTIONS GRANTED      EXERCISE                             TERM (1)
                             UNDERLYING OPTIONS    TO EMPLOYEES        PRICE      EXPIRATION    -----------------------------
NAME                             GRANTED (#)       DURING 1999       ($/SHARE)       DATE             5%             5%
---------------------------  ------------------  ---------------     ---------    ----------    -------------  --------------
Halsey M. Minor............       400,000             8.0 %           $58.6875      4/28/09      $ 14,763,301  $ 37,413,104
Shelby W. Bonnie...........       100,000             2.0 %            58.6875      4/28/09         3,690,825     9,353,276
Richard J. Marino..........       448,006             9.0 %            48.75        5/25/09        13,735,243    34,807,802
                                    1,994               *              50.125       6/01/09            62,858       159,293
Douglas N. Woodrum.........        60,000             1.2 %            58.6875      4/28/09         2,214,495     5,611,966

----------
*     Less than 1%.

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are based on the closing price of $56.75 on December 31, 1999 and are mandated by the rules of the Securities and Exchange Commission. The actual value, if any, that an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels.

         The following table sets forth information regarding the exercise of stock options by persons named in the Summary Compensation Table and year-end option values.

                                OPTION EXERCISES
                            AND YEAR END VALUE TABLE

                                                                                              VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED            IN-THE-MONEY
                                      SHARES                      OPTIONS AT YEAR-END          OPTIONS AT YEAR-END
                                   ACQUIRED ON      VALUE     ---------------------------  ---------------------------
NAME                                EXERCISE    REALIZED ($)  EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------  -----------  ------------  -----------   -------------  -----------   -------------
Halsey M. Minor..................          0            $ 0     733,332        866,668     $35,704,102    $22,720,898
Shelby W. Bonnie.................         --             --           0        100,000               0              0
Richard J. Marion................         --             --           0        450,000               0      3,597,258
Douglas N. Woodrum...............     38,280     $1,480,917     331,720        430,000      17,104,312     19,078,125

----------
(1) Value based on $56.75 closing price per share of common stock on December 31, 1999, as required by the rules of the Securities and Exchange Commission.

DIRECTOR COMPENSATION

         We do not pay cash compensation to our directors, but we do reimburse directors for expenses incurred in attending board and committee meetings. Under our 1994 plan, each non- employee director received an automatic grant of nonqualified stock options on June 5, 1996 to purchase 40,000 shares of common stock at an exercise price of $7.00 per share. Non-employee directors elected to the board in the future will automatically receive, upon such election, nonqualified stock options to purchase 40,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. In addition, each non-employee director serving on June 30 of each year (beginning on June 30, 1997) automatically receives nonqualified stock options to purchase 10,000 shares of common stock. All of the options granted pursuant to these provisions are immediately exercisable on the date of grant, but the common stock issued upon exercise is subject to repurchase by us at original cost. This repurchase right lapses, and the optionee's rights with respect to each grant vest, in a series of 48 equal monthly installments following the date of grant, for so long as the optionee remains a director of CNET. In addition, vesting will automatically accelerate upon any sale of CNET through a merger, recapitalization, reorganization, asset sale, tender offer or similar event. The 1997 plan contains identical terms and provisions with respect to automatic grants of nonqualified stock options to non-employee directors; provided that, to the extent a non-employee director receives option grants under the 1994 plan, such director will not receive a duplicate option grant under the 1997 plan.

EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Mr. Woodrum in December 1997. The term of the agreement expires on December 1, 2000 unless Mr. Woodrum's employment is terminated earlier for cause. The agreement provides for an annual base salary of $250,000 with a guaranteed bonus of $75,000 the first year of employment and bonuses in the discretion of the board thereafter.

         We entered into an employment agreement with Mr. Marino in April 1999. The term of the agreement expires on May 24, 2003 unless Mr. Marino's employment is terminated earlier for cause. The agreement provides for an annual base salary of $350,000 with a guaranteed bonus of $150,000 the first year of employment and bonuses in the discretion of the board thereafter.

INCENTIVE PLAN

         The board of directors adopted our Incentive Plan on April 15, 1998. Pursuant to the terms of the plan, certain of our key employees are eligible to earn cash bonuses if we achieve certain financial targets. In 1999, we paid an aggregate of approximately $1.8 million to employees with respect to our financial performance in 1998 under the Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Compensation decisions concerning our executive officers for 1999 were made by the compensation committee, subject to the terms of any pre-existing employment agreements between us and such executive officers. Mr. Kertzman and Mr. Colligan served as members of the compensation committee during 1999. None of the compensation committee members is or has been a company officer or employee. None of our executive officers currently serves on the compensation committee or any similar committee of another public company.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

         The compensation committee is responsible for recommending to the full board salary amounts for our executive officers and making the final determination regarding bonus arrangements for such persons. The compensation committee is also responsible for making the final determination regarding awards of stock options to such persons.

         COMPENSATION PHILOSOPHY. Compensation to executive officers is designed to attract and retain highly capable executives, to motivate the performance of executives in support of the achievement of our strategic financial and operating performance objectives and to reward performance that meets this standard. We are engaged in a highly competitive business and must attract and retain qualified executives in order to be successful. In 1999, executive compensation was comprised of the following elements:

         o Base Salary and Bonuses. To the extent not determined pursuant to pre-existing employment agreements, the base salary for our executive officers was determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in businesses similar to us, the responsibilities of each executive officer and the subjective evaluation of each officer's contribution and potential contribution to us. The compensation committee also has the authority to grant year-end cash bonuses to motivate the executive officers to achieve annual financial and other goals.

         o Stock Option Plans. Our stock option plans form the basis of our long-term incentive plan for executive officers and other key employees. The compensation committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. In selecting recipients for option grants and in determining the size of such grants, the compensation committee considers various factors such as the performance of CNET and the contributions of the individual recipient to CNET.

         o Benefits. Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to ours, as well as various benefits generally available to our employees (such as health insurance). The compensation committee intends to design our compensation programs so that compensation paid to executive officers will qualify for deductibility under applicable provisions of the Internal Revenue Code, including Section 162(m). However, we may pay compensation which is not deductible in limited circumstances when prudent management so requires.

         o 1999 Compensation of Chief Executive Officer. Mr. Minor served as our Chief Executive Officer during 1999. Mr. Minor's base salary for 1999 was $225,000. In addition, in 1999 Mr. Minor received option grants totaling 400,000 shares. The board ratified decisions made by the committee with respect to Mr. Minor's compensation. Mr. Minor's overall compensation reflects a higher degree of responsibility with respect to the strategic decision making authority and higher level of responsibility with respect to our strategic direction and our financial and operational results. The compensation committee believes that Mr. Minor's salary was substantially below competitive salaries paid to executives with similar qualifications and responsibilities.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Under CNET's certificate of incorporation and bylaws and under applicable law, CNET stockholders may present proper proposals for inclusion in CNET's proxy statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to CNET in a timely manner. In order to be so included for the 2001 annual meeting, stockholder proposals must be received by CNET by __________, 2001 and must otherwise comply with the requirements of CNET's certificate of incorporation and of applicable law.

         Due to the contemplated completion of the merger, Ziff-Davis does not currently expect to hold a 2000 annual meeting of stockholders. If the merger is not completed and an annual meeting is held, stockholder proposals for inclusion in proxy materials for the meeting must have been submitted to the Secretary of Ziff-Davis in writing. Under Ziff-Davis' certificate of incorporation and bylaws and under applicable law, Ziff-Davis stockholders may present proper proposals for inclusion in Ziff-Davis's proxy statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to Ziff-Davis in a timely manner and in compliance with the requirements of Ziff-Davis' certificate of incorporation and of applicable law.

                                     EXPERTS

         The consolidated financial statements of CNET incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K, filed on March 30, 2000, for the year ended December 31, 1999, have been so incorporated in reliance on the report of KPMG LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Ziff-Davis incorporated in this proxy statement/ prospectus by reference to the Annual Report on Form 10-K, filed on April 13, 2000, for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of such firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of CNET common stock to be issued in the merger and that are covered by this proxy statement/prospectus will be passed upon for CNET by Simpson Thacher & Bartlett. In addition, Simpson Thacher & Bartlett will pass upon certain United States federal tax consequences of the merger to CNET stockholders.

         Sullivan & Cromwell will pass upon certain United States federal tax consequences of the merger to Ziff-Davis stockholders.

                           ANNEX A - MERGER AGREEMENT

                                                                  EXECUTION COPY


================================================================================












                          AGREEMENT AND PLAN OF MERGER
                            DATED AS OF JULY 19, 2000
                                      AMONG
                                ZIFF-DAVIS INC.,
                               CNET NETWORKS, INC.
                                       AND
                               TD MERGER SUB, INC.










================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I

         THE MERGER; CERTAIN RELATED MATTERS......................................................................2
         1.1       The Merger.....................................................................................2
         1.2       Closing........................................................................................2
         1.3       Effective Time.................................................................................3
         1.4       Effects of the Merger..........................................................................3
         1.5       Charter and Bylaws.............................................................................3
         1.6       Officers and Directors.........................................................................3
         1.7       Effect on Common Stock.........................................................................3
         1.8       Treatment of Stock Options and Other Equity-Based Awards.......................................4
         1.9       Certain Adjustments............................................................................5

ARTICLE II

         EXCHANGE OF CERTIFICATES.................................................................................6
         2.1       Exchange Fund..................................................................................6
         2.2       Exchange Procedures............................................................................6
         2.3       Distributions with Respect to Unexchanged Shares...............................................7
         2.4       No Further Ownership Rights in Z-D Common Stock................................................7
         2.5       No Fractional Shares of CNET Common Stock......................................................7
         2.6       Termination of Exchange Fund...................................................................8
         2.7       No Liability...................................................................................8
         2.8       Investment of the Exchange Fund................................................................8
         2.9       Lost Certificates..............................................................................8
         2.10      Withholding Rights.............................................................................8
         2.11      Further Assurances.............................................................................9
         2.12      Stock Transfer Books...........................................................................9

ARTICLE III

         REPRESENTATIONS AND WARRANTIES...........................................................................9
         3.1       Representations and Warranties of CNET and Merger Sub..........................................9
         3.2       Representations and Warranties of Z-D.........................................................17

ARTICLE IV

         COVENANTS RELATING TO CONDUCT OF BUSINESS...............................................................28
         4.1       Covenants of CNET.............................................................................28
         4.2       Covenants of Z-D..............................................................................30
         4.3       Governmental Filings..........................................................................34

ARTICLE V

         ADDITIONAL AGREEMENTS...................................................................................35
         5.1       Preparation of Proxy Statement; Stockholders Meetings.........................................35
         5.2       Access to Information.........................................................................37
         5.3       Reasonable Best Efforts.......................................................................37
         5.4       Acquisition Proposals.........................................................................39
         5.5       Fees and Expenses.............................................................................40
         5.6       Directors' and Officers' Indemnification and Insurance........................................41
         5.7       Public Announcements..........................................................................42
         5.8       Accountant's Letters..........................................................................42
         5.9       Board of Directors............................................................................42
         5.10      Listing of Shares of CNET Common Stock........................................................42
         5.11      Affiliates....................................................................................42
         5.12      The Spin-Off and Cash Dividend................................................................43

ARTICLE VI

         CONDITIONS PRECEDENT....................................................................................43
         6.1       Conditions to Each Party's Obligation to Effect the Merger....................................43
         6.2       Additional Conditions to Obligations of CNET..................................................44
         6.3       Additional Conditions to Obligations of Z-D...................................................45

ARTICLE VII

         TERMINATION AND AMENDMENT...............................................................................46
         7.1       Termination...................................................................................46
         7.2       Effect of Termination.........................................................................48
         7.3       Amendment.....................................................................................49
         7.4       Extension; Waiver.............................................................................49

ARTICLE VIII

         GENERAL PROVISIONS......................................................................................50
         8.1       Non-Survival of Representations, Warranties and Agreements....................................50
         8.2       Notices.......................................................................................50
         8.3       Interpretation................................................................................51
         8.4       Counterparts..................................................................................51
         8.5       Entire Agreement; No Third Party Beneficiaries................................................51
         8.6       Governing Law.................................................................................52
         8.7       Severability..................................................................................52
         8.8       Assignment....................................................................................52
         8.9       Submission to Jurisdiction; Waivers...........................................................52
         8.10      Enforcement...................................................................................53
         8.11      Further Assurances ...........................................................................53
         8.12      Definitions ..................................................................................53

                                LIST OF EXHIBITS

Exhibit                    Title
-------                    -----
Exhibit A                  Form of Z-D Stockholder Voting Agreement
Exhibit B                  Form of CNET Stockholder Voting Agreement
Exhibit C                  Form of Stockholder Agreement
Exhibit D                  Form of Certificate of Incorporation of Surviving Corporation
Exhibit 6.2(c)(1)          Form of Representations Letter of CNET
Exhibit 6.2(c)(2)          Form of Representations Letter of Z-D

                  AGREEMENT AND PLAN OF MERGER, dated as of July 19, 2000 (this "Agreement"), among Ziff-Davis Inc., a Delaware corporation ("Z-D"), CNET Networks, Inc., a Delaware corporation ("CNET"), and TD MERGER SUB, INC., a Delaware corporation ("Merger Sub").

                                    RECITALS

                  Merger Sub is a wholly owned direct subsidiary of CNET that was organized by CNET solely as a vehicle to effect the Merger (as defined below) and has engaged in no other business activities and has conducted its business activities and operations only as contemplated hereby;

                  The Boards of Directors of Z-D, CNET and Merger Sub deem it advisable and in the best interests of each corporation and its respective stockholders that Merger Sub merge into Z-D, upon the terms and subject to the conditions of this Agreement;

                  Approval of the Merger and this Agreement requires a vote for adoption of this Agreement by the holders of shares of Ziff-Davis Inc. -- Z-D Common Stock, par value $0.01 per share, of Z-D (the "Z-D Common Stock") and Ziff-Davis Inc. -- Z-D Net Common Stock, par value $0.01 per share, of Z-D (the "Z-D Net Common Stock"), entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding Z-D Common Stock and Z-D Net Common Stock, voting together as a single class, at a meeting at which a quorum is present, in the manner specified in the amended and restated certificate of incorporation of Z-D and otherwise in accordance with the law of the State of Delaware (the "Z-D Stockholder Approval"), and (y) the approval of the issuance of Common Stock, par value $0.0001 per share, of CNET (the "CNET Common Stock") pursuant to this Agreement, by the holders of a majority of the shares of CNET Common Stock entitled to vote thereon represented, in person or by proxy, at a meeting at which a quorum is present, in accordance with the rules of the NASDAQ Stock Market and the law of the State of Delaware (the "CNET Stockholder Approval");

                  In furtherance thereof, the Board of Directors of each of Z-D, CNET and Merger Sub have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of Z-D Common Stock and Z-D Net Common Stock will be converted into the right to receive the Merger Consideration (as defined below);

                  Key3Media Group, Inc., a subsidiary of Z-D ("Spin Co."), has filed, as part of a registration statement on Form S-1 (as amended from time to time, the "Spin-Off S-1"), a preliminary prospectus (such preliminary prospectus, as amended through the date hereof, the "Preliminary Spin-Off Prospectus") describing Z-D's current plans to recapitalize and spin off its trade show and conference business (the "Spin-Off") and to pay a cash dividend to the holders of Z-D Common Stock (the "Cash Dividend");

                  As a condition and inducement to CNET's willingness to enter into this Agreement, SOFTBANK America Inc., a Delaware corporation ("Z-D Majority Stockholder"), is entering into an agreement dated as of the date hereof substantially in the form of Exhibit A (the "Z-D Stockholder Voting Agreement") pursuant to which Z-D Majority Stockholder has agreed, among other things, to vote all shares of Z-D Common Stock owned or acquired by it in favor of the adoption of this Agreement and the transactions contemplated hereby;

                  As a condition and inducement of Z-D's willingness to enter into this Agreement, certain stockholders of CNET are entering into an agreement dated as of the date hereof substantially in the form of Exhibit B (the "CNET Stockholder Voting Agreement" and collectively with the Z-D Stockholder Voting Agreement, the "Voting Agreements") pursuant to which such stockholders have agreed, among other things, to vote all shares of CNET Common Stock owned or acquired by them in favor of approval of the issuance of CNET Common Stock pursuant to this Agreement;

                  As a further condition and inducement to CNET and Z-D's willingness to enter into this Agreement, Z-D Majority Stockholder and CNET desire to enter into a stockholder agreement substantially in the form of Exhibit C (the "Stockholder Agreement"); and

                  For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:


                                    ARTICLE I

                       THE MERGER; CERTAIN RELATED MATTERS

         1.1      The Merger.

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time:

                  (a) The Surviving Corporation. Upon the terms and subject to the conditions of this Agreement, Merger Sub shall merge with and into Z-D (the "Merger"), the separate existence of Merger Sub shall cease and Z-D (sometimes hereinafter referred to as the "Surviving Corporation") shall survive the Merger. The name of the Surviving Corporation shall be "CNET Networks, Inc.". The Surviving Corporation shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Surviving Corporation with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         1.2      Closing.

                  Upon the terms and subject to the conditions set forth in
Article VI and the termination rights set forth in Article VII, the closing of the Merger (the "Closing") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)) set forth in Article VI, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Simpson Thacher & Bartlett, 3373 Hillview Avenue, Palo Alto, California 94304, unless another place is agreed to in writing by the parties hereto.

         1.3      Effective Time.

                  As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI, at the Closing the parties shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by and executed and acknowledged in accordance with the relevant provisions of the DGCL and make all other filings or recordings required under the DGCL. The Merger shall become effective at (i) the date and time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or (ii) such subsequent time as CNET, Merger Sub and Z-D shall agree and as shall be specified in the Certificate of Merger (such time as the Merger becomes effective being the "Effective Time").

         1.4      Effects of the Merger.

                  At and after the Effective Time, the Merger will have the effects set forth in the applicable provisions of the DGCL.

         1.5      Charter and Bylaws.

                  (a) Certificate of Incorporation. At the Effective Time, and without any further action on the part of CNET or Merger Sub, the certificate of incorporation of Z-D as in effect at the Effective Time shall be amended and restated to read in its entirety as set forth in Exhibit D, which shall be the certificate of incorporation of the Surviving Corporation.

                  (b) Bylaws. At the Effective Time, and without any further action on the part of CNET or Merger Sub, the bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         1.6      Officers and Directors.

                  The officers of Z-D immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.7      Effect on Common Stock.

                  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Z-D Common Stock, Z-D Net Common Stock or of any shares of Merger Sub Common Stock (as defined below):

                  (a) Common Stock of Merger Sub. Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock") shall, by virtue of the Merger, be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Merger Sub-Owned Z-D Common Stock and Z-D Net Common Stock. Each share of Z-D Common Stock and Z-D Net Common Stock that is owned by CNET or Merger Sub shall automatically be canceled and retired and shall cease to exist, and no cash, CNET Common Stock or other consideration shall be delivered or deliverable in exchange therefore.

                  (c) Conversion of Z-D Common Stock and Z-D Net Common Stock. Subject to Section 2.5, (i) each issued and outstanding share of Z-D Common Stock (other than shares canceled pursuant to Section 1.7(b)), shall be converted into the right to receive a fraction equal to the Z-D Exchange Ratio of a share of CNET Common Stock and (ii) each issued and outstanding share of Z-D Net Common Stock (other than shares canceled pursuant to Section 1.7(b)) shall be converted into the right to receive a fraction equal to the Z-D Net Exchange Ratio of a share of CNET Common Stock. The "Z-D Exchange Ratio" means
0.3397 and the "Z-D Net Exchange Ratio" means 0.5932. The amount of CNET Common Stock into which each such share of Z-D Common Stock and Z-D Net Common Stock, as the case may be, is converted is referred to herein as the "Merger Consideration".

                  (d) Cancellation and Retirement of Z-D Common Stock and Z-D Net Common Stock. As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Z-D Common Stock and Z-D Net Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Z-D Common Stock or Z-D Net Common Stock (such certificate or other evidence of ownership, a "Certificate") shall thereafter cease to have any rights with respect to such shares of Z-D Common Stock or Z-D Net Common Stock, except the right (subject to Section 1.9) to receive the applicable Merger Consideration (and cash in lieu of fractional shares of CNET Common Stock) to be issued or paid in consideration therefore upon surrender of such Certificate in accordance with Article II.

                  (e) Cancellation of Treasury Stock. Subject to Section 2.5, each share of Z-D Common Stock and Z-D Net Common Stock issued and owned or held by Z-D or any Subsidiary of Z-D at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired, and no consideration shall be delivered in exchange therefor.

         1.8      Treatment of Stock Options and Other Equity-Based Awards.

                  Each outstanding option to purchase Z-D Common Stock (a "Z-D Common Stock Option") or Z-D Net Common Stock (a "Z-D Net Stock Option") granted prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Z-D Common Stock or Z-D Net Common Stock, as the case may be, and shall be converted (each, as so converted, a "Z-D Converted Option"), at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Z-D Common Stock Option or Z-D Net Stock Option, as the case may be (but taking into account any change thereto, including the acceleration thereof provided for in the Z-D Stock

Option Plans (as defined in Section 3.2(b)) or in any award agreement by reason of this Agreement or the transactions contemplated hereby) that number of shares of CNET Common Stock determined by (i) in the case of each Z-D Common Stock Option, multiplying the number of shares of Z-D Common Stock subject to such Z-D Common Stock Option by the Z-D Exchange Ratio, rounded, if necessary, to the nearest whole share of CNET Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Z-D Common Stock Option divided by the Z-D Exchange Ratio and (ii) in the case of each Z-D Net Stock Option, multiplying the number of shares of Z-D Net Common Stock subject to such Z-D Net Stock Option by the Z-D Net Exchange Ratio, rounded, if necessary, to the nearest whole share of CNET Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Z-D Net Stock Option divided by the Z-D Net Exchange Ratio; provided, however, that in the case of any Z-D Common Stock Option or Z-D Net Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

         1.9      Certain Adjustments.

                  If, between the date of this Agreement and the Effective Time (and as permitted by Sections 4.1 and 4.2), the outstanding shares of CNET Common Stock or the outstanding shares of Z- D Common Stock or Z-D Net Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities (other than the Spin-Off) shall be declared with a record date within such period, or any similar event shall have occurred, the Merger Consideration (as defined in Section 1.7(c)) shall be appropriately adjusted to provide to the holders of Z-D Common Stock, Z-D Net Common Stock, Z-D Common Stock Options, Z-D Net Stock Options and CNET Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

         2.1      Exchange Fund.

                  Prior to the Effective Time, CNET shall appoint a commercial bank or trust company reasonably acceptable to Z-D, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging Certificates for the applicable Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, CNET shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Z-D Common Stock and Z-D Net Common Stock, certificates representing the shares of CNET Common Stock issuable pursuant to
Section 1.7 in exchange for outstanding shares of Z-D Common Stock and Z-D Net Common Stock, as the case may be. CNET agrees to make available to the Exchange Agent from time to time, as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates representing CNET Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

         2.2      Exchange Procedures.

                  Promptly after the Effective Time, CNET shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Z-D may reasonably specify (such letter to be reasonably acceptable to Z-D prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefore (A) one or more shares of CNET Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section
1.7 (after taking into account all shares of Z-D Common Stock and Z-D Net Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this
Article II, including cash in lieu of any fractional shares of CNET Common Stock pursuant to Section 2.5 and dividends and other distributions pursuant to
Section 2.3. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of Z-D Common Stock or Z-D Net Common Stock which is not registered in the transfer records of Z-D a certificate evidencing, in the aggregate, the proper number of shares of CNET Common Stock, a check in the proper amount of cash in lieu of any fractional shares of CNET Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such Z-D Common Stock or Z-D Net Common Stock, as applicable, to such a transferee if the Certificate representing such shares of Z-D Common Stock or Z-D Net Common Stock, as applicable, is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         2.3      Distributions with Respect to Unexchanged Shares.

                  No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CNET Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of CNET Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of CNET Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CNET Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of CNET Common Stock.

         2.4      No Further Ownership Rights in Z-D Common Stock.

                  All shares of CNET Common Stock issued and cash paid upon conversion of shares of Z-D Common Stock and Z-D Net Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Z-D Common Stock and Z-D Net Common Stock, as the case may be.

         2.5      No Fractional Shares of CNET Common Stock.

                  (a) No certificates or scrip or shares of CNET Common Stock representing fractional shares of CNET Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of CNET or a holder of shares of CNET Common Stock.

                  (b) Notwithstanding any other provision of this Agreement, each holder of shares of Z-D Common Stock or Z-D Net Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CNET Common Stock (determined after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of CNET Common Stock multiplied by (ii) the closing price for a share of CNET Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the first trading day following the date on which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify CNET, and CNET shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         2.6      Termination of Exchange Fund.

                  Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall, at CNET's request, be delivered to CNET or otherwise on the instruction of CNET, and any holders of the Certificates who have not theretofore complied with this
Article II shall after such delivery look only to CNET for the Merger Consideration with respect to the shares of Z-D Common Stock and Z-D Net Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 1.7 and 2.2, any cash in lieu of fractional shares of CNET Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to shares of CNET Common Stock to which such holders are entitled pursuant to Section 2.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Z-D Common Stock or Z-D Net Common Stock, as the case may be, immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(c)(iii)) shall, to the extent permitted by law, become the property of CNET free and clear of any claims or interest of any Person previously entitled thereto.

         2.7      No Liability.

                  None of CNET, Merger Sub, Z-D, Z-D Majority Stockholder or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.8      Investment of the Exchange Fund.

                  The Exchange Agent shall invest any cash included in the Exchange Fund as directed by CNET on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to Z-D stockholders pursuant to Article I and the other provisions of this Article II. Any interest and other income resulting from such investments shall promptly be paid to CNET.

         2.9      Lost Certificates.

                  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by CNET, the posting by such Person of a bond in such reasonable amount as CNET may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Z-D Common Stock and Z-D Net Common Stock formerly represented thereby, any cash in lieu of fractional shares of CNET Common Stock, and unpaid dividends and distributions on shares of CNET Common Stock deliverable in respect thereof, pursuant to this Agreement.

         2.10     Withholding Rights.

                  CNET shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Z-D Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by CNET, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Z-D Common Stock or Z-D Net Common Stock in respect of which such deduction and withholding was made by CNET.

         2.11     Further Assurances.

                  At and after the Effective Time, the officers and directors of CNET will be authorized to execute and deliver, in the name and on behalf of Merger Sub or Z-D, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Merger Sub or Z-D, any other actions and things to vest, perfect or confirm of record or otherwise in CNET any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by CNET as a result of, or in connection with, the Merger.

          2.12    Stock Transfer Books.

                  The stock transfer books of Z-D shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Z-D Common Stock or Z-D Net Common Stock thereafter on the records of Z-D. On or after the Effective Time, any Certificates presented to the Exchange Agent or CNET for any reason shall be converted into the right to receive the applicable Merger Consideration with respect to the shares of Z-D Common Stock or Z-D Net Common Stock formerly represented thereby (including any cash in lieu of fractional shares of CNET Common Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1      Representations and Warranties of CNET and Merger Sub.

                  Except as disclosed in the CNET Filed SEC Reports (as defined in Section 3.1(d)(ii)) or as set forth in the CNET Disclosure Schedule delivered by CNET to Z-D prior to the execution of this Agreement (the "CNET Disclosure Schedule"), CNET and Merger Sub jointly and severally represent and warrant to Z-D as follows:

                  (a) Organization, Standing and Power; Subsidiaries.

                  (i) CNET is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary (as defined in Section 8.12) of CNET, including Merger Sub, is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.12) on CNET or Merger Sub. CNET and each Subsidiary of CNET is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CNET or Merger Sub. The copies of the certificate of incorporation and bylaws of CNET and Merger Sub that were previously furnished or made available to Z-D are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (ii) Exhibit 21 to CNET's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 includes all the Subsidiaries of CNET which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and are, except as set forth in such Form 10-K, owned directly or indirectly by CNET, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws.

                  (b) Capital Structure.

                  (i) As of July 17, 2000, the authorized capital stock of CNET consists of (A) 400,000,000 shares of CNET Common Stock, of which (v) 85,451,249 shares were issued and outstanding, (w) no shares were held in treasury, (x) 13,343,501 shares were reserved for future issuance pursuant to outstanding stock options and shares reserved under stock option plans, (y) 1,400,000 shares were reserved for issuance pursuant to an employee stock purchase plan, and (z) 4,622,623 shares were reserved for issuance upon conversion of CNET's 5% convertible notes due 2006; and (B) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. Except as described in this Section 3.1(b), as of the date of this Agreement, no shares of capital stock of CNET are reserved for any purpose. All issued and outstanding shares of capital stock of CNET are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of CNET subject to) any preemptive or similar rights created by statute, the certificate of incorporation or bylaws of CNET, or any agreement to which CNET is a party or bound.

                  (ii) No bonds, debentures, notes or other indebtedness of CNET having the right to vote on any matters on which holders of capital stock of CNET may vote are issued or outstanding.

                  (iii) Except as set forth in this Section 3.1(b), as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which CNET or any of its Significant Subsidiaries is a party relating to the issued or unissued capital stock of CNET or any of its Significant Subsidiaries or obligating CNET or any of its Significant Subsidiaries to grant, issue or sell any shares of the capital stock of CNET or any of its Significant Subsidiaries, by sale, lease, license or otherwise. As of the date of this Agreement, there are no obligations, contingent or otherwise, of CNET or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of CNET Common Stock or other capital stock of CNET or any of its Significant Subsidiaries. As of July 17, 2000, there were 10,614,999 CNET Stock Options outstanding with an exercise price below $32.1875 per share and those options have an average exercise price of $13.3148 per share.

                  (iv) Shareholders of CNET Common Stock have the right to vote on all matters put forth to the shareholders of CNET.

                  (v) The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock. As of the date of this Agreement, 100 shares of Merger Sub Common Stock were issued and outstanding and held by CNET, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's certificate of incorporation or bylaws or any agreement to which Merger Sub is a party or is bound.

                  (vi) The shares of CNET Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, CNET's certificate of incorporation or bylaws or any agreement to which CNET is a party or is bound.

                  (c) Authority; No Conflicts.

                  (i) CNET and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, to the approval by the CNET Stockholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CNET and Merger Sub and no other corporate proceedings on the part of CNET or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject in the case of the consummation of the Merger, to the CNET Stockholder Approval. This Agreement has been duly executed and delivered by CNET and Merger Sub and constitutes a valid and binding agreement of CNET and Merger Sub, enforceable against each of CNET and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).



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                  (ii) The execution and delivery of this Agreement by CNET and
Merger Sub do not, and the consummation by CNET and Merger Sub of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien, charge, "put" or "call" right or other encumbrance on, or the loss of, any assets, including Intellectual Property (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or bylaws or similar organizational document of CNET, Merger Sub or any Significant Subsidiary of CNET, or (B) except as (1) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CNET or Merger Sub or (2) would not prevent or materially delay the consummation of the Merger, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
(iii) below, and except with respect to employee stock options and other awards, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CNET, Merger Sub or any Subsidiary of CNET or their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity") or any other Person, is required by or with respect to CNET, Merger Sub or any Subsidiary of CNET in connection with the execution and delivery of this Agreement by CNET or Merger Sub, as applicable, or the consummation by CNET and Merger Sub of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act of 1933, as amended (the "Securities Act"), (D) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (E) the DGCL with respect to the filing of the Certificate of Merger, (F) the rules and regulations of the NASDAQ or of The New York Stock Exchange, (G) antitrust or other competition laws of other jurisdictions and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CNET. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "Necessary Consents".

                  (d) Reports and Financial Statements of CNET.

                  (i) CNET has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 1997 (collectively, the "CNET SEC Reports"). No Subsidiary of CNET is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the CNET SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing),



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contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included or incorporated by reference in the CNET SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of CNET and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements of CNET, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such CNET SEC Reports, as of their respective dates (and as of the date of any amendment to the respective CNET SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  (ii) Except as disclosed in the CNET SEC Reports filed and publicly available prior to the date hereof (the "CNET Filed SEC Reports"), CNET and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of CNET and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, (B) liabilities incurred in accordance with Section 4.1 or (C) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CNET.

                  (e) Information Supplied.

                  (i) None of the information supplied or to be supplied by CNET for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 5.1) will, on the date it is first mailed to Z-D stockholders or CNET stockholders or at the time of the Z-D Stockholders Meeting or the CNET Stockholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                  (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by CNET with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Z-D for inclusion or incorporation by reference therein.

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                  (f) Board Approvals.

                  (i) CNET Board Approval. The Board of Directors of CNET, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "CNET Board Approval"), has duly (A) determined that this Agreement and the Merger are fair to and in the best interests of CNET and its stockholders and declared the Merger to be advisable, (B) approved this Agreement, the CNET Stockholders Voting Agreement and the Merger and the consummation of the transactions contemplated hereby, (C) approved the acquisition of CNET Common Stock by Z-D Majority Stockholder pursuant to the Merger for purposes of Section 203 of the DGCL and (D) recommended that the stockholders of CNET approve the issuance of CNET Common Stock pursuant to this Agreement and directed that such matter be submitted for consideration by CNET's stockholders at the CNET Stockholders Meeting. The CNET Board Approval constitutes approval of this Agreement and the Merger and the transactions contemplated hereby for purposes of Section 203 of the DGCL. To the knowledge of CNET, except for Section 203 of the DGCL (which has been rendered inapplicable by the approval described in clause (C) above), no state takeover statute is applicable to this Agreement or the Merger or the other transactions contemplated hereby.

                  (ii) Merger Sub Board Approval. The Board of Directors of Merger Sub, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Merger Sub Board Approval"), has duly (A) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its stockholders and declared the Merger to be advisable, and (B) approved this Agreement, the Merger, the CNET Stockholders Voting Agreement and the consummation of the transactions contemplated hereby. The Merger Sub Board Approval constitutes approval of this Agreement and the Merger and the transactions contemplated hereby for purposes of Section 203 of the DGCL. To the knowledge of Merger Sub, except for Section 203 of the DGCL (which has been rendered inapplicable by the approval described in clause (ii)(B) above), no state takeover statute is applicable to this Agreement or the Merger or the other transactions contemplated hereby.

                  (g) Vote Required. The CNET Stockholder Approval as required by the rules of the NASDAQ is the only vote of the holders of any class or series of CNET capital stock necessary to approve or adopt this Agreement and the Merger and to consummate the Merger and the other transactions contemplated hereby.

                  (h) Litigation; Compliance with Laws.

                  (i) There are no suits, actions, judgments or proceedings (collectively, "Actions") pending or, to the knowledge of CNET, threatened, against or affecting CNET or any Subsidiary of CNET or any property or asset of CNET or any Subsidiary of CNET which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on CNET, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against CNET or any Subsidiary of CNET which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on CNET.

                  (ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CNET, CNET and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses as now being conducted of CNET and its Subsidiaries, taken as a whole (the "CNET Permits"), and no suspension or cancellation of any of the CNET Permits is pending or, to the knowledge of CNET, threatened. CNET and its Subsidiaries are in compliance with the terms of the CNET Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CNET. Neither CNET nor its Subsidiaries is in violation of, and CNET and its Subsidiaries have not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CNET.

                  (i) Absence of Certain Changes or Events.

                  Except for liabilities permitted to be incurred in accordance with this Agreement or the transactions contemplated hereby, since December 31, 1999, CNET and its Subsidiaries (including Merger Sub) have conducted their business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1999, there have not been any changes, circumstances or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on CNET.

                  (j) Intellectual Property.

                  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CNET: (i) CNET and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (ii) to the knowledge of CNET, the use of any Intellectual Property by CNET and its Subsidiaries does not infringe on or otherwise violate the rights of any Person;
(iii) the use of the Intellectual Property by CNET or any Subsidiary of CNET is in accordance with applicable licenses pursuant to which CNET or any Subsidiary of CNET acquired the right to use any such Intellectual Property; and (iv) to the knowledge of CNET, no Person is challenging, infringing on or otherwise violating any right of CNET or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to CNET or its Subsidiaries or has received notice of any alleged infringement. As of the date of this Agreement except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on CNET, neither CNET nor any of its Subsidiaries has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by CNET and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by CNET or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, internet domain names, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

                  (k) Opinion of CNET Financial Advisor.

                  CNET has received the opinion of Lazard Freres & Co., dated the date of this Agreement, to the effect that, as of such date, the Z-D Exchange Ratio and the Z-D Net Exchange Ratio are fair to CNET, from a financial point of view, a copy of which opinion will be made available to Z-D promptly after the date of this Agreement.

                  (l) Taxes.

                  (i) Each of CNET and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained), has paid all Taxes required to have been paid by it (whether or not shown as due on any Tax Return), and has established an appropriate accrual for all Taxes not yet paid through March 31, 2000; (ii) all Tax Returns filed by CNET and its Subsidiaries are true, complete and correct in all material respects; (iii) no material claim for unpaid Taxes has become a lien against the property of CNET or any of its Subsidiaries or is being asserted against CNET or any of its Subsidiaries; (iv) no material audit or other proceeding with respect to any Taxes due from CNET or any of its Subsidiaries or any Tax Return of CNET or any of its Subsidiaries is pending or threatened in writing, or being conducted by a Tax authority; (v) none of CNET or any of its Subsidiaries (A) has, since January 1, 1997, been a member of a Consolidated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was CNET) or had any liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or
(B) has any other liability for the Taxes of any person as a transferee or successor, by contract, or otherwise; (vi) no consent under Section 341(f) of the Code has been filed with respect to CNET or any of its Subsidiaries; (vii) all material Taxes required to be withheld, collected or deposited by or with respect to CNET and each of its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (viii) none of CNET or any of its Subsidiaries has been a party to any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which section 355 of the Code is applicable; (ix) none of CNET or any of its Subsidiaries has agreed to make or is required to make any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise or is otherwise required to include any amounts in income for a period following the Closing that was economically accrued in a period prior to the Closing; (x) none of CNET or any of its Subsidiaries is a party to, is bound by or has any obligation under, any Tax sharing agreement or similar contract or arrangement; and (xi) no closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to CNET or any of its Subsidiaries.

                  (m) Brokers or Finders.

                  No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CNET, except Lazard Freres & Co., whose fees and expenses will be paid by CNET. CNET has provided to Z-D a true, correct and complete copy of CNET's agreement with Lazard Freres & Co. relating to this Agreement and the Merger.

         3.2      Representations and Warranties of Z-D.

                  Except as disclosed in the Z-D Filed SEC Reports (as defined in Section 3.2(d)(ii)) or as set forth in the Z-D Disclosure Schedule delivered by Z-D to CNET prior to the execution of this Agreement (the "Z-D Disclosure Schedule"), Z-D represents and warrants to CNET as follows:

                  (a) Organization, Standing and Power; Subsidiaries.

                  (i) Z-D is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of Z-D is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Z-D. Each of Z-D and its Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Z-D. The copies of the certificate of incorporation and bylaws of Z-D which were previously furnished or made available to CNET are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (ii) Section 3.2(a)(ii) of the Z-D Disclosure Schedule lists all the Subsidiaries of Z-D as of the date of this Agreement. Except as set forth in Schedule 3.2(a)(ii) of the Z-D Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and are owned directly or indirectly by Z-D, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Other than as set forth on Schedule 3.2(a)(ii), as of the date of this Agreement, neither Z-D nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries).

                  (b) Capital Structure.

                  (i) As of July 17, 2000, the authorized capital stock of Z-D consists of (A) 210,000,000 shares of Z-D Common Stock of which (1) 106,620,886 shares of Z-D Common Stock were issued and outstanding and (2) 16,834,581 shares of Z-D Net Common Stock were issued and outstanding and (B) 10,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued or outstanding. From July 17, 2000 to the date of this Agreement, there have been no issuances of shares of the capital stock of Z-D or any other securities of Z-D other than issuances of shares pursuant to options or rights outstanding as of July 17, 2000. All issued and outstanding shares of the capital stock of Z-D, including the Z-D Net Common Stock, are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights. None of the Subsidiaries of Z-D own any shares of Z-D capital stock. As of July 17, 2000 there were no options, warrants or other rights outstanding to acquire capital stock from Z-D other than the Z-D Stock Options (as defined in the next sentence). The options and other rights to acquire Z-D Common Stock or Z-D Net Common Stock from Z-D representing the right to purchase shares of Z-D Common Stock or Z-D Net Common Stock, as the case may be, together with other employee stock options issued by Z-D after the date hereof in accordance with the Z-D Stock Option Plans (as defined in the next sentence) and Section 4.2, are referred to herein collectively as the "Z-D Stock Options"). The Z-D Stock Options have been granted under the Z-D 1998 Incentive Compensation Plan (the "Z-D Stock Option Plans"). As of July 17, 2000, (i) there were 9,101,828 options to purchase Z-D Net Common Stock outstanding with an exercise price below $19.0936 per share and those options have an average exercise price of $6.5806 per share and (ii) there were 3,007,914 options to purchase Z-D Common Stock outstanding with an exercise price below $16.4350 per share and those options have an average exercise price of $8.7994 per share.

                  (ii) No bonds, debentures, notes or other indebtedness of Z-D having the right to vote on any matters on which holders of capital stock of Z-D may vote ("Z-D Voting Debt") are issued or outstanding.

                  (iii) Except as set forth in this Section 3.2(b) and Section 3.2(b) of the Z-D Disclosure Schedule, and other than in connection with the Spin-Off, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Z-D or any of its Subsidiaries is a party relating to the issued or unissued capital stock of Z-D or any of its Significant Subsidiaries or obligating Z-D or any of its Subsidiaries to grant, issue or sell any shares of the capital stock of Z-D or any of its Significant Subsidiaries, by sale, lease, license or otherwise. As of the date of this Agreement, except as set forth in Section 3.2(b) of the Z-D Disclosure Schedule, there are no obligations, contingent or otherwise, of Z-D or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Z-D Common Stock or Z-D Net Common Stock or other capital stock of Z-D or any of its Significant Subsidiaries.

                  (iv) As of the date hereof, assuming the number of votes per share of Z-D Net Common Stock at the Z-D Stockholders Meeting (as determined in accordance with the Amended and Restated Certificate of Incorporation of Z-D) equals the Z-D Net Exchange Ratio divided by the Z-D Exchange Ratio, Z-D Majority Stockholder will for purposes of the Z-D Stockholders Meeting own of record at least a majority of the voting power of the shares of Z-D Common Stock and Z-D Net Common Stock entitled to vote at the Z-D Stockholders Meeting.

                  (c) Authority; No Conflicts.

                  (i) Z-D has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the Z-D Stockholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Z-D and no other corporate proceedings on the part of Z-D are necessary to authorize the execution and delivery of the Agreement or to consummate the Merger and the other transactions contemplated hereby, subject in the case of the consummation of the Merger, to the Z-D Stockholder Approval. This Agreement has been duly executed and delivered by Z-D and constitutes a valid and binding agreement of Z-D, enforceable against Z-D in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The execution and delivery of this Agreement by Z-D does not, and the consummation by Z-D of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or bylaws or similar organizational document of Z-D or any Significant Subsidiary of Z-D or (B) except as (1) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Z-D or (2) would not prevent or materially delay the consummation of the Merger, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below and except with respect to employee stock options and other awards, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Z-D or any Subsidiary of Z-D or their respective properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Z-D or any Subsidiary of Z-D in connection with the execution and delivery of this Agreement by Z-D or the consummation of the Merger and the other transactions contemplated hereby, except the Necessary Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Z-D.

                  (iv) For so long as this Agreement may be in effect, Z-D will not consummate the merger contemplated by the Agreement and Plan of Merger dated as of February 7, 2000, between Z-D and Z-D Merger Subsidiary Inc.

                  (d) Reports and Financial Statements.

                  (i) Z-D has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 1997 (collectively, the "Z-D SEC Reports"). No Subsidiary of Z-D is required to file any form, report, registration statement, prospectus or other document with the SEC other than in connection with the Spin-Off. None of the Z-D SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included or incorporated by reference in the Z-D SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Z-D and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements of Z-D, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such Z-D SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Z-D SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  (ii) Except as disclosed in the Z-D SEC Reports filed and publicly available prior to the date hereof (the "Z-D Filed SEC Reports"), Z-D and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Z-D and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, (B) liabilities incurred in accordance with Section 4.2, or (C) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Z-D.

                  (iii) A registration statement on Form S-1, as amended through the date hereof and as may be subsequently amended (the "Spin Co. S-1"), with respect to the common stock, par value $.01 per share (the "Spin Co. Common Stock"), of Spin Co. to be offered in connection with the Spin-Off have (i) been prepared by Spin Co. in conformity with the requirements of the Securities Act and the rules and regulations (the "Rules and Regulations") of the SEC thereunder, and (ii) been filed with the SEC under the Securities Act. Copies of the Spin Co. S-1 have been delivered by Z-D to CNET. The Spin Co. S-1 conforms (and any prospectus and any further amendments or supplements to the Spin Co. S-1, when they become effective or are filed with the SEC, as the case may be, will conform) in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Spin Co. S-1 and any amendment thereto) and as of the applicable filing date (as to any prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (iv) The financial statements (including the related notes filed as part of the Spin Co. S-1 or included in any prospectus) present fairly, in all material respects, the combined financial condition and combined results of operations of Spin Co., at the dates and for the periods indicated, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as otherwise noted therein.

                  (e) Information Supplied.

                  (i) None of the information supplied or to be supplied by Z-D for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Z-D stockholders or CNET stockholders or at the time of the Z-D Stockholders Meeting or the CNET Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the Rules and Regulations of the SEC thereunder.

                  (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Z-D with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by or on behalf of CNET for inclusion or incorporation by reference therein.

                  (f) Board Approval.

                  The Board of Directors of Z-D, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Z-D Board Approval"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Z-D, the holders of Z-D Common Stock and the holders of Z-D Net Common Stock and declared the Merger to be advisable, (ii) approved this Agreement, the Merger and the consummation of the transactions contemplated hereby and (iii) recommended that the stockholders of Z-D adopt this Agreement and directed that such matter be submitted for consideration by Z-D's stockholders at the Z-D Stockholders Meeting. The Z-D Board Approval constitutes approval of this Agreement, the Merger and the consummation of the transactions contemplated hereby (including, without limitation, the Z-D Stockholder Voting Agreement) for purposes of Section 203 of the DGCL. To the knowledge of Z-D, except for Section 203 of the DGCL (which has been rendered inapplicable by the approval in clause (ii) above), no state takeover statute is applicable to this Agreement or the Merger or the other transactions contemplated hereby (including the Z-D Stockholder Voting Agreement).

                  (g) Vote Required.

                  The Z-D Stockholder Approval is the only vote of the holders of any class or series of Z-D capital stock necessary to approve or adopt this Agreement and the Merger and to consummate the Merger and the other transactions contemplated hereby.

                  (h) Litigation; Compliance with Laws.

                  (i) Except as set forth in Section 3.2(h) of the Z-D Disclosure Schedule, there are no Actions pending or, to the knowledge of Z-D, threatened, against or affecting Z-D or any Subsidiary of Z-D or any property or asset of Z-D or any Subsidiary of Z-D which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Z-D, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Z-D or any Subsidiary of Z-D which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Z-D.

                  (ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Z-D, Z-D and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses as now being conducted of Z-D and its

Subsidiaries, taken as a whole (the "Z-D Permits"), and no suspension or cancellation of any of the Z-D Permits is pending or, to the knowledge of Z-D, threatened. Z-D and its Subsidiaries are in compliance with the terms of the Z-D Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Z-D. Neither Z-D nor its Subsidiaries is in violation of, and Z-D and its Subsidiaries have not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Z-D.

                  (i) Absence of Certain Changes or Events.

                  Except for liabilities permitted to be incurred in accordance with this Agreement or the transactions contemplated hereby and except as described in the Z-D SEC Reports, since December 31, 1999, Z-D and its Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1999, there have not been any changes, circumstances or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Z-D.

                  (j) Intellectual Property.

                  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Z-D: (i) Z-D and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) to the knowledge of Z-D, the use of any Intellectual Property by Z-D and its Subsidiaries does not infringe on or otherwise violate the rights of any Person; (iii) the use of the Intellectual Property by Z-D or any Subsidiary of Z-D is in accordance with applicable licenses pursuant to which Z-D or any Subsidiary of Z-D acquired the right to use any such Intellectual Property; and (iv) to the knowledge of Z-D, no Person is challenging, infringing on or otherwise violating any right of Z-D or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Z-D or its Subsidiaries or has received notice of any alleged or threatened infringement. As of the date of this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Z-D, neither Z-D nor any of its Subsidiaries has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Z-D and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Z-D or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. Section 3.2(j) of the Z-D Disclosure Schedule sets forth (i) a list of any written claim that Intellectual Property used by Z-D and its Subsidiaries infringes on or otherwise violates the rights of any Person; and (ii) a list of any written claim by Z-D that another Person is infringing on or otherwise violating, any right of Z-D or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Z-D or its Subsidiaries.

                  (k) Opinion of Z-D Financial Advisor.

                  Z-D has received the opinion of Morgan Stanley Dean Witter, dated the date of this Agreement, to the effect that, as of such date, the Z-D Exchange Ratio is fair, from a financial point of view, to the holders of Z-D Common Stock, and the Z-D Net Exchange Ratio is fair, from a financial point of view, to the holders of the Z-D Net Common Stock. A copy of such opinion will be made available to CNET promptly after the date of this Agreement.

                  (l) Taxes.

                  (i) Except as set forth in Section 3.2(l) of the Z-D Disclosure Schedule, each of Z-D and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained), has paid all Taxes required to have been paid by it (whether or not shown as due on any Tax Return), and has established an appropriate accrual for all Taxes not yet paid through March 31, 2000; (ii) all Tax Returns filed by Z-D and its Subsidiaries are true, complete and correct in all material respects; (iii) no material claim for unpaid Taxes has become a lien against the property of Z-D or any of its Subsidiaries or is being asserted against Z-D or any of its Subsidiaries; (iv) no material audit or other proceeding with respect to any Taxes due from Z-D or any of its Subsidiaries or any Tax Return of Z-D or any of its Subsidiaries is pending or threatened in writing, or being conducted by a Tax authority; (v) none of Z-D or any of its Subsidiaries (A) has, since January 1, 1997, been a member of a Consolidated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Z-D) or had any liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or (B) has any other liability for the Taxes of any person as a transferee or successor, by contract, or otherwise; (vi) no consent under Section 341(f) of the Code has been filed with respect to Z-D or any of its Subsidiaries; (vii) all material Taxes required to be withheld, collected or deposited by or with respect to Z-D and each of its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (viii) none of Z-D or any of its Subsidiaries has been a party to any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which section 355 of the Code is applicable; (ix) none of Z-D or any of its Subsidiaries has agreed to make or is required to make any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise or is otherwise required to include any amounts in income for a period following the Closing that was economically accrued in a period prior to the Closing; (x) none of Z-D or any of its Subsidiaries is a party to, is bound by or has any obligation under, any Tax sharing agreement or similar contract or arrangement; (xi) no closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to Z-D or any of its Subsidiaries.

                  (m) Certain Contracts.

                  As of the date hereof, except as disclosed in the Z-D Filed SEC Reports or on Schedule 3.2(m) of the Z-D Disclosure Schedule, neither Z-D nor any of its Subsidiaries (other than Z-D Events, Inc.) is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) any joint ventures, partnerships, or similar arrangements; (iii) other agreements or arrangements that give rise to a right of the other parties thereto to terminate such material contract or to a right of first refusal or similar right thereunder as a result of the execution and delivery of this Agreement and the consummation by Z-D of the Merger and the other transactions contemplated hereby; or (iv) any agreements, licenses or other arrangements that contain exclusive grants of rights that could, after the Effective Time, restrict CNET or any of its Affiliates or any successor thereto, from engaging in or competing with any line of business or in any geographic area (collectively, the "Z-D Material Contracts"). All

Z-D Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Z-D. Neither Z-D nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any Z-D Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Z-D.

                  (n)      Employee Benefits.

                  (i) Section 3.2(n) of the Z-D Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefore now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether legally binding or not, under which any employee or former employee of Z-D or any of its Subsidiaries has any present or future right to benefits and under which Z-D or any of its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Z-D Benefit Plans".
Section 3.2(n)(i) of the Z-D Disclosure Schedule lists each employment agreement in effect on the date of this Agreement.

                  (ii) With respect to each Z-D Benefit Plan, Z-D has delivered or made available to CNET a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any current summary plan description and other written communications (or a description of any oral communications) by Z-D or any of its Subsidiaries within the last year or any communication that modifies or amends benefits under a Z-D Benefit Plan to their employees concerning the extent of the benefits provided under a Z-D Benefit Plan; and (D) for the two most recent years the Form 5500 and attached schedules, audited financial statements, actuarial valuation reports and attorney's response to an auditor's request for information.

                  (iii) (A) Each Z-D Benefit Plan has been established and administered in accordance with its terms, and in substantial compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Z-D Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) no event has occurred and no condition exists that would subject Z-D or any of its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (D) for each Z-D Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (E) no "reportable event" (as such term is defined in ERISA section 4043), or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Z-D Benefit Plan; (F) neither Z-D nor any of its Subsidiaries has engaged in a transaction with respect to any Z-D Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any subsidiary to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material; (G) no Z-D Benefit Plan provides retiree welfare benefits and neither Z-D nor any of its Subsidiaries have any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code; (H) neither Z-D nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA; and (I) the compensation of each employee of Z-D or any of its Subsidiaries has been, or will be, fully deductible by Z-D or any of its Subsidiaries notwithstanding the provisions of Section 162(m) of the provisions of the Code and the regulations promulgated thereunder.

                  (iv) No Z-D Benefit Plan is subject to Title IV of ERISA (including without limitation any multiemployer plan within the meaning of section 4001(a)(3) of ERISA, and none of Z-D, its Subsidiaries or any member of their Controlled Group has incurred any liability under Title IV of ERISA that remains unsatisfied.

                  (v) With respect to any Z-D Benefit Plan, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Z-D, threatened, (B) no facts or circumstances exist to the knowledge of Z-D that could reasonably be expected to give rise to any such actions, suits or claims, and (C) no written or oral communication has been received from the PBGC in respect of any Z-D Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

                  (vi) Except as set forth on Schedule 3.2(n), no Z-D Benefit Plan exists that could result in the payment to any present or former employee of Z-D or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Z-D or any of its Subsidiaries as a result of the transaction contemplated by this Agreement. Except as set forth on Schedule 3.2(n), there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of Z-D or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  (o) Insurance.

                  All primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to Z-D and its Subsidiaries and their respective directors, officers, agents and employees are in full force and effect, except for any such forms of insurance the absence of which would not likely have a Material Adverse Effect on Z-D. Z-D has not received a notice of default under any such policy and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy.

Except as set forth in Section 3.2(o) of the Z-D Disclosure Schedule, no letters of credit have been posted and no cash has been restricted to support any reserves for insurance.

                  (p) Properties.

                  Except for properties and assets disposed of in the ordinary course of business consistent with past practices, since December 31, 1999, Z-D and its Significant Subsidiaries have good and marketable title, free and clear of all liabilities and liens, to all their material properties and assets, whether tangible or intangible, real, personal or mixed. All material buildings, fixtures, equipment and other property and assets held under leases by Z-D or any of its Significant Subsidiaries are held under valid instruments enforceable by Z-D or such Significant Subsidiary in accordance with their respective terms. Substantially all of Z-D's and its Significant Subsidiaries' equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

                  (q) Affiliate Transactions.

                  Except as set forth on Section 3.2(q) of the Z-D Disclosure Schedule there is no agreement, arrangement or transaction between Z-D or any Subsidiary of Z-D (other than Z-D Events, Inc.) and Z-D Majority Stockholder or any Subsidiary of Z-D Majority Stockholder. Z-D has no loans in excess of $25,000 of principal and interest outstanding to any of its employees, officers or directors, except as disclosed in the Z-D Filed SEC Reports.

                  (r) Restructuring Transactions.

                  (i) In accordance with the plan of restructuring previously approved by the Board of Directors and stockholders of Z-D, prior to the date hereof Z-D has sold all of the businesses listed on Section 3.2(r) of the Z-D Disclosure Schedule (the "Divested Businesses"). Set forth on Section 3.2(r) of the Z-D Disclosure Schedule is a list of all agreements, arrangements and understandings to which Z-D or any of its Subsidiaries is a party or pursuant to which they may have any obligations or liabilities (whether absolute, contingent or otherwise and whether or not required to be set forth or reflected in a consolidated balance sheet of Z-D prepared in accordance with GAAP) relating to the Divested Businesses or the sale thereof other than obligations or liabilities against which Z-D is indemnified by the buyer thereof (the "Divestiture Agreements"). Z-D has provided to CNET true and correct copies of the Divestiture Agreements. All of the Divestiture Agreements are in full force and effect and are unmodified. Except for obligations and liabilities arising under or described in the Divestiture Agreements, neither Z-D nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, contingent or otherwise and whether or not required to be set forth or reflected in a consolidated balance sheet of Z-D prepared in accordance with GAAP) arising out of or relating to the Divested Businesses or their respective businesses, assets, liabilities or obligations or the sale thereof other than obligations or liabilities against which Z-D is indemnified by the buyer thereof. Except as set forth in Section 3.2(r) of the Z-D Disclosure Schedule, no claims have been asserted or threatened against Z-D or any of its Subsidiaries under any of the Divestiture Agreements (including, without limitation, any claims in respect of a breach of any term of any such agreement or for any indemnification provided by Z-D or any of its Subsidiaries in any Divestiture Agreement) nor to the knowledge of Z-D is there any basis for any such claim, in each case other than immaterial claims arising following the date hereof and prior to the Effective Time.

                  (ii) Except as disclosed in the Spin Co. S-1 as filed with the SEC prior to the date hereof, (A) Spin Co. and its Subsidiaries do not own or have any rights to use any properties, assets or other rights used in the conduct of the business of Z-D or any of Z-D's Subsidiaries (other than Spin Co. and Spin Co.'s Subsidiaries), (B) there are no agreements, arrangements, understandings or other transactions between Spin Co. or any of its Subsidiaries, on the one hand, and Z-D and any of its Subsidiaries (other than Spin Co. and its Subsidiaries) on the other and (C) since December 31, 1999 no officer or key employee of Z-D or any of its Subsidiaries (other than Spin Co. and its Subsidiaries) has transferred to, or otherwise become an employee or consultant of, Spin Co. or any of its Subsidiaries. The assets of Spin Co. and its Subsidiaries consist entirely of (i) assets reflected as "Net assets of discontinued operations" on the consolidated balance sheets of Z-D included in the Z-D Filed SEC Reports (the "Z-D Financial Statements") and (ii) assets acquired by Spin Co. and its Subsidiaries after the date of the Z-D Financial Statements. Since the date of the Z-D Financial Statements, neither Z-D nor any of its Subsidiaries (other than Spin Co. and its Subsidiaries) has transferred any assets or other rights to Spin Co. and its Subsidiaries except cash transfers prior to the date hereof that are fully reflected in the net inter-company payable from Spin Co. and its Subsidiaries to Z-D. Z-D and its Subsidiaries (other than Spin Co. and its Subsidiaries) do not have any liabilities or other obligations (whether absolute, contingent or otherwise and whether or not required to be set forth in or reflected on a balance sheet prepared in accordance with GAAP) arising out of or relating to Spin Co. or its Subsidiaries or their respective properties, assets and other activities other than (i) those to be expressly provided for in the Distribution Agreement (as defined below) and (ii) those for which Spin Co. will indemnify Z-D and its Subsidiaries pursuant to the Distribution Agreement. For all purposes of this Agreement, the Subsidiaries of Spin Co. will include those entities being transferred to Spin Co. pursuant to the Distribution Agreement. All outstanding indebtedness of Spin Co. and its Subsidiaries (including the $150,000,000 interim debt facility) is non-recourse to Z-D and its Subsidiaries (other than Spin Co. and its Subsidiaries). The Preliminary Spin-Off Prospectus included as part of the Spin Co. S-1 as filed with the SEC prior to the date hereof accurately describes in all material respects Z-D's current plans with respect to the Spin-Off and the Cash Dividend. Section 3.2(r)(ii) of the Z-D Disclosure Schedule sets forth Z-D's good faith estimate of the amounts set forth therein and Z-D knows of no other fees or expenses payable by Z-D relating to the Spin-Off, the restructuring or the Merger which have not been included therein. At the time of the Spin-Off and after giving effect to the contemplated borrowings and the payment of the proceeds thereof to Z-D, Spin Co. will be Solvent (as defined in Section 8.12) and will have a net worth (fair market value of assets minus fair market value of liabilities) of at least $1.00.

                  (s) Valuation Methodology.

                  Section 3.2(s) of the Z-D Disclosure Schedule sets forth the valuation methodology used to establish the relationship between the Z-D Exchange Ratio and the Z-D Net Exchange Ratio.

                  (t) Brokers or Finders.

                  No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Z-D, except Morgan Stanley Dean Witter, whose fees and expenses will be paid by Z-D. Z-D has provided to CNET a true, correct and complete copy of Z-D's agreement with Morgan Stanley Dean Witter relating to this Agreement, the Merger, the Spin-Off and the Divestitures.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1      Covenants of CNET.

                  During the period from the date of this Agreement and continuing until the Effective Time, CNET agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 4.1 (including its subsections) of the CNET Disclosure Schedule or to the extent that Z-D shall otherwise consent in writing, such consent not to be unreasonably withheld):

                  (a) Ordinary Course.

                  CNET and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use its reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

                  (b) Dividends; Repurchases of Share Capital.

                  CNET shall not, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its outstanding shares of capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock pursuant to any tender offer or exchange offer.

                  (c) Governing Documents.

                  Except to the extent required to comply with their respective obligations under this Agreement or with applicable law, CNET and Merger Sub shall not amend or propose to amend their respective certificates of incorporation or bylaws in a manner that could reasonably be expected to materially and adversely affect CNET's or Merger Sub's ability to effect the consummation of the Merger.

                  (d) No Acquisitions.

                  CNET shall not acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association, joint venture or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of CNET and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor) to the extent such acquisition could reasonably be expected to materially delay or interfere with the consummation of the Merger; provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of CNET or (y) the creation of new Subsidiaries of CNET organized to conduct or continue activities otherwise permitted by this Agreement; provided, further, however, that CNET shall not be permitted to acquire that certain company set forth on
Section 4.1(d) of the CNET Disclosure Schedule. For the avoidance of doubt, the parties agree that an acquisition would "materially delay" consummation of the Merger if pro forma financial statements would be required to be included in the relevant disclosure document relating to such acquisition and complying with such a requirement would delay clearance of the Form S-4 (as defined below) by the SEC.

                  (e) Qualification.

                  CNET shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.1) that would prevent or impede the Merger from qualifying as a reorganization under
Section 368(a) of the Code.

                  (f) Benefits Maintenance.

                  CNET shall maintain for a period of one year after the Effective Time, without interruption, employee compensation and benefit plans, programs and policies and fringe benefits (including post-employment welfare benefits but excluding equity-based arrangements and compensation plans) that will provide benefits to each employee of Z-D who continues employment with CNET after the Effective Time that are in the aggregate no less favorable than those provided to similarly situated CNET employees pursuant to employee compensation and benefit plans, programs and policies, and fringe benefits of CNET as in effect from time to time. Employees of Z-D who continue employment with CNET shall be given credit for all service with Z-D (or service credited by Z-D for similar plans, programs or policies) under all employee compensation and benefit plans, programs and policies and fringe benefits of CNET in which they become participants for purposes of eligibility, vesting and benefit accrual (other than benefit accrual under tax qualified defined benefit plans which would provide a duplication of benefits to employees of Z-D).

                  (g) Income Tax Elections.

                  CNET shall not (i) change its fiscal year, (ii) make or change any Tax election, (iii) change any method of Tax accounting, (iv) enter into any closing agreement relating to any Tax, or (v) surrender any right to claim a Tax Refund, that, individually or in the aggregate, in the United States or elsewhere, would be material to CNET.

                  (h) No Related Actions.

                  CNET will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         4.2      Covenants of Z-D.

                  During the period from the date of this Agreement and continuing until the Effective Time, Z-D agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 4.2 (including its subsections) of the Z-D Disclosure Schedule or to the extent that CNET shall otherwise consent in writing, which consent shall not be unreasonably withheld):

                  (a) Ordinary Course.

                  (i) Except in connection with the Spin-Off and the Cash Dividend, Z-D and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them (including, without limitation, by delaying payment of accounts payable) and retain the services of their respective officers and key employees and consultants, to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

                  (ii) Other than in connection with acquisitions permitted by
Section 4.2(e) or investments permitted by Section 4.2(g), Z-D shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith as disclosed in Section 4.2(a) of the Z-D Disclosure Schedule or obligations or liabilities in non-material amounts incurred or committed to in the ordinary course of business consistent with past practice.

                  (b) Dividends; Changes in Share Capital.

                  Z-D shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except the Spin-Off and the Cash Dividend in the manner provided in Section 5.12; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Z-D which remains a wholly owned Subsidiary after consummation of such transaction; or (iii) except as set forth in Section 4.2(b) of the Z-D Disclosure Schedule, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for the purchase from time to time by Z-D of Z-D Common Stock and Z-D Net Common Stock in connection with the Z-D Benefit Plans in the ordinary course of business consistent with past practice.

                  (c) Issuance of Securities.

                  Z-D shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Z-D Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Z-D Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Z-D Common Stock and Z-D Net Common Stock upon the exercise of Z-D Stock Options in accordance with their present terms or pursuant to Z-D Stock Options or other stock based awards granted pursuant to clause (ii) below, (ii) the granting of up to 100,000 Z-D Stock Options or other stock based awards of or to acquire shares of Z-D Net Common Stock granted under Z-D Stock Option Plans outstanding on the date hereof in the ordinary course of business consistent with past practice, (iii) issuances by a wholly owned Subsidiary of Z-D of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Z-D, (iv) pursuant to acquisitions and investments as disclosed in Section 4.2(e) or 4.2(g) of the Z-D Disclosure Schedule or the financings therefore, (v) in connection with the Spin-Off, or
(vi) issuances disclosed in Section 4.2(c) of the Z-D Disclosure Schedule.

                  (d) Governing Documents.

                  Except as set forth in Section 4.2(d) of the Z-D Disclosure Schedule or to the extent required to comply with their respective obligations hereunder or with applicable law, Z-D and its Subsidiaries shall not amend or propose to amend their respective certificates of incorporation or bylaws.

                  (e) No Acquisitions.

                  Other than acquisitions disclosed in Section 4.2(e) of the Z-D Disclosure Schedule and the restructurings required in connection with the Spin-Off, Z-D shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Z-D and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); provided, however, that notwithstanding anything herein to the contrary, (i) between the date hereof and 120 days after the date hereof, Z-D shall be permitted to make acquisitions provided that (x) no cash consideration is to be paid or debt incurred in connection therewith unless Z-D reasonably believes that it will not have any debt outstanding at the Effective Time, following payment of all expenses set forth in Section 3.2(r) of the Z-D Disclosure Schedule, and (y) the consideration to be paid by Z-D in any individual acquisition is less than $25 million; and provided further that the aggregate consideration to be paid by Z-D in all such acquisitions is not more than $50 million and (ii) if the Closing does not take place within 120 days of the date hereof, the $50 million referred to in clause (i) above shall be increased to $70 million and (iii) in any event, the acquired company shall not be an Affiliate of Z-D Majority Stockholder; provided, further, that issuance of such shares would not cause Z-D Majority Stockholder to own of record, for purposes of the Z-D Stockholders Meeting, less than a majority of the voting power of the shares of Z-D Common Stock and Z-D Net Common Stock entitled to vote at the Z-D Stockholders Meeting; and provided, further, however, that Z-D shall not be permitted to acquire that certain company set forth in Schedule 4.1(d) of the CNET Disclosure Schedule prior to the Effective Time. Without limiting the foregoing, Z-D shall not, and shall not permit any of its Subsidiaries to, engage in (x) internal reorganizations or consolidations involving existing Subsidiaries of Z-D (other than required in connection with the Spin-Off contemplated by the Distribution Agreement) or (y) the creation of new Subsidiaries of Z-D organized to conduct or continue activities otherwise permitted by this Agreement.

                  (f) No Dispositions.

                  Other than as disclosed in Section 4.2(f) of the Z-D Disclosure Schedule, Z-D shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Z-D) except for the Spin-Off or the Cash Dividend and for sales in the ordinary course of business.

                  (g) Investments; Indebtedness.

                  Z-D shall not, and shall not permit any of its Subsidiaries to, other than as disclosed in Section 4.2(g) of the Z-D Disclosure Schedule, make any loans, advances or capital contributions to, or investments in, any Person, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Z-D or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing (collectively, "Z-D Indebtedness"), except for the financings by Spin Co. that are non-recourse to Z-D and its Subsidiaries (other than Spin Co. and its Subsidiaries) in connection with the Spin-Off and except that Z-D may, with the prior consent of CNET, which will not be unreasonably withheld, enter into and borrow up to $10 million in indebtedness pursuant to a line of credit facility that by its terms is not due until at least six months following the Closing.

                  (h) Tax-Free Qualification.

                  Z-D shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.2)(a) that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code.

                  (i) Compensation.

                  Except as required by law or by the terms of any collective bargaining agreement or other agreement currently in effect between Z-D or any Subsidiary of Z-D and any executive officer or employee thereof, Z-D shall not increase the salary of any director, executive officer or key employee of Z-D or any Significant Subsidiary of Z-D (except in the ordinary course of business consistent with past practice), or make any increase in or commitment to increase any employee benefits or bonuses, accelerate the exercisability of any Z-D Stock Options, provide any current or former employee a cash payment in cancellation of any Z-D Stock Option, make any severance payments, adopt or amend or make any commitment to adopt or amend any Z-D Benefit Plan or any plan, program or arrangement that would be a Z-D Benefit Plan if in effect as of the date hereof or make any contribution, other than regularly scheduled contributions, to any Z-D Benefit Plan. Any option granted or committed to be granted after the date hereof shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

                  (j) Accounting Methods; Income Tax Elections.

                  Except as disclosed in the Z-D SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Z-D shall not change its methods of accounting in effect at December 31, 1999, except as required by changes in GAAP as concurred in by Z-D's independent public accountants. Z-D shall not (i) change its fiscal year, (ii) make or change any Tax election, (iii) change any annual Tax accounting period, (iv) change any method of Tax accounting, (v) file any amended Tax Return, (vi) enter into any closing agreement relating to any Tax, (vii) settle any material Tax claim or assessment, or (viii) surrender any right to claim a Tax Refund, that, individually or in the aggregate, in the United States or elsewhere, would be material to Z-D or the Surviving Corporation.

                  (k) Certain Agreements and Arrangements.

                  Except as set forth in Section 4.2(k) of the Z-D Disclosure Schedule, Z-D shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that (i) provide exclusive rights to any third party, including in any territory; (ii) could, after the Effective Time, reasonably be expected to limit or restrict CNET or any of its Affiliates (including CNET) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or (iii) would be a "material contract" or would have been required to be included in Section 3.2(m) of the Z-D Disclosure Schedule had such contract been in existence on the date of this Agreement.

                  (l) Settlements.

                  Z-D shall not, and shall not permit any of its Subsidiaries to, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, controversy or similar dispute or proceeding.

                  (m) Spin Co.

                  Z-D will not, and will not permit any of its Subsidiaries to, take any action that would result in the representations and warranties contained in Section 3.2(r) being untrue in any respect immediately prior to the Effective Time nor will Z-D or any Subsidiary of Z-D (other than Spin Co.) transfer any property, assets, employees or other rights to Spin Co. or any of its Subsidiaries (other than assets primarily related to Spin Co. and reflected on the Z-D Financial Statements as "net assets of discontinued operations" and cash transfers to Spin Co. that are reflected in Section 5.12).

                  (n) No Related Actions.

                  Z-D will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         4.3      Governmental Filings.

                  Each party shall (a) confer on a reasonable basis with the other and (b) report to the other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Z-D and CNET shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and to the extent permitted by law or regulation or any applicable confidentiality agreement, deliver to the other party copies of all such reports, announcements and publications promptly after such request.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      Preparation of Proxy Statement; Stockholders Meetings.

                  (a) As promptly as reasonably practicable following the date hereof, CNET and Z-D shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the CNET stockholders at the CNET Stockholders Meeting (as defined in Section 5.1(c)) and the matters to be submitted to the Z-D stockholders at the Z-D Stockholders Meeting (defined in Section 5.1(b)) (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and CNET shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of CNET Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"). The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as CNET's prospectus. Each of CNET and Z-D shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby and thereby. CNET and Z-D shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. CNET will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to CNET stockholders, and Z-D will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Z-D's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. CNET shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Merger and each of Z-D and CNET shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the CNET Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to CNET or Z-D, or any of their respective affiliates, officers or directors, should be discovered by CNET or Z-D, which information should be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of CNET and Z-D.

                  (b) Z-D shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of Z-D and CNET (the "Z-D Stockholders Meeting") for the purpose of obtaining the Z-D Stockholder Approval and shall its use reasonable best efforts to solicit the Z-D Stockholder Vote; and the Board of Directors of Z-D shall recommend adoption of this Agreement by the stockholders of Z-D (the "Z-D Recommendation"), and shall not, unless CNET makes a change in the CNET Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to CNET such recommendation or (y) take any action or make any statement (other than any action described in the foregoing clause (x)) in connection with the Z-D Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Z-D Recommendation"); provided, however, any action or statement under clause (y) will not be deemed a Change in the Z-D Recommendation provided
(I) such action or statement is taken or made pursuant to advice from Sullivan & Cromwell, counsel to Z-D, to the effect that such action or statement is required by applicable law, (II) if a Z-D Public Proposal has been made and not rescinded, such action or statement shall not relate to such Z-D Public Proposal other than any factual statement required by any regulatory authority (including the SEC) and shall in any event include a rejection of such Z-D Public Proposal and (III) such action or statement also includes a reaffirmation of the Z-D Board of Directors' approval of the Merger and the other transactions contemplated hereby and recommendation to the Z-D stockholders to adopt this Agreement provided further, however, that, notwithstanding clause (I), (II) or
(III), the Board of Directors of Z-D may make a Change in the Z-D Recommendation pursuant to Section 5.4 hereof. Notwithstanding any Change in the Z-D Recommendation, this Agreement shall be submitted to the stockholders of Z-D at the Z-D Stockholders Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve Z-D of such obligation.

                  (c) CNET shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of CNET and Z-D (the "CNET Stockholders Meeting") for the purpose of obtaining the CNET Stockholder Approval with respect to the transactions contemplated by this Agreement and shall use its reasonable best efforts to solicit the CNET Stockholder Vote, and the Board of Directors of CNET shall recommend approval of the issuance of CNET Common Stock pursuant to this Agreement by the stockholders of CNET (the "CNET Recommendation"), and shall not, unless Z-D makes a Change in the Z-D Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Z-D such recommendation or (y) take any action or make any statement (other than any action described in the foregoing clause (x)) in connection with the CNET Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the CNET Recommendation"); provided, however, any action or statement under clause (y) will not be deemed a Change in the CNET Recommendation provided (I) such action or statement is taken or made pursuant to advice from Simpson Thacher & Bartlett, counsel to CNET, to the effect that such action or statement is required by applicable law, (II) if a CNET Public Proposal has been made and not rescinded, such action or statement shall not relate to such CNET Public Proposal other than any factual statement required by any regulatory authority (including the SEC) and shall in any event include a rejection of such CNET Public Proposal and (III) such action or statement also includes a reaffirmation of the CNET Board of Directors' approval of the Merger and the other transactions contemplated hereby and recommendation to the CNET stockholders to approve the issuance of CNET Common Stock pursuant to this Agreement; provided further, however, that, notwithstanding clause (I),
(II) or (III), the Board of Directors of CNET may make a Change in the CNET Recommendation pursuant to Section 5.4 hereof.

Notwithstanding any Change in the CNET Recommendation, this Agreement shall be submitted to the stockholders of CNET at the CNET Stockholders Meeting for the purpose of approving the issuance of CNET Common Stock pursuant to this Agreement and nothing contained herein shall be deemed to relieve CNET of such obligation.

         5.2      Access to Information.

                  Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws and the HSR Act and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. The parties will hold any such information obtained pursuant to this Section 5.2 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality letter dated June 28, 2000, between Z-D and CNET (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either of CNET or Z-D shall not affect the representations and warranties of the other.

         5.3      Reasonable Best Efforts.

                  (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) taking all reasonable steps as may be necessary to obtain all such Necessary Consents and the Required Approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, as promptly as practicable, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within 10 Business Days of the date hereof), and (ii) all other necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as soon as practicable. Notwithstanding the foregoing, nothing in this Section or the other provisions of this Agreement shall require, or be deemed to require, (x) CNET or Z-D or any of their respective Subsidiaries to agree to divest or hold separate any business or assets or to effect any such divestiture or action, except in each case that the parties agree after consultation is not material and does not affect any of the contemplated benefits of the Merger, (y) CNET or Z-D or any of their Subsidiaries to agree to any restriction or condition on the conduct of their or their Subsidiaries' businesses, except in each case that the parties agree after consultation is not material and does not affect any of the contemplated benefits of the Merger or (z) CNET or Z-D to take any other action if doing so would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CNET after the Merger. Neither Z-D nor CNET shall take or agree to take any action identified in clause (x), (y) or (z) of the immediately preceding sentence without the prior written consent of the other party.

                  (b) Each of Z-D and CNET shall, in connection with the efforts referenced in Section 5.3(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) consult with each other in advance to the extent practicable of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

                  (c) In furtherance and not in limitation of the covenants of the parties contained in Section 5.3(a) and (b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as defined below), or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated hereby, each of Z-D and CNET shall cooperate in all respects with each other and, subject to Section 5.3(a), seek to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied with its obligations under this Section 5.3. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations, (ii) foreign investments or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

                  (d) Each of Z-D and CNET and its respective Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby or thereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

         5.4      Acquisition Proposals.

                  (a) Without limitation on any of such party's other obligations under this Agreement (including under Article IV hereof), each of CNET and Z-D agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries, or any purchase or sale of 20% or more of the consolidated assets (including without limitation stock of its Subsidiaries) of such party and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, the equity securities of such party that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of the total voting power of such party (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other party or an Affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

                  (b) Notwithstanding anything in this Agreement to the contrary, (i) each of CNET and Z-D and its respective Board of Directors shall be permitted to, to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, and
(ii) each of CNET and Z-D and their respective Board of Directors shall be permitted to comply with federal securities laws, and (iii) each of CNET and Z-D or their respective Board of Directors shall be permitted to engage in the matters set forth in clauses (a) (ii) to (iv) above (other than executing or entering into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement) and to make a Change in the CNET Recommendation or a Change in the Z-D Recommendation, as the case may be, in connection with an Acquisition Proposal by any such Person, to the extent that: (x) such Acquisition Proposal was not solicited by such party and such party's Board of Directors, after consultation with outside counsel, determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law; (y) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the subject party promptly notifies the other party of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers; and (z) the Board of Directors of the subject party shall have received from such Person, prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, an executed confidentiality agreement having provisions that are customary in such agreements, as advised by counsel, provided that if such confidentiality agreement contains provisions that are less restrictive than the comparable provision, or omits restrictive provisions, contained in the Confidentiality Agreement, then the Confidentiality Agreement will be deemed to be amended to contain only such less restrictive provisions or to omit such restrictive provisions, as the case may be.

                  (c) Each of Z-D and CNET agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations, and that prior to the time that this Agreement is terminated in accordance with its terms, it will not sign any agreement inconsistent with the consummation of the Merger. Each of CNET and Z-D agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Each of CNET and Z-D agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 5.4. Nothing in this Section 5.4 shall permit CNET or Z-D to terminate this Agreement (except as specifically provided in Article VII hereof) or affect any other obligation of CNET or Z-D under this Agreement. Z-D shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger and CNET shall not submit to the vote of its stockholders any Acquisition Proposal (other than the Merger) that is not a Qualifying Acquisition Proposal.

                  (d) Notwithstanding anything contained in this Agreement to the contrary, CNET shall be permitted to undertake any of the actions set forth in clauses (a) (i) to (iv) relating to any Qualifying Acquisition Proposal (as defined in Section 8.12).

         5.5      Fees and Expenses.

                  Subject to Section 7.2, whether or not the Merger is consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed in connection with the Merger and (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4, which shall be shared equally by CNET and Z-D. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and Form S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby.

         5.6      Directors' and Officers' Indemnification and Insurance.

                  (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in Article VIII of the Amended and Restated Certificate of Incorporation of Z-D and Section 6.4 of the bylaws of Z-D, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of Z-D.

                  (b) CNET shall cause to be maintained in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Z-D (provided that CNET may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters or events occurring prior to the Effective Time to the extent available; provided, however, that in no event shall CNET be required to expend more than an amount per year equal to $750,000 to maintain or procure insurance coverage pursuant hereto; and, provided, further that if the annual premiums of such insurance coverage exceed such amount, CNET shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (c) After the Effective Time, CNET agrees that it will or will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of Z-D, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their duties or actions in their capacity as officers and directors and existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law (and CNET shall, or shall cause the Surviving Corporation to, also advance fees and expenses (including reasonable attorneys' fees) as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides a customary undertaking complying with applicable law to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

                  (d) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to Z-D or any of its officers, directors or employees, it being understood and agreed that the indemnification provided for this Section 5.6 is not prior to or in substitution for any such claims under such policies.

         5.7      Public Announcements.

                  The initial press release pertaining to the transactions contemplated by this Agreement shall be a joint press release and thereafter CNET and Z-D shall consult with each other before issuing communications to employees regarding the transactions contemplated by this Agreement or any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange. Z-D and CNET shall each provide to the other a copy of each press release or other public statement relating to its business reasonably in advance of making such release or statement.

         5.8      Accountant's Letters.

                  Each of Z-D and CNET shall use its reasonable best efforts to cause to be delivered to the other party a letter of its independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the other, in form and substance reasonably satisfactory to the other and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         5.9      Board of Directors.

                  Effective at the Effective Time, CNET shall increase the size of its Board of Directors by adding one directorship and creating one vacancy, and CNET shall elect to its Board of Directors one designee of Z-D Majority Stockholder and one designee of Z-D, in each case reasonably acceptable to the Board of Directors of CNET. If, prior to the first anniversary of the Effective Time, CNET further increases the size of its Board to nine directors, one vacancy shall be filled by a designee appointed by the Board of Directors of CNET who is reasonably acceptable to Z-D Majority Stockholder.

          5.10    Listing of Shares of CNET Common Stock.

                  CNET shall use its reasonable best efforts to cause the shares of CNET Common Stock to be issued in the Merger and the shares of CNET Common Stock to be reserved for issuance upon exercise of the Z-D Stock Options to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Closing Date.

          5.11    Affiliates.

                  Not less than 45 days prior to the date of the Z-D Stockholders Meeting, Z-D shall deliver to CNET a letter identifying all persons who, in the judgment of Z-D, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Z-D, "affiliates" of Z-D for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Z-D shall use its reasonable best efforts to cause each person identified on such list to deliver to CNET not less than 30 days prior to the Effective Time a written agreement in form and substance reasonably satisfactory to CNET and Z-D.

          5.12    The Spin-Off and Cash Dividend.

                  (a) Z-D shall use its reasonable best efforts to consummate the Spin-Off as soon as practicable and in any event prior to the Z-D Stockholders Meeting, in a manner that will not cause a breach of the representation set forth in Section 3.2(r)(ii) hereof. Without limiting the foregoing, to the extent necessary to consummate the Spin-Off prior to the Z-D Stockholders Meeting, Z-D and Spin Co. will reduce or, to the extent necessary, eliminate the borrowings by Spin Co. described in the Spin Co. S-1 as filed with the SEC prior to the date hereof.

                  (b) Prior to the Effective Time, Z-D may declare and pay the Cash Dividend in an aggregate amount of $2.50 per share of Z-D Common Stock, provided that in the event that the Net Cash Transfers (as defined below) from Spin Co. and its Subsidiaries to Z-D after the date hereof are less than $275 million, the amount of the Cash Dividend per share of Z-D Common Stock will be reduced so that the aggregate Cash Dividend paid in respect of all shares of Z-D Common Stock equals the amount of the Net Cash Transfers. As used herein, "Net Cash Transfers" means the sum of (i) the aggregate cash amount transferred by Spin Co. and its Subsidiaries to Z-D after the date hereof in repayment of the net inter-company payable of Spin Co. and its Subsidiaries to Z-D, plus (ii) the aggregate amount of any cash dividends paid by Spin Co. and its Subsidiaries to Z-D after the date hereof, minus (iii) all cash transfers from Z-D or its Subsidiaries to Spin Co. or its Subsidiaries from and after the date of this Agreement and on or prior to the date that the Cash Dividend is declared. Prior to the declaration of the Cash Dividend, Z-D will deliver a certificate of the Chief Financial Officer of Z-D certifying as to the calculation of the amount of the Cash Dividend that is permitted pursuant to this Section 5.12(b) and setting forth such calculation in reasonable detail. If the Net Cash Transfers pursuant to clause (i) are insufficient to repay all net inter-company payables of Spin Co. and its Subsidiaries to Z-D, then Z-D will forgive all remaining net inter-company payables owed by Spin-Co. and its Subsidiaries. Z-D agrees that the Net Cash Transfers will be no less than zero.

                  (c) Z-D and its Subsidiaries will not make any cash transfers to Spin Co. or its Subsidiaries after the date the Cash Dividend is declared.

                  (d) As promptly as practicable following the date hereof, Z-D and Spin Co. shall enter into a distribution agreement with respect to the Spin Off, substantially in the form of the draft dated July 11, 2000 which was previously provided to CNET (except as set forth on Section 5.12(d) of the CNET Disclosure Schedule) with such changes as are reasonably acceptable to CNET and Z-D (the "Distribution Agreement").


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1      Conditions to Each Party's Obligation to Effect the Merger.

                  The respective obligations of Z-D and CNET to effect the Merger and the transactions contemplated hereby are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval.

                  (i) Z-D shall have obtained the Z-D Stockholder Approval and
(ii) CNET shall have obtained the CNET Stockholder Approval.

                  (b) No Injunctions or Restraints; Illegality.

                  No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) HSR Act.

                  The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (d) NASDAQ.

                  The shares of CNET Common Stock to be issued in the Merger and such other shares of CNET Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

                  (e) Effectiveness of the Form S-4.

                  The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (f) Spin-Off and Cash Dividend.

                  The Spin-Off shall have been consummated and, to the extent permitted by Section 5.12, the Cash Dividend shall have been paid.

         6.2      Additional Conditions to Obligations of CNET.

                  The obligation of CNET to effect the Merger and the transactions contemplated hereby is subject to the satisfaction, or waiver by CNET, on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties.

                  (i) The representations and warranties of Z-D set forth in this Agreement that are qualified as to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date) with the same force and effect as if then made and (ii) the representations and warranties of Z-D set forth in this Agreement that are not qualified as to Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) with the same force and effect as if then made, except where the failure of such representations and warranties (other than the representation contained in Section 3.2(b), which shall be true and correct in all material respects) to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Z-D; and CNET shall have received a certificate of a senior executive officer and a senior financial officer of Z-D to such effect.

                  (b) Performance of Obligations of Z-D.

                  Z-D shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and CNET shall have received a certificate of a senior executive officer and a senior financial officer of Z-D to such effect.

                  (c) Tax Opinion.

                  CNET shall have received from Simpson Thacher & Bartlett, counsel to CNET, on the Closing Date, a written opinion to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to CNET shall be entitled to rely upon information, representations and assumptions provided by CNET and Z-D substantially in the form of Exhibits 6.2(c)(1) and 6.2(c)(2), respectively (allowing for such amendments to the representations as counsel to CNET deems reasonably necessary).

                  (d) Solvency of Spin Co.; Cash Received from Spin Co.

                  Z-D shall have delivered to CNET reasonably satisfactory evidence to the effect that Spin Co. was, at the time of the Spin-Off, Solvent.

         6.3      Additional Conditions to Obligations of Z-D.

                  The obligations of Z-D to effect the Merger and the transactions contemplated hereby is subject to the satisfaction, or waiver by Z-D, on or prior to the Closing Date of the following additional conditions:

                  (a) Representations and Warranties.

                  (i) The representations and warranties of CNET and Merger Sub, as applicable, set forth in this Agreement that are qualified as to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date) with the same force and effect as if then made and (ii) the representations and warranties of CNET and Merger Sub, as applicable, set forth in this Agreement that are not qualified as to Material Adverse Effect shall be true and correct in all respects the date of this Agreement and immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) with the same force and effect as if then made, except where the failure of such representations and warranties (other than the representation contained in Section 3.1(b), which shall be true and correct in all material respects) to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CNET; and Z-D shall have received a certificate of a senior executive officer and a senior financial officer of each of CNET and Merger Sub to such effect.

                  (b) Performance of Obligations of CNET and Merger Sub.

                  Each of CNET and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and Z-D shall have received a certificate of a senior executive officer and a senior financial officer of each of CNET and Merger Sub to such effect.

                  (c) Tax Opinion.

                  Z-D shall have received from Sullivan & Cromwell, counsel to Z-D, on the Closing Date, a written opinion to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Z-D shall be entitled to rely upon information, representations and assumptions provided by CNET and Z-D substantially in the form of Exhibits 6.2(c)(1) and 6.2(c)(2), respectively (allowing for such amendments to the representations as counsel to Z-D deems reasonably necessary).

                  (d) CNET Conditions.

                  The conditions set forth in Section 6.2 shall have been satisfied or waived by CNET.


                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

         7.1      Termination.

                  This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties and, except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Z-D or CNET:

                  (a) By mutual written consent of CNET and Z-D;

                  (b) By either Z-D or CNET, if the Effective Time shall not have occurred on or before January 31, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 5.3) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) By either Z-D or CNET, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with and subject to Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with and subject to Section 5.3), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Sections 6.1(c), (d) or (e), as applicable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.3 has been the cause of such action or inaction;

                  (d) By either Z-D or CNET, if the approvals of the stockholders of either CNET or Z-D contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken;

                  (e) By CNET, if Z-D shall have (i) failed to make the Z-D Recommendation or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Z-D Stockholders Meeting in accordance with
Section 5.1(b) or if Z-D shall have failed to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 5.1(a);

                  (f) By Z-D, if CNET shall have (i) failed to make the CNET Recommendation or (ii) materially breached its obligations under this Agreement by reason of a failure to call the CNET Stockholders Meeting in accordance with
Section 5.1(c), or if CNET shall have failed to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 5.1(a);

                  (g) By Z-D, if CNET shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 6.2(a) or (b) are not capable of being satisfied on or before the Termination Date; or

                  (h) By CNET, if Z-D shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 6.3(a) or (b) are not capable of being satisfied on or before the Termination Date.

         7.2      Effect of Termination.

                  (a) In the event of termination of this Agreement by either Z-D or CNET as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of CNET or Z-D or their respective officers or directors (i) except with respect to the second sentence of Section 5.2, Section 5.5, this Section 7.2 and Article VIII, which provisions shall survive such termination, (ii) except that, notwithstanding anything to the contrary contained in this Agreement, neither CNET nor Z-D shall be relieved or released from any liabilities or damages arising out of its willful breach of this Agreement and (iii) except that the non-solicitation agreement between Z- D and CNET dated as of July 14, 2000 (the "Non-Solicit Agreement") shall remain in full force and effect in accordance with its terms.

                  (b) If (A) (I) either party shall terminate this Agreement pursuant to Section 7.1(d) (provided that the basis for such termination is the failure of Z-D to obtain the Z-D Stockholder Approval) or pursuant to Section 7.1(b) without the Z-D Stockholders Meeting having occurred, (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Z-D shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Z-D (a "Z-D Public Proposal") and (III) within twelve months of such termination Z-D or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (for purposes of this clause (III), the term "Acquisition Proposal" shall have the meaning assigned to such term in
Section 5.4(a) except that references to "20%" therein shall be deemed to be references to "40%") or (B) CNET shall terminate this Agreement pursuant to
Section 7.1(e); then Z-D shall promptly, but in no event later than the date of such termination (or in the case of clause (A), if later, the date Z-D or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay CNET an amount equal to $58 million by wire transfer of immediately available funds (less any amounts previously paid or payable by Z-D pursuant to Section 7.2(d)), by wire transfer of immediately available funds).

                  (c) If (A) (I) either party shall terminate this Agreement pursuant to Section 7.1(d) (provided that the basis for such termination is the failure of CNET to obtain the CNET Stockholder Approval) or pursuant to Section 7.1(b) without the CNET Stockholders Meeting having occurred, (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal (other than a Qualifying Acquisition Proposal) with respect to CNET shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of CNET (an "CNET Public Proposal") and (III) within twelve months of such termination CNET or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (for purposes of this clause (III), the term "Acquisition Proposal" shall have the meaning assigned to such term in
Section 5.4(a) except that references to "20%" therein shall be deemed to be references to "40%") or (B) Z-D shall terminate this Agreement pursuant to
Section 7.1(f); then CNET shall promptly, but in no event later than the date of such termination (or in the case of clause (A), if later, the date CNET or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Z-D an amount equal to $105 million (less any amounts previously paid or payable by CNET pursuant to Section 7.2(d)), by wire transfer of immediately available funds.

                  (d) If either party shall terminate this Agreement pursuant to
Section 7.1(d) and the basis for such termination is the failure of CNET to obtain CNET Stockholder Approval, then, if the Z- D Stockholder Approval has been obtained and CNET is not then entitled to terminate this Agreement pursuant to Section 7.1(h), CNET shall (i) pay Z-D an amount equal to $60 million, by wire transfer of immediately available funds and (ii) make an unsecured loan to Z-D in the principal amount of $15 million, such loan to be due and payable in full at Z-D's option in cash or Z-D Common Stock (based on the average closing price during the 30 trading days preceding such repayment) on the earlier of the second anniversary thereof or consummation by any person of an Acquisition Proposal with respect to Z-D, together with interest thereon at the applicable federal rate; provided that no payment or loan shall be made pursuant to this sentence if a termination fee has been paid to Z-D pursuant to Section 7.2(c). If either party shall terminate this Agreement pursuant to Section 7.1(d) and the basis for such termination is the failure of Z-D to obtain the ZD Stockholder Approval, then, if the CNET Stockholder Approval has been obtained and Z-D is not then entitled to terminate this Agreement pursuant to Section 7.1(g), Z-D shall pay CNET an amount equal to $33 million, by wire transfer of immediately available funds; provided that no payment shall be made pursuant to this sentence if a termination fee has been paid to CNET pursuant to Section 7.2(b). CNET and Z-D's rights hereunder are in addition to any rights CNET or Z-D may have under the Voting Agreements.

                  (e) The parties acknowledge that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement; accordingly, if either party fails promptly to pay any amount due pursuant to this Section 7.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 7.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made notwithstanding the provisions of Section 5.5. The parties agree that any remedy or amount payable pursuant to this Section 7.2 shall not preclude any other remedy or amount payable hereunder and shall not be an exclusive remedy for any willful breach of any representation, warranty, covenant or agreement contained in this Agreement.

         7.3      Amendment.

                  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Z-D and CNET, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4      Extension; Waiver.

                  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1      Non-Survival of Representations, Warranties and Agreements.

                  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein (including Section 5.6 and Section 5.9) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

         8.2      Notices.

                  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to CNET to:

                            CNET Networks, Inc.
                            150 Chestnut Street
                            San Francisco, California 94111
                            Fax: (415) 395-9205
                            Attention: Chief Executive Officer

                           with a copy to:

                            Simpson Thacher & Bartlett
                            3373 Hillview Avenue
                            Palo Alto, California 94304
                            Fax: (650) 251-5002
                            Attention: Richard Capelouto, Esq.
                                       Daniel Clivner, Esq.

                  (b)      if to Z-D to:

                            Ziff-Davis Inc.
                            28 East 28th Street
                            New York, New York 10016
                            Fax: (212) 503-4599
                            Attention: Chief Executive Officer

                            with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Fax: (212) 558-3588
                           Attention: Alan J. Sinsheimer, Esq.

         8.3      Interpretation.

                  When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". In addition, each Section of this Agreement is qualified by the matters set forth with respect to such Section on the CNET Disclosure Schedule, the Z-D Disclosure Schedule and the Schedules to this Agreement, as applicable, to the extent specified therein and such other Sections of this Agreement to the extent a matter in such Section is disclosed in such a way as to make its relevance called for by such other Section readily apparent.

         8.4      Counterparts.

                  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         8.5      Entire Agreement; No Third Party Beneficiaries.

                  (a) This Agreement, the Non-Solicit Agreement, the Confidentiality Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.6 (which is intended to be for the benefit of the Persons covered thereby).

         8.6      Governing Law.

                  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that state.

         8.7      Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         8.8      Assignment.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.9      Submission to Jurisdiction; Waivers.

                  Each of CNET and Z-D irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of CNET and Z-D hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of CNET and Z-D hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

         8.10     Enforcement.

                  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.11     Further Assurances.

                  Notwithstanding anything to the contrary herein, any breach by Z-D of a representation, warranty, agreement or covenant other than Sections 3.2(r)(ii), 4.2(m) and 5.12, which breach relates solely to the trade show and conference business that will be the subject of the Spin-Off and which could not reasonably be expected to have any adverse impact on CNET and its Subsidiaries (including Z-D) after the Effective Time, shall not be deemed a breach of such representation, warranty, agreement or covenant.

         8.12     Definitions.

                  As used in this Agreement:

                  (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act.

                  (b) "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

                  (c) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

                  (d) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

                  (e) "known" or "knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

                  (f) "Material Adverse Effect" means, with respect to any entity any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, financial condition or results of operations of such entity and its Subsidiaries taken as a whole or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement.

                  (g) "the other party" means, with respect to Z-D, CNET and, with respect to CNET, Z-D.

                  (h) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  (i) "Qualifying Acquisition Proposal" means any Acquisition Proposal involving CNET or its Subsidiaries (x) which the Board of Directors of CNET concludes in good faith is in the best interests of CNET and could not reasonably be expected to materially delay (including an event referred to in Section 4.1(d)) or interfere with the consummation of the Merger in accordance with the terms of this Agreement and (y) in which all parties to such Acquisition Proposal expressly and unconditionally provide (and to the extent such Acquisition Proposal is publicly disclosed, publicly disclose) that (1) the consummation of the transaction contemplated by such Acquisition Proposal is not conditioned on the cancellation, termination, amendment or other modification of this Agreement, the Merger or the other agreements and transactions contemplated hereby and (2) they will support and seek the consummation of the Merger and the other transactions contemplated hereby.

                  (j) "Solvent" means, when used with respect to any Person, as of any date of determination, that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  (k) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  (l) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any taxing authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation.

                  (m) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  IN WITNESS WHEREOF, CNET, Z-D and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       CNET NETWORKS, INC.


                                       By: /s/ Shelby Bonnie
                                          ------------------
                                           Name: Shelby Bonnie
                                           Title: Chief Executive Officer


                                       ZIFF-DAVIS INC.


                                       By: /s/ Eric Hippeau
                                          ------------------
                                           Name: Eric Hippeau
                                           Title: Chairman and CEO


                                       TD MERGER SUB, INC.


                                       By: /s/ Shelby Bonnie
                                          ------------------
                                          Name: Shelby Bonnie
                                          Title: Chief Executive Officer

                                                               EXHIBIT 6.2(c)(1)

                                [CNET LETTERHEAD]
                                     ADDRESS



                                                                    ______, 2000


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Sullivan & Cromwell
125 Broad Street
New York, New York

Ladies and Gentlemen:

                  We refer to the Agreement and Plan of Merger, dated as of ____, 2000 (the "Agreement") among CNET Networks, Inc., a Delaware corporation ("CNET"), Merger Subsidiary, a Delaware corporation and a direct wholly-owned subsidiary of CNET ("Merger Sub"), and Ziff-Davis Inc., a Delaware corporation ("Z-D"), which provides for the merger (the "Merger") of Merger Sub with and into Z-D on the terms and conditions set forth, the time at which the Merger becomes effective being hereafter referred to as the "Effective Time." It is a condition to the consummation of the Merger that Simpson Thacher & Bartlett, counsel to CNET, and Sullivan & Cromwell, counsel to Z-D, render opinions regarding certain United States federal income tax consequences of the Merger. Capitalized terms not defined herein have the meanings specified in the Agreement.

                  In connection with such opinions to be rendered by each of you, and acknowledging that each of you will rely, with CNET's consent, upon the statements and representations made in this letter in rendering such opinions, the undersigned certifies and represents to each of you on behalf of CNET, after due investigation and inquiry that the statements and representations stated herein are true, correct and complete in all respects at the date hereof and except to the extent written notification to the contrary is received by you before the Effective Time will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

                  1. CNET and Merger Sub have entered into the Merger and will effect the Merger for good and valid business reasons.

                  2. The Z-D Common Stock and the Z-D Net Common Stock will be surrendered pursuant to the Merger in an arm's-length exchange, and the fair market value of CNET Common Stock and cash in lieu of a fractional share of CNET Common Stock received by each Z-D stockholder will be approximately equal to the fair market value of Z-D Common Stock or Z-D Net Common Stock surrendered by such stockholder in the Merger. In connection with the Merger, no holder of Z-D Common Stock or Z-D Net Common Stock will receive in exchange for

Z-D Common Stock or Z-D Net Common Stock, directly or indirectly, any consideration other than CNET Common Stock and cash in lieu of a fractional share thereof.

                  3. As of the Effective Time, neither CNET nor any corporation related to CNET will, in connection with the Merger, (i) be under any obligation, or will have entered into any agreement or understanding, directly or indirectly, to redeem or repurchase any of the CNET Common Stock issued to stockholders of Z-D in the Merger or to make any extraordinary distribution in respect of such CNET Common Stock or (ii) have any plan or intention, directly or indirectly, to reacquire any of the CNET Common Stock issued in the Merger; provided, however, that CNET may adopt an open market stock repurchase program that satisfies the requirements of Revenue Ruling 99-58. After the Merger, no dividends or distributions will be made to the former Z-D stockholders by CNET other than regular, normal dividends or distributions made to all holders of CNET Common Stock. For purposes of this representation letter, two corporations shall be treated as related to one another if immediately prior to or immediately after the Merger, (a) the corporations are members of the same affiliated group (within the meaning of section 1504 of the Code, but determined without regard to section 1504(b) of the Code) or (b) one corporation owns 50% or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50% or more of the total value of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code as modified pursuant to section 304(c)(3)(B) of the
Code). For purposes of this representation, a corporation that is a partner in a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership and as having furnished its share of any consideration furnished by the partnership to acquire the stock, in each case, in accordance with its interest in the partnership.

                  4. Neither CNET nor any corporation related to CNET has any plan or intention, following the Merger: (i) to liquidate Z-D; (ii) to merge Z-D with or into another corporation (except pursuant to the Merger); (iii) to sell or otherwise dispose of shares of the stock of Z-D, except for transfers (including successive transfers) of such stock to corporations controlled by the transferor corporation at the time of such transfer or (iv) to cause Z-D to sell, distribute, transfer or otherwise dispose of any of its assets, or any of the assets it acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers (including successive transfers) of assets to one or more corporations controlled, in the case of each transfer, by the transferor corporation. CNET has no plan or intention to (i) cause Z-D, after the Effective Time, to issue additional shares of stock that would result in CNET losing control of Z-D or (ii) otherwise take any action that could result in CNET losing control of Z-D following the Merger. For purposes of this representation letter, "control" with respect to a corporation shall mean ownership of at least (i) 80% of the total combined voting power of all classes of stock entitled to vote and (ii) 80% of the total number of shares of each other class of stock of the corporation.

                  5. To the best knowledge of the management of CNET, there is no plan or intention on the part of stockholders of Z-D to sell, exchange or otherwise transfer ownership of (including by derivative transactions such as an equity swap which would have the economic effect of a transfer of ownership) any share of CNET Common Stock (other than fractional shares of CNET Common Stock for which holders of CNET Common Stock receive cash in the Merger) to CNET, Z- D or any person related to CNET or Z-D, directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership).

                  6. Following the Merger, CNET will cause Z-D or another member of Z-D's "qualified group" to continue the "historic business" of Z-D or use a "significant portion" of Z-D's "historic business assets" in a business, as such terms are used in Treasury Regulation section 1.368-1(d). For purposes of this representation, Z-D's "qualified group" means, pursuant to Treasury Regulation section 1.368-1(d)(4)(ii), one or more chains of corporations connected through stock ownership with Z-D, but only if Z-D owns directly stock representing control in at least one other corporation, and stock representing control in each of the corporations (except Z-D) is owned directly by one of the other corporations. In addition, Z-D will be treated as owning its proportionate share of Z-D's business assets used in a business of any partnership in which members of Z-D's qualified group either own a significant interest or have active and substantial management functions as a partner with respect to that partnership business.

                  7. Each of CNET and Merger Sub has paid and will pay their respective expenses, if any, incurred in connection with the Merger, except that Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4, will be borne equally by Z-D and CNET. Neither CNET nor Merger Sub has agreed to assume, or will assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of Z-D or any holder of Z-D Common Stock or Z-D Net Common Stock as consideration for the Z-D Common Stock or Z-D Net Common Stock surrendered pursuant to the Merger or any related transaction.

                  8. There is, and at the Effective Time will be, no intercorporate indebtedness existing between CNET and Z-D or between Merger Sub and Z-D that was issued, acquired or will be settled at a discount.

                  9. Neither CNET nor Merger Sub, as the case may be, will (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment or (ii) be a corporation 50% or more of the fair market value of whose total assets are stock or securities and 80% or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of CNET shall be disregarded and CNET shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be a subsidiary of CNET if CNET owns 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all classes of the outstanding stock of such subsidiary. In addition, in determining the fair market value of CNET's total assets for the purposes of making this representation, CNET shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury regulations, any assets acquired (through incurring indebtedness or otherwise) for the purposes of causing CNET to not be characterized as an entity described in (i) or (ii) of the first sentence of this paragraph or causing CNET to meet the requirements of section 368(a)(2)(F)(ii) of the Code.

                  10. None of the compensation to be received by any stockholder-employees of Z-D for services rendered after the Effective Time, and none of the compensation to be received by any stockholder-employees of Z-D from CNET for services rendered either before or after the Effective Time, will be separate consideration for, or allocable to, any of such stockholder-employee's shares of Z-D stock; none of the shares of CNET Common Stock to be received by any stockholder-employees of Z-D in connection with the Merger will be separate consideration for, or allocable to, any employment, consulting or similar agreement or arrangement with respect to services rendered after the Effective Time; and the compensation paid to any stockholder-employees of Z-D for services rendered will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  11. Merger Sub is being formed solely to effect the Merger and it will not conduct any business or other activities other than the issuance of its stock to CNET prior to the Merger. Merger Sub will not have any liabilities that will be assumed by Z-D, and will not transfer to Z-D in the Merger any assets subject to liabilities.

                  12. Pursuant to the Merger, all shares of Z-D Common Stock and Z-D Net Common Stock will be exchanged solely for CNET Common Stock or for cash in lieu of fractional shares of CNET Common Stock that would otherwise be issued to stockholders of Z-D. For purposes of this representation, shares of Z-D Common Stock or Z-D Net Common Stock exchanged for cash or other property originating with CNET or a party related to CNET will be treated as outstanding Z-D Common Stock or Z-D Net Common Stock at the Effective Time.

                  13. Prior to the Merger and through the Effective Time, CNET will be in control of Merger Sub.

                  14. As of the Effective Time neither CNET nor any corporation related to CNET will own beneficially or of record, or will have owned beneficially or of record during the five years preceding the Effective Time, any shares of Z-D Common Stock, Z-D Net Common Stock or other securities, options, warrants or instruments giving the holder thereof the right to acquire Z-D Common Stock, Z-D Net Common Stock or other securities issued by Z-D.

                  15. The CNET Common Stock into which Z-D Common Stock and Z-D Net Common Stock will be converted in the Merger is stock entitled to vote for the directors of CNET and on all other matters put forth to the shareholders of CNET.

                  16. The payment of cash in lieu of fractional shares of CNET Common Stock that would otherwise be issued to stockholders of Z-D in the Merger is solely for the purpose of avoiding the expense and inconvenience to CNET of issuing and transferring fractional shares of CNET Common Stock and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to stockholders of Z-D instead of issuing fractional shares of CNET Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to stockholders of Z-D in exchange for their shares of Z-D Common Stock and Z-D Net Common Stock.

                  17. The undersigned is authorized to make all of the statements and representations set forth herein on behalf of CNET and Merger Sub.


                                       Very truly yours,

                                       CNET Networks, Inc.


                                       By:
                                          ----------------------
                                       Name:
                                       Title:

                                                               EXHIBIT 6.2(c)(2)

                             [ZIFF-DAVIS LETTERHEAD]
                                     ADDRESS



                                                                     _____, 2000


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Sullivan & Cromwell
125 Broad Street
New York, New York

Ladies and Gentlemen:

                  We refer to the Agreement and Plan of Merger, dated as of ____, 2000 (the "Agreement") among CNET Networks Inc., a Delaware corporation ("CNET"), TD Merger, Sub, a Delaware corporation and a direct wholly-owned subsidiary of CNET ("Merger Sub"), and Ziff-Davis Inc., a Delaware corporation ("Z-D"), which provides for the merger (the "Merger") of Merger Sub with and into Z-D on the terms and conditions set forth, the time at which the Merger becomes effective being hereafter referred to as the "Effective Time." It is a condition to the consummation of the Merger that Simpson Thacher & Bartlett, counsel to CNET, and Sullivan & Cromwell, counsel to Z-D, render opinions regarding certain United States federal income tax consequences of the Merger. Capitalized terms not defined herein have the meanings specified in the Agreement.

                  In connection with such opinions to be rendered by each of you, and acknowledging that each of you will rely, with Z-D's consent, upon the statements and representations made in this letter in rendering such opinions, the undersigned hereby certifies and represents to each of you on behalf of Z-D, after due investigation and inquiry that the statements and representations stated herein are true, correct and complete in all respects at the date hereof and except to the extent written notification to the contrary is received by you before the Effective Time will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

                  1. Z-D has entered into the Merger and will effect the Merger for good and valid business reasons.

                  2. The Z-D Common Stock and Z-D Net Common Stock will be surrendered pursuant to the Merger in an arm's-length exchange, and the fair market value of CNET Common Stock and cash in lieu of a fractional share of CNET Common Stock received by each Z-D stockholder will be approximately equal to the fair market value of Z-D Common Stock or Z-D Net Common Stock surrendered by such stockholder in the Merger. In connection with the Merger, no holder of Z-D Common Stock or Z-D Net Common Stock will receive in exchange for their Z-D

Common Stock or Z-D Net Common Stock, directly or indirectly, any consideration other than CNET Common Stock and cash in lieu of a fractional share thereof.

                  3. Z-D, prior to and in connection with the Merger, has neither (i) redeemed, directly or indirectly, any of its stock, nor (ii) made any distributions with respect to its stock, other than the Spinoff and the Cash Dividend. The fair market value of the stock distributed in the Spinoff and the Cash Dividend does not exceed 50% of the total of (i) the fair market value of the stock distributed in the Spinoff, (ii) the Cash Dividend, and, (iii) the fair market value of the CNET Common Stock issued in the Merger. Additionally, prior to and in connection with the Merger, no corporation related to Z-D has acquired Z-D's stock with consideration other than stock of either Z-D or CNET. For purposes of this representation letter, two corporations shall be treated as related to one another if immediately prior to or immediately after the Merger,
(a) the corporations are members of the same affiliated group (within the meaning of section 1504 of the Code, but determined without regard to section 1504(b) of the Code) or (b) one corporation owns 50% or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50% or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of section 318 of the Code as modified pursuant to section 304(c)(3)(B) of the Code). For purposes of this representation, a corporation that is a partner in a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership and as having furnished its share of any consideration furnished by the partnership to acquire the stock, in each case, in accordance with its interest in the partnership.

                   4. To the best knowledge of the management of Z-D, there is no plan or intention on the part of stockholders of Z-D to sell, exchange or otherwise transfer ownership of (including by derivative transactions such as an equity swap which would have the economic effect of a transfer of ownership) any share of CNET Common Stock (other than fractional shares of CNET Common Stock for which holders of CNET Common Stock receive cash in the Merger) to CNET, Z-D or any person related to CNET or Z-D, directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership).

                  5. No assets of Z-D have been sold, transferred or otherwise disposed of so as to prevent Z-D from continuing the "historic business" of Z-D or from using a "significant portion" of Z-D's "historic business assets" in a business following the Merger, as such terms are used in Treasury Regulation section 1.368-1(d). For purposes of this representation, Z-D's "qualified group" means, pursuant to Treasury Regulation section 1.368-1(d)(4)(ii), one or more chains of corporations connected through stock ownership with Z-D, but only if Z-D owns directly stock representing control in at least one other corporation, and stock representing control in each of the corporations (except Z-D) is owned directly by one of the other corporations. In addition, Z-D will be treated as owning its proportionate share of Z-D's business assets used in a business of any partnership in which members of Z-D's qualified group either own a significant interest or have active and substantial management functions as a partner with respect to that partnership business. For purposes of this representation letter, "control" with respect to a corporation shall mean ownership of at least (i) 80% of the total combined voting power of all classes of stock entitled to vote and (ii) 80% of the total number of shares of each other class of stock of the corporation

                  6. Each of Z-D and its stockholders has paid and will pay their respective expenses, if any, incurred in connection with the Merger, and CNET has not agreed to assume, nor will it assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of Z-D Common Stock or Z-D Net Common Stock in connection with or as part of the Merger or any related transaction. Notwithstanding the foregoing,
(i) any liability for transfer taxes incurred by a holder of Z-D Common Stock or Z-D Net Common Stock will be paid by Z-D, and in no event by CNET, and (ii) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4 will be borne equally by Z-D and CNET.

                  7. There is, and at the Effective Time will be, no intercorporate indebtedness existing between CNET and Z-D or between Merger Sub and Z-D that was issued, acquired or will be settled at a discount.

                  8. Z-D will not (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment or (ii) be a corporation 50% or more of the fair market value of whose total assets are stock or securities and 80% or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of Z-D shall be disregarded and Z-D shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be a subsidiary of Z-D if Z-D owns 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all classes of the outstanding stock of such subsidiary. In addition, in determining the fair market value of Z-D's total assets for the purposes of making this representation, Z-D shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury regulations, any assets acquired (through incurring indebtedness or otherwise) for the purposes of causing Z-D to not be characterized as an entity described in (i) or (ii) of the first sentence of this paragraph or causing Z-D to meet the requirements of section 368(a)(2)(F)(ii) of the Code.

                  9. Z-D is not, and at the Effective Time will not be, a debtor under the jurisdiction of a court in a Title 11 or similar case. For purposes of the foregoing, a "Title 11 or similar case" means a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a federal or state court.

                  10. At the Effective Time, the fair market value of the assets of Z-D will equal or exceed the sum of the Z-D's liabilities plus (without duplication) the amount of liabilities, if any, to which its assets are or will be subject.

                  11. None of the compensation to be received by any stockholder-employees of Z-D for services rendered prior to the Effective Time was, or will be, separate consideration for, or allocable to, any of such stockholder-employee's shares of Z-D Common Stock or Z-D Net Common Stock; none of the shares of CNET Common Stock to be received by any stockholder-employees of Z-D in connection with the Merger will be separate consideration for, or allocable to, any employment, consulting or similar agreement or arrangement with respect to services rendered prior to the Effective Time; and the compensation paid to any stockholder-employees of Z-D for services rendered prior to the Effective Time will be for services actually rendered (or to be rendered) and was, or will be, commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  12. Z-D is not currently, and during the five years preceding the Effective Time will not have been, a "United States real property holding corporation." For purposes of the foregoing, a United States real property holding corporation means a corporation in which the fair market value of its United States real property interests equals or exceeds fifty percent of the fair market value of (i) its United States real property interests, (ii) its interests in real property located outside the United States and (iii) any other of its assets which are used or held for use in a trade or business.

                  13. Pursuant to the Merger, all shares of Z-D Common Stock and Z-D Net Common Stock will be exchanged solely for CNET Common Stock or for cash in lieu of fractional shares of CNET Common Stock that would otherwise be issued to stockholders of Z-D. For purposes of this representation, shares of Z-D Common Stock or Z-D Net Common Stock exchanged for cash or other property originating with CNET or a party related to CNET will be treated as outstanding Z-D Common Stock or Z-D Net Common Stock at the Effective Time.

                  14. Z-D has no plan or intention to issue any additional shares of its stock that would cause CNET to own less than (i) 80% of the total combined voting power of all classes of Z-D stock entitled to vote and (ii) 80% of the total number of shares of each other class of stock of Z-D.

                  15. At the Effective Time, Z-D will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Z-D that, if exercised or converted, would affect CNET's acquisition or retention of control of Z-D.

                  16. To the knowledge of Z-D, as of the Effective Time neither CNET nor any corporation related to CNET will own beneficially or of record, or will have owned beneficially or of record during the five years preceding the Effective Time, any shares of Z-D Common Stock, Z-D Net Common Stock or other securities, options, warrants or instruments giving the holder thereof the right to acquire Z-D Common Stock, Z-D Net Common Stock or other securities issued by Z-D.

                  17. There will be no dissenters to the Merger.

                  18. The payment of cash in lieu of fractional shares of CNET Common Stock that would otherwise be issued to stockholders of Z-D in the Merger is solely for the purpose of avoiding the expense and inconvenience to CNET of issuing and transferring fractional shares of CNET Common Stock and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to stockholders of Z-D instead of issuing fractional shares of CNET Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to stockholders of Z-D in exchange for their shares of Z-D Common Stock or Z-D Net Common Stock.

                  19. The undersigned is authorized to make all of the statements and representations set forth herein on behalf of Z-D.


                                       Very truly yours,

                                       Ziff-Davis Inc.


                                       By:
                                          ----------------------
                                       Name:
                                       Title:

                                     ANNEX B

                            2000 CNET NETWORKS, INC.
                              STOCK INCENTIVE PLAN



1.       PURPOSE OF THE PLAN

                  The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.       DEFINITIONS

         The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

                  (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

                  (b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by , or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

                  (c) Award: An Option or Other Stock-Based Award granted pursuant to the Plan.

                  (d) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

                  (e)      Board: The Board of Directors of the Company.

                  (f) Change in Control: The occurrence of any of the following events:

                           (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 50% or more of the combined voting power of the Company's then-outstanding securities;

                           (ii) during any period of twenty-four consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan or (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                           (iii) the consummation of any transaction or series of transactions resulting in a merger or consolidation, in which the Company is involved, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                           (iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly-owned subsidiary.

                  (g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

                  (h)      Committee: The Compensation Committee of the Board.

                  (i)      Company: CNET Networks, Inc., a Delaware corporation.

                  (j)      Effective Date: June 1, 2000.

                  (k) Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the "NASDAQ"), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the

                           NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

                  (l) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

                  (m)      Other Stock-Based Awards: Awards granted pursuant to
                           Section 7 of the Plan.

                  (n) Option: A stock option granted pursuant to Section 6 of the Plan.

                  (o) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

                  (p) Participant: An employee, director or consultant who is selected by the Committee to participate in the Plan.

                  (q) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 7(b) of the Plan.

                  (r) Person: A "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

                  (s)      Plan: The 2000 CNET Networks, Inc. Stock Incentive
                           Plan.

                  (t)      Shares: Shares of common stock of the Company.

                  (u)      Subsidiary: A subsidiary corporation, as defined in
                           Section 424(f) of the Code (or any successor section thereto).

3.       SHARES SUBJECT TO THE PLAN

                  The total number of Shares which may be issued under the Plan is 5,000,000. The maximum number of Shares for which Options (or Award other
Section 7(b)) may be granted during a calendar year to any Participant shall 800,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.       ADMINISTRATION

                  The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.       LIMITATIONS

                  No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.       TERMS AND CONDITIONS OF OPTIONS

                  Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

                  (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

                  (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, provided that, in the case of CNET Europe, S.A., a Subsidiary, Options shall be exercisable for a period of at least twelve
(12) years but not more than fifteen (15) years from the date of grant.

                  (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or
(iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

                  (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

                  (e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.       OTHER STOCK-BASED AWARDS

                  (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non- assessable).

                  (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee
(i) while the outcome for that performance period is substantially uncertain and
(ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment;
(ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins;
(xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs;
(xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be: (x) with respect to Performance-Based Awards that are Options, 800,000 Shares and (y) with respect to Performance-Based Awards that are not Options, $10,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

8.       ADJUSTMENTS UPON CERTAIN EVENTS

                  Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the
Plan:

                  (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options may be granted during a calendar year to any Participant (iii) the maximum amount of a

Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price and/or (v) any other affected terms of such Awards.

                  (b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

9.       NO RIGHT TO EMPLOYMENT OR AWARDS

                  The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10.      SUCCESSORS AND ASSIGNS

                  The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11.      NONTRANSFERABILITY OF AWARDS

                  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

12.      AMENDMENTS OR TERMINATION

                  The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 8 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

13.      INTERNATIONAL PARTICIPANTS

                  With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

14.      CHOICE OF LAW

                   The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

15.      EFFECTIVENESS OF THE PLAN

                  The Plan shall be effective as of the Effective Date.

                                                                         ANNEX C


                       [Letterhead of Lazard Freres & Co.]


                                                 July 18, 2000

The Board of Directors
CNET Networks, Inc.
150 Chestnut St.
San Francisco, CA 94111

Dear Members of the Board:

                  We understand that CNET Networks, Inc (the "Company") and Ziff-Davis, Inc. (the "Subject Company") expect to enter into an Agreement to be dated as of July 19, 2000 (the "Agreement"), pursuant to which the Company will acquire the Subject Company (the "Acquisition"). Pursuant to the Agreement, the Acquisition will be effected by the merger of a wholly owned subsidiary of the Company with and into the Subject Company, with the Subject Company surviving the merger and becoming a wholly owned subsidiary of the Company. In connection with the Acquisition, each issued and outstanding share of Ziff Davis, Inc. - Z-D Common Stock, par value $0.01 per share, of the Subject Company ("Subject Company Common Stock") will be converted into the right to receive 0.3397 shares (the "Subject Company Exchange Ratio") of common stock, par value $0.0001 per share, of the Company ("Company Common Stock"), and each issued and outstanding share of Ziff-Davis, Inc. - Z-D Net Common Stock, par value $0.01 per share, of the Subject Company ("Subject Company Net Common Stock") will be converted into the right to receive 0.5932 shares (the "Subject Company Net Exchange Ratio" and, together with the Subject Company Exchange Ratio, the "Exchange Ratios") of Company Common Stock. The Agreement permits the recapitalization and spin-off of the trade show and conference business subsidiary of the Subject Company and the payment of a cash dividend of $2.50 per share of Subject Company Common Stock in connection therewith (subject to downward adjustment under certain circumstances) prior to the consummation of the Acquisition.

                  You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Consideration to be paid in the Merger pursuant to the Agreement. As used herein, the term "Consideration" means the aggregate number of shares of Company Common Stock to be issued to the holders of Subject Company Common Stock and Subject Company Net Common Stock in the Merger. In connection with this opinion, we have:

         (i) Reviewed the financial terms and conditions of a draft of the Agreement dated July 18, 2000 (the "Draft Agreement");

         (ii) Analyzed certain historical business and financial information relating to the Company and the Subject Company;

         (iii) Reviewed various financial forecasts and other data (including projected cost savings and operating synergies) provided to us by the Company and the Subject Company relating to their respective businesses;

         (iv) Subject Company with respect to the businesses and prospects of the Company and the Subject Company, respectively, the strategic objectives of each, and possible benefits which might be realized following the Acquisition;

         (v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company and the Subject Company;

         (vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company and the Subject Company, and in other industries generally;

         (vii) Reviewed the historical stock prices and trading volumes of the Company's common stock; and

         (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

                  We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or the Subject Company, or concerning the solvency or fair value of either of the foregoing entities. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and the Subject Company as to the future financial performance of the Company and the Subject Company, respectively. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. We have also assumed that the Acquisition will qualify as a tax-free reorganization for United States federal income tax purposes.

                  Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We are not expressing any opinion herein as to the prices at which any securities of the Company or the Subject Company may actually trade at any time, and nor are we expressing any opinion herein as to the relative merits of the Acquisition and the other business strategies that may have been considered by the Company's Board of Directors.

                  In rendering our opinion, we reviewed the Draft Agreement and have assumed that the final form of the Agreement that the parties will execute will not differ in any material respect from that draft. We have further assumed that the Acquisition will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Acquisition will not have an adverse effect on the Company.

                  Our opinion only addresses the fairness, from a financial point of view, to the Company of the Consideration, and we do not express any views on any other terms of the Agreement or any other agreement or arrangement between the parties and/or their stockholders.

                  Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Acquisition and will receive a fee for our services a substantial portion of which is contingent upon the completion of the Acquisition. Lazard Freres & Co. LLC provides a full range of financial advisory and securities services and, in the ordinary course of our business, we and our affiliates may trade the securities of the Company and the Subject Company for our own account and for the accounts of our customers, and, accordingly, may at any time hold a long or short position in such securities.

                  Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and does not constitute a recommendation to any person as to how to vote with respect to the Acquisition, and should not be relied upon by any person as such. It is understood that, except for the reproduction of this letter in its entirety in the registration statement and related proxy statement-prospectus required to be provided to the holders of Company Common Stock, this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

                  This opinion is given pursuant to the engagement letter between us and the Company dated June 1, 2000, and is governed by the laws of the State of New York. It may only be relied upon subject to the assumptions and qualifications described herein, including the express condition that it is governed by the laws of the State of New York.

                  Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid is fair to the Company from a financial point of view.

                                       Very truly yours,

                                       LAZARD FRERES & CO. LLC


                                       By: /s/ Paul J.S. Haigney
                                          ----------------------
                                          Paul J.S. Haigney
                                          Managing Director

                                                                         ANNEX D



                [Letterhead of Morgan Stanley & Co. Incorporated]



                                                 July 18, 2000


Board of Directors
Ziff-Davis Inc.
28 East 28th Street
New York, NY 10016

Members of the Board:

                  We understand that Ziff-Davis Inc. ("Ziff-Davis"), CNET Networks, Inc. ("CNET") and TD Merger Sub, a wholly owned subsidiary of CNET ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated July 17, 2000 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Ziff-Davis. Pursuant to the Merger, (i) Ziff-Davis will become a wholly owned subsidiary of CNET, (ii) each outstanding share of ZD Common Stock, par value $0.01 per share (the "ZD Common Stock"), other than shares held by CNET or Merger Sub, will be converted into the right to receive
0.3397 shares of common stock, par value $0.0001 per share (the "CNET Common Stock"), of CNET (the "ZD Consideration") and (iii) each outstanding share of ZDNet Common Stock, par value $0.01 per share (the "ZDNet Common Stock", and together with the ZD Common Stock, the "Common Stock"), other than shares held by CNET or Merger Sub, will be converted into the right to receive 0.5932 shares of CNET Common Stock (the "ZDNet Consideration" and, together with ZD Consideration, the "Consideration"). The ZDNet Common Stock is intended to track the performance of Ziff-Davis' ZDNet division ("ZDNet"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

                  You have asked for our opinion as to whether the Consideration to be received by the holders of shares of ZD Common Stock and ZDNet Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                  For purposes of the opinion set forth herein, we have:

         (i) reviewed certain publicly available financial statements and other information of Ziff-Davis, ZDNet and CNET;

         (ii) reviewed certain internal financial statements and other financial and operating data concerning Ziff-Davis and ZDNet prepared by the management of Ziff-Davis;

         (iii) reviewed certain publicly available financial projections for ZDNet and CNET contained in certain securities analysts' research reports that were recommended for review by the managements of Ziff-Davis and CNET, respectively;

         (iv) discussed the past and current operations and financial condition and the prospects of Ziff-Davis and ZDNet, including information relating to the strategic, financial and operational benefits anticipated from the Merger, with senior executives of Ziff-Davis and ZDNet;

         (v) discussed the past and current operations and financial condition and the prospects of CNET, including information relating to the strategic, financial and operational benefits anticipated from the Merger, with senior executives of CNET;

         (vi) reviewed the reported prices and trading activity for the ZD Common Stock, the ZDNet Common Stock and the CNET Common Stock;

         (vii) compared the financial performance of ZDNet and CNET and the prices and trading activity of the ZDNet Common Stock and the CNET Common Stock with that of certain other comparable publicly-traded companies and their securities;

         (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

         (ix) participated in discussions and negotiations among representatives of Ziff-Davis and CNET and their financial and legal advisors;

         (x)      reviewed the Merger Agreement and certain related documents;

         (xi) considered such other factors and performed such other analyses as we have deemed appropriate.

                  We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. As you are aware, we were not provided with projections or forecasts of future financial performance of ZDNet or CNET. Instead, for purposes of our analysis, we have relied with your consent on the estimates of certain securities analysts' research reports that were recommended for review by the managements of Ziff-Davis and CNET, respectively. We have relied upon the assessment by the managements of Ziff-Davis and CNET of their ability to retain key employees of Ziff-Davis and CNET. We have also relied upon, without independent verification, the assessment by the managements of Ziff-Davis and CNET of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of ZDNet and CNET; and (iii) the validity of, and risks associated with, ZDNet's and CNET's existing and future technologies, services or business models. We have not made any independent valuation or appraisal of the assets or liabilities or technology of Ziff-Davis, nor have we been furnished with any such appraisals. Morgan Stanley has assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed Merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived from the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including that (i) the Spin-Off and the Cash Dividend

(each as defined in the Merger Agreement) will be consummated prior to the Merger and (ii) the Merger will be treated as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986. With your consent, Morgan Stanley assumed for purposes of considering the relationship between the exchange ratio for the ZD Common Stock and the exchange ratio for the ZDNet Common Stock that the net value of all of the assets and liabilities of the ZD division of Ziff-Davis (excluding ZD's retained interest in ZDNet and the impact of stock options) was equal to $55 million (i.e., the amount determined by the Ziff-Davis Board of Directors and the special committee of that Board of Directors). With your consent, Morgan Stanley also assumed that there would be no tax consequences to holders of shares of ZD Common Stock and ZDNet Common Stock in connection with the Merger. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

                  We have acted as financial advisor to the Board of Directors of Ziff-Davis in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Ziff-Davis and CNET and have received fees for the rendering of these services.

                  It is understood that this letter is for the information of the Board of Directors of Ziff-Davis only and may not be used for any other purpose without our prior written consent. This opinion does not in any manner address the prices at which the CNET Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the holders of ZD Common Stock, ZDNet Common Stock or CNET Common Stock should vote at the shareholders' meetings held in connection with the Merger.

                  Based on the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of ZD Common Stock and ZDNet Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED



                                       By: /s/ Stuart J. Epstein
                                          ----------------------
                                          Stuart J. Epstein
                                          Managing Director

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         The Registrant's bylaws and certificate of incorporation provide for the mandatory indemnification of its directors, officers, and to the extent authorized by the board of directors, employees and other agents, to the maximum extent permitted by the Delaware General Corporation Law, and CNET has entered into agreements with its officers, directors and certain key employees implementing such indemnification.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following exhibits are filed herewith or incorporated herein by reference:


       EXHIBIT
       NUMBER          DESCRIPTION

         2.1 Agreement and Plan of Merger, dated as of July 19, 2000, among the Registrant, CNET Networks, Inc., Ziff-Davis Inc. and TD Merger Sub, Inc. (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).

         3.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended 1999 and incorporated herein by reference).

         3.2 Restated By-Laws of the Registrant (filed as Exhibit 3.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference).

         *5.1 Opinion of Simpson Thacher & Bartlett regarding legality of securities being registered.

         *8.1 Opinion of Simpson Thacher & Bartlett regarding certain U.S. income tax aspects of the Merger.

         *8.2 Opinion of Sullivan & Cromwell regarding certain U.S. income tax aspects of the Merger.

       EXHIBIT
       NUMBER          DESCRIPTION

         10.1 Stock Option Plan adopted by the board of directors of CNET dated August____, 2000 (included as Annex B to the proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference).

        *23.1 Consent of Simpson Thacher & Bartlett (to be included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.1, respectively, and incorporated herein by reference).

        *23.2 Consent of Sullivan & Cromwell (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).

         23.3 Consent of Lazard Freres & Co. (included as part of its opinion attached as Annex C to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).

        *23.4     Consent of Morgan Stanley & Co. Incorporated.

         23.5     Consent of PricewaterhouseCoopers.

         23.6     Consent of KPMG LLP.

         24.1 Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

         99.1 Opinion of Lazard Freres & Co. (included as Annex C to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).

         99.2 Opinion of Morgan Stanley & Co. Incorporated (included as Annex D to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).

         99.3 Stockholder Agreement, dated as of July 19, 2000, among CNET Networks, Inc., Softbank America Inc. and Softbank Corp. (filed as Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated July 21, 2000 and incorporated herein by reference).

         99.4 Voting Agreement, dated as of July 19, 2000, among CNET Networks, Inc., Softbank America Inc. and TD Merger Sub, Inc. (filed as Exhibit 99.3 to the Registrant's Current Report on Form 8-K dated July 21, 2000 and incorporated herein by reference).

         99.5 Voting Agreement, dated as of July 19, 2000, between Ziff-Davis, Inc. and Shelby Bonnie (filed as Exhibit 99.4 to the Registrant's Current Report on Form 8-K dated July 21, 2000 and incorporated herein by reference).

         99.6 Voting Agreement, dated as of July 19, 2000, between Ziff-Davis, Inc. and Halsey Minor (filed as Exhibit 99.5 to the Registrant's Current Report on Form 8-K dated July 21, 2000 and incorporated herein by reference).

        *99.7     Form of Proxy of CNET Networks, Inc.

        *99.8     Form of Proxy of Ziff Davis Inc.

        *99.9 Form of Affiliate Agreement to be executed by affiliates of Ziff-Davis, Inc.

----------
         * To be filed by amendment.

         (b)-(c) All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable and therefore have been omitted.

ITEM 22. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

         (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request; and

         (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON AUGUST 15, 2000.

                                       CNET Networks, Inc.


                                       By: /s/ SHELBY BONNIE
                                          ----------------------------
                                       Name: Shelby Bonnie
                                       Title: Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Shelby W. Bonnie and Douglas N. Woodrum and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.




                  Signature                                        Title                               Date
                  ---------                                        -----                               ----
/s/ HALSEY M. MINOR                           Chairman of the Board                               August 15, 2000
----------------------------------
   Halsey M. Minor

/s/ SHELBY  W. BONNIE                         Chief Executive Officer                             August 15, 2000
----------------------------------
   Shelby W. Bonnie

/s/ RICHARD M. MARINO                         President                                           August 15, 2000
----------------------------------
    Richard M. Marino

/s/ DOUGLAS  N. WOODRUM                       Director, Executive Vice President and              August 15, 2000
----------------------------------            Chief Financial Officer
   Douglas N. Woodrum

/s/ JOHN C. "BUD" COLLIGAN                    Director                                            August 15, 2000
----------------------------------
   John C. "Bud" Colligan

/s/ MITCHELL KERTZMAN                         Director                                            August 15, 2000
----------------------------------
   Mitchell Kertzman

/s/ ERIC ROBINSON                             Director                                            August 15, 2000
----------------------------------
   Eric Robinson

/s/ DAVID P. OVERMYER                         Vice President, Finance and Administration          August 15, 2000
----------------------------------            (Principal Accounting Officer)
   David P. Overmyer

                                  EXHIBIT INDEX

        EXHIBIT
        NUMBER             DESCRIPTION
        -------            -----------
          2.1     Agreement and Plan of Merger, dated as of July 19, 2000, among the Registrant, Ziff-Davis Inc, and TD Merger Sub, Inc.
                  (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).

          3.1     Amended and Restated Certificate of Incorporation of the
                  Registrant (filed as Exhibit 1 to the Registrant's Annual
                  Report on Form 10-K for the fiscal year ended 1999 and incorporated herein by reference).

          3.2     Restated By-Laws of the Registrant (filed as Exhibit 3.4 the
                  Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference).

         *5.1 Opinion of Simpson Thacher & Bartlett regarding legality of securities being registered.

         *8.1     Opinion of Simpson Thacher & Bartlett regarding certain U.S.
                  income tax aspects of the Merger.

         *8.2 Opinion of Sullivan & Cromwell regarding certain U.S. income tax aspects of the Merger.

         10.1 Stock Option Plan adopted by the board of directors of CNET dated August____, 2000 (included as Annex B to the proxy statement/prospectus forming a part of this Registration
                  Statement and incorporated herein by reference).

        *23.1 Consent of Simpson Thacher & Bartlett (to be included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.1, respectively, and incorporated herein by reference).

        *23.2 Consent of Sullivan & Cromwell (to be included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).

         23.3 Consent of Lazard Freres & Co. (included as part of its opinion attached as Annex C to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).

        *23.4     Consent of Morgan Stanley & Co. Incorporated.

         23.5     Consent of PricewaterhouseCoopers.

         23.6     Consent of KPMG LLP.

         24.1     Power of Attorney (included on the signature page of this Form
                  S-4 and incorporated herein by reference).

         99.1 Opinion of Lazard Freres & Co. (included as Annex C to the proxy statement/prospectus forming a part of this Registration
                  Statement and incorporated herein by reference).

         99.2     Opinion of Morgan Stanley & Co. Incorporated (included as
                  Annex D to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).

         99.3     Stockholder Agreement, dated as of July 19, 2000, among CNET
                  Networks, Inc., Softbank America Inc. and Softbank Corp.
                  (filed as Exhibit 99.2 to the Registrant's Current Report on
                  Form 8-K dated July 21, 2000 and incorporated herein by reference).

         99.4     Voting Agreement, dated as of July 19, 2000, among CNET
                  Networks, Inc., Softbank America Inc. and TD Merger Sub, Inc.
                  (filed as Exhibit 99.3 to the Registrant's Current Report on
                  Form 8-K dated July 21, 2000 and incorporated herein by reference).

         99.5     Voting Agreement, dated as of July 19, 2000, between
                  Ziff-Davis, Inc. and Shelby Bonnie (filed as Exhibit 99.4 to the Registrant's Current Report on Form 8-K dated July 21,
                  2000 and incorporated herein by reference).

         99.6     Voting Agreement, dated as of July 19, 2000, between
                  Ziff-Davis, Inc. and Halsey Minor (filed as Exhibit 99.5 to the Registrant's Current Report on Form 8-K dated July 21,
                  2000 and incorporated herein by reference).

        *99.7     Form of Proxy of CNET Networks, Inc.

        *99.8     Form of Proxy of Ziff-Davis Inc.

        *99.9 Form of Affiliate Agreement to be executed by affiliates of Ziff-Davis, Inc.

----------
      * To be filed by amendment.